CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                          Dated as of November 6, 2003

                            ACA ABS 2003-2, LIMITED,
                                    as Issuer

                             ACA ABS 2003-2, L.L.C.,
                                  as Co-Issuer

                        LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee

                                       and

                CDC IXIS FINANCIAL GUARANTY NORTH AMERICA, INC.,
                                   as Insurer

--------------------------------------------------------------------------------

                                    INDENTURE

--------------------------------------------------------------------------------

                                    CONTENTS

Section                                                                                           Page

                                       -i-

   Section 5.9    Unconditional Rights of Noteholders to Receive Principal and Interest and
                  Insurer to receive Class A-1SW Accrued Insurance Liabilities and Class A-1SW

                                      -ii-

   Section 9.3    Notice of Auction Call Redemption, Optional Redemption or Tax Redemption or

   Section 10.2   Principal Collection Account; Interest Collection Account; Custodial Account;
                  Synthetic Security Counterparty Account; Synthetic Security Issuer Account;

                                      -iii-

Schedules

Schedule A        Schedule of Closing Collateral Debt Securities
Schedule B        LIBOR Formula

                                      -iv-

Schedule C    Diversity Score Formula
Schedule D    Weighted Average Lives
Schedule E    Loss Scenario/Recovery Rate Matrices
Schedule F    Standard & Poor's Asset Classes
Schedule G    Fitch Sectors and Subsector Classifications
Schedule H    Auction Procedures
Schedule M    Moody's Notching Methodology for Certain Asset Classes
Schedule N    Asset Classes Not Eligible for Notching by Standard & Poor's
Schedule Y    Asset Classes Eligible for Notching by Standard & Poor's
Schedule Z    Fitch Reporting
Schedule AA   MBIA Reporting
Schedule AB   Servicer Categories

Exhibits

Exhibit A-1   Form of Regulation S Global Note
Exhibit A-2   Form of Restricted Global Note
Exhibit B     Form of Definitive Note
Exhibit C-1   Form of Rule 144A Transfer Certificate
Exhibit C-2   Form of Regulation S Transfer Certificate
Exhibit C-3   Form of Class C Investor Certificate
Exhibit D     Form of Funding Certificate
Exhibit E-1   Form of Corporate Opinion of Schulte Roth & Zabel LLP
Exhibit E-2   Form of Security Interest Opinion of Schulte Roth & Zabel LLP
Exhibit F     Form of Opinion of Maples and Calder
Exhibit G     Form of Opinion of Counsel to the Collateral Manager
Exhibit H-1   Form of Opinion of Counsel to the Trustee
Exhibit H-2   Form of Opinion of Special Counsel to the Trustee
Exhibit H-3   Form of Opinion of Special Illinois Counsel to the Trustee
Exhibit I     Form of Investor Certification
Exhibit J     Form of Opinion of Counsel to the Hedge Counterparty

                                       -v-

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

THIS INDENTURE, dated as of November 6, 2003, among:

          ACA ABS 2003-2, LIMITED, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the "Issuer");

          ACA ABS 2003-2, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Co-Issuer," and together with the Issuer, the "Co-Issuers");

          LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors in the trusts hereunder, the "Trustee"); and

          CDC IXIS FINANCIAL GUARANTY NORTH AMERICA, INC., a New York stock insurance company (together with its permitted successors and assigns, the
"Insurer").

                              PRELIMINARY STATEMENT

          The Co-Issuers are duly authorized to execute and deliver this
Indenture to provide for the issuance of the Notes as provided in this
Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Noteholders, the Hedge Counterparties, the
Collateral Manager, the Structuring Agent, the Insurer, the Collateral
Administrator and the Trustee (collectively, the "Secured Parties"). The
Co-Issuers and the Insurer are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          All things necessary to make this Indenture a valid agreement of the
Co-Issuers in accordance with its terms have been done.

                                GRANTING CLAUSES

          The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of the Issuer's right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than
Excepted Property) of any type or nature owned by the Issuer, including (a) the
Collateral Debt Securities and Equity Securities (listed, as of the Closing
Date, in the Schedule of Closing Collateral Debt Securities) which the Issuer causes to be delivered to the Trustee (directly or through a Securities
Intermediary) herewith, all payments thereon or with respect thereto, the
Custodial Account and all Collateral Debt Securities and Equity Securities which are delivered to the Trustee (directly or through a Securities Intermediary)
after the Closing Date pursuant to the terms hereof (including the Collateral
Debt Securities and Equity Securities listed, as of the Effective Date, on the schedule of Collateral Debt Securities delivered by the Issuer pursuant to
Section 7.18(e)) and all payments thereon or with respect thereto, (b) the
Accounts and Eligible

Investments purchased with funds on deposit in said accounts and all income from the investment of funds therein, (c) any Synthetic Security Issuer Account and
Eligible Investments purchased with funds on deposit in said accounts, (d)
income from the investment of funds in any Synthetic Security Counterparty
Account, (e) the Hedge Agreements, (f) the Collateral Management Agreement, the
Structuring Agent Agreement, the Collateral Administration Agreement, the Class
A-1SD Note Purchase Agreement and the Subscription Agreements, (g) the Class
A-1SW Insurance Documents (which are for the benefit and security of the Holders of Insured Notes only), (h) all Cash and Money delivered to the Trustee
(directly or through a Securities Intermediary) and (i) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the "Collateral"). Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Notes and under each Hedge Agreement in accordance with their respective terms, (ii)
the payment of all other sums payable under this Indenture (including the
Collateral Management Fee, the Structuring Agent Fee and all amounts payable to the Collateral Manager under the Collateral Management Agreement and to the
Structuring Agent under the Structuring Agent Agreement) and the Class A-1SW
Insurance Documents and (iii) compliance with the provisions of this Indenture and each Hedge Agreement, all as provided in this Indenture (collectively, the
"Secured Obligations").

          Except to the extent otherwise provided in this Indenture, the Issuer does hereby by way of security constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the
Issuer or otherwise), to exercise all rights of the Issuer with respect to the
Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured
Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee's interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

          Except to the extent otherwise provided in this Indenture, this
Indenture shall constitute a security agreement under the laws of the State of
New York applicable to agreements made and to be performed therein. Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured
Parties or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of
New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply

                                      -2-

[**] CONFIDENTIAL TREATMENT REQUESTED

any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

          It is expressly agreed that, anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by the Issuer thereunder, all in accordance with and pursuant to the terms and provisions thereof, and, except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to the Trustee or to which the Trustee may be entitled at any time or times.

          The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as a purchaser of
Collateral as custodian on behalf of the Issuer and, second, to refer to the
Trustee as secured party on behalf of the Secured Parties, provided that the
Grant made by the Issuer to the Trustee pursuant to the Granting Clauses hereof shall apply to any Collateral bearing such designation.

          The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein to the best of its ability such that the interests of the Secured Parties may be adequately and effectively protected.

          None of the Trustee, the Noteholders or the other Secured Parties shall have any legal, equitable or beneficial interest in or claim to (i) the
Preference Share Payment Account (as defined in the Preference Share Paying and
Transfer Agency Agreement) or any amounts on deposit therein or (ii) any assets of the Co-Issuer.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

          Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

          "ABS Franchise Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from franchise loans, generally having the following characteristics: (1) the loans represent obligations of franchisees to franchisors; (2) the loan is secured by franchisees'

                                      -3-

[**] CONFIDENTIAL TREATMENT REQUESTED

assets; (3) repayment thereof can vary substantially from the contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors; and (4) the loans represent obligations from a limited number of obligors and accordingly represent an undiversified pool of obligor credit risk.

          "ABS Residential Securities" means (1) Home Equity Loan Securities;
(2) Manufactured Housing Securities; (3) Residential A Mortgage Securities; (4)
Residential B/C Mortgage Securities; (5) Timeshare Securities; and (6) any other type of Asset-Backed Securities that becomes a Specified Type after the date hereof and is designated as an "ABS Residential Security" in connection therewith.

          "ABS Type Diversified Securities" means (1) Automobile Securities; (2)
Car Rental Receivable Securities; (3) Credit Card Securities; (4) Equipment
Leasing Securities; (5) Student Loan Securities; and (6) any other type of
Asset-Backed Securities that become a Specified Type after the date hereof and is designated as "ABS Type Diversified Securities" in connection therewith.

          "ABS Type Undiversified Securities" means each Specified Type of
Asset-Backed Securities, other than (a) ABS Type Diversified Securities or (b)
ABS Residential Securities; and any other type of Asset-Backed Securities that becomes a Specified Type after the date hereof and is designated as "ABS Type
Undiversified Securities" in connection therewith.

          "ACA Services" means American Capital Access Service Corporation, a
Delaware Corporation.

          "Accelerated Payment Date" has the meaning specified in Section
5.5(a).

          "Account" means any of the Interest Collection Account, the Unused
Proceeds Account, each Synthetic Security Issuer Account, each Synthetic
Security Counterparty Account, the Principal Collection Account, the Payment
Account, the Expense Account, the Custodial Account and each Hedge Counterparty
Collateral Account, the Class A-1SW Insurance Account and any subaccount thereof that the Trustee deems necessary or appropriate.

          "Account Control Agreement" means the Account Control Agreement, dated as of the Closing Date, among the Issuer, the Trustee and the Custodian.

          "Accountants' Report" means a report or letter of a firm of
Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.9(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer or the Collateral Manager.

          "Act" and "Acts of Securityholders" have the meanings specified in
Section 14.2(a).

          "Additional Coverage Test" means, for so long as any Class C Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Effective Date

                                      -4-

[**] CONFIDENTIAL TREATMENT REQUESTED

and during the Reinvestment Period if the Class C Overcollateralization Ratio on
such Measurement Date is equal to or greater than [**].

          "Administration Agreement" means the Administration Agreement, dated as of the Closing Date, between the Administrator and the Issuer, as modified and supplemented and in effect from time to time.

          "Administrative Expenses" means amounts due or accrued with respect to any Payment Date and payable by the Issuer or the Co-Issuer to (i) the Trustee pursuant to Section 6.8 or any co-trustee appointed pursuant to Section 6.13,
(ii) the Collateral Administrator under the Collateral Administration Agreement,
(iii) the Preference Share Paying Agent, the Preference Share Transfer Agent and
the Share Registrar under the Preference Share Paying and Transfer Agency
Agreement, (iv) the Administrator under the Administration Agreement and to provide for the costs of liquidating the Co-Issuers following redemption of the
Notes, (v) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Co-Issuers) and any registered office fees, (vi) the Rating Agencies for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any rating of or credit estimate of (including surveillance of such credit estimates) the Collateral Debt Securities, (vii) the Collateral Manager under this Indenture and the Collateral Management Agreement, (viii) any other Person in respect of any governmental fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee) and (ix) any other Person in respect of any other fees or expenses permitted under this Indenture and the Preference Share
Documents and the documents delivered pursuant to or in connection with this
Indenture and the Securities, provided that Administrative Expenses shall not include (a) amounts payable in respect of the Securities, (b) amounts payable under the Hedge Agreements, (c) any Collateral Management Fee payable pursuant to the Collateral Management Agreement, (d) any Structuring Agent Fee payable pursuant to the Structuring Agent Agreement and (e) amounts payable in respect of Administrative Indemnities.

          "Administrative Indemnities" means amounts due or accrued with respect to any Payment Date and payable by the Issuer or the Co-Issuer to (i) the
Trustee (or any co-trustee) in respect of any indemnification payments
(including expenses relating to indemnification obligations) owed to it pursuant to Section 6.8(a)(iii) hereof, (ii) the Collateral Administrator in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Collateral Administration Agreement,
(iii) the Collateral Manager in respect of any indemnification payments
(including expenses relating to indemnification obligations) owed to it pursuant to the Collateral Management Agreement, (iv) the Preference Share Paying Agent,
the Preference Share Transfer Agent and the Share Registrar in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Preference Share Paying Agency and
Transfer Agreement, (v) the Initial Purchaser in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Purchase Agreement, (vi) the Preference Share Placement Agent in
respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Preference Share
Placement Agreement, (vii) the Insurer in respect of any Class A-1SW Accrued

                                      -5-

[**] CONFIDENTIAL TREATMENT REQUESTED

Insurance Liabilities incurred in respect of any indemnification obligations
(including expenses relating to indemnification obligations) pursuant to Section
3.04 (except as provided below) of the Class A-1SW Insurance Agreement or
Sections 6 and 7 of the Insurance Indemnification Agreement, and (viii) any other Person in respect of any indemnification payments (including expenses relating to indemnification obligations owed to it) to the extent specifically permitted under this Indenture or the Transaction Agreements. Fees and expenses of counsel with respect to indemnification obligations shall be Administrative
Indemnities. For the avoidance of doubt, Administrative Indemnities shall not include (i) reimbursement of insured amounts, (ii) premium payments and (iii)
certain other actual costs payable to the Insurer in connection with the enforcement, defense or preservation of any of the Insurer rights under the
Transaction Agreements in accordance with Sections 3.01(a)(ii)(2), 3.04(a)(iii),
3.04(a)(iv) and 3.04(a)(v) of the Insurance and Indemnity Agreement, provided that amounts described in clause (iii) shall be payable to the Insurer, first, from amounts available under Section 11.1(a)(i)(B) (pro rata with other amounts payable in respect of Administrative Indemnities) and, second, if an Event of
Default has occurred and continuing, from amounts available under Section
11.1(a)(i)(E)(c) (and the amounts payable thereunder may include up to [**] in respect of costs of the Insurer accrued prior to an Event of Default).

          "Administrator" means Maples Finance Limited and any successor thereto appointed under the Administration Agreement.

          "Aerospace and Defense Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of vessels and telecommunications equipment to businesses for use in the provision of goods or services to consumers, the military or the government, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear;
and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by other assets of the lessee or sublessee or guarantees granted by third parties. Aerospace and Defense Securities include
Enhanced Equipment Trust Certificates.

          "Affiliate" or "Affiliated" means, with respect to a specified Person,
(a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other
Person who is a director, Officer, employee, member or general partner of (a)
such Person or (b) any such other Person described in clause (a) above. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, provided that no other special purpose company to

                                      -6-

[**] CONFIDENTIAL TREATMENT REQUESTED

which the Administrator provides directors and acts as share trustee shall be an
Affiliate of the Issuer.

          "Aggregate Amortized Cost" means, with respect to any Interest-Only
Security or Principal Only Security, (a) on the date of acquisition thereof by the Issuer, the cost of purchase thereof and (b) on any date thereafter, the present value of all remaining payments on such security discounted to such date of determination as of each subsequent Payment Date at a discount rate per annum equal to the internal rate of return on such security as calculated in good faith and in the exercise of reasonable business judgment by the Collateral
Manager at the time of acquisition thereof by the Issuer.

          "Aggregate Outstanding Amount" means, (a) when used with respect to any of the Notes at any time or with respect to any Class of Notes, the aggregate principal amount of such Notes Outstanding at such time and (b) when used with respect to any of the Preference Shares at any time, the number of such Preference Shares outstanding at such time multiplied by the Issue Price thereof; provided that, in determining whether the Holders of the requisite
Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote hereunder, (x) Collateral Manager
Securities shall be disregarded and deemed not to be Outstanding (except with respect to any vote, consent or objection to a replacement Collateral Manager, to the extent provided in the Collateral Management Agreement) with respect to any vote or consent of the Holders on any assignment or termination of the
Collateral Management Agreement (including the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement), or any amendment or other modification of the Collateral Management Agreement or this
Indenture increasing the rights or decreasing the obligations of the Collateral
Manager, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Securities that an Officer of the Trustee knows to be Collateral Manager Securities shall be so disregarded. Except as otherwise provided herein, the Aggregate Outstanding Amount of the Class A-1SD Notes at
any time shall be deemed to be zero until the Delayed Draw Closing has occurred.

          "Aggregate Principal Balance" means, when used with respect to any
Pledged Securities as of any date of determination, the sum of the Principal
Balances on such date of determination of all such Pledged Securities.

          "Aggregate Weighted Average Purchase Price" means, as of any date of determination, the quotient (expressed as a percentage) obtained by dividing (i)
the sum of the products obtained by multiplying (a) the purchase price paid by the Issuer for each Collateral Debt Security (without taking into account any interest accrued on such Collateral Debt Security prior to the date of acquisition by the Issuer) expressed as a percentage of the Principal Balance of such Collateral Debt Security by (b) the principal balance of such Collateral
Debt Security by (ii) the Aggregate Principal Balance of all Collateral Debt
Securities.

          "AIGFP" means AIG Financial Products Corp.

          "AIGFP Master Agreement" means the ISDA Master Agreement, dated as of the Closing Date, between the Issuer and AIGFP.

                                      -7-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Aircraft Lease Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a portfolio consisting of aircraft leases and subleases, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear; and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by other assets of the lessee or sublessee or guarantees granted by third parties. Aircraft Lease Securities include Enhanced Equipment Trust Certificates with respect to aircraft.

          "Alternative Debt Test" means a test that is satisfied with respect to a security if, on the date the Issuer acquires such security, each of the following is satisfied: (a) such security is in the form of a note or other debt instrument and is treated as debt for corporate law purposes in the jurisdiction of the issuer of such security, (b) the documentation pursuant to which such security was offered, if any, does not require that any holder thereof treat such security other than as debt for tax purposes, (c) such security bears interest at a fixed rate per annum or at a rate based upon a customary floating rate index plus or minus a spread and does not provide for any interest based on any other factor, such as the issuer's profits or cash flow, (d) such security had a fixed term at original issuance not in excess of 35 years, (e) such security provides for a fixed principal amount (leaving no remaining amount outstanding) payable no later than its Stated Maturity; (f) such security is rated at least "Baa3" by Moody's or at least "BBB-" by Standard & Poor's or at least "BBB-" by Fitch as to ultimate payment of principal and interest; and (g)
the issuer of such security (i) is an operating company or (ii) has issued interests equal to at least [**] of all interests issued that are subordinate to such security, provided that, in the case of a security in the form of a beneficial interest in a trust that is treated (as evidenced by an opinion of counsel or a reference to an opinion of counsel in documents pursuant to which such security was offered) as a grantor trust for United States Federal income tax purposes (and not as a partnership or association taxable as a corporation), any of the conditions specified in any of clauses (a), (b), (c), (d) and (e) may be satisfied by reference to each asset held pursuant to such grantor trust arrangement rather than by reference to such beneficial ownership interests.

          "Applicable Recovery Rate" means, with respect to any Collateral Debt
Security on any Measurement Date, the least of (a) an amount equal to (i) 100%
minus (ii) the percentage for such Collateral Debt Security set forth in the
Moody's Loss Scenario Matrix attached as Part I of Schedule E in (x) the table corresponding to the relevant Specified Type of Asset-Backed Security, (y) the column in such table setting forth the Moody's Rating of such Collateral Debt
Security on, for purposes of determining the Moody's Weighted Average Recovery
Rate, such Measurement Date or, for purposes of determining the Calculation
Amount of a Collateral Debt Security, the date on which such Collateral Debt
Security was issued and (z) the row in such table opposite the percentage of the
Issue of which such Collateral Debt Security is a part relative to the total capitalization of (including both debt and equity securities issued by) the relevant

                                      -8-

[**] CONFIDENTIAL TREATMENT REQUESTED

issuer of or obligor on such Collateral Debt Security determined on the original issue date of such Collateral Debt Security, provided that (1) if the timely payment of principal of and interest on such Collateral Debt Security is guaranteed (and such guarantee ranks equally and ratably with the guarantor's senior unsecured debt) by another person, such amount shall be [**] and (2) (A)
if such Collateral Debt Security is a REIT Debt Security other than a REIT Debt
Security - Health Care or REIT Debt Security - Mortgage, such amount shall be
[**], and (B) if such Collateral Debt Security is a REIT Debt Security - Health
Care or REIT Debt Security - Mortgage, such amount shall be [**]; (b) for each
Class of Notes, an amount equal to the percentage for such Collateral Debt
Security set forth in the Standard & Poor's Recovery Rate Matrix incorporated as
Part II of Schedule E in (x) the applicable table, (y) the row in such table opposite the Standard & Poor's Rating of the Collateral Debt Security at the
time of its acquisition (determined in accordance with procedures prescribed by
Standard & Poor's for such Collateral Debt Security on such Measurement Date)
or, in the case of Defaulted Securities, the Standard & Poor's Rating immediately prior to default, and (z) in the column in such table below the applicable Standard & Poor's rating at issuance for each Class of Notes
Outstanding; and (c) with respect to any Collateral Debt Security that is a
Defaulted Security or a Deferred Interest PIK Bond, the percentage equal to the
Fitch Recovery Rate.

          "Asset-Backed CDO Securities" means Collateralized Debt Obligation
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateralized Debt Obligation
Securities) on the credit exposure to, or cash flow from, a portfolio consisting primarily of Asset-Backed Securities.

          "Asset-Backed Securities" means securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from a pool of specified financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the securities.

          "Asset Hedge Agreement" means an interest rate swap agreement relating to one or more Collateral Debt Securities entered into by the Issuer with an
Asset Hedge Counterparty pursuant to which the relevant Asset Hedge Counterparty makes quarterly payments to the Issuer and the Issuer makes payments to such
Asset Hedge Counterparty on the date on which it receives a payment of interest with respect to the Collateral Debt Securities to which such Asset Hedge
Agreement relates. Each Asset Hedge Agreement shall include a requirement that any termination payments payable to the Asset Hedge Counterparty by reason of an event of default or termination event as to which the Asset Hedge Counterparty is the "defaulting party" or the sole "affected party" shall be payable only on an ensuing Distribution Date and shall be subject to the Priority of Payments.

          "Asset Hedge Counterparty" means (a) any counterparty under an Asset
Hedge Agreement with respect to which counterparty the Rating Condition has been satisfied or (b) any permitted assignee or successor counterparty under an Asset
Hedge Agreement which satisfies the Rating Condition.

                                      -9-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Assumed Reinvestment Rate" means, with respect to any Account or fund securing the Notes, LIBOR minus [**].

          "Auction" has the meaning specified in Section 9.6.

          "Auction Call Redemption" has the meaning specified in Section 9.6.

          "Auction Call Redemption Date" has the meaning specified in Section
9.6.

          "Auction Date" has the meaning specified in Section 9.6.

          "Auction Procedures" has the meaning specified in Section 9.6.

          "Auction Purchase Agreement" has the meaning specified in Schedule H.

          "Authenticating Agent" means, with respect to the Notes or any Class of the Notes, the Person designated by the Trustee, if any, to authenticate such
Notes on behalf of the Trustee pursuant to Section 6.4.

          "Authorized Officer" means (i) with respect to the Issuer, any Officer of the Issuer who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Co-Issuer, any Officer who is authorized to act for the Co-Issuer in matters relating to, and binding upon, the Co-Issuer, (iii) with respect to the Collateral Manager, any Officer, employee or agent of the Collateral Manager who is authorized to act for the
Collateral Manager in matters relating to, and binding upon, the Collateral
Manager with respect to the subject matter of the request, certificate or order in question, and (iv) with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer.
Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

          "Automobile Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from installment sale loans made to finance the purchase of (either as part of a dealer's inventory or for end users), or from leases of, automobiles, generally having the following characteristics: (1) the loans or leases may have varying contractual maturities; (2) except in the case of inventory financing, the loans or leases are obligations of numerous borrowers or lessors and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such loans or leases is primarily determined by a contractual payment schedule, with early repayment on such loans or leases predominantly dependent upon the disposition of the underlying vehicle; and (4) such leases typically provide for the right of the lessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

                                      -10-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Available Class B Interest Amount" means, as of any Determination
Date, the amount available to pay interest on the Class B Notes in accordance with the Priority of Payments.

          "Average Life" means, on any Measurement Date with respect to any
Collateral Debt Security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof)
from such Measurement Date to the respective dates of each successive Scheduled
Distribution of principal of such Collateral Debt Security and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Debt
Security.

          "Balance" means at any time, with respect to Cash or Eligible
Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts, repurchase obligations and
Reinvestment Agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

          "Bank" means LaSalle Bank National Association, a national banking association, in its individual capacity and not as Trustee.

          "Bank Guaranteed Securities" means any Asset-Backed Security as to which, if interest thereon is not timely paid when due, or the principal thereof is not timely paid at stated legal maturity, a national banking association organized under United States law or banking corporation organized under the laws of a state of the United States has undertaken in an irrevocable letter of credit or other similar instrument to make such payment against the presentation of documents, but only if such letter of credit or similar instrument (1)
expires no earlier than such stated maturity (or contains "evergreen" provisions entitling the beneficiary thereof to draw the entire undrawn amount thereof upon the failure of the expiration date of such letter of credit or other similar instrument to be extended beyond its then current expiry date), (2) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (3) was issued by a bank having a credit rating assigned by each nationally recognized statistical rating organization that currently rates such Asset-Backed Security higher than the credit rating assigned by such rating organization to such Asset-Backed Security, determined without giving effect to such letter of credit or similar instrument.

          "Bankruptcy Code" means the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

          "Bank Trust Preferred CDO Securities" means Collateralized Debt
Obligation Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateralized Debt Obligation
Securities) on the cash flow from a pool of trust preferred securities issued by a wholly-owned trust subsidiary of a U.S. financial institution which uses the proceeds of such issuance to purchase a portfolio of debt securities issued by its parent. They generally have the following characteristics: (1) the trust securities are non-amortizing preferred

                                      -11-

[**] CONFIDENTIAL TREATMENT REQUESTED

stock securities; (2) the trust securities have a 30-year maturity with a 5 or
10 year non-call period; and (3) the trust securities are subordinated debt.

          "Base Rate" has the meaning set forth in Schedule B.

          "Base Rate Reference Bank" has the meaning set forth in Schedule B.

          "B/C Amount" means, as of any Determination Date, the sum of the
Aggregate Outstanding Amount of the Class B-F Notes, the Class B-V Notes and the
Class C Notes.

          "Beneficial Owner" means any Person owning an interest in a Global
Note as reflected on the books of the Depositary or on the books of a Depositary
Participant or on the books of an indirect participant for which a Depositary
Participant of the Depositary acts as agent.

          "Benefit Plan Investor" has the meaning specified in the Plan Asset
Regulation of the U.S. Department of Labor, 29 C.F.R. Section 2510.3-101(f).

          "Board of Directors" means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Issuer Charter, and, with respect to the Co-Issuer, the independent manager of the Co-Issuer duly appointed by the member(s) of the Co-Issuer.

          "Board Resolution" means, with respect to the Issuer, a resolution of the Board of Directors of the Issuer, or with respect to the Co-Issuer, a written consent of the members or managers thereof, as applicable.

          "Business Day" means any day (other than a Saturday or Sunday) that in the City of New York (and any other city in which the Corporate Trust Office is located) is neither a legal holiday nor a day on which banking institutions are not authorized or obligated by law, regulation or executive order to be closed.

          "Calculation Agent" has the meaning specified in Section 7.15.

          "Calculation Amount" means, with respect to any Defaulted Security or
Deferred Interest PIK Bond at any time, the lesser of (a) the Fair Market Value of such Defaulted Security or Deferred Interest PIK Bond and (b) the amount obtained by multiplying the Applicable Recovery Rate by the Principal Balance of
such Defaulted Security or Deferred Interest PIK Bond.

          "Car Rental Receivable Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of vehicles to car rental systems and their franchisees, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the subleases are obligations of numerous franchisees and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee or third

                                      -12-

[**] CONFIDENTIAL TREATMENT REQUESTED

party of the underlying vehicle; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

          "Cash" means such funds denominated with currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds credited to a deposit account or a Securities
Account.

          "Catastrophe Bonds" means Asset-Backed Securities that entitle the holders thereof to receive a fixed principal or similar amount and a specified return on such amount, generally having the following characteristics: (1) the issuer of such Asset-Backed Securities has entered into an insurance contract or similar arrangement with a counterparty pursuant to which such issuer agrees to pay amounts to the counterparty upon the occurrence of certain specified events, including but not limited to: hurricanes, earthquakes and other events; and (2)
payments on such Asset-Backed Securities depend primarily upon the occurrence and/or severity of such events.

          "CDO-Backed CDO Securities" means Collateralized Debt Obligation
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateralized Debt Obligation
Securities) on the credit exposure to, or cash flow from, a portfolio consisting primarily of Collateralized Debt Obligation Securities.

          "Certificate of Authentication" has the meaning specified in Section
2.3(f).

          "Certificated Security" has the meaning specified in Section
8-102(a)(4) of the UCC.

          "Class" means each of the Class A-1SD Notes, the Class A-1SW Notes, the Class A-1SU Notes, the Class A-1J Notes, the Class A-2 Notes, Class A-3
Notes, the Class B Notes and the Class C Notes.

          "Class A-1 Notes" means the Class A-1S Notes and the Class A-1J Notes.

          "Class A-1J Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-1J Notes will bear interest, which shall be equal to LIBOR plus 0.90%.

          "Class A-1J Notes" means the U.S.$108,000,000 Class A-1J Floating Rate
Notes due December, 2038 issued by the Co-Issuers on the Closing Date which bear interest at a floating rate per annum equal to LIBOR plus 0.90%.

          "Class A-1S Notes" means the Class A-1SD Notes, the Class A-1SW Notes and the Class A-1SU Notes.

          "Class A-1SD Ramp-Up Failure" has the meaning given to such term in
Section 7.18(d)(i).

                                      -13-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class A-1SD Controlling Party" means MBIA Insurance Corporation and any successor thereto.

          "Class A-1SD Controlling Party Default" means the occurrence or continuance of any of the following events: (i) the Class A-1SD Controlling
Party (a) files any petition or commences any case or proceeding under any provision or chapter of the United States Federal Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation or liquidation, (b) makes a general assignment for the benefit of its creditors, or (c) has an order for relief entered against it under the United States
Federal Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation or liquidation which is final and nonappealable or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the Class A-1SD Controlling Party or for all or any
material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Class A-1SD Controlling Party (or the taking of possession of all or any material portion of the property of the
Class A-1SD Controlling Party).

          "Class A-1SD Funding Obligation" has the meaning specified in Section
2.10.

          "Class A-1SD Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-1SD Notes will bear interest, which shall be equal to LIBOR plus 0.62%.

          "Class A-1SD Notes" means the U.S.$146,500,000 Class A-1SD Floating
Rate Delayed Draw Notes due December, 2038 issued by the Co-Issuers on the
Closing Date which bear interest at a floating rate per annum equal to LIBOR plus 0.62%.

          "Class A-1SD Note Purchase Agreement" means the Class A-1SD Note
Purchase Agreement, dated as of the Closing Date, among the Issuer, the
Co-Issuer, the Trustee and the initial holder of the Class A-1SD Note.

          "Class A-1SU Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-1SU Notes will bear interest, which shall be equal to LIBOR plus 0.62%.

          "Class A-1SU Notes" means the U.S.$315,000,000 Class A-1SU Floating
Rate Notes due December, 2038 issued by the Co-Issuers on the Closing Date which bear interest at a floating rate per annum equal to LIBOR plus 0.62%.

          "Class A-1SW Accrued Insurance Liabilities" means all amounts owing by the Issuer to the Insurer under the Class A-1SW Insurance Documents, including the Issuer's reimbursement obligations in respect of the Class A-1SW Insurance
Policy (other than with respect to Class A-1SW Insurance Reimbursement
Liabilities), interest at the Insurer Interest Rate on all amounts paid by the
Insurer under the Class A-1-SW Insurance Policy, the Class A-1SW Insurance
Premium and all charges, expenses and indemnities payable under the Class A-1SW
Insurance Documents.

                                      -14-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class A-1SW Insurance Account" means the account or accounts created and maintained pursuant to Sections 10.2 and 10.11 for the benefit of the holders of the Class A-1SW Notes.

          "Class A-1SW Insurance Agreement" means the Insurance and Indemnity
Agreement, dated as of the Closing Date, between the Insurer, the Issuer and the
Co-Issuer.

          "Class A-1SW Insurance Documents" or "Insurance Documents" means the
Class A-1SW Insurance Policy, the Class A-1SW Insurance Agreement, the Insurance
Indemnification Agreement and the Class A-1SW Premium Letter.

          "Class A-1SW Insurance Policy" means the Financial Guaranty Insurance
Policy No. CIFGNA-#218 of the Insurer with respect to the Class A-1SW Notes, including any endorsement thereto.

          "Class A-1SW Insurance Premium" means the sum of (a) the Class A-1SW
Insurance Premium payable by the Issuer to the Insurer pursuant to the Class
A-1SW Insurance Agreement and the Class A-1SW Premium Letter and (b) any overdue installments of Class A-1SW Insurance Premium payable to the Insurer plus the aggregate amount of interest accrued, at the interest rate set forth in the
Class A-1SW Insurance Agreement, on such overdue amounts.

          "Class A-1SW Insurance Reimbursement Liabilities" means all amounts paid under the Insurance Policy for the benefit of the Class A-1SW Notes in respect of the principal amount thereof.

          "Class A-1SW Insured Payment" has the meaning specified for the term
"Regular Payment" in the Class A-1SW Insurance Policy.

          "Class A-1SW Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-1SW Notes will bear interest, which shall be equal to LIBOR plus 0.50%.

          "Class A-1SW Notes" means the U.S.$10,000,000 Class A-1SW Floating
Rate Notes due December, 2038 issued by the Co-Issuers on the Closing Date, which bear interest at a floating rate per annum equal to LIBOR plus 0.50%.

          "Class A-1SW Notice" means an appropriately completed and executed written notice given by or on behalf of the Trustee to the Insurer, indicating that the Trustee intends to make a claim under the Class A-1SW Insurance Policy.

          "Class A-1SW Preference Amount" means an amount previously distributed to a Class A-1SW Noteholder on the Class A-1SW Notes that is recoverable and sought to be recovered as an avoidable preference by a bankruptcy trustee or receiver in accordance with an order of a court, administrator, authority or tribunal having competent jurisdiction thereover.

          Class A-1SW Preference Claim" means a claim in connection with any
Proceedings described in Section 5.1(f) or (g) seeking avoidance as a preferential transfer of any payment of principal of or interest on the Class
A-1SW Notes.

                                      -15-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class A-1SW Premium Letter" means the letter agreement dated as of the Closing Date, between the Issuer and the Insurer with respect to the Class
A-1SW Insurance Premium.

          "Class A-1SW Scheduled Payment Shortfall" Amount" means, as of any
Payment Date, any shortfall in amounts available in the Payment Account to pay
(i) the total amount of scheduled interest due on the Class A-1SW Notes and payable on such Payment Date; (ii) with respect to the Stated Maturity of the
Class A-1SW Notes, or any date upon which the Class A-1SW Notes are subject to acceleration or early redemption at the direction of the Insurer, the amount of principal due on the Class A-1SW Notes and payable on such date.

          "Class A-2 Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-2 Notes will bear interest, which shall be equal to LIBOR plus 1.50%.

          "Class A-2 Notes" means the U.S.$51,000,000 Class A-2 Floating Rate
Notes due December, 2038 issued by the Co-Issuers on the Closing Date which bear interest at a floating rate per annum equal to LIBOR plus 1.50%.

          "Class A-3 Coverage Tests" means the Class A-3 Overcollateralization
Test and the Class A-3 Interest Coverage Test.

          "Class A-3 Deferred Interest" means, with respect to the Class A-3
Notes, any interest due on such Notes which is not paid as a result of the operation of the Priority of Payments on any Payment Date and which is deferred until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).

          "Class A-3 Interest Coverage Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage and calculated in accordance with Section
1.2) obtained by dividing:

          (a) the Expected Available Interest Amount with respect to the related
Due Period by

          (b) the sum of (i) the Interest Payment Amount for the Class A-1
Notes, the Interest Payment Amount for the Class A-2 Notes and the Interest
Payment Amount for the Class A-3 Notes payable on the Payment Date immediately following such Measurement Date relating to such Due Period plus (ii) the sum of the Class A-1SW Insurance Premium and the other Class A-1SW Accrued Insurance
Liabilities (to the extent known) payable on the Payment Date immediately following such Measurement Date.

          In the event that the calculation of the Class A-3 Interest Coverage
Ratio produces a negative number, the Class A-3 Interest Coverage Ratio shall be deemed to be equal to zero.

          "Class A-3 Interest Coverage Test" means, for so long as any Class A-3
Notes remain Outstanding, a test satisfied if the Class A-3 Interest Coverage
Ratio as of such Measurement Date is equal to or greater than (i) [**] on the
Effective Date and (ii) [**] on any Measurement Date thereafter.

                                      -16-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class A-3 Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class A-3 Notes will bear interest, which shall be equal to LIBOR plus 2.25%.

          "Class A-3 Notes" means the U.S.$36,000,000 Class A-3 Floating Rate
Deferrable Interest Notes due December, 2038 issued by the Co-Issuers on the
Closing Date, which bear interest at a floating rate per annum equal to LIBOR plus 2.25%.

          "Class A-3 Overcollateralization Ratio" means, as of any Measurement
Date, the number (expressed as a percentage) calculated by dividing (a) the Net
Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the
Aggregate Outstanding Amount of the Class A-1 Notes plus the Aggregate
Outstanding Amount of the Class A-2 Notes plus the Aggregate Outstanding Amount of the Class A-3 Notes.

          "Class A-3 Overcollateralization Test" means, for so long as any Class
A-3 Notes remain Outstanding, a test satisfied on any Measurement Date if the
Class A-3 Overcollateralization Ratio on such Measurement Date is equal to or greater than [**].

          "Class B Coverage Tests" means the Class B Overcollateralization Test and the Class B Interest Coverage Test.

          "Class B Interest Coverage Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage and calculated in accordance with Section
1.2) obtained by dividing:

          (a) the Expected Available Interest Amount with respect to the related
Due Period; by

          (b) the sum of (i) the Interest Payment Amount for the Class A-1
Notes, the Interest Payment Amount for the Class A-2 Notes, the Interest Payment
Amount for the Class A-3 Notes and the Interest Payment Amount for the Class B
Notes payable on the Payment Date immediately following such Measurement Date relating to such Due Period plus (ii) the sum of the Class A-1SW Insurance
Premium and the other Class A-1SW Accrued Insurance Liabilities (to the extent known) payable on the Payment Date immediately following such Measurement Date.

          In the event that the calculation of the Class B Interest Coverage
Ratio produces a negative number, the Class B Interest Coverage Ratio shall be deemed to be equal to zero.

          "Class B Interest Coverage Test" means, for so long as any Class B
Notes remain Outstanding, a test satisfied if the Class B Interest Coverage
Ratio as of such Measurement Date is equal to or greater than (i) [**] on the
Effective Date and (ii) [**] on any Measurement Date thereafter.

          "Class B Interest Payment Amount" means the Interest Payment Amount for the Class B-F Notes and the Interest Payment Amount for the Class B-V Notes.

          "Class B Notes" means the Class B-F Notes and the Class B-V Notes.

                                      -17-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class B Overcollateralization Ratio" means, as of any Measurement
Date, the number (expressed as a percentage) calculated by dividing (a) the Net
Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the
Aggregate Outstanding Amount of the Class A-1 Notes plus the Aggregate
Outstanding Amount of the Class A-2 Notes plus the Aggregate Outstanding Amount of the Class A-3 Notes plus the Aggregate Outstanding Amount of the Class B
Notes.

          "Class B Overcollateralization Test" means, for so long as Class B
Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Effective Date if the Class B Overcollateralization Ratio on such
Measurement Date is equal to or greater than [**].

          "Class B-F Current Interest Payment Amount" means, as of any
Determination Date, the Available Class B Interest Amount multiplied by a fraction the numerator of which is the Interest Payment Amount for the Class B-F
Notes and the denominator of which is the Class B Interest Payment Amount.

          "Class B-F Deferred Interest" means, with respect to the Class B-F
Notes, any interest due on such Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Payment Date and
which is deferred until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).
On any Payment Date, the Class B-F Deferred Interest will equal the Class B-F
Interest Shortfall Amount.

          "Class B-F Interest Shortfall Amount" means, as of any Determination
Date, the difference (if any) between the Interest Payment Amount for the Class
B-F Notes and the Class B-F Current Interest Payment Amount.

          "Class B-F Make-Whole Amount" means the amount payable, in connection with an Optional Redemption of any Class B-F Note, equal to the excess, if any, of (i) the present value (discounted to the redemption date on a quarterly basis as of each Payment Date on the basis of a year of 360 days and of twelve 30-day months) of the remaining payments of principal of and interest on such Class B-F
Note calculated in accordance with generally accepted financial practices (A)
assuming that the entire remaining outstanding principal amount of such Class
B-F Note will be paid in a single payment corresponding to the Remaining Average
Life of the Notes of such Class and that each payment of such interest will be made on its related Payment Date and (B) using a discount factor equal to the
Reinvestment Yield for the Notes of such Class over (ii) the outstanding principal amount of such Class B-F Note.

          "Class B-F Note Interest Rate" means the per annum rate at which the
Class B-F Notes will bear interest, which shall be equal to 5.00%.

          "Class B-F Notes" means the U.S.$7,000,000 Class B-F Fixed Rate
Deferrable Interest Notes due December, 2038 issued by the Co-Issuers on the
Closing Date which bear interest at a fixed rate per annum equal to 5.00%.

                                      -18-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class B-F Percentage" means the percentage calculated by dividing the
Aggregate Outstanding Amount of the Class B-F Notes on any Determination Date by
the B/C Amount as of such Determination Date.

          "Class B-V Current Interest Payment Amount" means, as of any
Determination Date, the Available Class B Interest Amount multiplied by a fraction the numerator of which is the Interest Payment Amount for the Class B-V
Notes and the denominator of which is the Class B Interest Payment Amount.

          "Class B-V Deferred Interest" means, with respect to the Class B-V
Notes, any interest due on such Notes which is not available to be paid as a result of the operation of the Priority of Payments on any Payment Date and
which is deferred until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).
On any Payment Date, the Class B-V Deferred Interest will equal the Class B-V
Interest Shortfall Amount.

          "Class B-V Interest Shortfall Amount" means, as of any Determination
Date, the difference (if any) between the Interest Payment Amount for the Class
B-V Notes and the Class B-V Current Interest Payment Amount.

          "Class B-V Note Interest Rate" means, for each Interest Period, the per annum rate at which the Class B-V Notes will bear interest, which shall be equal to LIBOR plus 4.50%.

          "Class B-V Notes" means the U.S. $15,000,000 Class B-V Floating Rate
Deferrable Interest Notes due December, 2038 issued by the Co-Issuers on the
Closing Date which bear interest at a floating rate per annum equal to LIBOR plus 4.50%.

          "Class B-V Percentage" means the percentage calculated by dividing the
Aggregate Outstanding Amount of the Class B-V Notes on any Determination Date by
the B/C Amount as of such Determination Date.

          "Class C Coverage Tests" means the Class C Overcollateralization Test and the Class C Interest Coverage Test.

          "Class C Deferred Interest" means, with respect to the Class C Notes, any interest due on such Notes which is not paid as a result of the operation of the Priority of Payments on any Payment Date and which is deferred until the
Payment Date on which such interest is available to be paid in accordance with the Priority of Payments pursuant to Section 2.6(a).

          "Class C Interest Coverage Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage and calculated in accordance with Section
1.2) obtained by dividing:

          (a) the Expected Available Interest Amount with respect to the related
Due Period; by

          (b) the sum of (i) the Interest Payment Amount for the Class A-1
Notes, the Interest Payment Amount for the Class A-2 Notes, the Interest Payment
Amount for the Class A-3 Notes, the Interest Payment Amount for the Class B
Notes and the Interest Payment Amount

                                      -19-

[**] CONFIDENTIAL TREATMENT REQUESTED

for the Class C Notes payable on the Payment Date immediately following such
Measurement Date relating to such Due Period plus (ii) the sum of the Class
A-1SW Insurance Premium and the other Class A-1SW Accrued Insurance Liabilities
(to the extent known) payable on the Payment Date immediately following such
Measurement Date.

          In the event that the calculation of the Class C Interest Coverage
Ratio produces a negative number, the Class C Interest Coverage Ratio shall be deemed to be equal to zero.

          "Class C Interest Coverage Test" means, for so long as any Class C
Notes remain Outstanding, a test satisfied if the Class C Interest Coverage
Ratio as of such Measurement Date is equal to or greater than (i) [**] on the
Effective Date and (ii) [**] on any Measurement Date thereafter.

          "Class C Make-Whole Amount" means the amount payable in connection with an Optional Redemption of any Class C Note, equal to the excess, if any, of
(i) the present value (discounted to the redemption date on a quarterly basis as of each Payment Date on the basis of a year of 360 days and of twelve 30-day months) of the remaining payments of principal of and interest on such Class C
Note calculated in accordance with generally accepted financial practices (A)
assuming that the entire remaining outstanding principal amount of such Class C
Note will be paid in a single payment on the Redemption Date corresponding to the Remaining Average Life of the Notes of such Class and that each payment of such interest will be made on its related Payment Date and (B) using a discount factor equal to the Reinvestment Yield for the Notes of such Class over (ii) the outstanding principal amount of such Class C Note.

          "Class C Note Interest Rate" means the per annum rate at which the
Class C Notes will bear interest, which shall be equal to 11.50%.

          "Class C Notes" means the U.S.$3,000,000 Class C Fixed Rate Notes due
December, 2038 issued by the Issuer on the Closing Date which bear interest at a fixed rate per annum equal to the Class C Note Interest Rate.

          "Class C Overcollateralization Ratio" means, as of any Measurement
Date, the number (expressed as a percentage) calculated by dividing (a) the Net
Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the
Aggregate Outstanding Amount of the Class A-1 Notes plus the Aggregate
Outstanding Amount of the Class A-2 Notes plus the Aggregate Outstanding Amount of the Class A-3 Notes plus the Aggregate Outstanding Amount of the Class B
Notes plus the Aggregate Outstanding Amount of the Class C Notes.

          "Class C Overcollateralization Test" means, for so long as any Class C
Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Effective Date if the Class C Overcollateralization Ratio on such
Measurement Date is equal to or greater than [**].

          "Class C Percentage" means the percentage calculated by dividing the
Aggregate Outstanding Amount of the Class C Notes on any Determination Date by
the B/C Amount as of such Determination Date.

                                      -20-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "Clearing Corporation" has the meaning specified in Section
8-102(a)(5) of the UCC.

          "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

          "Closing Date" means November 6, 2003.

          "CMBS" means any CMBS Conduit Security, CMBS Credit Tenant Lease
Security or CMBS Large Loan Security.

          "CMBS Conduit Securities" means Asset-Backed Securities (other than
CMBS Credit Tenant Lease Securities and CMBS Large Loan Securities) (A) issued by a single-seller or multi-seller conduit under which the holders of such
Asset-Backed Securities have recourse to a specified pool of assets (but not other assets held by the conduit which support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors generally being less material than for CMBS Large Loan Securities and CMBS Credit Tenant Lease Securities) and
accordingly represent a relatively undiversified pool of obligor credit risk;
and (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

          "CMBS Credit Tenant Lease Securities" means Asset-Backed Securities
(other than CMBS Large Loan Securities and CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases), generally having the following characteristics: (1) the commercial mortgage loans or leases have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the leases are secured by leasehold interests; (4) the commercial mortgage loans or leases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment thereof can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans or termination of leases depending on numerous factors specific to the particular obligors or lessees and upon whether, in the case of loans bearing interest at a fixed

                                      -21-

[**] CONFIDENTIAL TREATMENT REQUESTED

rate, such loans include an effective prepayment premium; and (6) the creditworthiness of such corporate tenants is the primary factor in any decision to invest in these securities.

          "CMBS Large Loan Securities" means Asset-Backed Securities (other than
CMBS Conduit Securities and CMBS Credit Tenant Lease Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties, generally having the following characteristics: (1)
the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium;
and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in these securities.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Co-Issued Notes" means the Class A-1 Notes, the Class A-2 Notes, the
Class A-3 Notes and the Class B Notes.

          "Co-Issuer" means ACA ABS 2003-2, L.L.C., a limited liability company organized under the laws of the State of Delaware, unless a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this
Indenture, and thereafter "Co-Issuer" shall mean such successor Person.

          "Co-Issuers" means the Issuer and Co-Issuer.

          "Collateral" has the meaning specified in the Granting Clauses hereof.

          "Collateral Administration Agreement" means the Collateral
Administration Agreement, dated as of the Closing Date, by and among the Issuer, the Collateral Manager and the Collateral Administrator relating to certain functions performed by the Collateral Administrator for the Issuer and the
Collateral Manager with respect to this Indenture and the Collateral, as amended from time to time.

          "Collateral Administrator" means the Bank and any successor appointed as Collateral Administrator pursuant to the Collateral Administration Agreement.

          "Collateral Assignment of Hedge Agreement" means each Collateral
Assignment of Hedge Agreement, dated as of the Closing Date, among the Issuer, the Trustee and the relevant Hedge Counterparty.

                                      -22-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Collateral Debt Security" means a security or other obligation that will be eligible for purchase by the Issuer and pledged to the Trustee if, at the time such security or obligation is purchased by the Issuer, such security or obligation is:

     (1)  an Asset-Backed Security, REIT Debt Security or Collateralized Debt
          Obligation Security which also satisfies each of the following conditions:

          (a)  it is issued by an obligor or issuer organized or incorporated under the laws of the United States or a state thereof, an
               Eligible SPV Jurisdiction or an Eligible Country;

          (b)  it is denominated in and payable only in U.S. Dollars and is not convertible into, or payable in, any currency other than U.S.
               Dollars;

          (c)  unless such security is an Interest-Only Security, such security requires the payment of a fixed amount of principal in Cash no later than such security's stated maturity or termination date and its terms do not permit amortization prior to the stated
               maturity or termination date at an amount less than par;

          (d)  unless it is a United States Government Security that is not expressly (publicly or privately) rated by Moody's, such security
               (i) has a Moody's Rating (including any confidential rating) of at least "Baa3" (and, if actually rated "Baa3," has not been placed on credit watch with negative implications) by Moody's,
               (ii) has a Standard & Poor's Rating of at least "BBB-" (and, if actually rated "BBB-," has not been placed on credit watch with negative implications) and does not have an "r" or "t" subscript unless Standard & Poor's otherwise authorizes in writing and
               (iii) has a Fitch Rating of at least "BBB-" (and if actually rated "BBB-" by Fitch, has not been placed on credit watch by
               Fitch with negative implications);

          (e)  [**]

          (f)  [**]

          (g)  [**]

          (h)  [**]

          (i)  its acquisition would not cause either of the Co-Issuers or the pool of Collateral to be required to register as an investment company under the Investment Company Act;

          (j)  [**]

          (k)  [**]

          (l)  [**]

                                      -23-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (m)  the Underlying Instruments pursuant to which such security was issued permit the Issuer to purchase it and pledge it to the
               Trustee;

          (n)  it is of a type subject to Article 8 or 9 of the UCC;

          (o)  [**]

          (p)  [**]

          (q)  [**]

          (r)  [**]

          (s)  it is Registered;

          (t)  either (i) it is not subject to withholding tax imposed by any jurisdiction or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required under the terms of the Underlying Instrument to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis or (ii) in the case of any security that is issued by a
               United States corporation or the United States of America or any payments in respect of which are from sources within the United
               States within the meaning of Section 861(a)(1) of the Code and the regulations thereunder, either (A) the obligation is a portfolio interest obligation or (B) the obligor is required to make "gross up" payments that cover the full amount of any withholding tax on an after-tax basis which is or may be imposed by the United States of America (or any political subdivision thereof or therein) on any payments thereon;

          (u)  if it is an Interest-Only Security, (A) the Rating Condition with respect to each of Moody's and Standard & Poor's has been
               satisfied, (B) the Net Outstanding Portfolio Collateral Balance
               is equal to or greater than the Aggregate Outstanding Amount of the Notes and the Preference Shares and (C) the Standard & Poor's
               CDO Monitor Test is met at such time;

          (v)  if it is a Manufactured Housing Security, such security has a
               Moody's Rating of at least "Aa2";

          (w)  [**]

          (x)  [**]

          (y)  [**]

          (z)  if it is an Asset-Backed Security, it is one of the Specified
               Types;

          (aa) [**]

                                      -24-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (bb) [**]

          (cc) [**]

          (dd) [**]

          (ee) [**]

          (ff) such security provides for periodic payments of interest in cash no less frequently than semiannually (taking into account any
               Asset Hedge Agreement applicable thereto);

          (gg) if such security is a PIK Bond (but not a Deferred Interest PIK
               Bond), at the time of its purchase interest is not being deferred or capitalized thereon;

          (hh) [**]

          (ii) [**]

     (2)  a U.S. dollar-denominated Synthetic Security if (a) the Rating
          Condition with respect to Moody's and Standard & Poor's has been satisfied with respect to the acquisition of the Synthetic Security and Fitch has received notice from the Issuer (or the Collateral
          Manager on behalf of the Issuer) of the acquisition of the Synthetic
          Security, (b) the Synthetic Security Counterparty (or the guarantor of the obligations of the Synthetic Security Counterparty under the
          Synthetic Security), or the long-term unsecured debt of such Synthetic
          Security Counterparty (or its secured debt if such Synthetic Security
          Counterparty is a trust and its debt is secured by a Reference
          Obligation), is rated, or has a derivatives counterparty rating of, at the date of purchase or execution by the Issuer of the Synthetic
          Security, at least "A2" by Moody's, at least "A" by Standard & Poor's
          (and, if rated "A," has not been placed on a watch list for possible downgrade) and, if rated by Fitch, at least "A" by Fitch, unless the
          Rating Condition is satisfied with respect to a lower rating, (c) any deliverable obligation that may be delivered in settlement of such
          Synthetic Security must, at the time the Issuer acquires such
          Synthetic Security, meet the foregoing requirements under clause (1)
          above for a Collateral Debt Security, (d) such Synthetic Security will not include any credit events for non-credit related reasons unless the Rating Condition is satisfied and (e) at the time a Synthetic
          Security is acquired by the Issuer, the percentage of the Aggregate
          Principal Amount of the Collateral Debt Securities that represents
          Synthetic Securities entered into by the Issuer with a single
          Synthetic Security Counterparty will not exceed the individual percentage set forth below for the credit rating of such Synthetic
          Security Counterparty and the percentage of the Aggregate Principal
          Amount of the Collateral Debt Securities that represents Synthetic
          Securities entered into by the Issuer with counterparties having the same credit rating will not exceed the aggregate percentage set forth below for such credit rating:

                                      -25-

[**] CONFIDENTIAL TREATMENT REQUESTED

------------------------------------------------------------
                 Long Term Senior Unsecured
                  Debt Rating of Synthetic
                  Security Counterparty***
------------------------------------------------------------
                Individual Synthetic    Aggregate Synthetic
                      Security/        Security Counterparty
Moody's   S&P    Counterparty Limits           Limit
------------------------------------------------------------
Aaa       AAA   [**]                   [**]
------------------------------------------------------------
Aa1       AA+   [**]                   [**]
------------------------------------------------------------
Aa2       AA    [**]                   [**]
------------------------------------------------------------
Aa3       AA-   [**]                   [**]
------------------------------------------------------------
A1        A+    [**]                   [**]
------------------------------------------------------------
A2*       A**   [**]                   [**]
------------------------------------------------------------

*    Applies only so long as Moody's short-term unsecured debt rating is "P-1".

**   Applies only so long as the S&P short-term unsecured debt rating is "A-1".

***  For purposes of determining compliance with this credit rating requirement, if the actively-monitored Moody's long-term senior unsecured debt rating of a Synthetic Security Counterparty has been put on a watch list for possible downgrade, such credit rating shall be one subcategory below its then current Moody's rating or, if such credit rating has been put on a watch list for possible upgrade, one subcategory above its then current Moody's rating.

provided that, notwithstanding anything to the contrary herein, the Issuer shall not purchase, hold or acquire (whether as part of a Unit with a Collateral Debt
Security, in exchange for a Collateral Debt Security or otherwise) (i) any asset the ownership of which would otherwise cause the Issuer to be subject to income tax on a net income basis in any jurisdiction, (ii) any asset the gain from the disposition of which will be subject to U.S. Federal income or withholding tax under Section 897 or Section 1445 of the Code and the Treasury Regulations
promulgated thereunder or (iii) any asset that, pursuant to 29 C.F.R. Section
2510.3-101, (x) would be treated as an equity interest in an entity and (y) if held by an employee benefit plan subject to ERISA, would cause such employee benefit plan to be treated as owning an undivided interest in each of the underlying assets of such entity for purposes of ERISA.

          "Collateral Management Agreement" means the Collateral Management
Agreement, dated as of the Closing Date, between the Issuer and the Collateral
Manager relating to the Notes, the Preference Shares and the Collateral, as
amended from time to time in accordance with the terms thereof and Section 15.1.

          "Collateral Management Fee" means the Senior Collateral Management Fee and the Subordinated Collateral Management Fee.

          "Collateral Manager" means ACA Management, L.L.C., unless a successor
Person shall have become the collateral manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral Manager" shall mean such successor Person.

          "Collateral Manager Securities" means all Securities beneficially owned by the Collateral Manager or any Affiliate thereof or by an account or fund for which the Collateral Manager or an Affiliate thereof acts as the investment adviser (with discretionary authority), provided that Preference
Shares owned by the Funding Affiliate shall not be treated as Collateral

                                      -26-

[**] CONFIDENTIAL TREATMENT REQUESTED

Manager Securities in the case of a vote, objection, consent or direction on any matter as to which the Funding Noteholders (other than the Collateral Manager, an Affiliate thereof or an account or fund for which the Collateral Manager or an Affiliate thereof acts as investment advisor with discretionary authority)
have the right to direct the voting of such Preference Shares.

          "Collateral Quality Tests" means the Diversity Test, the Moody's
Maximum Rating Distribution Test, the Moody's Minimum Weighted Average Recovery
Rate Test, the Weighted Average Coupon Test, the Weighted Average Spread Test,
the Weighted Average Life Test, the Fitch Weighted Average Rating Factor Test,
the Standard & Poor's Minimum Weighted Average Recovery Rate Test and the
Standard & Poor's CDO Monitor Test.

          "Collateralized Debt Obligation Securities" means Collateral Debt
Securities (including Asset-Backed CDO Securities, CDO-Backed CDO Securities,
High Yield CDO Securities, Investment Grade CDO Securities and Bank Trust
Preferred CDO) that entitle the holders thereof to receive payments that depend on the cash flow either from a portfolio of commercial and industrial bank loans, debt securities or asset-backed securities (which may include
Collateralized Debt Obligation Securities) or any combination of the foregoing, or from one or more credit default swaps which reference obligors on commercial and industrial bank loans, debt securities or asset-backed securities (which may include Collateralized Debt Obligation Securities) or any combination of the foregoing ("CDS Reference Obligations"), generally having the following characteristics: (1) the bank loans, debt securities and asset-backed securities
(or CDS Reference Obligations) have varying contractual maturities; (2) the bank loans, debt securities and asset-backed securities (or CDS Reference
Obligations) are obligations of a relatively limited number of obligors or issuers and accordingly represent a relatively undiversified pool of obligor credit risk; (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual bank loans, debt securities and asset-backed securities depending on numerous factors specific to the particular issuers or obligors and upon whether, in the case of bank loans, debt securities and asset-backed securities bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (4)
proceeds from such repayments or sales (or reductions in the notional amount of
CDS Reference Obligations) can for a limited period and subject to compliance with certain eligibility criteria be reinvested in additional bank loans, debt securities and/or asset-backed securities (or CDS Reference Obligations).

          "Collection Accounts" means the Interest Collection Account and the
Principal Collection Account.

          "Concentration Limitations" means the following criteria applicable to the Collateral Debt Securities that the Issuer has acquired:

     (1)  with respect to the particular Issue of the Collateral Debt Security being acquired, the Aggregate Principal Balance of all Collateral Debt
          Securities that are part of the same Issue (together with the
          Aggregate Principal Balance of any Synthetic Securities for which such
          Issue is the Reference Obligation) (A) if such Issue is rated (i)
          "Baa2" or higher (and, if rated "Baa2," has not been placed on credit watch with negative implications) by Moody's (and, rated at least
          "BBB" (and, if

                                      -27-

[**] CONFIDENTIAL TREATMENT REQUESTED

          rated "BBB," has not been placed on credit watch with negative implications) by each of Standard & Poor's and Fitch), (ii) "BBB" or higher (and, if rated "BBB," has not been placed on credit watch with negative implications) by Standard & Poor's (and rated at least "Baa2"
          (and, if rated "Baa2," has not been placed on credit watch with negative implications) by Moody's and "BBB" (and, if rated "BBB," has not been placed on credit watch with negative implications) by Fitch)
          or (iii) "BBB" or higher (and, if rated "BBB," has not been placed on credit watch with negative implications) by Fitch (and rated at least
          "Baa2" (and, if rated "Baa2," has not been placed on credit watch with negative implications) by Moody's and "BBB" (and, if rated "BBB," has not been placed on credit watch with negative implications) by
          Standard & Poor's), does not exceed [**] of the Net Outstanding
          Portfolio Collateral Balance, and (B) if such Issue is rated (i)
          "Baa3" (and has not been placed on credit watch with negative implications) by Moody's (and rated at least "BBB-" (and, if rated
          "BBB-," has not been placed on credit watch with negative
          implications) by each of Standard & Poor's and Fitch), (ii) "BBB-"
          (and has not been placed on credit watch with negative implications)
          by Standard & Poor's (and rated at least "Baa3" (and, if rated "Baa3,"
          has not been placed on credit watch with negative implications) by
          Moody's and "BBB-" (and, if rated "BBB-," has not been placed on credit watch with negative implications) by Fitch) or (iii) "BBB-"
          (and has not been placed on credit watch with negative implications)
          by Fitch (and rated at least "Baa3" (and, if rated "Baa3," has not been placed on credit watch with negative implications) by Moody's)
          and "BBB-" (and, if rated "BBB-," has not been placed on credit watch with negative implications) by Standard & Poor's), does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance;

     (2)  with respect to the Servicer of the security being acquired, the
          Aggregate Principal Balance of all Collateral Debt Securities serviced by any one Servicer (together with the Aggregate Principal Balance of any Synthetic Securities the Reference Obligations of which are such securities) does not exceed [**] of the Net Outstanding Portfolio
          Collateral Balance, provided, however, that the Aggregate Principal
          Balance of the Collateral Debt Securities serviced by any three
          Servicers rated "Aa3" or higher by Moody's, ranked "Average" or better by Standard & Poor's and rated "AA-" or "S1" or higher by Fitch
          (together with the Aggregate Principal Balance of any Synthetic
          Securities the Reference Obligations of which are such securities) may aggregate to up to [**] of the Net Outstanding Portfolio Collateral
          Balance so long as the Aggregate Principal Balance of Collateral Debt
          Securities serviced by any one of such three Servicers (together with the Aggregate Principal Balance of any Synthetic Securities the
          Reference Obligations of which are such securities) does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance;

     (3)  if such security has a Moody's Rating at or below "Ba1" (provided that the Moody's Rating thereof must be above "Ba3"), the Aggregate
          Principal Balance of all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such

                                      -28-

[**] CONFIDENTIAL TREATMENT REQUESTED

          securities) does not exceed [**] of the Net Outstanding Portfolio
          Collateral Balance;

     (4)  if such security is a Step-Up Bond, the initial interest rate applicable to such Step-Up Bond is at least a fair market rate (as determined in the reasonable judgment of the Collateral Manager) as of the date of acquisition of such Step-Up Bond;

     (5)  if such security is a PIK Bond, the Aggregate Principal Balance of all
          such Collateral Debt Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities) does not exceed [**] of the Net Outstanding
          Portfolio Collateral Balance;

     (6)  if such security was not (A) issued pursuant to an effective registration statement under the Securities Act or (B) a privately placed security that is eligible for resale under Rule 144A or
          Regulation S under the Securities Act, the Aggregate Principal Balance of all such Collateral Debt Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance;

     (7)  if such security is an Interest-Only Security, the Aggregate Amortized
          Cost of all such Collateral Debt Securities (together with the
          Aggregate Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance and, at the time of purchase of each Interest-Only Security, the Issuer is in compliance with the Overcollateralization Test (applied as if such date of purchase was the Effective Date) for the most senior Class of Notes
          Outstanding and is in compliance with all Collateral Quality Tests;

     (8)  with respect to the particular Specified Type of Collateral Debt
          Security being acquired (other than those specified in the following provisos), the Aggregate Principal Balance of all Collateral Debt
          Securities consisting of any Specified Type of Asset-Backed Security
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities)
          does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance; provided that the Aggregate Principal Balance of CMBS
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities)
          does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance; provided further that the Aggregate Principal Balance of
          Residential A Mortgage Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities and) does not exceed [**] of the Net Outstanding Portfolio Collateral Balance; provided further that the Aggregate Principal Balance of Residential B/C Mortgage
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities, the Reference Obligations of which are such securities) does not exceed [**] of the Net Outstanding Portfolio
          Collateral Balance; provided further that the Aggregate

                                      -29-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Principal Balance of Home Equity Loan Securities (together with the
          Aggregate Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance; provided further that the Aggregate Principal Balance of all Residential A Mortgage
          Securities, Residential B/C Mortgage Securities and Home Equity Loan
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities, the Reference Obligations of which are such securities) does not exceed [**] of the Net Outstanding Portfolio
          Collateral Balance;

     (9)  if such security is a Collateralized Debt Obligation Security, then the Aggregate Principal Balance of all such Collateral Debt Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities),
          (A) managed by any one collateral manager or any Affiliate thereof does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance; and (B) issued by any one issuer does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance;

     (10) if such security is a Synthetic Security, then (A) such Synthetic
          Security is acquired from a Synthetic Security Counterparty which, on the date of such grant, has at least two of the following three ratings (one of which must be a Standard & Poor's Rating): at least
          "A2" by Moody's, at least "A" by Standard & Poor's or at least "A" by
          Fitch, (B) the Aggregate Principal Balance of all Collateral Debt
          Securities constituting Synthetic Securities acquired from any single
          Synthetic Security Counterparty and its affiliates is not greater than
          [**] of the Net Outstanding Portfolio Collateral Balance, (C) the
          Rating Condition with respect to Moody's and Standard & Poor's has been satisfied with respect to the acquisition of such Synthetic
          Security (and Moody's and Standard & Poor's have assigned an
          Applicable Recovery Rate to such Synthetic Security and Moody's and
          Standard & Poor's have assigned a rating to such Synthetic Security)
          and the Issuer has notified Fitch with respect to the acquisition of such Synthetic Security and (D) the Aggregate Principal Balance of all
          Synthetic Securities does not exceed [**] of the Net Outstanding
          Portfolio Collateral Balance;

     (11) if such security is an obligation of an obligor incorporated or organized outside the United States or any state thereof and outside of an Eligible SPV Jurisdiction, the Aggregate Principal Balance of
          all such Collateral Debt Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance and each such obligor is organized or incorporated in an Eligible Country;

     (12) if such Collateral Debt Security accrues interest at a fixed rate per annum, the Aggregate Principal Balance of all such Collateral Debt
          Securities (together with the Aggregate Principal Balance of any
          Synthetic Securities, the Reference Obligations of which are such securities) does not exceed the percentage of the Net Outstanding
          Portfolio Collateral Balance set forth in the table below (or any

                                      -30-

[**] CONFIDENTIAL TREATMENT REQUESTED

          other percentages established by the Collateral Manager in a notice to the Issuer and the Trustee, if such percentages satisfy the Rating
          Condition):

          Period                                                             %
          ------                                                            --
          Closing Date to and including the Payment Date in March, 2004     [**]
          Thereafter to and including the Payment Date in June, 2004        [**]
          Thereafter to and including the Payment Date in September, 2004   [**]
          Thereafter to and including the Payment Date in December, 2004    [**]
          Thereafter to and including the Payment Date in March, 2005       [**]
          Thereafter to and including the Payment Date in June, 2005        [**]
          Thereafter to and including the Payment Date in September, 2005   [**]
          Thereafter to and including the Payment Date in December, 2005    [**]
          Thereafter to and including the Payment Date in March, 2006       [**]
          Thereafter to and including the Payment Date in June, 2006        [**]
          Thereafter to and including the Payment Date in September, 2006   [**]
          Thereafter to and including the Payment Date in December, 2006    [**]
          Thereafter to and including the Payment Date in March, 2007       [**]
          Thereafter to and including the Payment Date in June, 2007        [**]
          Thereafter to and including the payment date in September, 2007   [**]
          Thereafter                                                        [**]

     (13) if such Collateral Debt Security is a security which accrues interest at a floating rate per annum, the Aggregate Principal Balance of all such Collateral Debt Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities) does not exceed [**] of the Net Outstanding
          Portfolio Collateral Balance;

     (14) if such security is a REIT Debt Security, the Aggregate Principal
          Balance of all such Collateral Debt Securities (together with the
          Aggregate Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities and) does not exceed [**] of the Net Outstanding Portfolio Collateral Balance;

     (15) if such security is a Collateralized Debt Obligation Security, the
          Aggregate Principal Balance of all such Collateral Debt Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities)
          does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance; if such security is a CDO-Backed CDO Security, the Aggregate
          Principal Balance of all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities) does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance;

     (16) unless such security is an Interest-Only Security, if the stated final maturity of such Collateral Debt Security occurs later than the date two Business Days prior to the Stated Maturity, the Aggregate
          Principal Balance of all such Collateral

                                      -31-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Debt Securities does not exceed [**] of the Net Outstanding Portfolio
          Collateral Balance; provided that (a) no such Collateral Debt
          Securities has a stated final maturity occurring more than five years after the Stated Maturity of the Notes, (b) the Principal Balance of
          such Collateral Debt Security is projected to be zero at the Stated
          Maturity of the Notes under (i) the lesser of (x) [**] of the pricing prepayment assumption and (y) a [**] constant prepayment rate assumption, if such Collateral Debt Security is an ABS Residential
          Security or (ii) a [**] constant prepayment rate assumption for all other Collateral Debt Securities and (c) the Weighted Average Life of
          all such Collateral Debt Securities is not more than two years longer than the Weighted Average Life required at the time under the Weighted
          Average Life Test;

     (17) if such security is a CMBS Large Loan Security, the Aggregate
          Principal Balance of all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities) does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance; provided further that the aggregate principal balance of CMBS Large Loan
          Securities which are secured by a single property (together with the aggregate principal balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance;

     (18) if such security is a Franchise Security, an Oil and Gas Security, a
          Restaurant and Food Services Security or a Personal, Food and
          Miscellaneous Services Security, the Aggregate Principal Balance of
          all such Collateral Debt Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance;

     (19) if such security is a Manufactured Housing Security, the Aggregate
          Principal Balance of all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance;

     (20) if such security is a Timeshare Security, the Aggregate Principal
          Balance of all such Collateral Debt Securities (together with the
          Aggregate Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) (a) rated below "A2" (or rated "A2" and on credit watch with negative implications) by Moody's,
          (b) rated below "A" (or rated "A" and on credit watch with negative implications) by Standard & Poor's or (c) rated below "A" (or rated
          "A" and on credit watch with negative implications) by Fitch, does not exceed [**] of the Net Outstanding Portfolio Collateral Balance;

     (21) if such security is the subject of an Asset Hedge Agreement, the
          Aggregate Principal Balance of all such Collateral Debt Securities does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance;

                                      -32-

[**] CONFIDENTIAL TREATMENT REQUESTED

     (22) if such security (taking into account any Asset Hedge Agreement applicable thereto) provides for periodic payments of interest in Cash less frequently than quarterly, (i) the Aggregate Principal Balance of all such Collateral Debt Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) does not exceed [**] of the
          Net Outstanding Portfolio Collateral Balance, (ii) it provides for periodic payments of interest in Cash at least semi-annually and (iii)
          Collateral Debt Securities comprising no more than [**] of the
          Aggregate Principal Balance of such Collateral Debt Securities
          ("Semiannual Pay Securities") provide for payments of interest in either (x) the first and third calendar quarters or (y) the second and fourth calendar quarters.

     (23) if such security is a Multiline Guaranteed Security, the Aggregate
          Principal Balance of (A) all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities) does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance; and (B) all
          such Collateral Debt Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities) guaranteed by any single Multiline Insurer does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance;

     (24) if such security is a Monoline Guaranteed Security, the Aggregate
          Principal Balance of (A) all such Collateral Debt Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities) does not exceed
          [**] of the Net Outstanding Portfolio Collateral Balance; and (B) all
          such Collateral Debt Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities) guaranteed by any single Monoline Insurer does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance; and

     (25) if such security is an Asset-Backed Security classified as a Minority
          ABS Asset Class, the aggregate principal balance of all such
          Collateral Debt Securities (together with the aggregate principal balance of any Synthetic Securities, the Reference Obligations of
          which are such securities) does not exceed [**] of the Net Outstanding
          Portfolio Collateral Balance, provided, however, that the aggregate principal balance of the Collateral Debt Securities (together with the aggregate principal balance of any Synthetic Securities, the Reference
          Obligations of which are such securities) of any single class of
          Asset-Backed Securities not classified as a Majority ABS Asset Class, does not exceed [**] of the Net Outstanding Portfolio Collateral
          Balance.

          "Controlling Class" means the Class A-1S Notes or, if there are no
Class A-1S Notes Outstanding, the Class A-1J Notes or, if there are no Class
A-1J Notes Outstanding, the Class A-2 Notes or, if there are no Class A-1 Notes or Class A-2 Notes Outstanding, the Class A-3 Notes or, if there are no Class
A-1 Notes, Class A-2 Notes or Class A-3 Notes Outstanding, the Class B Notes or,
if there are no Class A-1 Notes, Class A-2 Notes, Class A-3 Notes or Class

                                      -33-

[**] CONFIDENTIAL TREATMENT REQUESTED

B Notes Outstanding, the Class C Notes; provided, however, that, notwithstanding the foregoing, so long as the Class A-1S Notes are Outstanding or any Class
A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
Liabilities are due and owing to the Insurer, and no Insurer Default exists, then the "Controlling Class" shall be the Insurer and all voting, consent and other decision-making rights of the Controlling Class (other than pursuant to
Article VIII) under the Indenture and the Collateral Management Agreement will be exercisable solely by the Insurer. In addition to the foregoing, the
Insurer's right to exercise all of the rights of the Controlling Class will be reinstated if a claim is made that a Class A-1SW Preference Amount was paid for as long as any such claim is pending during the applicable statutory preference period or, if the Insurer is required to pay the amount of any such Class A-1SW
Preference Amount, for so long as any Class A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities owing to the Insurer have not been paid in full.

          "Corporate Guaranteed Security" means any Asset-Backed Security with respect to which the current rating thereof from each Rating Agency is primarily dependent upon a guarantee of such security by any entity other than a Monoline
Insurer or a Multiline Insurer.

          "Corporate Trust Office" means the designated corporate trust office of the Trustee, currently located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: CDO Trust Services Group--ACA ABS 2003-2,
Limited, telephone number 312-904-2498, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Collateral Manager and the Co-Issuers or the principal corporate trust office of any successor
Trustee.

          "Coverage Tests" means the Overcollateralization Tests and Interest
Coverage Tests applicable at the time of determination.

          "Credit Card Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances outstanding under revolving consumer credit card accounts, generally having the following characteristics: (1) the accounts have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum credit limit and general economic matters.

          "Credit Improved Security" means any Collateral Debt Security (or in the case of a Collateral Debt Security that is a Synthetic Security, the underlying Reference Obligation) that, or any other security included in the
Collateral that, as of any date of determination (i) in the Collateral Manager's reasonable business judgment (which shall not be called into question solely as a result of subsequent events) has significantly improved in credit quality at any time since such Collateral Debt Security was purchased or (ii) if the rating assigned on the Closing Date to (a) the Class A-1 Notes (with respect to the
Class A-1SW Notes, without giving effect to the Insurance Policy) or the Class
A-2 Notes by Moody's has on such date of determination been withdrawn or downgraded by one or more rating subcategory since the Closing Date (and such

                                      -34-

[**] CONFIDENTIAL TREATMENT REQUESTED

rating has not been restored to the rating assigned to the Non-Deferrable Senior
Notes (with respect to the Class A-1SW Notes, without giving effect to the
Insurance Policy) on the Closing Date) or (b) the Class A-3 Notes, the Class B
Notes or the Class C Notes has on such date of determination been withdrawn or downgraded by two or more rating subcategories since the Closing Date (and such rating has not been restored or reinstated to a rating that is not lower than one rating subcategory below the rating assigned to the Class A-3 Notes, the
Class B Notes or the Class C Notes on the Closing Date), then the rating of such
Collateral Debt Security must have been placed on watch list for possible upgrade or upgraded by at least one rating subcategory by any Rating Agency from the rating in effect at the time such Collateral Debt Security was acquired by the Issuer.

          "Credit Risk Security" means any Collateral Debt Security (or in the case of a Collateral Debt Security that is a Synthetic Security, the underlying
Reference Obligation) that, as of any date of determination (1) (i) in the
Collateral Manager's reasonable business judgment (which shall not be called into question solely as a result of subsequent events) has (A) a significant risk of declining in credit quality at any time since such Collateral Debt
Security was purchased and (B) a significant risk of becoming a Defaulted
Security, or (ii) if the rating assigned by Moody's on the Closing Date to (a)
the Class A-1 Notes (with respect to the Class A-1SW Notes, without giving effect to the Insurance Policy) or the Class A-2 Notes has as of such date of determination been withdrawn or downgraded by one or more rating subcategory since the Closing Date (and such rating has not been reinstated or restored to the rating assigned to the Non-Deferrable Senior Notes (with respect to the
Class A-1SW Notes, without giving effect to the Insurance Policy) on the Closing
Date) or (b) the Class A-3 Notes, Class B Notes or the Class C Notes has as of
such date of determination been withdrawn or downgraded by two or more rating subcategories since the Closing Date (and such rating has not been reinstated or restored to a rating that is not lower than one subcategory below the rating assigned to the Class A-3 Notes, the Class B Notes or the Class C Notes on the
Closing Date) the rating of such Collateral Debt Security must have been withdrawn or downgraded by at least one rating subcategory or placed on watch list for downgrade by any Rating Agency from the rating in effect at the time such Collateral Debt Security was acquired by the Issuer; or (2) at any time, such Collateral Debt Security is a Written Down Security.

          "Current Portfolio" means the portfolio (measured by Principal
Balance) of the Collateral Debt Securities and the proceeds of the disposition thereof held as Cash or Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities existing immediately prior to the acquisition or disposition of a Collateral Debt Security, as the case may be.

          "Custodial Account" means a custodial account at the Custodian, established in the name of the Trustee.

          "Custodian" has the meaning specified in Section 3.3(a).

          "Default" means any Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Event of Default.

                                      -35-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Defaulted Interest" means any interest due and payable in respect of any Note which is not punctually paid or duly provided for on the applicable
Payment Date or at its Stated Maturity and which remains unpaid (without giving effect to payments under the Class A-1SW Insurance Policy with respect to any
Class A-1SW Note). In no event shall interest that is deferred as Class A-3
Deferred Interest, Class B-F Deferred Interest, Class B-V Deferred Interest or
Class C Deferred Interest in accordance with Section 2.6(a) constitute Defaulted
Interest.

          "Defaulted Security" means any Collateral Debt Security, or any other security, included in the Collateral:

          (i) with respect to which, or with respect to which other indebtedness that ranks pari passu with or subordinate to any other material indebtedness for borrowed money owing by the issuer of such security as to which there has occurred and is continuing a payment default thereunder (without giving effect to any applicable grace period or waiver); provided that a payment default of up to three (3) Business Days with respect to which the Collateral Manager certifies to the Trustee in writing that, in its reasonable business judgment, is due to non-credit and non-fraud related reasons shall not cause a Collateral
Debt Security to be classified as a Defaulted Security; provided further that a security shall no longer be considered a "Defaulted Security" pursuant to this paragraph (i) if such security has paid in full any past due interest and has resumed full current payments of interest and scheduled principal in Cash
(whether or not any waiver or restructuring has been effected);

          (ii) with respect to which there has occurred a default (other than any payment default) which entitles the holders thereof, with the giving of notice or passage of time or both, to accelerate the maturity of all or a portion of the principal amount of such obligation, and such default has not been cured or waived;

          (iii) as to which a bankruptcy, insolvency, or receivership proceeding has been initiated and is continuing with respect to the issuer of such
Collateral Debt Security, or there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Collateral Debt
Security has offered the holders thereof a new security or package of securities that, in the reasonable business judgment of the Collateral Manager, either (x)
amounts to a diminished financial obligation or (y) has the purpose of helping the borrower to avoid default, except that a Collateral Debt Security shall not constitute a "Defaulted Security" under this clause (iii) if such Collateral
Debt Security was acquired in a distress exchange or other debt restructuring and satisfies the requirements of a Collateral Debt Security;

          (iv) as to which the Collateral Manager knows the issuer thereof is
(or is reasonably expected by the Collateral Manager to be, as of the next scheduled payment date) in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Collateral Debt Security;

          (v) (a) that is rated "D" or "SD" or "CC" by Standard & Poor's or, after having been assigned such a rating by Standard & Poor's, Standard & Poor's withdraws its rating with respect to such Collateral Debt Security, (b) that is rated "C" or "Ca" by Moody's or, after having been assigned such rating by
Moody's, Moody's withdraws its rating with respect to such

                                      -36-

[**] CONFIDENTIAL TREATMENT REQUESTED

Collateral Debt Security or (c) that is rated "CCC" or lower by Fitch or, after having been assigned such rating by Fitch, Fitch withdraws its rating with respect to such Collateral Debt Security;

          (vi) that is a Synthetic Security referencing a Reference Obligation that would, if such Reference Obligation were a Collateral Debt Security, constitute a "Defaulted Security" under paragraphs (i), (iii), (iv) or (v) of this definition;

          (vii) that is a Synthetic Security (other than a Synthetic Security in paragraph (vi) above) with respect to which (a) the long-term debt obligations of such Synthetic Security Counterparty are rated "D" or "SD" by Standard &
Poor's, or such ratings are withdrawn for credit related reasons by Standard &
Poor's, (b) as to which a bankruptcy, insolvency, or receivership proceeding has been initiated and is continuing with respect to such Synthetic Security
Counterparty or (c) the Synthetic Security Counterparty has defaulted in the performance of any of its payment obligations under the Synthetic Security (a
"Synthetic Security Counterparty Defaulted Obligation"); or

          (viii) that is a debt obligation delivered to the Issuer upon the occurrence of a "credit-event" under a Synthetic Security that would not be eligible for purchase by the Issuer in accordance with the Eligibility Criteria.

               The Collateral Manager may, but is not required to, declare any
Collateral Debt Security to be a Defaulted Security if, in the Collateral
Manager's reasonable business judgment, the credit quality of the issuer of such
Collateral Debt Security has significantly deteriorated such that there is a reasonable expectation of a payment default with respect to such Collateral Debt
Security.

          "Deferred Interest" means, either individually or collectively as the context may require, the Class A-3 Deferred Interest, the Class B Deferred
Interest and the Class C Deferred Interest.

          "Deferred Interest PIK Bond" means a PIK Bond with respect to which payment of interest either in whole or in part has been deferred and capitalized for (i) in the case of any Collateral Debt Security with a Moody's Rating of
"Baa3" or higher, the shorter of (x) two payment periods of such PIK Bond or (y)
six months and (ii) in all other cases, the shorter of (x) one payment period or
(y) three months, but in each case only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in full in Cash in accordance with the terms of the Underlying Instruments.

          "Definitive Note" has the meaning specified in Section 2.1(c).

          "Delayed Draw Closing" means the payment of the Class A-1SD Funding
Obligation by the Holders of the Class A-1SD Notes on the Delayed Draw Closing
Date.

          "Delayed Draw Closing Date" means January 29, 2004 or such later date established by the Issuer pursuant to Section 2.10.

                                      -37-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Delayed Draw Conditions" means the conditions to the funding by the
Holders of the Class A-1SD Notes of the Class A-1SD Funding Obligation on the
Delayed Draw Closing Date, as described in Section 4.2 of the Class A-1SD Note
Purchase Agreement.

          "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, the Person designated as Depositary pursuant to
Section 2.2(e) or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

          "Depositary Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of notes deposited with the Depositary.

          "Designated Maturity" has the meaning set forth in Schedule B.

          "Determination Date" means the last day of a Due Period.

          "Discount Security" means a Collateral Debt Security (other than an
Interest Only Security) purchased at a purchase price (exclusive of accrued interest) of less than [**] of the principal amount thereof.

          "Distribution" means any payment of principal of or interest on or any fee, dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

          "Distribution Compliance Period" means, with respect to the Notes, the period beginning upon the later of (i) the completion of the distribution thereof (as certified by the Co-Issuers to the Trustee if later than the Closing
Date) and (ii) the Closing Date and ending on (and including) the 40th day thereafter.

          "Diversity Score" is a single number that indicates collateral concentration implied by Specified Type and Moody's Rating. The Diversity Score
is calculated pursuant to the formula set out in Schedule C.

          "Diversity Test" means a test that is satisfied on any Measurement
Date on or after the Effective Date, if the Diversity Score is equal to or greater than [**].

          "Dollar" or "U.S.$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Due Date" means each date on which a Scheduled Distribution is due on a Pledged Security.

          "Due Period" means, with respect to any Payment Date, the period commencing on the day immediately following the last day of the calendar month
(or, if such day is not a Business Day, the immediately following Business Day)
prior to the preceding Payment Date (or on the Closing Date, in the case of the
Due Period relating to the March 2004 Payment Date) and

                                      -38-

[**] CONFIDENTIAL TREATMENT REQUESTED

ending on the last day of the calendar month (or, if such day is not a Business
Day, the immediately following Business Day) prior to the current Payment Date
(without giving effect to any Business Day adjustment thereto), except that, in the case of the Due Period that is applicable to the Payment Date relating to the Stated Maturity of the Notes, such Due Period shall end on the day preceding such Stated Maturity.

          "Effective Date" means the date that is the earlier of (a) February
20, 2004 and (b) the first date on which the Aggregate Principal Balance of the
Pledged Collateral Debt Securities, together with the principal amount of
Collateral Debt Securities which the Issuer has entered into binding commitments to purchase, is at least equal to the Minimum Ramp-Up Amount.

          "Effective Date Notice" has the meaning specified in Section 7.18(f).

          "Eligible Bidder List" means a list of not less than three and not more than ten Persons (who shall be dealers in the relevant underlying assets that are not Affiliates of each other and are not Affiliates of the Collateral
Manager) prepared by the Collateral Manager and delivered to the Trustee, as such list may be amended and supplemented by the Collateral Manager from time to time upon written notice to the Trustee, provided that any such notice shall only be effective on any Auction Date if such notice was received by the Trustee at least 17 Business Days prior to such Auction Date.

          "Eligible Bidders" means the Persons whose names appear from time to time on the Eligible Bidder List.

          "Eligible Country" means (i) Australia, Canada, the Netherlands, the
United Kingdom Germany, Ireland, Sweden and Switzerland; provided, however, that such country has a foreign currency issuer credit rating of at least "AA" by
Standard & Poor's (and, if rated "AA," has not been placed on a watch list for possible downgrade), at least "Aa2" by Moody's and at least "AA" by Fitch, and
(ii) any other jurisdiction for which the Rating Condition has been satisfied and the Insurer's (so long as any Class A-1S Notes are Outstanding or any Class
A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) consent, which shall not be unreasonably withheld or delayed, has been obtained with regard to the inclusion of the jurisdiction in this definition.

          "Eligible Investments" means any Dollar-denominated investment that is not a Prohibited Obligation and is one or more of the following (and may include investments for which the Trustee and/or its Affiliates provides services or receives compensation):

          (1)  Cash;

          (2) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the
     United States the obligations of which are expressly backed by the full faith and credit of the United States and which have a "AAA" Rating by
     Moody's;

                                      -39-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (3) demand and time deposits in, certificates of deposit of, bankers'
     acceptances payable within 91 days of issuance issued by, or Federal funds sold, by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than "A1" by Moody's (and not on watch for possible downgrade by Moody's), not less than "AA-" by Standard & Poor's and not less than "AA" by Fitch in the case of long-term debt obligations, or "P-1" by Moody's (and not on watch for possible downgrade by Moody's), not less than "A-1+" by Standard
     & Poor's (or, in the case of commercial paper and short-term obligations with maturities of thirty days or less, "A-1" by Standard & Poor's) and
     "F1+" by Fitch (or in the case of commercial paper and short term debt obligations with maturities of 30 days or less, "F1" by Fitch) in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "A1" by Moody's (and not on watch for possible downgrade by Moody's) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA-" by Standard & Poor's and not less than
     "AA-" by Fitch;

          (4) unleveraged repurchase obligations (if treated as debt for tax purposes by the issuer) with respect to (i) any security described in clause (2) above or (ii) any other Registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the Stated Maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company
     (acting as principal) described in clause (3) above or entered into with a corporation (acting as principal) the long-term rating of which is not less than "Aa2" by Moody's, not less than "AA+" by Standard & Poor's and, if rated by Fitch, not less than "AA+" by Fitch or the short-term credit rating of which is "P-1" by Moody's (and not on watch for possible downgrade by Moody's), "A-1+" by Standard & Poor's and "F1+" by Fitch at
     the time of such investment, provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's (and not on watch for possible downgrade by Moody's) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA+" by Standard & Poor's and not less than "AA+" by Fitch;

          (5) Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating of not less than "Aa2" by
     Moody's (and not on watch for possible downgrade by Moody's), not less than
     "AA+" by Standard & Poor's and not less than "AA+" by Fitch;

                                      -40-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (6) commercial paper or other short-term obligations (other than those described in clause (3) above) with a maturity of not more than 183 days from the date of issuance and having at the time of such investment a credit rating of "P-1" by Moody's (and not on watch for possible downgrade by Moody's), "A-1+" by Standard & Poor's and "F1+" by Fitch, provided that
     (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's (and not on watch for possible downgrade by Moody's) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than
     "AA+" by Standard & Poor's and not less than "AA+" by Fitch;

          (7) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a Registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the Issuer), in each case, which has a credit rating of "P-1"
     by Moody's (and not on watch for possible downgrade by Moody's), "A-1+" by
     Standard & Poor's and "F1+" by Fitch, provided that (i) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's (and not on watch for possible downgrade by Moody's) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "AA+" by Standard &
     Poor's and not less than "AA+" by Fitch; and

          (8) any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies, provided that (i) such fund or vehicle is formed and has its principal office outside the United States and (ii) the ownership of an interest in such fund or vehicle will not subject the Issuer to net income tax in any jurisdiction;

and, in each case, other than clause (1), with a Stated Maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the Due Period in which the date of investment occurs, provided that Eligible Investments may not include (i) any
Interest-Only Security, (ii) any security purchased at a price in excess of 100%
of the par value thereof, (iii) any investment the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax, (iv) any security the repayment of which is subject to substantial non-credit related risk as determined in the reasonable business judgment of the
Collateral Manager, (v) except with respect to the investments described in clause (3), any floating rate security the interest rate of which is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (vi)
any mortgage-backed security or (vii) any security or obligation the rating of which from Standard & Poor's includes the subscript "r" or "t."

          "Eligible SPV Jurisdiction" means the British Virgin Islands, the
Cayman Islands, Bermuda, Luxembourg, Netherlands Antilles, the Channel Islands,
Jersey, Guernsey or (subject to (x) satisfaction of the Rating Condition and (y)
obtaining the approval of the Insurer (so long as any Class A-1S Notes are
Outstanding or any Class A-1SW Accrued Insurance Liabilities or

                                      -41-

[**] CONFIDENTIAL TREATMENT REQUESTED

Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), which approval shall not be unreasonably withheld or delayed) any similar jurisdiction, provided that the related obligor or issuer is a special purpose entity.

          "Enhanced Equipment Trust Certificate" means the senior tranche of an
Equipment Trust Certificate, the subordinated tranche of which forms the equity of the ETC Issuer.

          "Entitlement Holder" has the meaning specified in Section 8-102(a)(7)
of the UCC.

          "Entitlement Order" has the meaning specified in Section 8-102(a)(8)
of the UCC.

          "Equipment Leasing Securities" means Asset-Backed Securities (other than Aerospace and Defense Securities, Healthcare Securities, Restaurant and
Food Services Securities, Small Business Loan Securities and Oil and Gas
Securities) that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from loans, leases and subleases of equipment (other than automobiles, trucks, buses and planes) to commercial and industrial customers, generally having the following characteristics: (1) the loans, leases and subleases have varying contractual maturities; (2) the loans, leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such loans, leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; and (4) in the case of leases or subleases, such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage.

          "Equipment Trust Certificates" means Asset-Backed Securities in the form of equipment trust certificates, including Enhanced Equipment Trust
Certificates and pass-through equipment trust certificates, issued by, or supported by obligations of, issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the
Exchange Act and, in accordance therewith, file reports and other information with the SEC. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer").
Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

                                      -42-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Equity Security" means any security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal.

          "ERISA" means the United States Employee Retirement Income Security
Act of 1974, as amended.

          "ETC Issuer" has the meaning specified in the definition of "Equipment
Trust Certificates".

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System.

          "Event of Default" has the meaning specified in Section 5.1.

          "Excepted Property" means (a) the Preference Share Payment Account and all of the funds and other property from time to time deposited in or credited to the Preference Share Payment Account and the proceeds thereof, (b) U.S.$250 undivided limited liability company interest of the Co-Issuer and U.S.$250 representing a profit fee to the Issuer, together with, in each case, any interest or income accruing thereon and the bank account in which such monies are held and any assets of the Co-Issuer.

          "Excess Amounts" mean the Excess Principal Proceeds and the Excess
Interest.

          "Excess Interest" means the amounts paid to the Preference Share
Paying Agent pursuant to clauses (T) and (V) of Section 11.1(a)(i).

          "Excess Principal Proceeds" means the amounts paid to the Preference
Share Paying Agent pursuant to clauses (Q) of Section 11.1(a)(ii).

          "Exchange Act" means the United States Securities Exchange Act of
1934, as amended.

          "Expected Available Interest Amount" means, with respect to any Due
Period, the sum, without duplication, of (i) the Scheduled Distributions of interest due (in each case regardless of whether the applicable Due Date has yet occurred) in the Due Period in which the relevant Measurement Date occurs on (x)
the Pledged Collateral Debt Securities (other than (a) Interest-Only Securities that are not Qualifying Interest-Only Securities, (b) Defaulted Securities and
(c) Deferred Interest PIK Bonds) and (y) all Eligible Investments held in the
Collection Accounts plus (ii) any fees actually received by the Issuer during such Due Period which constitute Interest Proceeds plus (iii) any amounts scheduled to be paid to the Issuer during such Due Period pursuant to any Asset
Hedge Agreement plus (iv) the amount, if any, scheduled to be paid to the Issuer by the Interest Rate Hedge Counterparty under the Interest Rate Hedge Agreement on or about the Payment Date relating to such Due Period minus (v) the amount, if any, scheduled to be paid to the Interest Rate Hedge Counterparty by the
Issuer under the Interest Rate Hedge Agreement on or about the Payment Date relating to such Due Period minus (vi) any scheduled interest payment due in the
Due Period in which such Measurement Date occurs on a Collateral Debt Security that is required to be paid to an Asset Hedge Counterparty in accordance with the terms of an Asset Hedge Agreement minus (vii) the amount, if any,

                                      -43-

[**] CONFIDENTIAL TREATMENT REQUESTED

scheduled to be paid in respect of the taxes and filing and registration fees
(including annual return fees) owed by the Co-Issuers on the Payment Date relating to such Due Period minus (viii) the amount, if any, scheduled to be applied on the Payment Date relating to such Due Period in accordance with
Section 11.1(a)(i)(B) (to the extent all such payments do not exceed [**], minus (ix) the amount, if any, of accrued and unpaid Senior Collateral
Management Fees scheduled to be paid to the Collateral Manager minus (x) the amount, if any, of any accrued and unpaid Senior Structuring Agent Fees scheduled to be paid to the Structuring Agent minus (xi) any Scheduled
Distribution of interest accrued on Collateral Debt Securities to the date of acquisition thereof and acquired with Principal Proceeds or Unused Proceeds after the Effective Date.

          "Expense Account" means the Securities Account designated the "Expense
Account" and established in the name of the Trustee pursuant to Section 10.4.

          "Fair Market Value" means, with respect to any Collateral Debt
Security, at any time, (i) an amount equal to (x) the median of the bona fide bids for such Collateral Debt Security obtained by the Collateral Manager at such time from any three nationally recognized dealers, which dealers are
Independent from one another and from the Collateral Manager, (y) if the
Collateral Manager is in good faith unable to obtain bids from three such dealers, the lesser of the bona fide bids for such Collateral Debt Security obtained by the Collateral Manager at such time from any two nationally recognized dealers chosen by the Collateral Manager, which dealers are
Independent from each other and the Collateral Manager, or (z) if the Collateral
Manager is in good faith unable to obtain bids from two such dealers, the bona fide bid for such Collateral Debt Security obtained by the Collateral Manager at such time from any nationally recognized dealer chosen by the Collateral
Manager, which dealer is Independent from the Collateral Manager, or (ii) the lesser of the prices for such Collateral Debt Security on such date provided by two pricing services chosen by the Collateral Manager, which pricing services are Independent from each other and the Collateral Manager, provided that (a) if the Collateral Manager is unable in good faith to obtain bona fide bids on such
Collateral Debt Security pursuant to any of subclauses (x), (y) and (z) of clause (i) but is able to obtain bona fide bids from the requisite number of dealers with respect to the same security in a principal amount other than the principal amount of such Collateral Debt Security in accordance with such subclause, the "Fair Market Value" of such Collateral Debt Security shall be equal to the amount determined pursuant to such subclause using the bona fide bids (or the bona fide bid) obtained for such security in such other principal amount adjusted to reflect the actual principal amount of such Collateral Debt
Security, (b) if, after giving effect to the determination of the "Fair Market
Value" of a Collateral Debt Security pursuant to subclause (z) of clause (i)
above, the aggregate outstanding principal amount of all Collateral Debt
Securities the "Fair Market Value" of which was determined pursuant to such subclause (z) exceeds [**] of the Net Outstanding Portfolio Collateral Balance,
the "Fair Market Value" of such Collateral Debt Security shall be [**] of the bid obtained by the Collateral Manager pursuant to such subclause (z) and (c) if the Collateral Manager is in good faith unable to obtain bona fide bids for such
Collateral Debt Security from at least one nationally recognized dealer or to obtain prices from at least two such pricing services, the "Fair Market Value"
of such Collateral Debt Security shall be the value of such Collateral Debt
Security as determined by the Collateral Manager in good faith and in the exercise of the Collateral Manager's reasonable business judgment and the
Collateral Manager

                                      -44-

[**] CONFIDENTIAL TREATMENT REQUESTED

shall notify the Trustee, the Insurer and each Rating Agency that the Collateral
Manager has determined the Fair Market Value of such Collateral Debt Security pursuant to this clause (c).

          "Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

          "Financing Statement" means a financing statement relating to the
Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured
Parties as secured party.

          "First Ramp-Up Test Date" has the meaning specified in Section 3.5.

          "First Rating Confirmation Failure Redemption Date" means (i) the June
2004 Payment Date if either (a) on the Effective Date, the Issuer is in compliance with all Collateral Quality Tests, Concentration Limitations and
Coverage Tests, or (b) the Collateral Manager, on behalf of the Issuer, has submitted a Plan to Moody's and Standard & Poor's which the Collateral Manager, in its reasonable judgment, believes will bring the Issuer into compliance with all Collateral Quality Tests, Concentration Limitations and Coverage Tests
within 30 days, and (ii) the March 2004 Payment Date if neither clause (i)(a)
nor clause (i)(b) is true.

          "Fitch" means Fitch, Inc. and any successor or successors thereto.

          "Fitch Rating" means, with respect to any Collateral Debt Security, the Rating thereof determined in accordance with clause (c) of the definition of
"Rating."

          "Fitch Rating Distribution" is the number determined on any
Measurement Date by dividing

          (a)  the summation of the series of products obtained, (a) for any
               Pledged Collateral Debt Security that is not a Defaulted Security or Deferred Interest PIK Bond, by multiplying (1) the Principal
               Balance on such Measurement Date of each such Pledged Collateral
               Debt Security by (2) its respective Fitch Rating Factor on such
               Measurement Date and (b) for any Defaulted Security or Deferred
               Interest PIK Bond, by multiplying (1) the Applicable Recovery
               Rate (determined for purposes of this definition pursuant to clause (c) of the definition of "Applicable Recovery Rate") for such Defaulted Security or Deferred Interest PIK Bond by (2) the
               Principal Balance on such Measurement Date of each such Defaulted
               Security or Deferred Interest PIK Bond by (3) its respective
               Fitch Rating Factor on such Measurement Date by

          (b)  the sum of (a) the Aggregate Principal Balance on such
               Measurement Date of all Pledged Collateral Debt Securities that are not Defaulted Securities or Deferred Interest PIK Bonds plus
               (b) the summation of the series of products obtained by
               multiplying (1) the Applicable Recovery Rate (determined for purposes of this definition pursuant to clause (c) of the
               definition of "Applicable Recovery Rate") for each Defaulted
               Security or Deferred Interest PIK Bond by (2) the Principal
               Balance on such Measurement Date of such Defaulted Security or
               Deferred Interest PIK Bond,

                                      -45-

[**] CONFIDENTIAL TREATMENT REQUESTED

and rounding the result up to the nearest whole number.

          "Fitch Rating Factor" means, for the purpose of computing the Fitch
Rating Distribution, with respect to any Collateral Debt Security on any
Measurement Date, the number set forth in the table below opposite the Fitch
Rating of such Collateral Debt Security and Eligible Investment:

                Fitch                   Fitch
               Rating                  Rating
Fitch Rating   Factor   Fitch Rating   Factor
------------   ------   ------------   ------
    AAA          0.19        BB         13.53
    AA+          0.57        BB-        18.46
    AA           0.89         B+        22.84
    AA-          1.15         B         27.67
    A+           1.65         B-        34.98
    A            1.85       CCC+        43.36
    A-           2.44       CCC         48.52
    BBB+         3.13        CC         77.00
    BBB          3.74         C         95.00
    BBB-         7.26       DDD-D      100.00
    BB+         10.18

          "Fitch Recovery Rate" means, with respect to any Defaulted Security or
Deferred Interest PIK Bond on any Measurement Date, an amount equal to the percentage corresponding to the domicile and seniority of such Defaulted
Security or Deferred Interest PIK Bond, as applicable, as set forth in the Fitch
Recovery Rate Matrix incorporated as Part III of Schedule E; provided that, the applicable percentage shall be the percentage corresponding to the most senior
Outstanding Class of Notes then rated by Fitch.

          "Fitch Sector" means, without limitation, but subject to approval by
Fitch, each of the Fitch Sectors set forth in Schedule G of this Indenture.

          "Fitch Weighted Average Rating Factor Test" means a test that is satisfied as of any Measurement Date on and after the Effective Date if the
Fitch Rating Distribution of the Collateral Debt Securities does not exceed
[**].

          "Fixed Rate Excess" means, as of any Measurement Date, a fraction
(expressed as a percentage) the numerator of which is equal to the product of
(a) the greater of zero and the excess, if any, of the Weighted Average Coupon for such Measurement Date over [**] (or [**] on the First Ramp-Up Test Date or
[**] on the Second Ramp-Up Test Date) and (b) the Aggregate Principal Balance
of all Fixed Rate Securities (excluding Defaulted Securities, Written-Down
Securities and Deferred Interest PIK Bonds) and the denominator of which is the
Aggregate Principal Balance of all Floating Rate Securities (excluding Defaulted
Securities, Written-Down Securities and Deferred Interest PIK Bonds). In
computing the Fixed Rate Excess, the Weighted Average Coupon shall be computed as if the Spread Excess were equal to zero.

                                      -46-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Fixed Rate Notes" means the Class B-F Notes and the Class C Notes.

          "Fixed Rate Security" means any Collateral Debt Security other than a
Floating Rate Security.

          "Floating Rate Notes" means the Class A-1S Notes, Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B-V Notes.

          "Floating Rate Security" means any Collateral Debt Security that is expressly stated to bear interest based upon the London Interbank Offered Rate for Dollar denominated obligations.

          "Floorplan Receivable Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) upon assets that will consist of a revolving pool of receivables arising from the purchase and financing by domestic retail motor vehicle dealers for their new and used automobile and light-duty truck inventory. The receivables are comprised of principal receivables and interest receivables. In addition to receivables arising in connection with designated accounts, the trust assets may include interests in other floorplan assets, such as: (1) participation interests in pools of assets existing outside the trust and consisting primarily of receivables arising in connection with dealer floorplan financing arrangements originated by a manufacturer or one of its affiliates; (2) participation interests in receivables arising under dealer floorplan financing arrangements originated by a third party and participated to a manufacturer; (3) receivables originated by a manufacturer under syndicated floorplan financing arrangements between a motor vehicle dealer and a group of lenders; or (4) receivables representing dealer payment obligations arising from purchases of vehicles.

          "Flow-Through Investment Vehicle" means any entity (i) that would be an investment company but for the exception in Section 3(c)(1) or Section
3(c)(7) of the Investment Company Act and the amount of the investment of which in the Notes (including in all classes of the Notes) exceeds [**] of its total assets (determined on a consolidated basis with such entity's subsidiaries),
(ii) as to which any person owning any equity or similar interest in the entity has the ability to control any investment decision of such entity to determine, on an investment-by-investment basis, the amount of such person's contribution to any investment made by such entity, (iii) that was organized or reorganized for the specific purpose of acquiring a Note or Preference Shares or (iv) as to which any person owning an equity or similar interest in which was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase a Note or Preference Shares.

          "Forward Purchase Commitment" means an agreement (in the form of an
ISDA Master Agreement and confirmation thereunder) between the Issuer and UBS
Limited entered into on the Closing Date under which, subject to the conditions and requirements set forth therein, the Issuer agrees to purchase from UBS
Limited Collateral Debt Securities, and UBS Limited agrees to sell such
Collateral Debt Securities to the Issuer, on the Delayed Draw Closing Date.

                                      -47-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Funding Affiliate" means an Affiliate of the Collateral Manager which is expected to acquire all of the Preference Shares on the Closing Date.

          "Funding Noteholder" means any holder of the Funding Notes.

          "Funding Notes" means the notes issued by the Funding Affiliate to finance its acquisition of Preference Shares.

          "Future Flow Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) upon the receipt of accounts receivable generated by ongoing business of the issuer. The proceeds from the Future Flow
Securities are typically used to improve or increase business capacity for which all or a portion of the future cash generated from the business is pledged.

          "General Intangible" has the meaning set forth in Section 9-102(a)(42)
of the UCC.

          "Global Notes" means the Regulation S Global Notes and the Restricted
Global Notes.

          "Grant" means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge and create a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other
Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Healthcare, Education and Childcare Equipment Securities" means
Asset-Backed Securities (other than Small Business Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of equipment to hospitals, non-hospital medical facilities, physicians and physician groups, educational facilities and facilities providing childcare services for use in the provision of healthcare, educational or childcare services, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; and (4) such leases or subleases typically provide for the right of the

                                      -48-

[**] CONFIDENTIAL TREATMENT REQUESTED

lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear.

          "Healthcare Securities" means Asset-Backed Securities that are either
(i) Healthcare, Education and Childcare Equipment Securities or (ii) Hospital
Receivable Securities.

          "Hedge Agreement" means any Asset Hedge Agreement or any Interest Rate
Hedge Agreement.

          "Hedge Counterparty" means any Asset Hedge Counterparty or any
Interest Rate Hedge Counterparty.

          "Hedge Counterparty Collateral Account" means each Securities Account designated a "Hedge Counterparty Collateral Account" and established in the name of the Trustee pursuant to Section 16.1(e).

          "Highest Auction Price" means, with respect to an Auction Call
Redemption, the highest price bid by any Identified Bidder for all of the
Collateral Debt Securities. In each case, the price bid by an Identified Bidder shall be the Dollar amount that the Collateral Manager certifies to the Trustee based on the Collateral Manager's review of the bids, which certification shall be binding and conclusive.

          "Holder" or "Securityholder" means a Noteholder and/or a Preference
Shareholder as the context may require.

          "Home Equity Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances (including revolving balances) outstanding under lines of credit or loans secured by (but not, upon origination, by a first priority lien on)
residential real estate (single or multi-family properties) the proceeds of which lines of credit or loans are not used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the balances have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum line of credit and general economic matters; and (4) the line of credit or loan may be secured by residential real estate with a market value (as determined on the date of origination of such line of credit or loan) that is less than the original proceeds of such line of credit or loan.

          "Home Improvement Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances outstanding under loans secured by (first lien, junior lien and unsecured) residential real estate (single, multi-family, condominium and manufactured housing properties) the proceeds of which loans or lines of credit are generally used to purchase real

                                      -49-

[**] CONFIDENTIAL TREATMENT REQUESTED

estate, perform home improvements, refinance debt, or consolidate debt, generally having the following characteristics: (1) the balances have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates and general economic matters;
and (4) the loan may or not be secured by residential real estate with a market value (determined on the date of origination of such loan or line of credit)
that is less than the original proceeds of such loan.

          "Hospital Receivable Securities" means Asset-Backed Securities (other than Healthcare, Education and Childcare Equipment Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from contracts entitling health care providers to receive payments from third party insurance programs for medical services (and any ancillary services and sales) provided, generally having the following characteristics: (1) the contracts have standardized payment terms; and (2) the contract balances are obligations of third party insurers and accordingly represent a very diversified pool of obligor credit risk.

          "Identified Bidders" has the meaning set forth in Schedule H.

          "Indenture" means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

          "Independent" means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an
Officer, employee, promoter, underwriter, voting trustee, partner, director or
Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is
Independent within the meaning hereof. "Independent," when used with respect to any accountant for a Person, may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule
101 of the Code of Ethics of the American Institute of Certified Public
Accountants.

          "Indorsement" has the meaning specified in Section 8-102(a)(11) of the
UCC.

          "Initial Purchaser" means UBS Securities LLC.

          "Instruction" has the meaning specified in Section 8-102(a)(12) of the
UCC.

          "Instrument" has the meaning specified in Section 9-102(a)(47) of the
UCC.

          "Insurance Company Guaranteed Security" means any Monoline Guaranteed
Security or Multiline Guaranteed Security.

                                      -50-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Insurance Indemnification Agreement" means the Indemnification
Agreement dated as of the Closing Date among the Insurer, the Issuer, the
Collateral Manager and the Initial Purchaser.

          "Insurance Premium" means the Class A-1S Insurance Premium.

          "Insured Notes" means the Class A-1SW Notes.

          "Insurer" means CDC IXIS Financial Guaranty North America, Inc., a monoline financial guaranty insurance company incorporated under the laws of the
State of New York.

         "Insurer Default" means the occurrence or continuance of any of the following events: (i) the Insurer fails to make a payment required under the
Class A-1SW Insurance Policy in accordance with its terms and such failure remains unremedied for three Business Days; or (ii) the Insurer (a) files any petition or commences any case or proceeding under any provision or chapter of the United States Federal Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation or liquidation, (b) makes a general assignment for the benefit of its creditors or (c) has an order for relief entered against it under the United States Federal Bankruptcy Code or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation or liquidation which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the
Insurer).

          "Insurer Interest Rate" means the per annum rate set forth in the
Class A-1SW Insurance Agreement (which will generally be equal to the prime rate of interest publicly announced from time to time by Citibank, N.A. plus 2%
computed on the basis of a 360-day year and the actual number of days elapsed).

          "Interest Collection Account" means the Securities Account designated the "Interest Collection Account" and established in the name of the Trustee pursuant to Section 10.2.

          "Interest Coverage Tests" means the Senior Interest Coverage Test, the
Class A-3 Interest Coverage Test, the Class B Interest Coverage Test and the
Class C Interest Coverage Test.

          "Interest Only Security" means any security that does not provide for repayment of a stated principal amount in one or more installments on or prior to the date two Business Days prior to the Stated Maturity of the Notes.

          "Interest Payment Amount" means, with respect to any Class of Notes and any Payment Date, the sum of (i) the aggregate amount of interest accrued at the Note Interest Rate for such Class, during the Interest Period ending immediately prior to such Payment Date, on the Aggregate Outstanding Amount of the Notes of such Class on the first day of such Interest Period (after giving effect to any redemption of the Notes of such Class or other payment of

                                      -51-

[**] CONFIDENTIAL TREATMENT REQUESTED

principal of the Notes of such Class on any preceding Payment Date) plus (ii)
any Defaulted Interest in respect of the Notes of such Class and accrued interest thereon. Except as otherwise provided herein, (i) the Interest Payment
Amount of a Class A-3 Note at any time shall include all Class A-3 Deferred
Interest (and interest thereon) with respect to such Note at such time, (ii) the
Interest Payment Amount of a Class B-F Note at any time shall include all Class
B-F Deferred Interest (and interest thereon) with respect to such Note at such time, (iii) the Interest Payment Amount of a Class B-V Note at any time shall include all Class B-V Deferred Interest (and interest thereon) with respect to such Note at such time and (iv) the Interest Payment Amount of a Class C Note at
any time shall include all Class C Deferred Interest (and interest thereon) with respect to such Note at such time.

          "Interest Period" with respect to the Notes means, subject to Section
14.15, (i) in the case of the initial Interest Period, the period from, and including, the Closing Date (or, in the case of the Class A-1SD Notes, the
Delayed Draw Closing Date) to, but excluding, the first Payment Date, and (ii)
thereafter, the period from, and including, the Payment Date immediately following the last day of the immediately preceding Interest Period to, but excluding, the next succeeding Payment Date.

          "Interest Proceeds" means, with respect to any Due Period, the sum
(without duplication) of: (1) all payments of interest on the Collateral Debt
Securities received in Cash by the Issuer during such Due Period (excluding (x)
payments in respect of accrued interest included in Principal Proceeds and (y)
payments in respect of deferred interest on Deferred Interest PIK Bonds previously capitalized and treated as "Principal Proceeds" pursuant to clause
(8) of the definition thereof and (z) interest on any Collateral Debt Security that is required to be paid to an Asset Hedge Counterparty in accordance with the terms of an Asset Hedge Agreement); (2) all accrued interest received in
Cash by the Issuer with respect to Collateral Debt Securities sold by the Issuer
(excluding payments in respect of accrued and unpaid interest on any Credit
Improved Security or Credit Risk Security sold during the Reinvestment Period and reinvested at the option of the Collateral Manager in any Substitute
Collateral Debt Security, Sale Proceeds received in respect of Defaulted
Securities and Written-Down Securities, and payments in respect of accrued interest included in Principal Proceeds pursuant to clause (7) of the definition of Principal Proceeds); (3) all payments of interest (including any amount representing the accreted portion of a discount from the face amount of an
Eligible Investment) on Eligible Investments in the Collection Accounts and
Unused Proceeds Account received in Cash by the Issuer during such Due Period and all payments of principal, including repayments, on Eligible Investments purchased with amounts from the Interest Collection Account received by the
Issuer during such Due Period; (4) all amendment and waiver fees, all late payment fees, and all other fees, commissions and interest received in cash by the Issuer during such Due Period in connection with such Collateral Debt
Securities and Eligible Investments (other than any fees, commissions or interest received in respect of Defaulted Securities and Written-Down Securities and yield maintenance payments included in Principal Proceeds); (5) all payments received pursuant to the Interest Rate Hedge Agreement or any Asset Hedge
Agreement (excluding any payments received by the Issuer by reason of an event of default or termination event (as defined in the relevant Hedge Agreement) or any proceeds received for a reduction of the hedges); and (6) all amounts on deposit in the Expense Account which are transferred to the Payment Account for application as Interest Proceeds pursuant to Section 10.4(a), provided that

                                      -52-

[**] CONFIDENTIAL TREATMENT REQUESTED

Interest Proceeds shall in no event include (i) any payment or proceeds that constitutes "Principal Proceeds" in the definition thereof or (ii) any Excepted
Property.

          "Interest Rate Hedge Agreement" means any interest rate protection agreement (including, without limitation, swaps (a "Swap") and caps (a "Cap"))
entered into between the Issuer and an Interest Rate Hedge Counterparty as of
the Closing Date, as amended from time to time, and any replacement hedge agreement on substantially identical terms (or on such other terms satisfying the Rating Condition) entered into pursuant to Section 16.1.

          "Interest Rate Hedge Counterparty" means (a) any counterparty under an
Interest Rate Hedge Agreement with respect to which counterparty the Rating
Condition has been satisfied or (b) any permitted assignee or successor under the Interest Rate Hedge Agreement which satisfies the Rating Condition.

          "Investment Company Act" means the United States Investment Company
Act of 1940, as amended, and the rules thereunder.

          "Investment Grade CDO Securities" means Collateralized Debt Obligation
Securities with respect to which at least 80% of the assets in the underlying pool are corporate bonds and/or leveraged loans rated "Baa3" or higher by
Moody's and "BBB-" or higher by both Standard & Poor's and Fitch (in each case, if rated by such Rating Agency).

          "Irish Paying Agent" means Davy International.

          "Irish Stock Exchange" means the Irish Stock Exchange Limited.

          "Issue" means Collateral Debt Securities issued by the same issuer, secured by the same collateral pool and having the same terms and conditions (as to, among other things, coupon, maturity, security and subordination).

          "Issue Price" means, in relation to the initial 33,500 Preference
Shares to be issued by the Issuer, U.S.$1,000 per share and, in relation to any additional Preference Shares, such issue price per share as may be determined by the Directors of the Issuer.

          "Issuer" means ACA ABS 2003-2, Limited, an exempted company with limited liability incorporated and existing under the law of the Cayman Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

          "Issuer Charter" means the Memorandum and Articles of Association of the Issuer, filed under the Companies Law (2003 Revision) of the Cayman Islands,
as modified and supplemented and in effect from time to time.

          "Issuer Order" and "Issuer Request" mean, respectively, a written order or a written request (which may be in the form of a blanket order or request), in each case dated and signed in the name of the Issuer by an
Authorized Officer of the Issuer and (if appropriate) the Co-Issuer, or by an
Authorized Officer of the Collateral Manager where permitted pursuant to this
Indenture or the Collateral Management Agreement, as the context may require or permit.

                                      -53-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Knowledgeable Employee" has the meaning specified in Rule 3c-5 promulgated under the Investment Company Act.

          "LIBOR" has the meaning set forth in Schedule B.

          "LIBOR Determination Date" has the meaning set forth in Schedule B.

          "London Business Day" has the meaning set forth in Schedule B.

          "Lottery Receivable Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) upon an arrangement that compensates a winner of a state lottery with one lump sum payment in exchange for a pledge of the lottery payments that individual would have received over a future period of time. Therefore, Lottery Receivable Securities are backed by a diversified pool of payments received from various state lottery commissions in exchange for a lump sum payment to a bona fide winner of a given state lottery.

          "Make-Whole Amount" means the Class B-F Make-Whole Amount and the
Class C Make-Whole Amount.

          "Majority ABS Asset Classes" means any Asset-Backed Securities (or
Synthetic Securities the Reference Obligations of which are such securities)
secured by assets the description of which is consistent with the descriptions of the following classes of Asset-Backed Securities: Asset-Backed CDO
Securities, Automobile Securities, Car Rental Securities, CDO-Backed CDO
Securities, CMBS, Credit Card Securities, Equipment Leasing Securities,
Investment Grade CDO Securities, Manufactured Housing Securities, REIT Debt
Securities, Residential A Mortgage Securities, Residential B/C Mortgage
Securities, Student Loan Securities and Timeshare Securities. After the Closing
Date, any other type of Asset-Backed Security may be designated as a "Majority
ABS Asset Class" in a notice from the Collateral Manager to the Trustee.

          "Majority of the Controlling Class" means the Insurer (if it is the
Controlling Class), but if the Insurer is not the Controlling Class, Holders of
a majority of the Aggregate Outstanding Amount of the Controlling Class of
Notes.

          "Management Fees" means the Senior Collateral Management Fee and the
Subordinated Collateral Management Fee.

          "Manufactured Housing Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from manufactured housing (also known as mobile homes and prefabricated homes)
installment sales contracts and installment loan agreements, generally having the following characteristics: (1) the contracts and loan agreements have varying, but typically lengthy, contractual maturities; (2) the contracts and loan agreements are secured by the manufactured homes and, in certain cases, by mortgages and/or deeds of trust on the real estate to which the manufactured homes are deemed permanently affixed; (3) the contracts and/or loans

                                      -54-

[**] CONFIDENTIAL TREATMENT REQUESTED

are obligations of a large number of obligors and accordingly represent a relatively diversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5)
in some cases, obligations are fully or partially guaranteed by a governmental agency or instrumentality.

          "Margin Stock" means "margin stock" as defined under Regulation T,
Regulation U or Regulation X issued by the Board of Governors of the Federal
Reserve System.

          "Maturity" means, with respect to any Note, the date on which all
Outstanding unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Measurement Date" means any of the following: (a) the Closing Date,
(b) the Effective Date, (c) any date after the Effective Date upon which the
Issuer acquires or disposes of any Collateral Debt Security, (d) any date after the Effective Date on which a Collateral Debt Security becomes a Defaulted
Security, (e) each Determination Date, (f) the last Business Day of each calendar month (other than any calendar month in which a Determination Date occurs and any calendar month ending prior to the Effective Date) and (g) with reasonable notice to the Issuer and the Trustee, any other Business Day that any
Rating Agency, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance
Reimbursement Liabilities remain unpaid and in each case so long as no Insurer
Default has occurred and is continuing) or Holders of more than 50% of the
Aggregate Outstanding Amount of any Class of Notes requests to be a "Measurement
Date," provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding day that is a Business Day.

          "Minimum Hedge Counterparty Ratings" means, with respect to a Hedge
Counterparty or any transferee thereof, (a) either (i) if no short-term rating is available, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or an affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "AA" by Standard & Poor's (and, if rated "AA" has not been placed on a watch list for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or an affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge
Counterparty or such transferee, as the case may be, under the related Hedge
Agreement) are rated at least "A-1" by Standard & Poor's (and, if rated "A-1"
has not been placed on a watch list for possible downgrade), (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or an affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated at least "Aa2" by
Moody's (provided that the Minimum Hedge Counterparty ratings shall not be satisfied with respect to such Hedge Counterparty pursuant to this clause (b)(i)
if such obligations are rated

                                      -55-

[**] CONFIDENTIAL TREATMENT REQUESTED

"Aa2" by Moody's and such rating is on watch for possible downgrade) or (ii) (x)
the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or an affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty or such transferee, as the case may be, under the related Hedge Agreement) are rated "P-1" by Moody's
(provided that the Minimum Hedge Counterparty Ratings shall not be satisfied with respect to such Hedge Counterparty pursuant to this clause (b)(ii)(x) if such obligations are rated "P-1" by Moody's and such rating is on watch for possible downgrade) and (y) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or an affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge
Counterparty or such transferee, as the case may be, under the related Hedge
Agreement) are rated at least "A1" by Moody's (provided that the Minimum Hedge
Counterparty Ratings shall not be satisfied with respect to such Hedge
Counterparty pursuant to this clause (b)(ii)(y) if such obligations are rated
"A1" by Moody's and such rating is on watch for possible downgrade) and (c)
either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty or such transferee (or any affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least "F1" by Fitch, or (ii) if such Hedge Counterparty or such transferee (or any affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) does not have a short-term rating from Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or any affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least "AA" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of a Hedge Counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of such Hedge Counterparty.

          "Minimum Ramp-Up Amount" means U.S.$[**].

          "Minimum Redemption Amount" means the sum (reduced by the amount provided in Section 9.6(iii), if applicable) of the Total Senior Redemption
Amount plus the lesser of (i) the Preference Share Balance, and (ii) such amount as the holders of a majority of the Preference Shares may specify in writing to the Trustee.

          "Minority ABS Asset Classes" means any Asset-Backed Securities (or
Synthetic Securities the Reference Obligations of which are such securities)
secured by assets the description of which is not consistent with the description of any Majority ABS Asset Classes.

          "Money" has the meaning specified in Section 1-201(24) of the UCC.

          "Money Management Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of fees and costs relating to various money management activities,

                                      -56-

[**] CONFIDENTIAL TREATMENT REQUESTED

provided that no Asset-Backed Securities with cash flows tied to an index or from 12b-1 fees or mutual fund fees shall be considered "Money Management
Securities" hereunder.

          "Monoline Guaranteed Securities" means any Asset-Backed Security of a
Specified Type as to which the timely payment of interest when due, and the payment of principal no later than stated legal maturity, is unconditionally guaranteed pursuant to an insurance policy, guarantee or other similar instrument issued by a Monoline Insurer organized under the laws of a state of the United States, but only if such insurance policy, guarantee or other similar instrument (1) expires no earlier than such stated maturity, (2) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (3) is issued by a Monoline Insurer having a credit rating assigned by a nationally recognized statistical rating organization that currently rates such Asset-Backed Security which is higher than the credit rating assigned by such rating organization to such Asset-Backed
Security determined without giving effect to such insurance policy, guarantee or other similar instrument.

          "Monoline Insurer" means a financial guaranty insurance company that guarantees scheduled interest and principal payments on bonds and writes no other line or type of insurance.

          "Monthly Report" has the meaning specified in Section 10.7(a).

          "Moody's" means Moody's Investors Service, Inc. and any successor or successors thereto.

          "Moody's Maximum Rating Distribution Test" means a test satisfied on any Measurement Date on and after the Effective Date if the Moody's Rating
Distribution of the Collateral Debt Securities is equal to a numerical value of not more than [**].

          "Moody's Minimum Weighted Average Recovery Rate Test" means a test satisfied as of any Measurement Date on and after the Effective Date if the
Moody's Weighted Average Recovery Rate is greater than or equal to [**].

          "Moody's Rating" means, with respect to any Collateral Debt Security, the Rating thereof determined in accordance with clause (a) of the definition of
"Rating."

          "Moody's Rating Distribution" means the number determined on any
Measurement Date by dividing

          (i)  the summation of the series of products obtained (A) for any
               Pledged Collateral Debt Security that is not a Defaulted Security or Deferred Interest PIK Bond, by multiplying (1) the Principal
               Balance on such Measurement Date of each such Pledged Collateral
               Debt Security by (2) its respective Moody's Rating Factor on such
               Measurement Date and (B) for any Defaulted Security or Deferred
               Interest PIK Bond, by multiplying (1) the Calculation Amount for such Defaulted Security or Deferred Interest PIK Bond on such
               Measurement Date by (2) its respective Moody's Rating Factor on such Measurement Date by

                                      -57-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (ii) the sum of (A) the Aggregate Principal Balance on such
               Measurement Date of all Pledged Collateral Debt Securities that are not Defaulted Securities or Deferred Interest PIK Bonds, plus
               (B) the sum of the Calculation Amounts of each Defaulted Security or Deferred Interest PIK Bond on such Measurement Date,

and rounding the result up to the nearest whole number. For the purpose of determining the Moody's Rating Distribution, the Applicable Recovery Rate used to determine the Calculation Amount of a Defaulted Security or Deferred Interest
PIK Bond shall be the Applicable Recovery Rate determined pursuant to clause (a)
of the definition of "Applicable Recovery Rate."

          "Moody's Rating Factor" means, for purposes of computing the Moody's
Rating Distribution, the number assigned below to the Moody's Rating applicable to each Collateral Debt Security:

Moody's   Moody's Rating     Moody's     Moody's Rating
 Rating       Factor          Rating         Factor
-------   --------------   -----------   --------------

   Aaa            1             Ba1             940
   Aa1           10             Ba2           1,350
   Aa2           20             Ba3           1,780
   Aa3           40              B1           2,220
    A1           70              B2           2,720
    A2          120              B3           3,490
    A3          180            Caa1           4,770
  Baa1          260            Caa2           6,500
  Baa2          360            Caa3           8,070
  Baa3          610        Ca or lower       10,000

          "Moody's Weighted Average Recovery Rate" means, as of any Measurement
Date, the number obtained by summing the products obtained by multiplying the
Principal Balance of each Collateral Debt Security, other than a Defaulted
Security, by its "Applicable Recovery Rate" (determined for purposes of this definition pursuant to clause (a) of the definition of "Applicable Recovery
Rate"), dividing such sum by the Aggregate Principal Balance of all such
Collateral Debt Securities, multiplying the result by 100 and rounding up to the first decimal place.

          "Multiline Guaranteed Securities" means any Asset-Backed Security of a
Specified Type as to which the timely payment of interest when due, and the payment of principal no later than stated legal maturity, is unconditionally guaranteed pursuant to an insurance policy, guarantee or other similar instrument issued by a Multiline Insurer organized under the laws of a state of the United States, but only if such insurance policy, guarantee or other similar instrument (1) expires no earlier than such stated maturity, (2) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (3) is issued by a Multiline Insurer having a credit rating assigned by a nationally recognized statistical rating organization that currently rates such Asset-Backed

                                      -58-

[**] CONFIDENTIAL TREATMENT REQUESTED

Security which is higher than the credit rating assigned by such rating organization to such Asset-Backed Security determined without giving effect to such insurance policy, guarantee or other similar instrument.

          "Multiline Insurer" means an insurance company that writes more than one line or type of insurance.

          "Net Outstanding Portfolio Collateral Balance" means, on any
Measurement Date, an amount equal to (a) the Aggregate Principal Balance on such
Measurement Date of all Pledged Collateral Debt Securities (which shall not include the notional amounts of any Interest-Only Securities) plus (b) the
Aggregate Principal Balance of all Principal Proceeds and Unused Proceeds held as Cash and Eligible Investments purchased with Principal Proceeds or Unused
Proceeds and any amount on deposit at such time in the Principal Collection
Account or the Unused Proceeds Account (without duplication) minus (c) the
Aggregate Principal Balance on such Measurement Date of all Pledged Collateral
Debt Securities that are (i) Defaulted Securities or Deferred Interest PIK Bonds
or (ii) Equity Securities plus (d) for each Defaulted Security or Deferred
Interest PIK Bond, the Calculation Amount with respect to such Defaulted
Security or Deferred Interest PIK Bond; provided that the Principal Balance with respect to each Discount Security shall be equal to the purchase price of the
Discount Security less an amount equal to (a) all principal payments received by the Issuer with respect to such Collateral Debt Security, multiplied by (b) a fraction the numerator of which is such purchase price and the denominator of which is such principal amount).

          "Non-call Period" means the period from the Closing Date to and including the Business Day immediately preceding the December, 2007 Payment
Date.

          "Non-Deferrable Senior Notes" means the Class A-1 Notes and the Class
A-2 Notes.

          "Note Interest Rate" means, with respect to the Notes of any Class for any Interest Period, the annual rate at which interest accrues on the Notes of such Class for such Interest Period, as specified in Section 2.2.

          "Noteholder" means the Person in whose name a Note is registered in the Note Register.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4(a).

          "Note Valuation Report" has the meaning specified in Section 10.7(b).

          "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes,
Class B Notes and Class C Notes authorized by, and authenticated and delivered under, this Indenture.

          "Offer" means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related
Underlying Instruments) or to convert or exchange such security into or for

                                      -59-

[**] CONFIDENTIAL TREATMENT REQUESTED

Cash, securities or any other type of consideration or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

          "Offering" means the offering of the Notes and the Preference Shares under the Offering Circular.

          "Offering Circular" means the Offering Circular, prepared and delivered in connection with the offer and sale of the Notes and Preference
Shares, as amended or supplemented on or prior to the Closing Date.

          "Officer" means, (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the
Issuer, any director), the President, any Vice President, the Secretary, an
Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; and
(b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

          "Oil and Gas Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (a) a pool of franchise loans made to operators of franchises that provide oil and gasoline and provide other services related thereto and (b) leases or subleases of equipment to such operators for use in the provision of such goods and services, generally having the following characteristics: (1) the loans, leases or subleases have varying contractual maturities; (2) the loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the obligations of the lessors or sublessors of the equipment may be secured not only by the leased equipment but also the related real estate; (4) the loans, leases and subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment of the loans can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; (6) the repayment stream on the leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, a sublessee or third party of the underlying equipment; (7) such leases and subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of a lease term for excess usage or wear and tear; and (8) the ownership of a franchise right or other similar license and the creditworthiness of such franchise operators is the primary factor in any decision to invest in these securities.

          "Opinion of Counsel" means a written opinion addressed to the Issuer, the Trustee, the Insurer and each Rating Agency (each, a "Recipient"), in form and substance reasonably satisfactory to such Recipients, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the

                                      -60-

[**] CONFIDENTIAL TREATMENT REQUESTED

Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Recipients. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon.

          "Optional Redemption" has the meaning specified in Section 9.1(a).

          "Ordinary Shares" means the issued ordinary share capital of the
Issuer, which consists of 250 ordinary shares, U.S.$1.00 par value per ordinary share, all of which shares have been issued to the Share Trustee.

          "Outstanding" means, (a) with respect to the Notes or a particular
Class of the Notes, as of any date of determination, all of (x) the Notes or (y)
the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture except:

          (i)  Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably
               deposited with the Trustee or any Paying Agent in trust for the
               Holders of such Notes, provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

          (iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in
               Section 2.5;

provided that, to the extent that any Class A-1SW Notes have been paid with proceeds of the Class A-1SW Insurance Policy, such Class A-1SW Notes shall continue to remain Outstanding until the Insurer has been paid as subrogee hereunder and the Insurer shall be deemed to be the Holder thereof, to the extent of any payment thereon made by the Insurer; and

          (b) with respect to the Preference Shares, as of any date of determination, all of the Preference Shares then issued and which have not previously been redeemed;

provided, however, that, in determining whether the Holders of the requisite
Aggregate Outstanding Amount of the Notes (or of any Class thereof) or of the requisite percentage of Preference Shares have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) so long as the Insurer is the Controlling Class, all Insured Notes shall be deemed to be owned by the Insurer, (2) Securities beneficially owned by the Issuer or the
Co-Issuer or any other obligor upon the Securities or any Affiliate of any of them shall be

                                      -61-

[**] CONFIDENTIAL TREATMENT REQUESTED

disregarded and deemed not to be outstanding, (3) Collateral Manager Securities shall be disregarded and deemed not to be outstanding with respect to any assignment or termination of, any of the express rights or obligations of the
Collateral Manager under the Collateral Management Agreement or this Indenture
(including the exercise of any rights to remove the Collateral Manager or terminate the Collateral Management Agreement), or any amendment or other modification of the Collateral Management Agreement or this Indenture increasing the rights or decreasing the obligations of the Collateral Manager and (4) until the Delayed Draw Closing Date, the Aggregate Outstanding Amount of the Class
A-1SD Notes shall be deemed to be equal to the Class A-1SD Funding Obligation solely for this purpose, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Trust Officer of the Trustee has actual knowledge (or has received written notice) to be beneficially owned in the manner indicated in clause (2) or clause (3) above shall be so disregarded. The Trustee shall be entitled to receive and rely upon a certificate from the Collateral Manager regarding Securities held in the manner described in clauses (2) and (3). Securities owned in the manner indicated in clause (1), clause (2) or clause (3) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer, the Co-Issuer, the Collateral Manager or any
other obligor upon the Securities or any Affiliate of the Issuer, the Co-Issuer,
the Collateral Manager.

          "Overcollateralization Tests" means the Senior Overcollateralization
Test, the Class A-3 Overcollateralization Test, the Class B
Overcollateralization Test, the Class C Overcollateralization Test and the
Additional Coverage Test.

          "Paying Agency Agreement" means the Paying Agency Agreement, dated as of the Closing Date, between the Issuer and Davy International.

          "Paying Agent" means any Person authorized by the Issuer to pay the principal of and interest on any Notes (including any Class B-F Make-Whole
Amount with respect to the Class B-F Notes and any Class C Make-Whole Amount
with respect to the Class C Notes) on behalf of the Issuer as specified in
Section 7.2.

          "Payment" means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security.

          "Payment Account" means the Securities Account designated the "Payment
Account" and established in the name of the Trustee pursuant to Section 10.3.

          "Payment Date" means each March 10, June 10, September 10 and December
10, commencing in March, 2004, provided that (i) the final Payment Date for each
Class of Notes will be the Stated Maturity for the Notes and (ii) if any such date is not a Business Day, the relevant Payment Date will be the next succeeding Business Day.

          "Person" means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust

                                      -62-

[**] CONFIDENTIAL TREATMENT REQUESTED

(including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

          "Personal, Food and Miscellaneous Services Securities" means
Asset-Backed Securities (other than Healthcare, Education and Childcare
Equipment Securities and Small Business Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of equipment to businesses for use in the provision of goods or services (other than transportation services) to consumers, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear; and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by related real estate.

          "PIK Bond" means any Security that, pursuant to the terms of the
Underlying Instruments, (i) permits the payment of interest thereon, which interest is due on or after the date on which the security is purchased by the
Issuer, to be deferred and capitalized as additional principal thereof or (ii)
issues identical securities in place of payments of interest in Cash, which interest is due on or after the date on which the Security is purchased by the
Issuer, in each case either (a) without the consent of 100% of the Holder or
Holders of such Security or (b) at the option of Holders of Securities that are senior or pari passu to such Security and are secured by the same collateral pool following a default or event of default with respect to such senior or pari passu Securities.

          "Plan" means (a) employee benefit plans (as defined in Section 3(3) of
ERISA) that are subject to Title I of ERISA, (b) plans described in Section
4975(e)(1) of the Code which are subject to Section 4975 of the Code, or (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pledged Collateral Debt Security" means, as of any date of determination, any Collateral Debt Security that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section
10.8.

          "Pledged Securities" means, on any date of determination, (a) the
Collateral Debt Securities, Equity Securities and Eligible Investments that have been Granted to the Trustee and (b) all non-Cash proceeds thereof, in each case to the extent not released from the lien of this Indenture pursuant hereto.

          "Policy" means the Class A-1SW Insurance Policy.

                                      -63-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Preference Share Balance" means, as of any Auction Date, an amount equal to (a) the Net Outstanding Portfolio Collateral Balance as of such date
(as determined by the Collateral Manager), minus (b) the Aggregate Outstanding
Amount of the Notes as of such date.

          "Preference Share Documents" means the Issuer Charter, the Preference
Share Paying and Transfer Agency Agreement and certain resolutions passed by the
Issuer's Board of Directors concerning the Preference Shares.

          "Preference Share Paying Agent" means LaSalle Bank National
Association (or any successor thereto), as Preference Share Paying Agent for the
Preference Shares, or any Person authorized by the Issuer from time to time to make payments on the Preference Shares and to deliver notices to the Preference
Shareholders on behalf of the Issuer.

          "Preference Share Paying and Transfer Agency Agreement" means the
Preference Share Paying and Transfer Agency Agreement, dated as of the Closing
Date, among the Issuer, the Preference Share Paying Agent, the Preference Share
Transfer Agent and the Share Registrar.

          "Preference Share Payment Account" means a segregated trust account established by the Preference Share Paying Agent pursuant to the Preference
Share Paying and Transfer Agency Agreement into which the Preference Share
Paying Agent will deposit all amounts distributable to the holders of the
Preference Shares pursuant to the Priority of Payments.

          "Preference Share Placement Agreement" means the Preference Share
Placement Agreement, dated as of the Closing Date, between the Issuer and ACA
Securities, L.L.C.

          "Preference Share Preferred Return" means, as of any date, the amount that would be required to be distributed to the holders of the Preference Shares under clause (T) of Section 11.1(a)(i) which would provide the holders of the
Preference Shares with a rate of return (for the related Interest Period) on
[**] of [**] per annum calculated on the basis of a 360 day year comprised of twelve 30-day months.

          "Preference Share Redemption Price" means, with respect to any one
Preference Share to be redeemed, an amount equal to the Excess Principal
Proceeds divided by the Aggregate Outstanding Amount of the Preference Shares to
be redeemed.

          "Preference Share Transfer Agent" means LaSalle Bank National
Association, solely in its capacity as Preference Share Transfer Agent under the
Preference Share Paying and Transfer Agency Agreement, unless a successor Person shall have become the Preference Share Transfer Agent pursuant to the applicable provisions of the Preference Share Paying and Transfer Agency Agreement, in
which case the Preference Share Transfer Agent shall thereafter mean such successor Person.

          "Preference Shareholders" means the Persons in whose names Preference
Shares are registered in the register of members maintained by the Share
Registrar.

                                      -64-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Preference Shares" means the preference shares in the capital of and issued by the Issuer concurrently with the issuance of the Co-Issued Notes by the Co-Issuers and the Class C Notes by the Issuer.

          "Principal Balance" or "par" means, with respect to any Pledged
Security, as of any date of determination, the outstanding principal amount of such Pledged Security, provided that

          (a) the Principal Balance of a Collateral Debt Security received upon acceptance of an Offer for another Collateral Debt Security, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying Instruments, shall be deemed to be the Calculation Amount of such other Collateral Debt Security until such time as Interest Proceeds and
Principal Proceeds, as applicable, are received when due with respect to such other Collateral Debt Security;

          (b) the Principal Balance of any Synthetic Security shall be equal to the aggregate amount of the repayment obligations of the Synthetic Security
Counterparty payable to the Issuer through the maturity of such Synthetic
Security as calculated by the Collateral Manager;

          (c) the Principal Balance of any Equity Security and of any
Interest-Only Security shall be deemed to be zero;

          (d) the Principal Balance of any PIK Bond (including any Deferred
Interest PIK Bond) shall be equal to the outstanding principal amount thereof
(exclusive of any principal thereof representing capitalized interest);

          (e) the Principal Balance of any Eligible Investment that does not pay
Cash interest on a current basis shall be the lesser of par or the original issue price thereof;

          (f) the Principal Balance of any Written-Down Security shall be (i) if the rating thereof was confirmed by Moody's subsequent to it becoming a
Written-Down Security, reduced to reflect the percentage by which the aggregate par amount of the entire Issue of which such Written-Down Security is a part
(taking into account all securities ranking senior in priority of payment thereto or pari passu with and secured by the same pool of collateral) exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such Issue (excluding defaulted collateral), as determined by the Collateral Manager using customary procedures and information available in the servicer reports relating to such
Written-Down Security (including, in respect of any CMBS, any appraisal reduction) or (ii) otherwise, calculated as if it was a Deferred Interest PIK
Bond; provided that the Aggregate Principal Balance of Collateral Debt
Securities included in clause (i) may not exceed [**] of the Net Outstanding
Portfolio Collateral Balance;

          (g) [intentionally omitted];

          (h) the Principal Balance of a Zero Coupon Bond shall be the sum of
(i) the original issue price thereof plus (ii) the aggregate amount of interest accreted thereon to but excluding such date of determination in accordance with the provisions of the related Underlying

                                      -65-

[**] CONFIDENTIAL TREATMENT REQUESTED

Instruments (or any other agreement between the issuer thereof and the original purchasers thereof) relating to the reporting of income by the holders of, and deductions by the issuer of, such Zero Coupon Bond for U.S. Federal income tax purposes;

          (i) solely for the purpose of calculating the Net Outstanding
Portfolio Collateral Balance in connection with any of the Overcollateralization
Tests, if on any date the Aggregate Principal Balance (determined without regard to this clause (i) or clause (j) or clause (k) below) of all Collateral Debt
Securities (other than Defaulted Securities or Deferred Interest PIK Bonds) that have a Moody's Rating of below "Baa3" or a Moody's Rating of "Baa3" and are on watch for possible downgrade but have a Moody's Rating of at least "Ba3" (and if
"Ba3" are not on watch for possible downgrade) exceeds [**] of the Net
Outstanding Portfolio Collateral Balance, then such Collateral Debt Securities in excess of [**] shall be deemed to have an Aggregate Principal Balance of [**]
of their Aggregate Principal Balances (determined without regard to this clause
(i) or clause (j) or clause (k) below);

          (j) solely for the purpose of calculating the Net Outstanding
Portfolio Collateral Balance in connection with any of the Overcollateralization
Tests, all Collateral Debt Securities (other than Defaulted Securities or
Deferred Interest PIK Bonds) that have a Moody's Rating of below "Ba3" or a
Moody's Rating of "Ba3" and are on watch for possible downgrade but have a
Moody's Rating of at least "B3" (and if "B3" are not on watch for possible downgrade) shall be deemed to have an Aggregate Principal Balance of [**] of their Aggregate Principal Balances (determined without regard to this clause (j)
or clause (i) above or clause (k) below);

          (k) solely for the purpose of calculating the Net Outstanding
Portfolio Collateral Balance in connection with any of the Overcollateralization
Tests, all Collateral Debt Securities (other than Defaulted Securities or
Deferred Interest PIK Bonds) that have either (i) a Moody's Rating of below "B3"
or a Moody's Rating of "B3" on watch for possible downgrade or (ii) a Standard &
Poor's Rating of below "B-" or a Standard & Poor's Rating of "B-" on watch for possible downgrade shall be deemed to have an Aggregate Principal Balance of the lower of (A) their Fair Market Value and (B) [**] of their Aggregate Principal
Balances (determined without regard to this clause (k) or clause (i) or clause
(j) above below); and

          (l) the Principal Balance of a Principal Only Security shall be equal to its Aggregate Amortized Cost;

provided that, (i) in the event that unanticipated events affect market conditions generally, the applicability of clauses (i), (j) and (k) of this definition (including the applicable percentages and ratings, as well as the definitions used therein) may be modified if the Rating Condition with respect to Moody's and Standard & Poor's is satisfied with respect to such modification and, with respect to modifications of clauses (j) and (k), the Insurer has consented (so long as the Insurer is the Controlling Class) and (ii), for purposes of clauses (i), (j) and (k) above, in the case of a Discount Security, its Principal Balance shall be reduced pursuant thereto only if it would result in a lower Principal Balance than under the proviso to the definition of Net
Outstanding Portfolio Collateral Balance.

                                      -66-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Principal Collection Account" means the Securities Account designated the "Principal Collection Account" and established in the name of the Trustee pursuant to Section 10.2.

          "Principal Only Security" means any security (other than a Zero Coupon
Bond) that does not provide for the periodic payment of interest.

          "Principal Proceeds" means, with respect to any Due Period, the sum
(without duplication) of: (1) any Unused Proceeds transferred from the Unused
Proceeds Account to the Principal Collection Account on the first Payment Date after a Rating Confirmation has occurred (after application of funds on such
Payment Date in accordance with the Priority of Payments); (2) all payments of principal on the Collateral Debt Securities and Eligible Investments (excluding any amount representing the accreted portion of a discount from the face amount of an Eligible Investment) received in Cash by the Issuer during such Due Period including prepayments or mandatory sinking fund payments, or payments in respect of optional redemptions, exchange offers, tender offers, recoveries on Defaulted
Securities and Written-Down Securities (other than payments of principal of
Eligible Investments acquired with Interest Proceeds), including the proceeds of a sale of any Equity Security and any amounts received as a result of optional redemptions, exchange offers or tender offers for any Equity Securities received in Cash by the Issuer during such Due Period; (3) Sale Proceeds received by the
Issuer during such Due Period (excluding those included in Interest Proceeds as defined above); (4) all amendment, waiver, late payment fees and other fees, commissions and interest, received in Cash by the Issuer during the related Due
Period in respect of Defaulted Securities and Written-Down Securities; (5) any
proceeds resulting from the termination and liquidation of any Hedge Agreement, to the extent such proceeds exceed the cost of entering into a replacement Hedge
Agreement in accordance with the requirements of Section 16.1; (6) all payments received in Cash by the Issuer during such Due Period which represent call, prepayment or redemption premiums; (7) all payments of interest on Collateral
Debt Securities received in Cash by the Issuer to the extent that such payments represent accrued interest purchased with Principal Proceeds or Unused Proceeds after the Effective Date; (8) all payments received in Cash by the Issuer in respect of deferred interest on Deferred Interest PIK Bonds previously capitalized; (9) all yield maintenance payments received in Cash by the Issuer during such Due Period and (10) all other payments received in connection with the Collateral Debt Securities and Eligible Investments which are not specifically included in Interest Proceeds, provided that in no event shall
Principal Proceeds include any Excepted Property.

          "Priority of Payments" has the meaning specified in Section 11.1(a).

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Prohibited Obligation" means (i) any asset that is treated for U.S.
Federal income tax purposes as an equity interest in a partnership or the ownership of which would otherwise cause the Issuer to be subject to income tax on a net income basis in any jurisdiction or (ii) any asset the gain from the disposition of which would be subject to U.S. Federal income or withholding tax under Section 897 or Section 1445 of the Code and the Treasury regulations promulgated thereunder.

                                      -67-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Project Finance Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from: (1)
the sale of products, such as electricity, nuclear energy, steam or water, in the utility industry by a special purpose entity formed to own the assets generating or otherwise producing such products and such assets were or are being constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to such assets and the land on which they are located) or (2) fees or other usage charges, such as tolls collected on a highway, bridge, tunnel or other infrastructure projects, collected by a special purpose entity formed to own one or more such projects that were constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to the project and the land on which it is located).

          "Proposed Portfolio" means the portfolio (measured by Principal
Balance) of (a) the Pledged Collateral Debt Securities, (b) Principal Proceeds
or Unused Proceeds held as Cash and (c) Eligible Investments purchased with
Principal Proceeds or Unused Proceeds resulting from the sale, maturity or other disposition of a Collateral Debt Security or a proposed acquisition of a
Collateral Debt Security, as the case may be.

          "Protected Purchaser" has the meaning specified in Section 8-303 of the UCC.

          "Purchase Agreement" means the Purchase Agreement with respect to the
Securities, dated as of the Closing Date, among the Issuer, the Co-Issuer and the Initial Purchaser.

          "Qualified Institutional Buyer" has the meaning given in Rule 144A under the Securities Act.

          "Qualified Purchaser" means (i) a "qualified purchaser" as defined in the Investment Company Act, (ii) a Knowledgeable Employee with respect to the
Issuer or (iii) a company beneficially owned exclusively by one or more
"qualified purchasers" or Knowledgeable Employees with respect to the Issuer.

          "Qualifying Foreign Obligor" means a corporation, partnership, trust or other entity organized in any of Australia, Canada, Germany, Ireland, the
Netherlands, Sweden, Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term Dollar sovereign debt obligations of such country are rated "Aa2" or better by Moody's and "AA"
or better by Standard & Poor's.

          "Qualifying Interest-Only Security" means, as of any Measurement Date, any Interest-Only Security (i) the Moody's Rating of which has been assigned a
Moody's Rating Factor that is less than or equal to the Moody's Rating
Distribution on such Measurement Date, (ii) which has a Standard & Poor's Rating of at least "AAA" and (iii) which has a Fitch Rating of at least "AAA."

          "Qualifying Investment Vehicle" means a Flow-Through Investment
Vehicle as to which all of the beneficial owners of any securities issued by the
Flow-Through Investment

                                      -68-

[**] CONFIDENTIAL TREATMENT REQUESTED

Vehicle have made, and as to which (in accordance with the document pursuant to which the Flow-Through Investment Vehicle was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Co-Issuers, the
Collateral Manager and the Note Registrar (or, with respect to the Preference
Shares, the Share Registrar) each of the representations set forth herein and in
(a) the Offering Circular and a Subscription Agreement or (b) the transfer certificate pursuant to which Notes or the Preference Shares were transferred to such Flow-Through Investment Vehicle (in each case, with appropriate modifications to reflect the indirect nature of their interests in the Notes or the Preference Shares and including any modification permitting an initial beneficial owner of securities issued by such entity to represent that it is a
Qualified Institutional Buyer).

          "Quarterly Asset Amount" means, with respect to any Payment Date, the
Net Outstanding Portfolio Collateral Balance on the first day of the related Due
Period or, in the case of the first Due Period, on the Closing Date. For the purpose of calculating the Senior Collateral Management Fee, the Subordinated
Collateral Management Fee, the Senior Structuring Agent Fee and the Subordinated
Structuring Agent Fee, the Quarterly Asset Amount will be calculated as if the principal of each Interest-Only Security were equal to the Aggregate Amortized
Cost thereof.

          "Ramp-Up Period" means the period beginning on the Closing Date and ending on the Effective Date.

          "Ramp-Up Tests" means the First Ramp-Up Test Date Tests and Second
Ramp-Up Test Date Tests.

          "Ramp-Up Test Date" means each of the First Ramp-Up Test Date and the
Second Ramp-Up Test Date.

          "Rating" means:

          (a) with respect to any Collateral Debt Security, for determining the
Moody's Rating as of any date of determination:

               (i) if such Collateral Debt Security is publicly rated by
     Moody's, the Moody's Rating shall be such rating, or, if such Collateral
     Debt Security is not publicly rated by Moody's but the Issuer or the
     Collateral Manager on behalf of the Issuer has requested that Moody's assign a rating to such Collateral Debt Security, the Moody's Rating shall be the rating so assigned by Moody's;

               (ii) with respect to an Asset-Backed Security or REIT Debt
     Security, if such Asset-Backed Security or REIT Debt Security is not rated by Moody's, then the Moody's Rating of such Asset-Backed Security or REIT
     Debt Security shall be the rating assigned according to Schedule M;

               (iii) with respect to corporate guarantees on Asset-Backed
     Securities or REIT Debt Securities, if such corporate guarantees are not publicly rated by Moody's but another security or obligation of the guarantor or obligor (an "other security") is publicly

                                      -69-

[**] CONFIDENTIAL TREATMENT REQUESTED

     rated by Moody's, and no rating has been assigned in accordance with clause
     (a)(i), the Moody's Rating of such Collateral Debt Security shall be determined as follows:

                    (A) if the corporate guarantee is a senior secured
          obligation of the guarantor or obligor and the other security is also a senior secured obligation, the Moody's Rating of such Collateral
          Debt Security shall be the rating of the other security;

                    (B) if the corporate guarantee is a senior unsecured
          obligation of the guarantor or obligor and the other security is a senior secured obligation, the Moody's Rating of such Collateral Debt
          Security shall be one rating subcategory below the rating of the other security;

                    (C) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior secured obligation that is:

                         (1) rated "Ba3" or higher by Moody's, the Moody's
               Rating of such corporate guarantee shall be three rating
               subcategories below the rating of the other security; or

                         (2) rated "B1" or lower by Moody's, the Moody's Rating
               of such corporate guarantee shall be two rating subcategories below the rating of the other security;

                    (D) if the corporate guarantee is a senior secured
          obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
               Rating of such corporate guarantee shall be the rating of the other security; or

                         (2) rated "Ba1" or lower by Moody's, the Moody's Rating
               of such corporate guarantee shall be one rating subcategory above the rating of the other security;

                    (E) if the corporate guarantee is a senior unsecured
          obligation of the guarantor or obligor and the other security is also a senior unsecured obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

                    (F) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

                                      -70-

[**] CONFIDENTIAL TREATMENT REQUESTED

                         (1) rated "B1" or higher by Moody's, the Moody's Rating
               of such corporate guarantee shall be two rating subcategories below the rating of the other security; or

                         (2) rated "B2" or lower by Moody's, the Moody's Rating
               of such corporate guarantee shall be one rating subcategory below the rating of the other security;

                    (G) if the corporate guarantee is a senior secured
          obligation of the guarantor or obligor and the other security is a subordinated obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
               Rating of such corporate guarantee shall be one rating
               subcategory above the rating of the other security;

                         (2) rated below "Baa3" but not rated "B3" by Moody's,
               the Moody's Rating of such corporate guarantee shall be two rating subcategories above the rating of the other security; or

                         (3) rated "B3" by Moody's, the Moody's Rating of such
               corporate guarantee shall be "B2";

                    (H) if the corporate guarantee is a senior unsecured
          obligation of the guarantor or obligor and the other security is a subordinated obligation that is:

                         (1) rated "Baa3" or higher by Moody's, the Moody's
               Rating of such corporate guarantee shall be one rating
               subcategory above the rating of the other security; or

                         (2) rated "Ba1" or lower by Moody's, the Moody's Rating
               of such corporate guarantee shall also be one rating subcategory above the rating of the other security; and

                    (I) if the Collateral Debt Security is a subordinated
          obligation of the guarantor or obligor and the other security is also a subordinated obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

               (iv) with respect to corporate guarantees issued by U.S., U.K. or
     Canadian guarantors or by any other Qualifying Foreign Obligor, if such corporate guarantee is not publicly rated by Moody's and no other security or obligation of the guarantor is rated by Moody's, then the Moody's Rating of such corporate guarantee may be determined using any one of the methods below:

                    (A) (1) if such corporate guarantee is publicly rated by
          Standard & Poor's, then the Moody's Rating of such corporate guarantee will be (x) one rating subcategory below the Moody's equivalent of the

                                      -71-

[**] CONFIDENTIAL TREATMENT REQUESTED

          rating assigned by Standard & Poor's if such security is rated "BBB-"
          or higher by Standard & Poor's and (y) two subcategories below the
          Moody's equivalent of the rating assigned by Standard & Poor's if such security is rated "BB+" or lower by Standard & Poor's; and

                         (2) if such corporate guarantee is not publicly rated
               by Standard & Poor's but another security or obligation of the guarantor is publicly rated by Standard & Poor's (a "parallel security"), then the Moody's equivalent of the rating of such parallel security shall be determined in accordance with the methodology set forth in subclause (1) above, and the Moody's
               Rating of such corporate guarantee shall be determined in
               accordance with the methodology set forth in clause (ii) above
               (for such purpose treating the parallel security as if it were rated by Moody's at the rating determined pursuant to this subclause (2));

                    (B) if such corporate guarantee is not publicly rated by
          Moody's or Standard & Poor's and no other security or obligation of the guarantor is publicly rated by Moody's or Standard & Poor's, then the Issuer, or the Collateral Manager on behalf of the Issuer, may present such corporate guarantee to Moody's for an estimate of such
          Collateral Debt Security's rating factor, from which its corresponding
          Moody's rating may be determined, which shall be its Moody's Rating;

                    (C) with respect to a corporate guarantee issued by a U.S.
          corporation, if (1) neither the guarantor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the guarantor are in default, (3) neither the guarantor nor any of its Affiliates has defaulted on any debt during the past two years, (4) the guarantor has been in existence for the past five years, (5) the guarantor is current on any cumulative dividends, (6) the fixed-charge ratio for the guarantor exceeds 125%
          for each of the past two fiscal years and for the most recent quarter,
          (7) the guarantor had a net annual profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the guarantor are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the
          Moody's Rating of such corporate guarantee will be "B3";

                    (D) with respect to a corporate guarantee issued by a
          non-U.S. guarantor, if (1) neither the guarantor nor any of its
          Affiliates is subject to reorganization or bankruptcy proceedings and
          (2) no debt security or obligation of the guarantor has been in default during the past two years, the Moody's Rating of such
          Collateral Debt Security shall be "Caa2"; and

                    (E) if a debt security or obligation of the guarantor has
          been in default during the past two years, the Moody's Rating of such
          Collateral Debt Security shall be "Ca";

                                      -72-

[**] CONFIDENTIAL TREATMENT REQUESTED

provided that (x) the rating of either Rating Agency used to determine the
Moody's Rating pursuant to any of clauses (i), (ii), (iii) or (iv) above shall be a public rating that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral
Debt Security in full and is monitored on an ongoing basis by the relevant
Rating Agency (which does not have any asterisk, subscript, attached letter or other modifier) and (y) the Aggregate Principal Balance of Collateral Debt
Securities the Moody's Rating of which is based on (i) a Standard & Poor's rating or a Fitch rating (or both) may not exceed 20% of the Aggregate Principal
Balance of all Collateral Debt Securities, (ii) either a Standard & Poor's rating or a Fitch rating (but not both) may not exceed [**] of the Aggregate
Principal Balance of all Collateral Debt Securities, (iii) a Standard & Poor's
rating may not exceed [**] of the Aggregate Principal Balance of all Collateral
Debt Securities and (iv) a Fitch rating may not exceed [**] of the Aggregate
Principal Balance of all Collateral Debt Securities;

notwithstanding the foregoing, if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade by Moody's on their then current credit rating watch list, then the
Moody's Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item by Moody's, as applicable; provided that, if such Collateral Debt Security is removed from such list at any time, such Collateral Debt Security shall be deemed to have its actual rating by Moody's;

          (b) with respect to any Collateral Debt Security, for determining the
Standard & Poor's Rating as of any date of determination:

               (i) if Standard & Poor's has assigned a rating to such Collateral
     Debt Security either publicly or privately (in the case of a private rating, with the written consent of the issuer of such Collateral Debt
     Security for the use of such private rating), the Standard & Poor's Rating shall be the rating assigned to the issue by Standard & Poor's (or, in the case of a REIT Debt Security, the issuer credit rating assigned by Standard
     & Poor's);

               (ii) if such Collateral Debt Security is not rated by Standard &
     Poor's (A) but the Issuer or the Collateral Manager on behalf of the Issuer has requested that Standard & Poor's assign a rating to such Collateral
     Debt Security, the Standard & Poor's Rating shall be the rating so assigned by Standard & Poor's; provided that pending receipt from Standard & Poor's of such rating, if such Collateral Debt Security is of a type listed on
     Schedule N or is not eligible for notching in accordance with Schedule Y, such Collateral Debt Security shall have a Standard & Poor's Rating of
     "CCC-" or (B) otherwise such Standard & Poor's Rating shall be the rating assigned according to Schedule Y until such time Standard & Poor's shall have assigned a rating thereto;

               (iii) if any Collateral Debt Security is a Collateral Debt
     Security that has not been assigned a rating by Standard & Poor's and is not a Collateral Debt Security listed in Schedule N, as identified by the
     Collateral Manager, refer to Schedule Y to determine the Standard & Poor's
     Rating; provided that, if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on either Moody's or Fitch's then current credit rating watch list, then the Standard & Poor's Rating of such Collateral Debt Security shall be one subcategory

                                      -73-

[**] CONFIDENTIAL TREATMENT REQUESTED

     above or below, respectively, the rating then assigned to such item in accordance with Schedule Y; provided further that the Aggregate Principal
     Balance that may be given a rating based on this subparagraph (iii) may not exceed [**] of the Aggregate Principal Balance of all Collateral Debt
     Securities; or

               (iv) with respect to any other type of Asset-Backed Securities designated as a Specified Type after the date hereof pursuant to the definition thereof, pursuant to any method specified in writing by Standard
     & Poor's;

notwithstanding the foregoing, if any Collateral Debt Security shall, at the time of its purchase by the Issuer, be listed for a possible upgrade or downgrade on Standard & Poor's then current credit rating watch list, then the
Standard & Poor's Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating then assigned to such item by Standard & Poor's, as applicable; provided that, if such Collateral Debt
Security is removed from such list at any time, such Collateral Debt Security shall be deemed to have its actual rating by Standard & Poor's; and

provided that, in regard to paragraphs (b)(i) and (b)(ii) above, (1) if a
Collateral Debt Security (x) is placed on a watch list for possible upgrade by
Standard & Poor's, the Standard & Poor's Rating applicable to such Collateral
Debt Security shall be one rating subcategory above the Standard & Poor's Rating applicable to such Collateral Debt Security immediately prior to such Collateral
Debt Security being placed on such watch list or (y) is placed on a watch list for possible downgrade by Standard & Poor's, the Standard & Poor's Rating applicable to such Collateral Debt Security shall be one rating subcategory below the Standard & Poor's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list, (2) the Rating of not more than [**] of the Aggregate Principal Balance of all Collateral Debt Securities may be determined pursuant to clause (b)(iii)
above.

          (c) with respect to any Collateral Debt Security, for determining the
Fitch Rating as of any date of determination:

               (i) if such Collateral Debt Security is rated by Fitch, the Fitch
     Rating shall be such rating;

               (ii) if such Collateral Debt Security is not rated by Fitch and a rating is published by both Standard & Poor's and Moody's, the Fitch Rating shall be the lower of such ratings; and if a rating is published by only one of Standard & Poor's and Moody's, the Fitch Rating shall be that published rating by Standard & Poor's or Moody's, as the case may be;

               (iii) if such Collateral Debt Security is a Synthetic Security, the Fitch Rating of such Synthetic Security shall be the rating assigned thereto by Fitch in connection with the acquisition thereof by the Issuer upon request of the Issuer or the Collateral Manager; and

               (iv) in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral Manager;

                                      -74-

[**] CONFIDENTIAL TREATMENT REQUESTED

provided that (x) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (i) or (ii) above shall be one rating subcategory below such rating by that Rating Agency, and (y) if such
Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (i) or (ii) above shall be one rating subcategory above such rating by that Rating Agency, and (z) notwithstanding the foregoing, Fitch reserves the right to issue a rating estimate for any Collateral Debt Security at any time.

          "Rating Agency" means each of (i) Moody's, for so long as any of the
Outstanding Notes are rated by Moody's (including any private or confidential rating), (ii) Standard & Poor's, for so long as any of the Outstanding Notes are rated by Standard & Poor's (including any private or confidential rating) and
(iii) Fitch, for so long as any of the outstanding Notes are rated by Fitch
(including any private or confidential rating) or, with respect to Pledged
Securities generally, if at any time Moody's, Standard & Poor's or Fitch ceases to provide rating services with respect to Asset-Backed Securities and high yield bonds, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to the Holders of a majority of the
Aggregate Outstanding Amount of the Notes of each Class of Notes. In the event that at any time Moody's ceases to be a Rating Agency, references to rating categories of Moody's in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody's published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time Standard & Poor's ceases to be a Rating Agency, references to rating categories of Standard & Poor's in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and
Standard & Poor's published ratings for the type of security in respect of which such alternative rating agency is used. In the event that at any time Fitch ceases to be a Rating Agency, references to rating categories of Fitch in this
Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Fitch's published ratings for the type of security in respect of which such alternative rating agency is used.

          "Rating Condition" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when each Rating Agency (or, if only one Rating Agency is specified, such Rating Agency) has confirmed in writing, to the Issuer, the Trustee, the Insurer (with respect to any Class
A-1SW Notes), each Hedge Counterparty and the Collateral Manager, that such action, at that time, will not result in the withdrawal, reduction or other adverse action with respect to such Rating Agency's then-current rating of any
Class of Notes (with respect to any Class A-1SW Notes, without giving effect to the Class A-1SW Insurance Policy).

          "Rating Confirmation" has the meaning specified in Section 7.18(f).

          "Rating Confirmation Failure" has the meaning specified in Section
7.18(f).

          "Rating Criteria" has the meaning specified in the Class A-1SD Note
Purchase Agreement.

                                      -75-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Ratings Maintenance Requirement" means, with respect to a Hedge
Counterparty or a transferee of a Hedge Counterparty, (a) either (i) the senior unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty (or any Affiliate of such Hedge Counterparty or such transferee which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least
"A-1" by Standard & Poor's (and, if rated "A-1," have not been placed on a watch list for possible downgrade) or (ii) if such Hedge Counterparty or such transferee (or any Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) does not have a short-term rating from Standard &
Poor's, the senior unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty or such transferee (or any
Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge
Agreement) are rated at least "A+" by Standard & Poor's (and, if rated "A+,"
have not been placed on a watch list for possible downgrade) and (b) (i) if the
Hedge Counterparty does not have a short-term debt rating, the senior unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such
Hedge Counterparty (or any Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge
Counterparty under the related Hedge Agreement) are rated at least "A1" by
Moody's and (ii) if the Hedge Counterparty has a short-term debt rating, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty (or any Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge
Counterparty under the related Hedge Agreement) are rated "P-1" by Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty (or any Affiliate of such Hedge
Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least
"A2" by Moody's, and (c) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Hedge Counterparty (or any
Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge
Agreement) are rated at least "F1" by Fitch or (ii) if such Hedge Counterparty
(or any Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) does not have a short-term rating from Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Hedge Counterparty (or any Affiliate of such Hedge
Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) are rated at least
"A+" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of a Hedge Counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of such Hedge Counterparty.

          "Record Date" means the date on which the Holders of Securities entitled to receive a payment in respect of principal, interest, Make-Whole
Amount or Excess Amounts, as the case may be, on the succeeding Payment Date or
Redemption Date are determined, such date as to any Payment Date or Redemption
Date being the 15th day (whether or not a Business Day) prior to such Payment
Date or Redemption Date.

                                      -76-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Redemption Date" means any date set for a redemption of Notes pursuant to Section 9.1 or, if such date is not a Business Day, the next following Business Day.

          "Redemption Date Statement" has the meaning specified in Section
10.7(c).

          "Redemption Price" means, with respect to any Note to be redeemed pursuant to Section 9.1 or Section 9.6, an amount (determined without duplication) equal to (i) the Aggregate Outstanding Amount of such Note being redeemed plus (ii) accrued interest thereon (including Defaulted Interest, interest on Defaulted Interest, Class A-3 Deferred Interest, interest on Class
A-3 Deferred Interest, Class B-F Deferred Interest, interest on Class B-F
Deferred Interest, Class B-V Deferred Interest, interest on Class B-V Deferred
Interest, Class C Deferred Interest and interest on Class C Deferred Interest, if any) to, but excluding, the Redemption Date, plus (iii) upon an Optional
Redemption only, in the case of any Class B-F Note or Class C Note, respectively, the Class B-F Make-Whole Amount and the Class C Make-Whole Amount,
respectively.

          "Reference Banks" has the meaning specified in Schedule B.

          "Reference Dealers" has the meaning specified in Schedule B.

          "Reference Obligation" means any Asset-Backed Security, REIT Debt
Security or Collateralized Debt Obligation Security in respect of which the
Issuer has obtained a Synthetic Security and which, if purchased directly, would satisfy the definition of Collateral Debt Security.

          "Reference Obligor" means the obligor on a Reference Obligation.

          "Registered" means, with respect to any debt obligation, a debt obligation (a) issued after July 18, 1984 and (b) in registered form for purposes of the Code.

          "Registered Form" has the meaning specified in Section 8-102(a)(13) of the UCC.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Definitive Note" has the meaning set forth in Section
2.4(b)(i)(F).

          "Regulation S Global Class A-1J Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class A-1SD Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class A-1SU Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class A-1SW Note" has the meaning set forth in
Section 2.1(a).

                                      -77-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Regulation S Global Class A-2 Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class A-3 Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class B-F Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class B-V Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Class C Note" has the meaning set forth in
Section 2.1(a).

          "Regulation S Global Note" has the meaning set forth in Section
2.1(a).

          "Regulation S Note" has the meaning set forth in Section 2.1(a).

          "Regulation S Transfer Certificate" has the meaning set forth in
Section 2.4(b)(i)(C).

          "Regulation U" means Regulation U of the Board of Governors of the
Federal Reserve System, 12 C.F.R. Section 221, or any successor regulation.

          "Regulatory Determination Date" means the date on which the Issuer, the Trustee or the Collateral Manager has been advised in writing by counsel or by the SEC that either of the Co-Issuers or the pool of Collateral is required to register under the Investment Company Act.

          "Reinsurance Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend in part on the premiums from reinsurance policies held by a special purpose vehicle created for such purpose.

          "Reinvestment Agreement" means a guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax, provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

          "Reinvestment Criteria" has the meaning specified in Section 12.2.

          "Reinvestment Period" means the period from the Closing Date and ending on the first to occur of (a) the Payment Date immediately following the date that the Collateral Manager notifies the Trustee, the Insurer and each
Hedge Counterparty that, in light of the composition of Collateral Debt
Securities, general market conditions and other factors (including any change in
U.S. Federal tax law requiring tax to be withheld on payments to the Issuer with respect to obligations or securities held by the Issuer), the Collateral Manager
(in its sole discretion) has determined that investments in additional
Collateral Debt Securities within the foreseeable future would be either impractical or not beneficial; (b) the Payment Date occurring in December,

                                      -78-

[**] CONFIDENTIAL TREATMENT REQUESTED

2007; and (c) the termination of the Reinvestment Period as a result of the occurrence of an Event of Default.

          "Reinvestment Yield" means (a) when used with respect to the Class B-F
Notes, [**] above the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time), on the 10th Business Day preceding the related Redemption Date on the display designated as "Page 678" on the Telerate
Service (or such other display as may replace Page 678 on the Telerate Service)
for actively traded United States Treasury securities having a maturity as nearly as practicable equal to the Remaining Average Life of such Class B-F
Notes or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity
Series Yields reported, for the latest day for which such yields have been so reported as of the 10th Business Day preceding the Redemption Date, in Federal
Reserve Statistical Release H.15 (519) (or any comparable successor publication)
for actively traded United States Treasury securities having a constant maturity as nearly as practicable equal to the Remaining Average Life of such Class B-F
Notes and (b) when used with respect to the Class C Notes, [**] above the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time), on the 10th Business Day preceding the related Redemption Date on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded United
States Treasury securities having a maturity as nearly as practicable equal to the Remaining Average Life of such Class C Notes or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the 10th Business
Day preceding the Redemption Date, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded United
States Treasury securities having a constant maturity as nearly as practicable equal to the Remaining Average Life of such Class C Notes.

          "REIT Debt Securities--Diversified" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of a portfolio of diverse real property interests, provided that any REIT Debt Security falling within any other REIT Debt Security description set forth herein shall be excluded from this definition.

          "REIT Debt Securities--Health Care" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of real property interests in hospitals, clinics, sport clubs, spas and other health care facilities used in one or more similar businesses, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Hotel" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any

                                      -79-

[**] CONFIDENTIAL TREATMENT REQUESTED

REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Industrial" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt
Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Mortgage" means REIT Debt Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt Securities) of mortgages, commercial mortgage-backed securities, collateralized mortgage obligations and other similar mortgage-related securities (including REIT Debt Securities issued by a hybrid form of such trust which invests in both commercial real estate and commercial mortgages), provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Multi-Family" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of multi-family dwellings such as apartment blocks, condominiums and co-operative owned buildings, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Office" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of office buildings, conference facilities and other similar real property interests used in the commercial real estate business, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt
Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Residential" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT
Debt Securities) of residential mortgages (other than multi-family dwellings)
and other similar real property interests, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt Security.

          "REIT Debt Securities--Retail" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of retail stores, restaurants,

                                      -80-

[**] CONFIDENTIAL TREATMENT REQUESTED

bookstores, clothing stores and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt
Security.

          "REIT Debt Securities--Storage" means REIT Debt Securities the assets relating to which consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the REIT Debt
Securities) of storage facilities and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any REIT Debt Security falling within this definition shall be excluded from the definition of each other type of REIT Debt
Security.

          "REIT Debt Security" means a debt security issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) and may consist of any of the following types of REIT Debt
Securities: REIT Debt Securities--Diversified, REIT Debt Securities--Health
Care, REIT Debt Securities--Hotel, REIT Debt Securities--Industrial, REIT Debt
Securities--Mortgage, REIT Debt Securities--Multi-Family, REIT Debt
Securities--Office, REIT Debt Securities--Residential, REIT Debt
Securities--Retail, and REIT Debt Securities--Storage.

          "Relevant Jurisdiction" means, as to any obligor on any Collateral
Debt Security, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat, (b) where an office through which the obligor is acting for purposes of the relevant
Collateral Debt Security is located, (c) in which the obligor executes
Underlying Instruments or (d) in relation to any payment, from or through which such payment is made. With respect to any Collateral Debt Security that is a
Synthetic Security, each reference in this definition to (i) the "obligor" shall include reference to the relevant Reference Obligor and Synthetic Security
Counterparty and (ii) the Underlying Instruments shall also include reference to the documents evidencing or otherwise governing such Reference Obligation.

          "Relevant Persons" has the meaning specified in Section 2.7.

          "Remaining Interest Proceeds" has the meaning specified in Section
11.1(a)(i)(T).

          "Remaining Principal Proceeds" has the meaning specified in Section
11.1(a)(ii)(Q).

          "Remaining Average Life," with respect to a Class of Notes, means the assumed remaining average life of such Class of Notes (expressed in years) as of such Redemption Date as set forth in the table below:

                  Assumed Remaining   Assumed Remaining
                     Average Life        Average Life
Redemption Date         of the              of the
 occurring in      Class B-F Notes      Class C Notes
---------------   -----------------   -----------------
December 2007            4.00                4.12
March 2008               3.75                4.00

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[**] CONFIDENTIAL TREATMENT REQUESTED

                  Assumed Remaining   Assumed Remaining
                     Average Life        Average Life
Redemption Date         of the              of the
 occurring in      Class B-F Notes      Class C Notes
---------------   -----------------   -----------------
June 2008                3.50                3.75
September 2008           3.25                3.50
December 2008            3.00                3.25
March 2009               2.75                3.00
June 2009                2.50                2.75
September 2009           2.25                2.50
December 2009            2.00                2.25
March 2010               1.75                2.00
June 2010                1.50                1.75
September 2010           1.00                1.50
December 2010            0.75                1.25
March 2011               0.50                1.00
June 2011                0.25                0.75
September 2011           0.00                0.50
December 2011            0.00                0.25

          "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

          "Residential A Mortgage Securities" means Asset-Backed Securities
(other than Residential B/C Mortgage Securities and Home Equity Loan Securities)
that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from prime residential mortgage loans secured (primarily on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

          "Residential B/C Mortgage Securities" means Asset-Backed Securities
(other than Residential A Mortgage Securities and Home Equity Loan Securities)
that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from subprime residential mortgage loans secured (primarily on a first priority basis,

                                      -82-

[**] CONFIDENTIAL TREATMENT REQUESTED

subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

          "Restaurant and Food Services Securities" means Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (a) a pool of franchise loans made to operators of franchises that provide goods and services relating to the restaurant and food services industries and (b) leases or subleases of equipment to such operators for use in the provision of such goods and services. They generally have the following characteristics: (1) the loans, leases or subleases have varying contractual maturities; (2) the loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the obligations of the lessors or sublessors of the equipment may be secured not only by the leased equipment but also by the related real estate; (4) the loans, leases and subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment of the loans can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; (6) the repayment stream on the leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, a sublessee or third party of the underlying equipment; (7) such leases and subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of a lease term for excess usage or wear and tear; and (8) the ownership of a franchise right or other similar license and the creditworthiness of such franchise operators is the primary factor in any decision to invest in these securities.

          "Restricted Global Class A-1J Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class A-1SD Note" has the meaning set forth in
Section 2.1(b)

          "Restricted Global Class A-1SU Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class A-1SW Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class A-2 Note" has the meaning set forth in
Section 2.1(b).

                                      -83-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Restricted Global Class A-3 Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class B-F Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class B-V Note" has the meaning set forth in
Section 2.1(b).

          "Restricted Global Class C Note" has the meaning set forth in Section
2.1(b).

          "Restricted Definitive Note" has the meaning set forth in Section
2.4(b)(i)(F).

          "Restricted Global Note" has the meaning set forth in Section 2.1(b).

          "Restricted Note" has the meaning set forth in Section 2.1(b).

          "RMBS" means a residential mortgage-backed security.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A Information" means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          "Rule 144A Transfer Certificate" has the meaning set forth in Section
2.4(b)(i)(B).

          "Sale" has the meaning specified in Section 5.17.

          "Sale Proceeds" means all proceeds received as a result of sales of
Pledged Securities pursuant to Section 12.1(a), Section 12.1(b) or Section
12.1(c), net of any reasonable out-of-pocket expenses of the Collateral Manager or the Trustee in connection with any such sale.

          "Schedule of Closing Collateral Debt Securities" means the list of
Collateral Debt Securities securing the Notes that is attached hereto as
Schedule A, which schedule shall include the issuer, CUSIP number, price, interest rate, Stated Maturity, Moody's Rating, Standard & Poor's Rating and
Fitch Rating of each Collateral Debt Security.

          "Scheduled Distribution" means, with respect to any Pledged Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fee due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

          "Scheduled Preference Share Redemption Date" means December 10, 2038.

          "SEC" means the United States Securities and Exchange Commission.

          "Second Currency" has the meaning specified in Section 14.12.

          "Second Ramp-Up Test Date" has the meaning specified in Section 3.5.

                                      -84-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Section 3(c)(7) Notice" has the meaning specified in Section 10.7(b).

          "Secured Parties" has the meaning specified in the Preliminary
Statement of this Indenture.

          "Securities" mean the Notes and the Preference Shares.

          "Securities Account" has the meaning specified in Section 8-501(a) of the UCC.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Securities Intermediary" has the meaning specified in Section
8-102(a)(14) of the UCC.

          "Security" has the meaning specified in Section 8-102(a)(15) of the
UCC.

          "Security Certificate" has the meaning specified in Section
8-102(a)(16) of the UCC.

          "Security Entitlement" has the meaning specified in Section
8-102(a)(17) of the UCC.

          "Securityholder" means a Holder.

          "Senior Collateral Management Fee" means the fee payable to the
Collateral Manager in arrears on each Payment Date pursuant to Section 8 of the
Collateral Management Agreement, in an amount (as certified by the Collateral
Manager to the Trustee) equal to [**] per annum of the Quarterly Asset Amount for such Payment Date, provided that the Senior Collateral Management Fee shall be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments, and provided further that, if ACA Management, L.L.C. resigns or is terminated as Collateral Manager and a replacement collateral manager is appointed pursuant to the Collateral
Management Agreement, the Senior Collateral Management fee shall thereafter be a fee, payable in arrears on each Payment Date, equal to [**] per annum of the
Quarterly Asset Amount for such Payment Date. Any unpaid Senior Collateral
Management Fee that is deferred due to the operation of the Priority of Payments shall accrue interest for each Interest Period at a per annum rate equal to
LIBOR as in effect for such Interest Period. Any Senior Collateral Management
Fee accrued but not paid prior to the resignation or removal of a Collateral
Manager shall continue to be payable to such Collateral Manager on the Payment
Date immediately following the effectiveness of such resignation or removal.

          "Senior Coverage Tests" means the Senior Overcollateralization Test and the Senior Interest Coverage Test.

          "Senior Interest Coverage Ratio" means, as of any Measurement Date, the ratio (expressed as a percentage and calculated in accordance with Section
1.2) obtained by dividing:

                                      -85-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (a) the Expected Available Interest Amount with respect to the related
Due Period by

          (b) the sum of (i) the Interest Payment Amount for the Class A-1 Notes
and the Interest Payment Amount for the Class A-2 Notes payable on the Payment
Date immediately following such Measurement Date plus (ii) the sum of the Class
A-1SW Insurance Premium and the other Class A-1SW Accrued Insurance Liabilities
(to the extent known) payable on the Payment Date immediately following such
Measurement Date.

          In the event that the calculation of the Senior Interest Coverage
Ratio produces a negative number, the Senior Interest Coverage Ratio shall be deemed to be equal to zero.

          "Senior Interest Coverage Test" means, for so long as any Class A-1
Notes or Class A-2 Notes remain Outstanding, a test satisfied if the Senior
Interest Coverage Ratio as of such Measurement Date is equal to or greater than
(i) [**] on the Effective Date and (ii) [**] on any Measurement Date thereafter.

          "Senior Overcollateralization Ratio" means, as of any Measurement
Date, the number (expressed as a percentage) calculated by dividing (a) the Net
Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the
Aggregate Outstanding Amount of the Class A-1 Notes plus the Aggregate
Outstanding Amount of the Class A-2 Notes.

          "Senior Overcollateralization Test" means, for so long as any Class
A-1 Notes or Class A-2 Notes remain Outstanding, a test satisfied on any
Measurement Date if the Senior Overcollateralization Ratio on such Measurement
Date is equal to or greater than [**].

          "Senior Structuring Agent Fee" means the fee payable to ACA Services in arrears on each Payment Date pursuant to Section 2 of the Structuring Agent
Agreement, in an amount equal to [**] per annum of the Quarterly Asset Amount for such Payment Date, provided that the Senior Structuring Agent Fee shall be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments, and provided further that, if ACA Management, L.L.C. resigns or is terminated as Collateral Manager and a replacement collateral manager is appointed pursuant to the Collateral
Management Agreement, the Senior Structuring Agent Fee shall thereafter be a fee, payable in arrears on each Payment Date, equal to [**] per annum of the
Quarterly Asset Amount for such Payment Date. Any unpaid Senior Structuring
Agent Fee that is deferred due to the operation of the Priority of Payments shall not accrue interest.

          "Servicer" means, with respect to any Collateral Debt Security, the entity that, absent any default, event of default or similar condition (however described), is primarily responsible for managing, servicing, monitoring and otherwise administering the cash flows from which payments to investors in such
Collateral Debt Securities are made.

          "Share Register" means the register maintained by Maples Finance
Limited pursuant to the Preference Share Paying and Transfer Agency Agreement
for the registration of the Ordinary Shares and the Preference Shares and the
registration of transfers of Ordinary Shares and Preference Shares.

                                      -86-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Share Registrar" means Maples Finance Limited, solely in its capacity as Share Registrar under the Preference Share Paying and Transfer Agency
Agreement, unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preference Share Paying and
Transfer Agency Agreement, in which case the Share Registrar shall thereafter mean such successor Person.

          "Share Trustee" means Maples Finance Limited, a licensed trust company incorporated in the Cayman Islands that holds all of the outstanding Ordinary
Shares of the Issuer under the terms of a declaration of trust.

          "Similar Law" means any federal, state or local law with provision similar to Title I of ERISA or Section 4975 of the Code.

          "SIV" means a structured investment vehicle or limited-purpose operating company that undertakes arbitrage activities by purchasing predominantly highly rated medium- and long-term, fixed-income assets and funding itself with predominantly short-term, highly rated commercial paper and medium term notes.

          "Small Business Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from general purpose corporate loans made to "small business concerns" (generally within the meaning given to such term by regulations of the United States Small
Business Administration), including those (a) made pursuant to Section 7(a) of the United States Small Business Act, as amended, and (b) partially guaranteed by the United States Small Business Administration. Small Business Loan
Securities generally have the following characteristics: (1) the loans have payment terms that comply with any applicable requirements of the Small Business
Act, as amended; (2) the loans are obligations of a relatively limited number of borrowers and accordingly represent an undiversified pool of obligor credit risk; and (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

          "Sovereign" means, when used with respect to any country or obligations, the central or federal executive or legislative governmental authority of such country or, insofar as any obligations are concerned, any agency or instrumentality of such governmental authority (including any central bank or central monetary authority) to the extent such obligations are fully backed by the general taxing power of such governmental authority.

          "Specified Assets" means, at any time, (a) Principal Proceeds or
Unused Proceeds held as Cash and (b) Eligible Investments purchased with
Principal Proceeds or Unused Proceeds.

          "Specified Change" means any amendment or waiver of, or supplement to, an Underlying Instrument governing or relating to a Collateral Debt Security that (a) reduces the principal amount of such Collateral Debt Security, (b)
reduces the rate of interest or any fee

                                      -87-

[**] CONFIDENTIAL TREATMENT REQUESTED

payable on such Collateral Debt Security, (c) postpones the Due Date of any
Scheduled Distribution in respect of such Collateral Debt Security, (d) alters the pro rata allocation or sharing, or the relative priorities, of Scheduled
Distributions required by such Underlying Instrument, (e) releases any material guarantor of such Collateral Debt Security from such guarantor's obligations,
(f) terminates or releases any material lien or security interest securing such
Collateral Debt Security or (g) changes any of the provisions of such Underlying
Instrument specifying the number or percentage of lenders or holders required to effect any of the foregoing, provided that any amendment, waiver or supplement referred to in any of clauses (a) through (d) shall constitute a "Specified
Change" only to the extent the Issuer would be affected thereby.

          "Specified Currency" has the meaning specified in Section 14.12.

          "Specified Person" has the meaning specified in Section 2.5(a).

          "Specified Place" has the meaning specified in Section 14.12.

          "Specified Type" means that, on the Closing Date, the Asset-Backed
Securities are divided into the following "Specified Types": Aerospace and
Defense Securities, Automobile Securities, Car Rental Receivable Securities,
CMBS Conduit Securities, CMBS Credit Tenant Lease Securities, CMBS Large Loan
Securities, Collateralized Debt Obligation Securities, Credit Card Securities,
Equipment Leasing Securities, Floorplan Receivable Securities, Future Flow
Securities, Healthcare, Education and Childcare Securities, Home Equity Loan
Securities, Home Improvement Loan Securities, Lottery Receivable Securities,
Manufactured Housing Securities, Money Management Securities, Monoline
Guaranteed Securities, Multiline Guaranteed Securities, Oil and Gas Securities,
Project Finance Securities, REIT Debt Securities, Residential A Mortgage
Securities, Residential B/C Mortgage Securities, Restaurant and Food Services
Securities, Small Business Loan Securities, Structured Settlement Securities,
Student Loan Securities, Subprime Automobile Securities, Tax Lien Securities and
Timeshare Securities. After the Closing Date, any other type of Asset-Backed
Security may be designated as a "Specified Type" (and designated as an "ABS Type
Diversified Security," an "ABS Residential Security" or an "ABS Type
Undiversified Security," together with any specification by Moody's and Standard
& Poor's of a method for determining the "Rating" thereof pursuant to clause
(a)(iii) or (iv) (with respect to Moody's) or clause (b)(iv), (with respect to
Standard & Poor's) respectively, of the definition thereof and the assignment of a rating for purposes of clause (i), clause (j) or clause (k) of the definition of "Principal Balance") in a notice from the Collateral Manager to the Trustee so long as Moody's and Standard & Poor's have confirmed in writing to the
Issuer, the Trustee and the Collateral Manager that such designation satisfies the Rating Condition and the Insurer (so long as any Class A-1S Notes are
Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW
Insurance Reimbursement Liabilities remain unpaid and in each case so long as no
Insurer Default has occurred and is continuing) has approved such designation, which approval shall not be unreasonably withheld or delayed. If any type of
Asset-Backed Security shall be so designated as an additional Specified Type, the definition of each Specified Type of Asset-Backed Security in existence prior to such designation will exclude such newly-designated Specified Type of
Asset-Backed Security.

          "Spread Excess" means, as of any Measurement Date, a fraction
(expressed as a percentage), the numerator of which is equal to the product of
(a) the excess, if any, of the

                                      -88-

[**] CONFIDENTIAL TREATMENT REQUESTED

Weighted Average Spread for such Measurement Date over [**] (or [**] on the
First Ramp-Up Test Date or [**] on the Second Ramp-Up Test Date) and (b) the
Aggregate Principal Balance of all Floating Rate Securities (excluding Defaulted
Securities, Written-Down Securities and Deferred Interest PIK Bonds) and the
denominator of which is the Aggregate Principal Balance of all Fixed Rate
Securities (excluding Defaulted Securities, Written-Down Securities and Deferred
Interest PIK Bonds). In computing the Spread Excess, the Weighted Average Spread shall be computed as if the Fixed Rate Excess were equal to zero.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

          "Standard & Poor's Break-even Default Rate" means at any time the maximum percentage of defaults which the Standard & Poor's Current Portfolio or the Standard & Poor's Proposed Portfolio, as applicable, can sustain (as determined by the Standard & Poor's CDO Monitor), which after giving effect to
Standard & Poor's assumption on recoveries and timing and to the Priority of
Payments will result in sufficient funds remaining for the payment of (A) the
Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and
the Class C Notes, in full by the Stated Maturity and (B)(i) the timely payment of interest on the Class A-1 Notes and the Class A-2 Notes and (ii) the ultimate payment of interest on the Class A-3 Notes, the Class B Notes and the Class C
Notes, as determined by Standard & Poor's.

          "Standard & Poor's CDO Monitor" means the dynamic, analytical computer system developed by Standard & Poor's and used to estimate default risk of
Collateral Debt Securities and provided to the Collateral Manager, the Trustee and the Issuer within twenty (20) days after the Effective Date, as it may be modified by Standard & Poor's from time to time. The Standard & Poor's CDO
Monitor calculates the cumulative default rate of a pool of Collateral Debt
Securities consistent with a specified benchmark rating level based upon
Standard & Poor's proprietary corporate debt default studies. In calculating the
Standard & Poor's Scenario Loss Rate, the Standard & Poor's CDO Monitor
considers each obligor's rating, the number of obligors in the portfolio, the obligor and industry concentration in the portfolio and the remaining weighted average maturity of the portfolio and calculates a cumulative default rate based on the statistical probability of distributions of defaults on the Collateral
Debt Securities.

          "Standard & Poor's CDO Monitor Test" means a test that will be satisfied on each Measurement Date on and after the Effective Date if, after giving effect to the purchase or sale of a Collateral Debt Security (or both), as the case may be, (i) the Standard & Poor's Loss Differential of the Standard
& Poor's Proposed Portfolio is positive or (ii) the Standard & Poor's Loss
Differential of the Standard & Poor's Proposed Portfolio is greater than the
Standard & Poor's Loss Differential of the Standard & Poor's Current Portfolio.

          "Standard & Poor's Current Portfolio" means, the portfolio (measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities, existing immediately prior to the sale, maturity or other disposition of a Collateral Debt Security or immediately prior to the acquisition of a Collateral Debt Security, as the case may be.

                                      -89-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Standard & Poor's Loss Differential" means at any time the rate calculated by subtracting the Standard & Poor's Scenario Loss Rate from the
Standard & Poor's Break-even Default Rate at such time.

          "Standard & Poor's Minimum Weighted Average Recovery Rate Test" means a test that will be satisfied as of any Measurement Date on and after the
Effective Date if the Standard & Poor's Weighted Average Recovery Rate is
greater than or equal to (i) [**] as of any Measurement Date on which any Class
A-1 Note remains Outstanding, (ii) [**] as of any Measurement Date on which the
Class A-2 Notes are the Controlling Class, (iii) [**] as of any Measurement Date
on which the Class A-3 Notes are the Controlling Class, (iv) [**] as of any
Measurement Date on which the Class B Notes are the Controlling Class and (iv)
[**] as of Measurement Date on which the Class C Notes are the Controlling
Class.

          "Standard & Poor's Proposed Portfolio" means the portfolio (measured by principal balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities, resulting from the sale, maturity or other disposition of an item of Collateral or a proposed purchase of an item of Collateral, as the case may be.

          "Standard & Poor's Rating" means, with respect to any Collateral Debt
Security, the Rating thereof determined in accordance with clause (b) of the definition of "Rating."

          "Standard & Poor's Scenario Loss Rate" means at any time an estimate of the cumulative default rate for the Standard & Poor's Current Portfolio or the Standard & Poor's Proposed Portfolio, as applicable, consistent with each of a "AAA," "AA," "A," "BBB" and "BB" rating by Standard & Poor's with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes
and the Class C Notes, respectively, determined by application of the Standard &
Poor's CDO Monitor at such time.

          "Standard & Poor's Weighted Average Recovery Rate" means, as of any
Measurement Date, a rate expressed as a percentage equal to the number obtained by (a) summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security by its "Applicable Recovery Rate" (determined for purposes of this definition pursuant to clause (b) of the definition of
"Applicable Recovery Rate"), (b) dividing such sum by the Aggregate Principal
Balance of all such Collateral Debt Securities, (c) multiplying the result by
100 and (d) rounding up to the first decimal place. For this purpose, the
Principal Balance of a Defaulted Security or a Deferred Interest PIK Bond shall be deemed to be equal to its outstanding principal amount excluding any capitalized interest thereon.

          "Stated Maturity" means, with respect to (a) any security (other than a Note or Preference Share), the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, (b) any repurchase obligation, the repurchase date thereunder on which the final repurchase obligation thereunder is due and payable and (c) any Note,
December 10, 2038, or, if such date is not a Business Day, the next following
Business Day.

                                      -90-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Step-Down Bond" means a security that by the terms of the related
Underlying Instrument provides for a decrease, in the case of a Fixed Rate
Security, in the per annum interest rate on such security or, in the case of a
Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time, provided that a Step-Down
Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer. In calculating any Collateral Quality Test by reference to the spread (in the case of a floating rate Step-Down Bond) or coupon (in the case of a fixed rate
Step-Down Bond) of a Step-Down Bond, the spread or coupon on any date shall be deemed to be the lowest spread or coupon, respectively, scheduled to apply to such Step-Down Bond on or after such date.

          "Step-Up Bond" means a security that by the terms of the related
Underlying Instrument provides for an increase, in the case of a fixed rate security, in the per annum interest rate on such security or, in the case of a floating rate security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time, provided that a Step-Up Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer. In calculating any Collateral Quality Test defined herein by reference to the spread (in the case of a floating rate Step-Up Bond) or coupon (in the case of a fixed rate Step-Up Bond) of a Step-Up Bond, the spread or coupon on any date shall be deemed to be the spread or coupon stated to be payable in Cash and in effect on such date.

          "Structured Settlement Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) upon structured settlements.
A structured settlement ("structured settlement") describes an arrangement that compensates a claimant (a former plaintiff that has settled a lawsuit (the
"claimant")) over time, rather than with a current lump sum payment. Under the terms of an agreement (the "settlement agreement") between the claimant and the payor of the claim, either the former defendant or the defendant's property and casualty insurer (collectively, the "liable parties") are obligated to pay, either jointly or severally, to the claimant one or more future payments (the
"scheduled payments") in satisfaction of damages suffered by the claimant. The casualty insurer may elect to remove the payment obligations under a settlement agreement from such insurer's balance sheet by entering into an arrangement (a
"qualified assignment") whereby the casualty insurer assigns its liability under the settlement agreement to an assignee (the "assignee" or "obligor") that assumes the casualty insurer's liability in exchange for a payment to such assignee by such casualty insurer. The assignee or the casualty insurer, if such casualty insurer has not elected to make an assignment of its liability to an assignee, then purchases an annuity contract (the "annuity contract") from a life insurance company (the "annuity provider") naming the assignee (or casualty insurer, where applicable) as the owner of such annuity contract and providing for the payment of the scheduled payments as set forth in the related settlement agreement directly to the claimant (or pursuant to the claimant's instructions).
The qualified assignment transfers the periodic payment obligation and default risk under the settlement agreement from the liable parties to the assignee.
Frequently, an assignee is a wholly-owned subsidiary of either the annuity provider or the casualty insurer, created for the sole purpose of accepting such qualified assignments, assuming the payment liability under structured settlements and purchasing and owning annuity contracts and other assets to fund such structured

                                      -91-

[**] CONFIDENTIAL TREATMENT REQUESTED

settlements. The originator of the structured settlements purchases, among other things, all or a portion of the claimant's rights to receive future scheduled payments (or specified portions of any such payments) under settlement agreements, thereby providing liquidity to claimants whose structured settlements no longer meet their particular life circumstances. Typically, the portfolio of receivables is supported by annuities that are obligations of highly rated annuity providers or are owed by obligors that, in either case, have an investment grade credit rating by either Moody's or Standard & Poor's.

          "Structuring Agent Agreement" means the Structuring Agent Agreement, dated as of the Closing Date, between the Issuer and ACA Services relating to certain services provided by ACA Services to the Issuer prior to the Closing
Date, as amended from time to time.

          "Structuring Agent Fees" means, collectively, the Senior Structuring
Agent Fee and the Subordinated Structuring Agent Fee.

          "Structuring Agent" means ACA Services.

          "Student Loan Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from loans made to students (or their parents) to finance educational needs, generally having the following characteristics: (1) the loans have standardized terms; (2) the loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such loans is primarily determined by a contractual payment schedule, with early repayment on such loans predominantly dependent upon interest rates and the income of borrowers following the commencement of amortization; and (4) such loans may be fully or partially insured or reinsured by the United States Department of
Education.

          "Subordinate Interests" has the meaning specified in Section 13.1(a),
(b), (c), (d) or (e), as applicable.

          "Subordinated Collateral Management Fee" means the fee payable to the
Collateral Manager in arrears on each Payment Date pursuant to Section 8 of the
Collateral Management Agreement, in an amount (as certified by the Collateral
Manager to the Trustee) equal to [**] per annum of the Quarterly Asset Amount for such Payment Date, provided that the Subordinated Collateral Management Fee shall be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid
Subordinated Collateral Management Fee that is deferred due to the operation of the Priority of Payments shall accrue interest for each Interest Period at a per annum rate equal to LIBOR as in effect for such Interest Period. Any
Subordinated Collateral Management Fee accrued but not paid prior to the resignation or removal of a Collateral Manager shall continue to be payable to such Collateral Manager on the Payment Date immediately following the effectiveness of such resignation or removal.

          "Subordinated Structuring Agent Fee" means the fee payable to ACA
Services in arrears on each Payment Date pursuant to Section 2 of the
Structuring Agent Agreement, in an

                                      -92-

[**] CONFIDENTIAL TREATMENT REQUESTED

amount equal to [**] per annum of the Quarterly Asset Amount for such Payment
Date, provided that the Subordinated Structuring Agent Fee shall be payable on each Payment Date only to the extent of funds available for such purpose in accordance with the Priority of Payments. Any unpaid Subordinated Structuring
Agent Fee that is deferred due to the operation of the Priority of Payments shall accrue interest for each Interest Period at a per annum rate equal to
LIBOR as in effect for such Interest Period.

          "Subprime Automobile Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from subprime installment sale loans made to finance the acquisition of, or from leases of, automobiles, generally having the following characteristics: (1) the loans or leases may have varying contractual maturities; (2) the loans or leases are obligations of numerous borrowers or lessors and accordingly represent a very diversified pool of obligor credit risk; (3) the borrowers or lessors under the loans or leases have a poor credit rating; (4) the repayment stream on such loans or leases is primarily determined by a contractual payment schedule, with early repayment on such loans or leases predominantly dependent upon the disposition of the underlying vehicle; and (5) such leases typically provide for the right of the lessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

          "Subscription Agreements" means the subscription agreements, each dated on or prior to the Closing Date, between the Issuer and the respective initial purchaser of Preference Shares named on the signature page thereof, as modified and supplemented and in effect from time to time.

          "Substitute Collateral Debt Securities" means the Collateral Debt
Securities acquired in substitution for Collateral Debt Securities, or Equity
Securities, that mature, are redeemed prior to maturity, or are sold by the
Collateral Manager.

          "Synthetic Security" means any derivative instrument, structured note or trust certificate that provides for payments closely correlated to the default, recovery upon default and other loss characteristics of a Collateral
Debt Security (other than another Synthetic Security) but may provide for payments based on a maturity shorter than or a principal amount, interest rate, currency or other non-credit term different from that of the Reference
Obligation, provided that (a) holding such Synthetic Security will not subject the Issuer to net income tax or cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. Federal income tax purposes,
(b) no amounts receivable by the Issuer from the Synthetic Security Counterparty will be subject to withholding tax, unless the issuer thereof or the obligor thereon is required to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto, (c) such Synthetic Security does not provide for any payment by the
Issuer after the date on which such Synthetic Security is pledged to the
Trustee, (d) such Synthetic Security does not provide for delivery of a non-U.S.
dollar obligation and (e) such Synthetic Security terminates upon the redemption or repayment in full of the Reference Obligation.

                                      -93-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Notwithstanding the foregoing, Synthetic Securities may not be purchased or entered into by the Issuer if such Synthetic Security requires the
Issuer to pay periodic fixed amounts to a Synthetic Security Counterparty for the purpose of establishing recovery floors or providing any other means of credit protection to the Issuer as a result of defaults on Reference
Obligations.

          For purposes of the Coverage Tests, unless otherwise specified, a
Synthetic Security shall be included as a Collateral Debt Security having the characteristics of the Synthetic Security and not of the related Reference
Obligation.

          For purposes of the Diversity Test, a Synthetic Security shall be included as a Collateral Debt Security having the characteristics of the related
Reference Obligation (and the issuer thereof shall be deemed to be the related
Reference Obligor) and not of the Synthetic Security. For purposes of the
Collateral Quality Tests other than the Diversity Test, for purposes of the
Standard & Poor's CDO Monitor Test, and for determining the Moody's Rating of a
Synthetic Security, a Synthetic Security shall be included as a Collateral Debt
Security having the characteristics of the Synthetic Security and not of the related Reference Obligation.

          "Synthetic Security Counterparty" means any entity that is required to make payments on a Synthetic Security to the extent that a Reference Obligor makes payments on a related Reference Obligation.

          "Synthetic Security Counterparty Account" has the meaning specified in
Section 10.2(k).

          "Synthetic Security Counterparty Defaulted Obligation" means a
Synthetic Security with respect to which:

          (a) the long-term debt obligations of the relevant Synthetic Security
Counterparty are rated less than "A3" by Moody's (and, if rated "A3," have not been placed on a watch list for possible downgrade), or the short-term debt obligations of such Synthetic Security Counterparty are rated "D" or "SD" by
Standard & Poor's, or cease to be rated; or

          (b) such Synthetic Security Counterparty has defaulted in the performance of any of such Synthetic Security Counterparty's payment obligations under such Synthetic Security.

          "Synthetic Security Issuer Account" has the meaning specified in
Section 10.2(l).

          "Tax Event" means an event that will occur if, whether or not as a result of any change in law or interpretation thereof, (i) any obligor is, or on the next scheduled payment date under any Collateral Debt Security any obligor will be, required to deduct or withhold from any payment under any Collateral
Debt Security to the Issuer an amount for or on account of any tax and such obligor is not, or will not be, required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the
Issuer (free and clear of taxes, whether assessed against such obligor or the
Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (ii) the Issuer, a Synthetic Security
Counterparty or a Hedge Counterparty is required to deduct or withhold from any

                                      -94-

[**] CONFIDENTIAL TREATMENT REQUESTED

payment under a Synthetic Security or any Hedge Agreement or amount for or on account of any tax (without regard to whether the Issuer, Synthetic Security
Counterparty or any Hedge Counterparty is obligated to make a gross-up payment)
or (iii) any tax measured by or based on the income of the Issuer or the
Co-Issuer is imposed on the Issuer or the Co-Issuer.

          "Tax Lien Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of tax obligations owed by businesses and individuals to state and municipal governmental taxing authorities, generally having the following characteristics:
(1) the obligations have standardized payment terms and require minimum payments; (2) the tax obligations are obligations of numerous obligors and accordingly represent a very diversified pool of obligor credit risk; and (3)
the repayment stream on the obligation is primarily determined by a payment schedule entered into between the relevant tax authority and obligor, with early repayment on such obligation predominantly dependent upon interest rates and the income of the obligor following the commencement of amortization.

          "Tax Materiality Condition" means a condition that will be satisfied if the Issuer, the Collateral Manager or the holders of at least 66 2/3% of the
Preference Shares certify (or deliver an opinion of counsel) to the Trustee that, as a result of all Tax Events that have occurred in a Due Period, the aggregate amounts deducted or withheld for or on account of any tax by all obligors from any payments under the Collateral Debt Securities (net of any gross-up payment made by such obligors to the Issuer), from all Hedge
Counterparties (net of any gross-up payments made by them to the Issuer) and tax paid by the Issuer on its net income equals or exceeds three percent or more of the aggregate interest payments on all of the Collateral Debt Securities during the related Due Period.

          "Tax Redemption" has the meaning specified in Section 9.1(a)(ii).

          "Timeshare Securities" means Asset-Backed Securities (other than
Residential A Mortgage-Backed Securities, Residential B/C Mortgage-Backed
Securities and Home Equity Loan Asset-Backed Securities) that entitle the holders thereof to receive payments that depend primarily on the cash flow from residential mortgage loans (secured on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate the proceeds of which were used to purchase fee simple interests in timeshare estates in units in a condominium, generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and, accordingly, represent a diversified pool of obligor credit risk; (3) repayment of such securities can vary substantially from their contractual payment schedules and depends entirely upon the rate at which the mortgage loans are repaid; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium and with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling and generally no penalties for early repayment.

                                      -95-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Tobacco Settlement Securities" means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) upon initial payments, annual payments and strategic contribution payments by tobacco manufacturers, such as Philip Morris Inc., R.J. Reynolds Tobacco Co., Brown & Williamson
Tobacco Corp. and Lorillard Tobacco Co. (the original participating manufacturers), generally under a master settlement agreement (MSA) entered into with the attorneys general of 46 states, Washington, D.C., the U.S. Virgin
Islands, the Northern Mariana Islands, American Samoa and Guam. The MSA is based on the relative market share of the domestic tobacco manufacturers; therefore, the payment obligation can be considered an industry obligation.

          "Total Senior Redemption Amount" has the meaning specified in Section
9.1(b).

          "Transaction Agreements" means the Notes, this Indenture, the
Preference Share Paying and Transfer Agency Agreement, the Account Control
Agreement, the Class A-1SW Insurance Documents, the Hedge Agreements, any
Collateral Assignment of Hedge Agreement, the Collateral Management Agreement,
the Administration Agreement, the Collateral Administration Agreement, the
Purchase Agreement, the Synthetic Securities, the Subscription Agreements, the
Structuring Agent Agreement, the Paying Agency Agreement and the Preference
Share Placement Agreement.

          "Transfer Agent" means the Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

          "Trustee" means LaSalle Bank National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor
Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Person.

          "Trust Officer" means, when used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or
any successor group of the Trustee) authorized to act for and on behalf of the
Trustee, including any director, vice president, assistant vice president or other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred within the CDO Trust Services
Group of the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject.

          "UCC" means the Uniform Commercial Code as in effect in the state of
New York (or, if applicable, the District of Columbia), as amended from time to time.

          "Uncertificated Security" has the meaning specified in Section
8-102(a)(18) of the UCC.

          "Underlying Instruments" means the indenture or other agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

                                      -96-

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Unit" means a Collateral Debt Security with a warrant or equity component attached which otherwise satisfies the requirements for Collateral
Debt Securities.

          "United States" and "U.S." means the United States of America, including the States thereof and the District of Columbia.

          "United States Government Securities" means direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home
Loan Mortgage Corporation, the Federal National Mortgage Association, or any
agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

          "Unregistered Securities" has the meaning specified in Section
5.17(c).

          "Unused Proceeds" means, at any time, the net proceeds received by the
Issuer (a) on the Closing Date from the initial issuance of the Notes and the
Preference Shares plus any upfront payment received from any Interest Rate Hedge
Counterparty on the Closing Date or (b) on the Delayed Draw Closing Date from the Delayed Draw Closing, to the extent such proceeds have not been deposited in the Expense Account in accordance with Section 10.4(a) or invested in Collateral
Debt Securities (including the deposit of any required amounts in a Synthetic
Security Counterparty Account) in accordance with the terms of this Indenture.

          "Unused Proceeds Account" has the meaning specified in Section 10.5.

          "USA PATRIOT Act" means The Uniting and Strengthening America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001, Pub. L. No. 107-56 (2001).

          "U.S. Person" has the meaning given in Regulation S under the
Securities Act.

          "U.S. Treasury Benchmark" means, for any Collateral Debt Security, the interest rate on U.S. Treasury securities used as a benchmark for that
Collateral Debt Security by two market makers, selected by the Collateral
Manager, in that Collateral Debt Security.

          "Weighted Average Coupon" means, as of any Measurement Date, the sum
(rounded up to the next 0.01%) of (a) the number obtained by (i) summing the products obtained by multiplying (x) the current interest rate on each
Collateral Debt Security that is a fixed rate security (other than a Defaulted
Security, a Written-Down Security, a Deferred Interest PIK Bond or an
Interest-Only Security) by (y) the principal balance of such Collateral Debt
Security and (ii) dividing such sum by the aggregate principal balance of all
Collateral Debt Securities that are fixed rate securities (excluding all
Defaulted Securities, Written-Down Securities, and Deferred Interest PIK Bonds)
plus (b) the number obtained by (i) summing the products obtained by multiplying
(x) the notional interest rate on each Qualifying Interest-Only Security
(computed relative to the notional principal amount of such Qualifying
Interest-Only Security) (excluding Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) that is a fixed rate security by (y) the notional principal amount of each such Qualifying Interest-Only Security and
(ii) dividing such sum by the aggregate principal balance of all Collateral Debt
Securities that are fixed rate securities (excluding Defaulted Securities,
Written-Down Securities and

                                      -97-

[**] CONFIDENTIAL TREATMENT REQUESTED

Deferred Interest PIK Bonds) plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than [**] (or [**] on the First Ramp-Up
Test Date or [**] on the Second Ramp-Up Test Date), the Spread Excess, if any,
as of such Measurement Date minus (d) if the Fixed Rate Excess is applied to the calculation of Weighted Average Spread on such Measurement Date, the excess of the Weighted Average Coupon (without giving effect to this clause (d)) over [**]
(or [**] on the First Ramp-Up Test Date or [**] on the Second Ramp-Up Test
Date). For purposes of this definition, (1) a PIK Bond shall be deemed to be a
Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK
Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments) and (2) no contingent payment of interest will be included in such calculation.

          "Weighted Average Coupon Test" means a test that is satisfied on any
Measurement Date on and after the Effective Date if the Weighted Average Coupon as of such Measurement Date is equal to or greater than [**].

          "Weighted Average Life" means, on any Measurement Date with respect to any Collateral Debt Security, the number obtained by (a) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral
Debt Security by (b) the outstanding Principal Balance of such Collateral Debt
Security and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Debt Securities.

          "Weighted Average Life Test" means a test satisfied as of any
Measurement Date on and after the Effective Date during any period set forth in
Schedule D if the Weighted Average Life of all Collateral Debt Securities as of
such Measurement Date is less than or equal to the number of years set forth in
Schedule D opposite such period.

          "Weighted Average Spread" means, as of any Measurement Date, the sum
(rounded up to the next 0.001%), of (a) the number obtained by (i) summing the products obtained by multiplying (x) the stated spread above LIBOR at which interest accrues on each Collateral Debt Security that is a floating rate security (other than a Defaulted Security, a Written-Down Security, a Deferred
Interest PIK Bond or an Interest-Only Security) as of such date by (y) the principal balance of such Collateral Debt Security as of such date, and (ii)
dividing such sum by the aggregate principal balance of all Collateral Debt
Securities that are floating rate securities (excluding all Defaulted
Securities, Written-Down Securities, Deferred Interest PIK Bonds and
Interest-Only Securities) plus (b) the number obtained by (i) summing the products obtained by multiplying (x) the notional interest rate above LIBOR on each Qualifying Interest-Only Security that is a floating rate security
(computed relative to the notional principal amount of such Qualifying
Interest-Only Security) (excluding Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) as of such date by (y) the notional principal amount of each such Qualifying Interest-Only Security and (ii) dividing such sum by the aggregate principal balance of all Collateral Debt Securities that are floating rate securities (excluding all Defaulted Securities, Written-Down
Securities and Deferred Interest PIK Bonds) plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than [**] (or [**] on the First
Ramp-Up Test Date or [**] on the Second Ramp-Up Test Date), the Fixed Rate
Excess, if any, as of such Measurement Date minus (d) if the Spread Excess is applied to the calculation of Weighted Average Coupon on such Measurement Date, the excess

                                      -98-

[**] CONFIDENTIAL TREATMENT REQUESTED

of the Weighted Average Spread (without giving effect to this clause (d)) over
[**]] (or [**] on the First Ramp-Up Test Date or [**] on the Second Ramp-Up Test
Date). For purposes of this definition, (1) a PIK Bond shall be deemed to be a
Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK
Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments) and (2) no contingent payment of interest will be included in such calculation.

          "Weighted Average Spread Test" means a test that is satisfied on any
Measurement Date on and after the Effective Date if the Weighted Average Spread as of such Measurement Date is equal to or greater than [**].

          "Written-Down Security" means any Collateral Debt Security as to which the Aggregate Principal Balance of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral).

          "Zero Coupon Bond" means a security (other than a Step-Up Bond) that, pursuant to the terms of its Underlying Instruments, on the date on which it is purchased by the Issuer does not provide for periodic payment of interest or provides that all payments of interest will be deferred until the final maturity thereof.

Section 1.2 Assumptions as to Collateral Debt Securities, Etc.

          (a) The provisions set forth in this Section 1.2 shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Accounts.

          (b) All calculations with respect to Scheduled Distributions on the
Pledged Securities securing the Notes and any determination of the Average Life of any Collateral Debt Security, and any determination of the rate at which interest accrues on any Pledged Security, shall be made by the Collateral
Manager using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Security defaults or is sold, (ii) prepayment of any Pledged
Security during any month occurs at a rate equal to the average rate of prepayment (expressed as a percentage of the applicable pricing prepayment curve calculated as of the last Determination Date) during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Security that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Security), (iii) any clean-up call with respect to a Pledged
Security will be exercised when economic to the Person or Persons entitled to exercise such call and (iv) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) For purposes of determining compliance with the Coverage Tests, except as otherwise specified in the Coverage Tests, there shall be excluded all
Scheduled Distributions (whether of principal, interest, fees or other amounts)
including payments to the Issuer in respect of Defaulted Securities, Deferred
Interest PIK Bonds or the Hedge Agreements, as to which the Collateral Manager or the Issuer has determined in its reasonable business judgment will not be made in Cash or will not be received when due. For purposes of calculating each
Interest Coverage Ratio:

               (i) the expected interest income on Collateral Debt Securities and Eligible Investments and the expected amounts available under the Hedge
     Agreements and the expected interest payable on the Notes and amounts, if any, payable under the Hedge Agreements will be calculated using the interest rates applicable thereto on the applicable Measurement Date;

               (ii) accrued original issue discount on an Eligible Investment will be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid; and

               (iii) it will be assumed that no principal payments are made on the Notes during the applicable periods and that no principal of the Class
     A-1SD Notes is Outstanding until the Delayed Draw Closing Date.

          (d) For each Due Period, the Scheduled Distribution on any Pledged
Security (other than (i) a Defaulted Security or (ii) a Deferred Interest PIK
Bond, which in either case, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum (without duplication) of (x) the total amount of payments and collections in respect of such Pledged Security (including the proceeds of the sale of such Pledged
Security received during the Due Period and not reinvested in Collateral Debt
Securities or retained in the Principal Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Accounts at the end of the Due Period for payment on the Notes and of certain expenses of the Issuer and the Co-Issuer plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous
Payment Date (provided that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Coverage Tests pursuant to Section 1.2(c)).

          (e) Subject to Section 1.2(c), each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal
Collection Account, as the case may be, and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Accounts for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

          (f) With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any Relevant
Jurisdiction, each Scheduled

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[**] CONFIDENTIAL TREATMENT REQUESTED

Distribution thereon shall, for purposes of the Coverage Tests and the
Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments sufficient on an after-tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto. On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

          (g) Any reference in the definitions of "Senior Collateral Management
Fee," "Subordinated Collateral Management Fee," "Senior Structuring Agent Fee"
and "Subordinated Structuring Agent Fee" in Section 1.1 to an amount calculated with respect to a period at a per annum rate shall be calculated on the basis of a 360-day year of twelve 30-day months.

          (h) For the purpose of determining any payment to be made on any
Payment Date pursuant to any applicable paragraph of Section 11.1(a), any
Coverage Test referred to in such paragraph shall be calculated as of the relevant Payment Date after giving effect to all payments to be made on such
Payment Date prior to such payment in accordance with Section 11.1(a). In addition, for purposes of determining whether any Interest Coverage Test is satisfied pursuant to Section 11.1(a)(i), if a payment of principal on any Class of Notes is to be made at the same level or at a more senior level in the priority of payments set forth in Section 11.1(a)(i), then the related Interest
Coverage Ratio shall be calculated on a pro forma basis on the assumption that
(i) such payment of principal had been made on the immediately preceding Payment
Date and (ii) the Interest Payment Amount for such Class of Notes for the current Payment Date was correspondingly reduced to reflect the lower Aggregate
Outstanding Amount of such Class of Notes.

          (i) For purposes of determining the rating assigned by Moody's to any particular security at any time (other than where a provision of this Indenture expressly provides for a different treatment of a security if it is on credit watch for possible downgrade or upgrade by Moody's), (a) if such security is on credit watch for possible downgrade by Moody's, the rating shall be deemed to be one subcategory below the current rating assigned to such security by Moody's, and (b) if such security is on credit watch for possible upgrade by Moody's, the rating shall be deemed to be one subcategory above the current rating assigned to such security by Moody's.

          (j) All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Collateral Debt
Securities, shall be made on the basis of the date on which the Issuer makes a commitment to purchase or sell an asset (the "trade date"), not the settlement date.

          (k) Unless otherwise specified, test calculations that evaluate to a percentage will be rounded to the nearest ten-thousandth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Section 1.3 Rules of Construction.

          Unless the context otherwise clearly requires:

          (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

          (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

          (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

          (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

          (f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person's permitted successors and assigns or such Person's permitted successors in such capacity, as the case may be; and

          (g) all references in this instrument to designated "Schedules,"
"Exhibits," "Sections," "clauses" and other subdivisions are to the designated
Schedules, Exhibits, Sections, clauses and other subdivisions of this instrument as originally executed, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Schedules, Exhibits, Sections, clauses or other subdivisions.

                                   ARTICLE II

                                    THE NOTES

Section 2.1 Forms Generally.

          (a) Notes offered and sold in reliance on Regulation S to non-U.S.
Persons (each, a "Regulation S Note") shall be represented by a global Class
A-1SD Note, a global Class A-1SW Note, a global Class A-1SU Note, a global Class
A-1J Note, a global Class A-2 Note, a global Class A-3 Note, a global Class B-F
Note, a global Class B-V Note, and a global Class C Note (a "Regulation S Global
Class A-1SD Note", a "Regulation S Global Class A-1SW Note," a "Regulation S
Global Class A-1SU Note," a "Regulation S Global Class A-1J Note," a "Regulation
S Global Class A-2 Note," a "Regulation S Global Class A-3 Note," a "Regulation
S Global Class B-F Note," a "Regulation S Global Class B-V Note" and a
"Regulation S Global Class C Note," respectively, and, collectively, the
"Regulation S Global Notes"), in each case in fully Registered Form without interest coupons substantially in the form of the note attached as Exhibit A-1 with such appropriate insertions, omissions, substitutions and other variations as are

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[**] CONFIDENTIAL TREATMENT REQUESTED

required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the
Co-Issuers (or, in the case of the Class C Notes, the Issuer) and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The
Aggregate Outstanding Amount of each Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the
Trustee, as custodian for DTC or its nominee, as the case may be.

          (b) The Notes sold to investors in the United States or to U.S.
Persons (the "Restricted Notes"), in each case, that are (i) Qualified
Institutional Buyers and (ii) Qualified Purchasers will be represented by a global Class A-1SD Note, a global Class A-1SW Note, a global Class A-1SU Note, a global Class A-1J Note, a global Class A-2 Note, a global Class A-3 Note, a global Class B-F Note, a global Class B-V Note and a global Class C Note (a
"Restricted Global Class A-1SD Note," a "Restricted Global Class A-1SW Note," a
"Restricted Global Class A-1SU Note," a "Restricted Global Class A-1J Note, " a
"Restricted Global Class A-2 Note," a "Restricted Global Class A-3 Note," a
"Restricted Global Class B-F Note," a "Restricted Global Class B-V Note," and a
"Restricted Global Class C Note," respectively, and, collectively, the
"Restricted Global Notes"), as applicable, in each case in fully Registered Form without interest coupons substantially in the form of the note attached as
Exhibit A-2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers (or, in the case of the Class C Notes, the Issuer)
and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The Aggregate Outstanding Amount of each Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

          (c) Regulation S Global Notes and Restricted Global Notes may also be exchanged under the limited circumstances set forth in Section 2.4 for notes in definitive fully Registered Form without interest coupons, substantially in the form of the certificated note attached as Exhibit B (each a "Definitive Note"), which may be either a Regulation S Definitive Note or a Restricted Definitive
Note, with such legends as may be applicable thereto, which shall be duly executed by the Co-Issuers (or, in the case of the Class C Notes, the Issuer)
and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

          (d) The Co-Issuers (or, in the case of the Class C Notes, the Issuer)
in issuing the Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee will indicate the "CUSIP" or "private placement" numbers of the Notes in notices of redemption and related materials as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

Section 2.2 Authorized Amount; Note Interest Rate; Stated Maturity;
            Denominations.

          (a) The aggregate principal amount of Notes which may be issued under this Indenture may not exceed U.S.$691,500,000, excluding Notes issued upon registration of,

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[**] CONFIDENTIAL TREATMENT REQUESTED

transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section
2.4, Section 2.5 or Section 8.5.

          (b) Such Notes shall have the designations, original principal amounts, original notional amounts, original Note Interest Rates and Stated
Maturities as follows:

                    Original Principal                          Note Stated
   Designation            Amount         Note Interest Rate      Maturity
-----------------   ------------------   ------------------   --------------
Class A-1SD Notes    U.S.$          0*      LIBOR + 0.62%     December, 2038
Class A-1SW Notes    U.S.$ 10,000,000       LIBOR + 0.50%     December, 2038
Class A-1SU Notes    U.S.$315,000,000       LIBOR + 0.62%     December, 2038
Class A-1J Notes     U.S.$108,000,000       LIBOR + 0.90%     December, 2038
Class A-2 Notes      U.S.$ 51,000,000       LIBOR + 1.50%     December, 2038
Class A-3 Notes      U.S.$ 36,000,000       LIBOR + 2.25%     December, 2038
Class B-F Notes      U.S.$  7,000,000               5.00%     December, 2038
Class B-V Notes      U.S.$ 15,000,000       LIBOR + 4.50%     December, 2038
Class C Notes        U.S.$  3,000,000              11.50%     December, 2038

----------
*    To be funded up to a principal amount of $146,500,000 on a Delayed Draw
     Basis in accordance with Section 2.10(c)

          The Notes will be issuable in minimum denominations of U.S.$1,000,000 and, in each case, only in integral multiples of U.S.$1,000 in excess of such minimum denominations. After issuance, a Note may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereof in accordance with the Priority of Payments.

          (c) Interest shall accrue on the Aggregate Outstanding Amount of each
Class of Notes (determined as of the first day of each Interest Period and after giving effect to any redemption or other payment of principal occurring on such day) from the Closing Date until such Notes are paid in full and will be payable in arrears on each Payment Date. Interest accruing for any Interest Period shall accrue for the period from and including the first day of such Interest Period to and including the last day of such Interest Period. Interest on the Floating
Rate Notes, and interest on Defaulted Interest in respect thereof, will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period. Interest on the Class B-F Notes and Class C
Notes and interest on Defaulted Interest in respect thereof will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each. In the event that the date of any Payment Date, the Stated Maturity or any Redemption
Date is not a Business Day, then payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, the Stated Maturity or any such Redemption Date, as the case may be. In the case of such a Payment Date,
(i) any interest in the case of the Floating Rate Notes accrued for the period from and including any such nominal date to the next succeeding Business Day will be payable on such Payment Date and (ii) any interest in the case of the
Class B-F Notes and the Class C Notes accrued for the period from and including any such nominal date to the next succeeding Business Day will be payable on the next succeeding Payment Date.

          (d) The Notes shall be redeemable as provided in Article IX.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (e) The Depositary for the Global Notes shall initially be DTC.

          (f) The Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized
Officers of the Co-Issuers (or, in the case of the Class C Notes, the Issuer)
executing such Notes as evidenced by their execution of such Notes.

Section 2.3 Execution, Authentication, Delivery and Dating.

          (a) The Notes (other than the Class C Notes) shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers. The
Class C Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signatures of such Authorized Officers on the Notes may be manual or facsimile (including in counterparts).

          (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of either of the Co-Issuers shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

          (c) At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers (or, in the case of the Class C Notes, the
Issuer) may deliver Notes executed by the Co-Issuers (or, in the case of the
Class C Notes, the Issuer) to the Trustee or the Authenticating Agent for
authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

          (d) Each Note authenticated and delivered by the Trustee or the
Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing
Date for any other purpose under this Indenture shall be dated the date of their authentication.

          (e) Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

          (f) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication (the "Certificate of Authentication"), substantially in the form provided for herein, executed by the Trustee or by the
Authenticating Agent by the manual signature of one of their Authorized
Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Section 2.4 Registration, Transfer and Exchange of Notes.

          (a) Registration of Notes. The Trustee is hereby appointed as the registrar of the Notes (the "Note Registrar"). The Trustee is hereby appointed as a Transfer Agent with respect to the Notes. The Note Registrar shall keep a register (the "Note Register") for the Classes of Notes in its Corporate Trust
Office in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of and the registration of transfers of Notes. Upon any resignation or removal of a Note
Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of such Note Registrar. The Co-Issuers may not terminate the appointment of a Note Registrar or any Transfer Agent without the consent of Holders of a majority of the Preference Shares.

          Subject to this Section 2.4, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Co-Issuers (or, in the case of a Class C Note, the Issuer) shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

          At the option of a Holder, Notes of such Holder may be exchanged for
Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Co-Issuers (or, in the case of any Class C Note, the Issuer) shall execute and the Trustee shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive.

          All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers (or, in the case of Class C Notes, the Issuer) evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers (or, in the case of a Class C
Note, the Issuer) and the relevant Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and expenses of delivery (if any) not made by regular mail.

          (b) Transfers of Notes.

               (i) Subject to Section 2.4(b)(iv), exchanges or transfers of beneficial interests in a Global Note may be made only in accordance with the rules and regulations of the Depositary (and, in the case of a
     Regulation S Global Note, prior to the end of the Distribution Compliance
     Period, only to beneficial owners who are not U.S. residents in accordance with the rules and regulations of Euroclear or Clearstream, Luxembourg) and

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[**] CONFIDENTIAL TREATMENT REQUESTED

     the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

                    (A) Subject to clauses (B) through (F) of this Section
          2.4(b)(i), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the
          Depositary or to a successor of the Depositary or such successor's nominee.

                    (B) The Trustee shall approve the instructions for the
          exchange or transfer of any beneficial interest in a Regulation S
          Global Note for a beneficial interest in a Restricted Global Note upon provision to the Trustee, the Note Registrar and the Co-Issuers of a
          written certification in substantially the form of Exhibit C-1 (a
          "Rule 144A Transfer Certificate").

                    (C) The Trustee shall approve the instructions for the
          exchange or transfer of any beneficial interest in a Restricted Global
          Note for a beneficial interest in a Regulation S Global Note upon provision to the Trustee, the Note Registrar and the Co-Issuers of a
          written certification substantially in the form of Exhibit C-2 (a
          "Regulation S Transfer Certificate").

                    (D) An owner of a beneficial interest in a Regulation S
          Global Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note without (except as required pursuant to Section 2.4(k)) the provision of written certification, provided that (1) prior to the expiration of the Distribution
          Compliance Period such transfer is not made to a U.S. Person or for the account or benefit of a U.S. Person and is effected through
          Euroclear or Clearstream, Luxembourg in an offshore transaction as required by Regulation S and (2) after the expiration of the
          Distribution Compliance Period, any transfer not effected in an offshore transaction in accordance with Rule 904 of Regulation S may be made only upon provision to the Trustee, the Co-Issuers and the
          Note Registrar of a Regulation S Transfer Certificate.

                    (E) An owner of a beneficial interest in a Restricted Global
          Note may transfer such interest in the form of a beneficial interest in such Restricted Global Note without (except as required pursuant to
          Section 2.4(k)) the provision of written certification.

                    (F) In the event Definitive Notes are issued pursuant to
          Section 2.4(b)(v), the Trustee shall cause the transfer of (i) any beneficial interest in a Global Note for a Definitive Note that is a
          Regulation S Note (a "Regulation S Definitive Note"), upon provision to the Trustee and the Issuer of a Regulation S Transfer Certificate
          or (ii) any beneficial interest in a Global Note for a Definitive Note that is a Restricted Note (a "Restricted Definitive Note"), upon provision to the Trustee, the Co-Issuers and the Note Registrar of a
          Rule 144A Transfer Certificate.

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) Subject to Section 2.4(b)(iv), in the event Definitive Notes are issued pursuant to Section 2.4(b)(v), the Trustee shall cause the transfer of (i) any Definitive Note for a beneficial interest in a
     Regulation S Global Note, upon provision to the Trustee and the Co-Issuers of a Regulation S Transfer Certificate or (ii) any Definitive Note for a
     beneficial interest in a Restricted Global Note, upon provision to the
     Trustee and the Co-Issuers of a Rule 144A Transfer Certificate.

               (iii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for a Definitive Note, or upon acceptance for exchange or transfer of a Definitive Note for a beneficial interest in a
     Global Note, each as provided herein, the Trustee shall approve the instructions for the Depositary to adjust the principal amount of such
     Global Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Note.

               (iv) Subject to the restrictions on transfer and exchange set forth in this Section 2.4 and to any additional restrictions on transfer or exchange specified in the Definitive Notes, the Noteholder of any
     Definitive Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount) by surrendering such Definitive Note at the office designated by the Trustee for such purposes or at the office of any
     Transfer Agent, together with (x) in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Notes), within five Business Days of such request if made at such office, or within ten Business Days if made at the office of a
     Transfer Agent (other than the Trustee), authenticate and make available at such office or at the office of such Transfer Agent, as the case may be, to the transferee (in the case of transfer) or Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee, in the case of transfer, or Noteholder, in the case of exchange) to such address as the transferee or Noteholder, as applicable, may request, a
     Definitive Note or Notes, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any
     Definitive Note shall not be valid unless made at the designated office or at the office of a Transfer Agent by the registered Noteholder in person or by a duly authorized attorney-in-fact. Beneficial interests in Global Notes shall be exchangeable for Definitive Notes only under the limited circumstances described in Section 2.4(b)(v).

               (v) Interests in a Global Note deposited with or on behalf of the
     Depositary pursuant to Section 2.1 hereunder shall be transferred (A) to the owners of such interests in the form of Definitive Notes only if such transfer otherwise complies with this Section 2.4 (including clauses (b)(i)
     and (b)(ii)) and (1) the Depositary notifies the Issuer that the Depositary is unwilling or unable to continue as Depositary for the Notes, (2) the
     Depositary ceases to be a "clearing agency" registered under the Exchange
     Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (3) if the transferee of an interest in a Global Note is required by law to take physical delivery of securities in definitive form or (4) if the transferee is unable to

                                     -108-

[**] CONFIDENTIAL TREATMENT REQUESTED

     pledge its interest in a Global Note or (B) to the purchaser thereof in the form of one or more Definitive Notes in accordance with the provisions of
     Section 2.4(b)(i).

               (vi) If interests in any Global Note are to be transferred to the
     Beneficial Owners thereof in the form of Definitive Notes pursuant to
     Section 2.4(b)(v), such Global Note shall be surrendered by the Depositary, or its custodian on its behalf, to the designated office or to the Transfer
     Agent located in Chicago, Illinois, and the Trustee or an Authenticating
     Agent shall authenticate and deliver without charge, upon such transfer of interests in such Global Note, an equal aggregate principal amount of
     Definitive Notes of authorized denominations. The Definitive Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) and registered in such names as the Depositary shall direct in writing.

               (vii) For so long as one or more Global Notes are Outstanding:

                    (A) the Trustee and its directors, Officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Notes);

                    (B) unless otherwise provided herein, the rights of
          Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

                    (C) for purposes of determining the identity of and
          principal amount of Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

                    (D) the Depositary will make book-entry transfers among the
          Depositary Participants of the Depositary and will receive and transmit distributions of principal of and interest on the Global
          Notes to such Depositary Participants; and

                    (E) the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the
          Global Notes held on their behalf by the Depositary, and the
          Depositary may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Global Notes for all purposes whatsoever.

          (c) Denominations; Flow-Through Investment Vehicles; Qualified
Purchaser or Knowledgeable Employee Status. No Person may hold a beneficial interest in any Note except in a denomination authorized for the Notes of such
Class under Section 2.2(b). No transfer of a Note may be made to a Flow-Through
Investment Vehicle other than a Qualifying Investment Vehicle. Any purported transfer that is not in compliance with this Section 2.4 or the legends on the
Notes will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary to the Co-

                                     -109-

[**] CONFIDENTIAL TREATMENT REQUESTED

Issuers, the Trustee, the Depositary or any intermediary. If any purported transfer of Notes or any beneficial interest therein to a purported transferee does not comply with the requirements set forth in this Section 2.4 or the legends on the Notes, then the purported transferor of such Notes or beneficial interest therein shall be required to cause the purported transferee to surrender the Notes or any beneficial interest therein in return for a refund of the consideration paid therefor by such transferee (together with interest thereon) or to cause the purported transferee to dispose of such Notes or beneficial interest promptly in one or more open market sales to one or more persons each of whom satisfies the requirements of this Section 2.4 and the legends on the Notes and such purported transferor shall take, and shall cause such transferee to take, all further action necessary or desirable, in the judgment of the Issuer, to ensure that such Notes or any beneficial interest therein are held by persons in compliance therewith.

          If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers determines that any Beneficial Owner or Holder of a
Restricted Note (A) is a U.S. Person and (B) is not both (1) a Qualified
Institutional Buyer and (2) a Qualified Purchaser, either of the Co-Issuers may require, by notice to such Beneficial Owner or Holder, as the case may be, that such Beneficial Owner or Holder sell all of its right, title and interest to such Note (or interest therein) to a Person that is both (1) a Qualified
Institutional Buyer and (2) a Qualified Purchaser with such sale to be effected within 30 days after notice of such sale requirement is given. If such
Beneficial Owner or Holder fails to effect the transfer required within such
30-day period, (i) upon written direction from the Collateral Manager or the
Issuer, the Trustee shall, and is hereby irrevocably authorized by such
Beneficial Owner or Holder, as the case may be, to cause its interest in such
Note to be transferred in a commercially reasonable sale arranged by the
Collateral Manager (conducted by the Trustee or an investment bank selected by the Trustee in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Collateral Manager, in connection with such transfer, that such Person is both (1) a Qualified Institutional Buyer and (2) a
Qualified Purchaser and (ii) pending such transfer, no further payments will be made in respect of such Note (or beneficial interest therein) held by such
Holder or Beneficial Owner and such Note shall be deemed not to be Outstanding for the purpose of any vote or consent of the Noteholders. As used in this paragraph, the term "U.S. Person" has the meaning given such terms in Regulation
S under the Securities Act.

          (d) Legends. Any Note issued upon the transfer, exchange or replacement of Notes shall bear such applicable legend set forth in the relevant
Exhibit hereto unless there is delivered to the Trustee, the Note Registrar, the
Collateral Manager, the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Note Registrar, the Collateral Manager, the Issuer and the
Co-Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A and to ensure that neither of the
Co-Issuers nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Collateral Manager, the Issuer and, in the case of any Co-Issued Note, the Co-Issuer, shall authenticate and deliver Notes that do not bear such applicable legend.

                                     -110-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (e) Expenses; Acknowledgment of Transfer. Transfer, registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Noteholder except for the expenses of delivery (if any) not made by regular mail. Registration of the transfer of a Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers.

          (f) Surrender upon Final Payment. Upon final payment due on the
Maturity of a Note, the Holder thereof shall present and surrender such Note at the designated office of the Trustee specified in Section 7.2 or at the office of any Paying Agent.

          (g) Repurchase and Cancellation of Notes. The Co-Issuers (or, in the
case of the Class C Notes, the Issuer) will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except upon the redemption of the Notes in accordance with the terms of this Indenture and the Notes. The Co-Issuers (or, in the case of the Class C Notes, the Issuer)
will promptly cancel all Notes acquired by them pursuant to any payment, purchase, redemption, prepayment or other acquisition of Notes pursuant to any provision of this Indenture, and no Notes may be issued in substitution or exchange for any such Notes.

          (h) Compliance with Transfer Restrictions. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the
Investment Company Act, provided that, if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the
Note Registrar by a purchaser or transferee of a Note, the Trustee or the Note
Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms. To the extent applicable to the Issuer, the Issuer shall impose additional transfer restrictions to comply with the USA PATRIOT Act, and each Noteholder by acceptance of its Note is deemed to have agreed that it will comply with such transfer restrictions. The Issuer shall notify the Trustee and the Note
Registrar of the imposition of any such transfer restrictions.

          (i) Distribution Compliance Period. Promptly after completion of distribution of the Notes, the Co-Issuers shall deliver to the Trustee a certificate specifying the date on which the Distribution Compliance Period will expire. Absent receipt of such certificate, the Trustee and the Note Registrar shall be entitled to assume that the Distribution Compliance Period has not expired. Notwithstanding the foregoing, the Distribution Compliance Period shall not terminate until the Trustee and the relevant Note Registrar have received a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, Luxembourg, certifying that they have received certification of non-U.S. beneficial ownership of 100% of the Aggregate
Outstanding Amount of each Regulation S Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the
Distribution Compliance Period pursuant to another exemption from the registration requirements under the Securities Act).

                                     -111-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (j) Physical Notes. The Co-Issuers (or, in the case of the Class C
Notes, the Issuer) will promptly make available to the Trustee without charge a reasonable supply of Definitive Notes in definitive, fully Registered Form, without interest coupons.

          (k) Class C Notes. The Class C Notes may not be purchased or held by
(a) a Plan or (b) any other Benefit Plan Investor. No Class C Note may be transferred to a transferee acquiring an interest in a Regulation S Global Class
C Note or Restricted Global Class C Note unless the transferee executes and delivers to the Issuer and the Trustee a transfer certificate in the form of
Exhibit C-3 certifying that such purchaser will not transfer such interest except in compliance with the transfer restrictions set forth herein (including the requirement that any subsequent transferee execute and deliver a transfer certificate to the Issuer and the Trustee which includes a certification to the effect that it is not a Benefit Plan Investor or an insurance company general account any portion of the assets of which constitutes plan assets). The Class C
Notes may be purchased by an insurance company; however, if the source of the funds being used to effect the purchase of the Class C Notes is its general account, such insurance company must represent that, at all times, no portion of the assets of its "general account" (as determined by such insurance company)
constitutes plan assets. As of any later date on which any person purchases any of the Class C Notes, if the holder of a beneficial interest in a Class C Note is a Benefit Plan Investor or an insurance company general account any portion of the assets of which constitutes plan assets, then such holder will dispose of the Class C Notes then held by it before the end of the next calendar quarter.

          If, notwithstanding the above, the Issuer determines that a Benefit
Plan Investor or an insurance company that does not meet the requirements set forth above purchased a Class C Note, the Issuer (or the Collateral Manager on
its behalf) may require, by notice to such Benefit Plan Investor or insurance company, that such Benefit Plan Investor or insurance company sell all of its right, title and interest in or to such Class C Note in accordance with this
Indenture, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Benefit Plan Investor or insurance company fails to effect the transfer required within such 30-day period, (x) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such Benefit Plan Investor or insurance company to, cause its interest in such Class C Note to be transferred in a commercially reasonable sale arranged by the Collateral Manager (conducted by the Trustee or an investment bank selected by the Trustee in accordance with
Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New
York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person qualifies as a purchaser of a Class C Note pursuant to this Indenture and (y)
pending such transfer, no further payments will be made in respect of such Class
C Note and such Class C Note shall not be deemed to be Outstanding for the purpose of any vote or consent of the Noteholders.

          (l) Co-Issued Notes. Each transferee of a Co-Issued Note will be deemed to represent that either (i) it is not, and is not investing on behalf of or with plan assets of a Plan, or of an employee benefit plan subject to any
Similar Law, or (ii) its purchase and ownership of the Co-Issued Note will be covered by a prohibited transaction class exemption issued by the U.S.
Department of Labor or a similar exemption, or in the case of an employee benefit plan subject to a Similar Law, will not result in a nonexempt violation of that Similar Law.

                                     -112-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 2.5 Mutilated, Defaced, Destroyed, Lost or Stolen Notes.

          If (a) any mutilated or defaced Note is surrendered to a Transfer
Agent, or if there shall be delivered to the Co-Issuers (or, in the case of a
Class C Note, the Issuer), the Trustee and the Transfer Agent (each, a
"Specified Person") evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the
Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of notice to the
Specified Persons that such Note has been acquired by a Protected Purchaser, the
Co-Issuers (or, in the case of a Class C Note, the Issuer) shall execute and shall direct the Trustee to authenticate, and upon Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note of the same Class as such mutilated, defaced, destroyed, lost or stolen Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of such new Note's authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

          If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor
Note, the Specified Persons shall be entitled to recover such new Note from the
Person to whom such Note was delivered or any Person taking therefrom and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

          In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuers (or, in the case of a Class C Note, the Issuer) in their discretion may, instead of issuing a new Note, pay such
Note without requiring surrender thereof, except that any mutilated Note shall be surrendered.

          Upon the issuance of any new Note under this Section 2.5, the
Co-Issuers (or, in the case of a Class C Note, the Issuer), the Trustee or any
Transfer Agent may require the payment by the registered holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee) connected therewith.

          Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers (or, in the case of a Class
C Note, the Issuer), and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.5 are exclusive and shall preclude
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

                                     -113-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 2.6 Payment of Principal and Interest; Rights Preserved.

          (a) Each Class of Notes shall accrue interest during each Interest
Period applicable to such Class at the applicable Note Interest Rate specified in Section 2.2, which shall be calculated in accordance with such Section.
Interest on each Class of Notes shall be due and payable on each Payment Date, provided that (i) payment of interest on the Class A-1J Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class
A-1S Notes (together with Defaulted Interest thereon and interest on such
Defaulted Interest, if any), (ii) payment of interest on the Class A-2 Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A-1S Notes and the Class A-1J Notes (together with Defaulted
Interest thereon and interest on such Defaulted Interest, if any), (iii) payment of interest on the Class A-3 Notes is subordinated to the payment on each
Payment Date of the interest due and payable on the Class A-1S Notes, the Class
A-1J Notes and the Class A-2 Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any), (iv) payment of interest on the
Class B-F Notes and the Class B-V Notes is subordinated to the payment on each
Payment Date of the interest due and payable on the Class A-1S Notes, the Class
A-1J Notes, the Class A-2 Notes and the Class A-3 Notes (together with Defaulted
Interest thereon, any accrued interest on such Defaulted Interest, Class A-3
Deferred Interest and interest on Class A-3 Deferred Interest), (v) payment of interest on the Class C Notes is subordinated to the payment on each Payment
Date of the interest due and payable on the Class A-1S Notes, the Class A-1J
Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes (together with Defaulted Interest thereon, any accrued interest on such Defaulted
Interest, Class A-3 Deferred Interest, interest on Class A-3 Deferred Interest,
Class B-F Deferred Interest and interest on Class B-F Deferred Interest) and
Class B-V Deferred Interest, and interest on Class B-V Deferred Interest, (vi)
payment of Excess Interest in respect of the Preference Shares is subordinated to the payment on each Payment Date of the interest due and payable on the Class
A-1S Notes, the Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes, the
Class B-F Notes and the Class B-V Notes and the Class C Notes (together with
Defaulted Interest thereon, any accrued interest on such Defaulted Interest,
Class A-3 Deferred Interest, interest on Class A-3 Deferred Interest, Class B-F
Deferred Interest, interest on Class B-F Deferred Interest, Class B-V Deferred
Interest, and interest on Class B-V Deferred Interest, Class C Deferred Interest
and interest on Class C Deferred Interest), and (vii) payments of interest on all Notes and Excess Interest in respect of the Preference Shares are subordinated to the payment on each Payment Date of other amounts in accordance with the Priority of Payments. The payment of interest on the Class A-1SW Notes, the Class A-1SD Notes and the Class A-1SU Notes is pari passu, except that the
Class A-1SW Notes shall have the benefit of the Class A-1SW Insurance Policy.
Except as provided in Section 5.5, no payment shall be made by the Co-Issuers hereunder other than on a Payment Date.

          So long as any Class A-1 Notes or Class A-2 Notes are Outstanding, any
interest due on the Class A-3 Notes which is not paid as a result of the operation of the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purposes of Section 5.1(a) until the
Payment Date on which such interest is available to be paid in accordance with the Priority of Payments. Class A-3 Deferred Interest accrued to any Payment
Date shall bear interest at the Note Interest Rate applicable to the Class A-3
Notes and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of
Payments.

                                     -114-

[**] CONFIDENTIAL TREATMENT REQUESTED

          So long as any Class A-1 Notes, Class A-2 Notes or Class A-3 Notes are
Outstanding, any interest due on the Class B-F Notes or Class B-V Notes which is not paid as a result of the operation of the Priority of Payments on any Payment
Date shall not be considered "due and payable" for the purposes of Section
5.1(a) until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments. Class B-F Deferred Interest and Class
B-V Deferred Interest, respectively, accrued to any Payment Date shall bear interest at the Note Interest Rate applicable to such Class B-F Notes and Class
B-V Notes, respectively, and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

          So long as any Class A-1 Notes, Class A-2 Notes, Class A-3 or Class B
Notes are Outstanding, any interest due on the Class C Notes which is not paid as a result of the operation of the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purposes of Section 5.1(a)
until the Payment Date on which such interest is available to be paid in accordance with the Priority of Payments. Class C Deferred Interest accrued to any Payment Date shall bear interest at the Note Interest Rate applicable to such Class C Notes and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of
Payments.

          (b) The principal of each Note shall be payable no later than the
Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise, provided that, so long as any Class A-1S Notes are Outstanding, except as provided in Article IX and the Priority of Payments, the payment of principal of the Class A-1J, the Class A-2 Notes, the Class A-3 Notes, the Class
B Notes and the Class C Notes (x) may only occur after principal of the Class
A-1S Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class
A-1S Notes, and other amounts payable in accordance with the Priority of
Payments, provided further that, so long as any Class A-1S Notes or Class A-1J
Notes are Outstanding, except as provided in Article IX and the Priority of
Payments, the payment of principal of the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes (x) may only occur after principal of the Class A-1S Notes and the Class A-1J Notes has been paid in full and (y)
shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A-1S Notes and the Class A-1J Notes, and
other amounts payable in accordance with the Priority of Payments, provided further that, so long as any Class A-1S Notes, Class A-1J Notes or Class A-2
Notes are Outstanding, except as provided in Article IX and the Priority of
Payments, the payment of principal of the Class A-3 Notes, the Class B Notes and the Class C Notes (x) may only occur after principal of the Class A-1S Notes, the Class A-1J Notes and the Class A-2 Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A-1S Notes, the Class A-1J Notes and the
Class A-2 Notes, and other amounts payable in accordance with the Priority of
Payments, provided further that, so long as any Class A-1S Notes, Class A-1J
Notes, Class A-2 Notes or Class A-3 Notes are Outstanding, except as provided in
Article IX and the Priority of Payments, the payment of principal of the Class B
Notes and the Class C Notes (x) may only occur after principal of the Class A-1S
Notes, Class A-1J Notes, Class A-2 Notes and Class A-3 Notes has been paid in full and (y) shall be subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A-1S Notes, the Class A-1J
Notes, the Class A-2 Notes and the

                                     -115-

[**] CONFIDENTIAL TREATMENT REQUESTED

Class A-3 Notes, and other amounts payable in accordance with the Priority of
Payments, provided further that, so long as any Class A-1S Notes, Class A-1J
Notes, Class A-2 Notes, Class A-3 Notes or Class B Notes are Outstanding, except as provided in Article IX and the Priority of Payments, the payment of principal of the Class C Notes (x) may only occur after principal of the Class A-1S Notes, the Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B
Notes has been paid in full and (y) shall be subordinated to the payment on each
Payment Date of the principal and interest due and payable on the Class A-1S
Notes, the Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes and the
Class B Notes, and other amounts payable in accordance with the Priority of
Payments, except that, on any Payment Date occurring after the first Payment
Date and prior to the last day of the Reinvestment Period, if Preference
Shareholders have received distributions on the Preference Shares sufficient to achieve a Preference Share Preferred Return of [**] on such Payment Date, any
Remaining Interest Proceeds will be applied to redeem the Class B-F Notes, the
Class B-V Notes and the Class C Notes, pro rata based on their respective
Aggregate Outstanding Amount, until the Class B-F Notes, the Class B-V Notes and the Class C Notes have been paid in full. The payment of principal on the Class
A-1SW Notes, the Class A-1SD Notes and the Class A-1SU Notes is pari passu, except that the Class A-1SW Notes shall have the benefit of the Class A-1SW
Insurance Policy. The payment of principal on the Class B-F Notes and the Class
B-V Notes is pari passu. Any payment of principal of any Class of Notes (other than the most senior Class of Notes then Outstanding) which is not paid, in accordance with the Priority of Payments, on any Payment Date (other than the
Stated Maturity or a Redemption Date) shall not be considered "due and payable"
for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments.

          (c) So long as the Coverage Tests are satisfied, principal will not be payable on any Class of Notes except (i) upon the occurrence of an Auction Call
Redemption, an Optional Redemption or a Tax Redemption, (ii) in the case of the
Class B Notes and the Class C Notes on any Payment Date occurring after the
March, 2004 Payment Date and prior to the last day of the Reinvestment Period, if Preference Shareholders have received distributions on the Preference Shares sufficient to achieve a Preference Share Preferred Return of [**] on such
Payment Date, to pay any Remaining Interest Proceeds to redeem the Class B-F
Notes, the Class B-V Notes and the Class C Notes, pro rata based on their respective Aggregate Outstanding Amount, until the Class B-F Notes, the Class
B-V Notes and the Class C Notes have been paid in full, (iii) upon the occurrence of a Rating Confirmation Failure, (iv) during the Reinvestment
Period, pursuant to Section 11.1(a)(ii)(O), and (v) after the Reinvestment
Period, on each Payment Date principal will be payable from Principal Proceeds and Interest Proceeds in accordance with the Priority of Payments.

          (d) As a condition to the payment of any principal of or interest or
Make-Whole Amount on any Note without the imposition of withholding tax, any
Paying Agent shall require certification acceptable to such Paying Agent
(generally, an Internal Revenue Service Form W-9 (or applicable successor form)
in the case of a Person that is a "United States person" within the meaning of
Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8BEN,
W-8IMY or other applicable form (or applicable successor form) in the case of a
Person that is not a "United States person" within the meaning of Section
7701(a)(30) of the Code) to enable the Co-Issuers, the Trustee and any Paying
Agent (i) to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or

                                     -116-

[**] CONFIDENTIAL TREATMENT REQUESTED

withhold in respect of such Note or the Holder of such Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation or (ii) to comply with any filing, reporting or other requirement under any present or future law, rule, regulation or interpretation of the Cayman Islands, the United States, any political subdivision thereof or any taxing authority therein in order to avoid the imposition of withholding or deduction of taxes or other charges on interest or principal payments on the Collateral Debt Securities.

          (e) Payments in respect of principal of and interest and Make-Whole
Amount on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Noteholders in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date for such payment or, if no wire transfer instructions are received by a Paying
Agent, by a Dollar check drawn on a bank in the United States mailed to the address of such Noteholder as it appears on the Note Register at the close of business on such Record Date.

          (f) The principal of and interest and any Make-Whole Amount on any
Note which is payable on a Redemption Date or in accordance with the Priority of
Payments on a Payment Date and is punctually paid or duly provided for on such
Redemption Date or Payment Date shall be paid to the Person in whose name that
Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section
7.2.

          Payments to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Amount of all Notes of such Class on such
Record Date.

          (g) Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Trustee to the Co-Issuers and the Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

          (h) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any
Payment Date or Redemption Date shall be binding upon all future Holders of such
Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

          (i) Notwithstanding any other provision of the Notes, this Indenture or any other Transaction Agreement, the obligations of the Co-Issuers (or, in the case of the Class C Notes, the Issuer) under the Notes, this Indenture and any other Transaction Agreement are limited-recourse obligations of the
Co-Issuers (and, in the case of the Class C Notes, the Issuer), payable solely from the proceeds of the Collateral (other than with respect to the Class A-1SW
Notes which may also be payable from the proceeds of the Insurance Policy) in accordance with

                                     -117-

[**] CONFIDENTIAL TREATMENT REQUESTED

the Priority of Payments, and, following realization of the Collateral and distribution in accordance with the Priority of Payments, any claims of the
Noteholders, the other Secured Parties, the Paying Agents, the Transfer Agents,
the Preference Share Paying Agent, the Preference Share Transfer Agent, the Note
Registrar, the Share Registrar, the Custodian, the Calculation Agent, the
Authenticating Agent, and any other parties to any Transaction Agreement against either of the Co-Issuers shall be extinguished. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the
Co-Issuers or their respective successors or assigns for the payment of any amounts payable under the Notes, this Indenture or any other Transaction
Agreement. It is understood that the foregoing provisions of this Section 2.6(i)
shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture or payable under any other Transaction Agreement until such Collateral has been realized and distributed in accordance with the Priority of Payments, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Section 2.6(i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Notes, this Indenture or any other Transaction Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

          (j) Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest, Make-Whole Amount and principal that were carried by such other Note.

Section 2.7 Persons Deemed Owners.

          The Co-Issuers, the Trustee and any agent of any of them
(collectively, the "Relevant Persons") may treat the Person in whose name any
Note on the Note Register is registered as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal of and interest and Make-Whole Amount on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and no Relevant
Person shall be affected by notice to the contrary.

Section 2.8 Cancellation.

          All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall promptly be canceled by it and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that such
Notes be returned to the Issuer. Any Notes purchased by the Co-Issuers shall be immediately delivered to the Trustee for cancellation.

                                     -118-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 2.9 No Gross Up.

          Neither the Issuer nor the Insurer shall be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to the Notes.

Section 2.10 Class A-1SD Funding; Class A-1SD Note Controlling Party.

          (a) On the Delayed Draw Closing Date, the Issuer (or the Collateral
Manager on its behalf) shall take all actions required to cause the Holders of the Class A-1SD Notes to pay $146,500,000 (the "Class A-1SD Funding Obligation")
to the Issuer by wire transfer in accordance with the Class A-1SD Note Purchase
Agreement. Such amount shall be deposited into the Unused Proceeds Account.

          (b) So long as the Class A-1SD Notes are Outstanding, if an Insurer
Default has occurred and is continuing and no Class A-1SD Controlling Party
Default has occurred and is continuing, the Class A-1SD Controlling Party shall have the right to exercise all voting, consent and other decision-making rights of the Holders of the Class A-1SD Notes under this Indenture (other than the right to grant or withhold any consent under Section 8.2) without any consent of such Holders, and such Holders may exercise such rights (other than the right to grant or withhold any consent under Section 8.2) and the Collateral Management
Agreement only with the prior written consent of the Class A-1SD Controlling
Party. The Class A-1SD Controlling Party may disclaim any of its rights and powers under this Indenture upon delivery of a written notice to the Trustee.
The Class A-1SD Controlling Party may give or withhold any consent hereunder in its sole and absolute discretion, provided, however, that if a Class A-1SD
Controlling Party Default has occurred and is continuing, the Class A-1SD
Controlling Party's right to exercise the rights of the Holders of Class A-1SD
Notes and the right to take any action pursuant to this Indenture shall be suspended until such time as the Class A-1SD Controlling Party Default no longer exists.

          (c) The Trustee is hereby instructed to increase, upon the completion of the Delayed Draw Closing, the Aggregate Outstanding Amount of the Class A-1SD
Notes to reflect the receipt of the Class A-1SD Funding Obligation, which increase shall be in an amount equal to the amount received in respect of the
Class A-1SD Funding Obligation. In connection therewith, the Trustee shall increase the principal amount of each of the Restricted Global Class A-1SD Note and Regulation S Global Class A-1SD Note, as applicable, to reflect the increase in the Aggregate Outstanding Amount of the Class A-1SD Notes. For all purposes hereunder, the Aggregate Outstanding Amount of the Class A-1SD Notes shall be deemed to be zero until such time as the Aggregate Outstanding Amount of such
Notes is increased in accordance with this Section 2.10(c).

                                     -119-

[**] CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE III

                              CONDITIONS PRECEDENT

Section 3.1 General Provisions.

          The Notes may be executed by the Co-Issuers (or, in the case of the
Class C Notes, the Issuer) and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an
Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the
Trustee of the following:

          (a) (i) an Officer's certificate of the Issuer, (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer's obligations under, this Indenture, the
     Collateral Administration Agreement, the Account Control Agreement, the
     Preference Share Paying and Transfer Agency Agreement, the Collateral
     Management Agreement, the Structuring Agent Agreement, the Class A-1SW
     Insurance Documents, the Subscription Agreements and the Hedge Agreements,
     in each case as may be amended on or prior to, and as in effect on, the
     Closing Date, and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the principal amount (or notional amount) and the Note Interest Rate with respect to each Class of Notes to be authenticated and delivered and the issue of the Preference Shares specifying the Issue Price thereof, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof,
     (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

               (ii) an Officer's certificate of the Co-Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Co-Issuer's obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Co-Issued Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of each Class of Co-Issued Notes to be authenticated and delivered, and (B)
     certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the
     Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

          (b) (i) either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, and the approval of which is required for the valid issuance of the Securities, or to the effect that no authorization, approval or consent of any governmental body is required for the valid issuance of the
     Securities, or (B) an Opinion of Counsel to the Issuer satisfactory in form and substance to the Trustee to the effect that no such authorization, approval or consent of any governmental body in the Cayman Islands is required for the valid issuance of the Securities except as may have been given; and

                                     -120-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, and the approval of which is required for the valid issuance of the Co-Issued
     Notes, or to the effect that no authorization, approval or consent of any governmental body is required for the valid issuance of the Co-Issued
     Notes;

          (c) (i) opinions of Schulte Roth & Zabel LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the form of
     Exhibits E-1 and E-2;

               (ii) an opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit F;

               (iii) an opinion of counsel to the Collateral Manager, dated the
     Closing Date, substantially in the form of Exhibit G;

               (iv) (A) an opinion of counsel to the Trustee, dated the Closing
     Date, substantially in the form of Exhibit H-1, (B) an opinion of Kennedy
     Covington Lobdell & Hickman LLP, special counsel to the Trustee, dated the
     Closing Date, substantially in the form of Exhibit H-2, and (C) an opinion of Seyfarth Shaw LLP, special Illinois counsel to the Trustee, dated the
     Closing Date, substantially in the form of Exhibit H-3; and

               (v) opinions of counsel to each Hedge Counterparty, dated the
     Closing Date, substantially in the form of Exhibit J-1 and Exhibit J-2;

          (d) (i) an Officer's certificate of the Issuer, stating that the
     Issuer is not in Default under this Indenture; and, that the issuance of the Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Issuer Charter, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which the
     Issuer may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date;
     that all conditions precedent provided in this Indenture and the Preference
     Share Documents relating to the authentication and delivery of the
     Securities applied for (including in Section 3.2) have been complied with;
     and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid; and

               (ii) an Officer's certificate of the Co-Issuer stating that the
     Co-Issuer is not in Default under this Indenture; that the issuance of the
     Co-Issued Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Certificate of
     Formation or Limited Liability Company Agreement of the Co-Issuer, any
     indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it

                                     -121-

[**] CONFIDENTIAL TREATMENT REQUESTED

     may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Co-Issued Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

          (e) an Accountants' Report (A) confirming the information (other than the Principal Balance and the Purchase Price) with respect to each Collateral
Debt Security set forth on the Schedule of Collateral Debt Securities attached hereto as Schedule A by reference to such sources as shall be specified therein,
(B) confirming, by reference to an Officer's certificate of the Issuer, that the
Aggregate Principal Balance of the Collateral Debt Securities which the Issuer has purchased or entered into binding commitments to purchase on or prior to the
Closing Date is at least [**], (C) confirming compliance with a Diversity Score of [**], a Weighted Average Coupon of [**] and a Weighted Average Spread of
[**], each as of the Closing Date by reference to such sources as shall be specified therein and (D) specifying the procedures undertaken by the relevant accountants to review data and computations relating to the foregoing statements;

          (f) an executed counterpart of the Collateral Administration
Agreement, the Account Control Agreement, the Collateral Management Agreement,
the Structuring Agent Agreement, each Class A-1SW Insurance Document, each
Subscription Agreement and the Preference Share Paying and Transfer Agency
Agreement;

          (g) an executed copy of each Hedge Agreement;

          (h) an executed copy of the Financing Statement for filing with the
Recorder of Deeds in the District of Columbia;

          (i) evidence of the registration on the Issuer's register of mortgages and charges of the security interest Granted by the Issuer hereunder;

          (j) an executed copy of the Preference Share Paying and Transfer
Agency Agreement;

          (k) an Issuer Order executed by the Issuer and the Co-Issuer directing the Trustee to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer; and

          (l) executed copies of the Subscription Agreements between the Issuer and the purchasers (other than the Initial Purchaser) of the Preference Shares, respectively.

                                     -122-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 3.2 Security for Notes.

          Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

          (a) Grant of Security Interest; Delivery of Collateral Debt
Securities. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral and the transfer of all Collateral Debt Securities and any Equity Securities acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in the Schedule of Closing Collateral Debt Securities) to the Trustee in the
manner provided in Section 3.3(b).

          (b) Certificate of the Issuer. The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer (which may rely on a similar certificate from the Collateral Manager) or the Collateral Manager, for and on
behalf of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security and Equity Security pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

               (i) the Issuer is the owner of such Collateral Debt Security or
     Equity Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing
     Date and except for those Granted pursuant to this Indenture;

               (ii) the Issuer has acquired its ownership in such Collateral
     Debt Security or Equity Security in good faith, and in the exercise of the
     Issuer's reasonable business judgment, without notice of any adverse claim
     (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (i) above;

               (iii) the Issuer has not assigned, pledged or otherwise
     encumbered any interest in such Collateral Debt Security or Equity Security
     (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

               (iv) the Issuer has full right to Grant a security interest in and assign and pledge all of the Issuer's right, title and interest in such
     Collateral Debt Security or Equity Security to the Trustee;

               (v) the information set forth with respect to such Collateral
     Debt Security or Equity Security in the Schedule of Closing Collateral Debt
     Securities is correct in all material respects;

               (vi) each Collateral Debt Security included in the Collateral satisfies the requirements of the definition of "Collateral Debt Security"
     and is transferred to the Trustee as required by Section 3.2(a);

               (vii) each Collateral Debt Security and Equity Security was acquired in accordance with all applicable requirements of Section 12.2;
     and

                                     -123-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (viii) upon the effectiveness of the Grant by the Issuer to the
     Trustee pursuant to the Granting Clauses of this Indenture, the Trustee has a first priority perfected security interest in the Collateral (assuming that any entity described in Section 3.3(b) which is not within the control of the Issuer takes the actions required of such entity under Section
     3.3(b) for perfection of such interest).

          (c) Rating Letters. The delivery to the Trustee of an Officer's certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) a letter signed by Moody's confirming that the Class A-1SW
Notes, the Class A-1SD Notes, Class A-1SU Notes and the Class A-1J Notes have each been rated "Aaa" by Moody's, a letter signed by Standard & Poor's confirming that the Class A-1SW Notes, the Class A-1SD Notes, the Class A-1SU
Notes and the Class A-1J Notes have each been rated "AAA" by Standard & Poor's and a letter signed by Fitch confirming that the Class A-1SW Notes, the Class
A-1SD Notes, the Class A-1SU Notes and the Class A-1J Notes have each been rated
"AAA" by Fitch, (B) a letter signed by Moody's confirming that the Class A-2
Notes have been rated "Aa2" by Moody's, a letter signed by Standard & Poor's confirming that the Class A-2 Notes have been rated "AA" by Standard & Poor's and a letter signed by Fitch confirming that the Class A-2 Notes have been rated
"AA" by Fitch, (C) a letter signed by Moody's confirming that the Class A-3
Notes have been rated "A2" by Moody's, a letter signed by Standard & Poor's confirming that the Class A-3 Notes have been rated "A" by Standard & Poor's and a letter signed by Fitch confirming that the Class A-3 Notes have been rated "A"
by Fitch, (D) a letter signed by Moody's confirming that the Class B-F Notes have been rated "Baa2" by Moody's, a letter signed by Standard & Poor's confirming that the Class B-F Notes have been rated "BBB" by Standard & Poor's and a letter signed by Fitch confirming that the Class B-F Notes have been rated
"BBB" by Fitch, (E) a letter signed by Moody's confirming that the Class B-V
Notes have been rated "Baa2" by Moody's, a letter signed by Standard & Poor's confirming that the Class B-V Notes have been rated "BBB" by Standard & Poor's and a letter signed by Fitch confirming that the Class B-V Notes have been rated
"BBB" by Fitch and (F) a letter signed by Moody's confirming that the Class C
Notes have been rated "Ba2" by Moody's, a letter signed by Standard & Poor's confirming that the Class C Notes have been rated "BB" by Standard & Poor's and a letter signed by Fitch confirming that the Class C Notes have been rated "BB"
by Fitch, and (ii) each such rating is in full force and effect on the Closing
Date.

          (d) Accounts. The delivery by the Trustee of evidence of the establishment of the Payment Account, the Interest Collection Account, the
Principal Collection Account, the Expense Account, the Unused Proceeds Account,
the Custodial Account, and any Hedge Counterparty Collateral Account, Synthetic
Security Counterparty Account or Synthetic Security Issuer Account to be
established on the Closing Date.

          (e) Funding Certificate. The delivery to the Trustee of a funding certificate (the "Funding Certificate"), duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Notes and the Preference Shares, dated the Closing Date, in substantially the form of Exhibit D.

          (f) Proceeds of the Preference Shares. The Issuer has received gross proceeds of U.S.$33,500,000 from the issuance of the Preference Shares.

                                     -124-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (g) Policy. The Class A-1SW Insurance Policy has been issued to the
Trustee.

Section 3.3 Custodianship; Transfer of Collateral Debt Securities and Eligible
Investments.

          (a) On or before the Closing Date the Issuer shall appoint a financial institution (the "Custodian") to act as Securities Intermediary as provided in this Section 3.3 and subject to Section 10.1(b). Such Custodian shall be rated at least "Baa3" by Moody's and "BBB" by Standard & Poor's. Initially, the
Custodian shall be LaSalle Bank National Association. Any successor Custodian shall be a state or national bank or trust company which is not an Affiliate of the Issuer and has capital and surplus of at least $200,000,000. On or before the Closing Date, the Issuer shall cause the Custodian to create an account to which financial assets may be credited (the "Securities Account").

          (b) Except as otherwise provided in the last sentence of this clause
(b), each time that the Issuer, or the Collateral Manager on behalf of the
Issuer, shall direct or cause the acquisition of any Collateral Debt Security,
Equity Security or Eligible Investment, the Collateral Manager (on behalf of the
Issuer) shall, if such Collateral Debt Security, Equity Security or Eligible
Investment has not already been transferred to the Custodial Account, cause the transfer of such Collateral Debt Security, Equity Security or Eligible
Investment to the Custodian to be held in the Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture, and the Custodian shall hold such Collateral Debt Security, Equity Security or Eligible Investment
in the Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture. The Collateral Manager shall take any and all actions necessary to create in favor of the Trustee a valid, perfected, first-priority security interest in each Collateral Debt Security, Equity Security and Eligible
Investment Granted to the Trustee under laws and regulations (including Articles
8 and 9 of the UCC) in effect at the time of such Grant, including by taking the following actions:

               (i) directing the Custodian to credit to the Custodial Account such Collateral Debt Security, Equity Security or Eligible Investment, as
     the case may be; or

               (ii) if such Collateral Debt Security, Equity Security or
     Eligible Investment is not so credited to the Custodial Account, taking the following actions, as applicable:

                    (A) (1) in the case of a Security Entitlement that is held through a Securities Intermediary and as to which the Entitlement
          Holder is the Issuer, obtaining the agreement of such Securities
          Intermediary that it will comply with Entitlement Orders originated by the Trustee without further consent by the Issuer and taking no action to cause such agreement to cease to be effective and (2) in the case of any other Security Entitlement, directing the Trustee to become the
          Entitlement Holder of such Security Entitlement;

                    (B) (1) in the case of an Uncertificated Security registered in the name of the Issuer, obtaining the agreement of the issuer of such Uncertificated Security that such issuer will comply with
          Instructions originated by the Trustee without further consent by the
          Issuer and causing such agreement

                                     -125-

[**] CONFIDENTIAL TREATMENT REQUESTED

          to remain in effect or (2) in the case of any other Uncertificated
          Security, directing the Trustee to become the registered owner of such
          Uncertificated Security and causing such registration to remain effective;

                    (C) in the case of an Instrument or a Certificated Security represented by a Security Certificate in Registered Form registered in the name of the Trustee or indorsed to the Trustee by or in blank an effective indorsement, delivering such Instrument or Security
          Certificate to the Custodian to be held by the Custodian exclusively on behalf of the Trustee for the benefit of the Secured Parties;
          provided that for the purpose of holding Certificated Securities and
          Instruments, the Custodian shall be deemed to not be acting as a
          Securities Intermediary; and

                    (D) in the case of general intangibles by (A) filing a
          financing statement in the District of Columbia describing such general intangible and (B) causing the registration of the security interest Granted by the Issuer under this Indenture in the Register of
          Mortgages and Charges of the Issuer at the Issuer's registered office in the Cayman Islands.

          (c) The security interest of the Trustee in the funds or other property used to acquire such Collateral Debt Security or Eligible Investment shall, concurrently with such acquisition and without action on the part of the
Trustee, be released.

Section 3.4 [Intentionally Omitted].

Section 3.5 Ramp-Up Period.

          The Issuer agrees to use commercially reasonable efforts to purchase or enter into agreements to purchase Collateral Debt Securities during the
Ramp-Up Period in such a manner as to satisfy the criteria set forth below on the earlier of the dates set forth below and the date on which the Issuer has purchased or committed to purchase (including on each Ramp-Up Test Date,
Collateral Debt Securities which the Issuer has committed to purchase on the
Delayed Draw Closing Date pursuant to the Forward Purchase Commitment or otherwise) the Aggregate Principal Balance of Collateral Debt Securities
specified below. If, as of any Ramp-Up Test Date, any of the criteria specified with respect to such Ramp-Up Test Date (such criteria, the "First Ramp-Up Test
Date Tests" and the "Second Ramp-Up Test Date Tests," respectively) are not satisfied, it shall not be a Default but the Issuer shall take the actions provided in Section 7.18.

                                     -126-

[**] CONFIDENTIAL TREATMENT REQUESTED

-------------------------------------------------------------------------------------------------------------
                                                                                                  Maximum
                                                                                                 Aggregate
                                                              Minimum            Minimum          Weighted
                   Minimum Aggregate       Minimum       Weighted Average   Weighted Average      Average
    Test Date       Principal Amount   Diversity Score        Coupon             Spread        Purchase Price
-------------------------------------------------------------------------------------------------------------

January 5, 2004           [**]               [**]              [**]               [**]              [**]
   (the "First
   Ramp-Up Test
   Date")
-------------------------------------------------------------------------------------------------------------
January 29, 2004          [**]               [**]              [**]               [**]              [**]
   (the "Second
   Ramp-Up Test
   Date")
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                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

          This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Notes and the Notes except as to (i) the Class A-1SW Insured Payments under the Class A-1SW Insurance
Documents, (ii) rights of registration of transfer and exchange, (iii)
substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iv) rights of Securityholders to receive payments of principal thereof and interest and
Make-Whole Amount thereon or Excess Amounts payable in respect thereof as provided herein (including as provided in the Priority of Payments), (v) the rights and immunities of the Trustee hereunder, (iv) the rights and immunities of the Collateral Manager hereunder and under the Collateral Management
Agreement, (vii) the rights and immunities of the Structuring Agent hereunder and under the Structuring Agent Agreement, (viii) the rights and immunities of the Insurer hereunder and under the Class A-1SW Insurance Documents, (ix) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them and (x)
the rights of the Preference Shareholders pursuant to the Preference Share
Documents; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this
Indenture, when:

          (a) either:

               (i) all Notes theretofore authenticated and delivered (other than
     (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Notes the payment for which Money has theretofore irrevocably been deposited in trust and thereafter repaid to the

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     Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will within one year become due and payable at their Stated Maturity, or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or noncallable direct obligations of the United States in an amount sufficient, as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Notes not theretofore delivered to the Trustee for cancellation, including all principal and interest (including Class A-3 Deferred
     Interest, Class B-F Deferred Interest, Class B-V Deferred Interest, Class C
     Deferred Interest, Defaulted Interest, interest on Defaulted Interest and
     Make-Whole Amount, if any) accrued to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or the
     Redemption Date, as the case may be, provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this subclause (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

          (b) the Issuer has paid or caused to be paid all other sums payable hereunder (including amounts payable pursuant to any Hedge Agreement (including all termination payments), the Collateral Administration Agreement, the
Administration Agreement, the Class A-1SW Insurance Documents, the Preference
Share Paying and Transfer Agency Agreement, the Collateral Management Agreement
and the Structuring Agent Agreement) and no other amounts will become due and payable by the Issuer; and

          (c) the Co-Issuers have delivered to the Trustee and the Insurer
Officer's certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager,
the Structuring Agent, the Hedge Counterparties, the Insurer and, if applicable, the Noteholders under Sections 2.6(i), 4.1, 5.4(d), 5.18, 6.7, 6.8, 7.3, 11.1,
11.2, 14.10 and 14.12 shall survive.

Section 4.2 Application of Trust Money.

          All Cash deposited with the Trustee pursuant to Section 4.1 for the payment of principal of and interest (including any Make-Whole Amount) on the
Notes or Excess Amounts in respect of the Preference Shares and amounts payable pursuant to the Hedge Agreements, the Class A-1SW Insurance Documents, the
Administration Agreement, the Collateral Administration Agreement, the
Collateral Management Agreement and the Structuring Agent Agreement shall be held in trust and applied by the Trustee in accordance with the provisions of the Notes, the Preference Share Paying and Transfer Agency Agreement and this
Indenture, including the Priority of Payments, for the payment either directly or through any Paying Agent,

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as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such Cash has been deposited with the Trustee; but such Cash need not be segregated from other funds held by the Trustee except to the extent required herein or required by law.

Section 4.3 Repayment of Monies Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Cash then held by any Paying Agent other than the
Trustee under the provisions of this Indenture shall, upon demand of the
Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section
7.3 and in accordance with the Priority of Payments and thereupon such Paying
Agent shall be released from all further liability with respect to such Cash.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

Section 5.1 Events of Default.

          Event of Default, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) a default in the payment of any interest on (i) any Class A-1 Note
(in the case of any Class A-1SW Note, without giving effect to payments made under the Class A-1SW Insurance Policy) or Class A-2 Note when the same becomes due and payable, in each case which default continues for a period of three
Business Days (or, in the case of a default in payment due to an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share Paying Agent) or the Note Registrar, such default continues for a period of seven days); (ii) if there are no Class A-1 Notes or Class A-2
Notes Outstanding, on any Class A-3 Note when the same becomes due and payable, in each case which default continues for a period of three Business Days (or, in the case of a default in payment due to an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share
Paying Agent) or the Note Registrar, such default continues for a period of seven days after receipt of notice of such error or omission by the applicable party); (iii) if there are no Class A-1 Notes, Class A-2 Notes or Class A-3
Notes Outstanding, on any Class B Note when the same becomes due and payable, in each case which default continues for a period of three Business Days (or, in the case of a payment default resulting solely from an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the
Preference Share Paying Agent) or the Note Registrar, seven days); or (iv) if there are no Class A-1 Notes, Class A-2 Notes, Class A-3 Notes or Class B Notes
Outstanding, on any Class C Note when the same becomes due and payable, in each case which default continues for a period of three Business Days (or, in the case of a default in payment due to an administrative error or omission by the
Trustee, the Administrator, a Paying Agent (other than the Preference Share
Paying Agent) or the Note Registrar, such default continues for a period of seven days);

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          (b) a default in the payment of principal or of any Make-Whole Amount of any Note (in the case of any Class A-1SW Note, without giving effect to payments made under the Class A-1SW Insurance Policy) when the same becomes due at its Stated Maturity or the payment of any Make-Whole Amount (or, in the case of a default in payment due to an administrative error or omission by the
Trustee, the Administrator, a Paying Agent (other than the Preference Share
Paying Agent) or the Note Registrar, such default continues for a period of seven days);

          (c) the failure on any Payment Date to disburse amounts available in the Interest Collection Account or Principal Collection Account in accordance with the order of priority set forth under Section 11.1 (other than a default in payment described in clause (a) or clause (b) above), which failure continues for a period of two Business Days (or, in the case of a default in payment due to an administrative error or omission by the Trustee, the Administrator, a
Paying Agent (other than the Preference Share Paying Agent) or the Note
Registrar, such default continues for a period of seven days);

          (d) either Co-Issuer or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act and such condition continues for a period of 90 days after the Regulatory Determination
Date;

          (e) a default in the performance, or breach, of any other covenant or other agreement (other than the covenant to meet the Collateral Quality Tests or the Coverage Tests (it being understood that with respect to the purchase or sale of any Collateral Debt Security all conditions applicable thereto hereunder, including those specified in Article XII, shall be satisfied)) of the
Issuer or the Co-Issuer under this Indenture or any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 30 days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted thereunder, 15 days) after any of the Issuer, the
Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer and the Collateral Manager by the Trustee or to the
Issuer, the Collateral Manager and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount of Notes of the Controlling Class, the Insurer
or any Hedge Counterparty;

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of the Issuer or the Co-Issuer or its respective debts, or of a substantial part of its respective assets, under any bankruptcy, insolvency, receivership, reorganization, moratorium, conservatorship or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the
Co-Issuer or for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered; or
the Issuer or its assets shall become subject to any event that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

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          (g) the Issuer or the Co-Issuer shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership, reorganization, moratorium, conservatorship or similar law now or hereafter in effect, (ii)
consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 5.1(f), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v)
make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the Issuer shall cause or become subject to any event with respect to the Issuer that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

          (h) one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, [**] (or such lesser amount as any
Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) become(s) nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by any Rating Agency) the
Rating Condition shall have been satisfied; or

          (i) the occurrence of an "Event of Default" under and as defined in the Class A-1SW Insurance Agreement.

          If the Trustee has actual knowledge that an Event of Default has occurred and is continuing, the Trustee shall, within three Business Days after obtaining such knowledge, notify the Co-Issuers, the Preference Share Paying
Agent, the Collateral Manager, the Noteholders, each Hedge Counterparty, the
Insurer and each Rating Agency in writing. If either Co-Issuer shall obtain knowledge, or shall have reason to believe, that an Event of Default has occurred and is continuing, such Co-Issuer shall promptly notify the Trustee, the Preference Share Paying Agent, the Collateral Manager, the Noteholders, each
Hedge Counterparty, the Insurer and each Rating Agency in writing of such an
Event of Default.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default occurs and is continuing (other than an
Event of Default specified in Section 5.1(f) or 5.1(g)), (i) the Trustee shall
(at the direction of the Holders of a Majority of the Controlling Class by
notice to the Co-Issuers), or (ii) Holders of a Majority of the Controlling
Class, by notice to the Co-Issuers and the Trustee, may (A) declare the principal of all of the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable and (B) terminate the Reinvestment Period. If an Event of Default specified in Section 5.1(f) or 5.1(g) occurs, (A) the Insurer shall be entitled to receive an amount equal to all applicable outstanding Class A-1SW Accrued
Insurance Liabilities and the Class A-1SW Insurance Reimbursement Liabilities,
(B) all unpaid principal, together with all accrued and unpaid interest thereon, of all of the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the
Trustee or any Noteholder and (C) the Reinvestment Period shall

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terminate. The acceleration of the Notes pursuant to this Section 5.2(a) shall not accelerate the obligations of the Insurer under the Class A-1SW Insurance
Documents. Notwithstanding the foregoing, if an Event of Default specified in
Section 5.1(a) or Section 5.1(b) occurs and is continuing solely with respect to a default in the payment of any principal of or interest on Notes of a Class other than the Controlling Class, neither the Trustee nor the Holders of such non-Controlling Class shall have the right to declare such principal and other amounts to be immediately due and payable.

          (b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in Section 5.3, a Majority of the Controlling Class, by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                    (A) all overdue installments of principal of and interest on the Notes,

                    (B) Class A-3 Deferred Interest and interest upon the Class
          A-3 Deferred Interest, Class B-F Deferred Interest and the interest on
          Class B-F Deferred Interest, Class B-V Deferred Interest and the
          interest on Class B-V Deferred Interest, and Class C Deferred Interest
          and interest on Class C Deferred Interest at the applicable Note
          Interest Rate and, to the extent that payment of such interest is lawful, upon Defaulted Interest at the applicable Note Interest Rate,

                    (C) any accrued and unpaid amounts (including termination
          payments, if any) payable by the Issuer pursuant to the Hedge
          Agreements and all Class A-1SW Accrued Insurance Liabilities and Class
          A-1SW Insurance Reimbursement Liabilities; and

                    (D) all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel;

               (ii) the Trustee has determined that all Events of Default, other than the nonpayment of the principal of or interest on the Notes that have become due solely by such acceleration, have been cured and Holders of a
     Majority of the Controlling Class by written notice to the Trustee have agreed with such determination or waived the relevant Defaults as provided in Section 5.14; and

               (iii) any Hedge Agreement in effect immediately prior to the declaration of such acceleration shall remain in effect or, if such Hedge
     Agreement shall have become subject to early termination after the declaration of such acceleration, the

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     Issuer shall have entered into a replacement Hedge Agreement for the terminated Hedge Agreement in accordance with Section 16.1(e).

          At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5, provided that, if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may subsequently be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this Section 5.2(b).

          No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

          (c) Prior to an Insurer Default, the Trustee shall notify the Insurer in writing within three Business Days after an Officer of the Trustee obtains actual knowledge of the commencement of any of the events or Proceedings described in Section 5.1(f) or (g) and the making of any claim in connection with any Proceeding seeking the avoidance as a preferential transfer of any
Class A-1SW Preference Amount.

          Each Holder of an Insured Note, by its purchase of such Note, and the
Trustee hereby agree that so long as there has been no Insurer Default, the
Insurer, subject to Section 5.13, may at any time during the continuation of a
Proceeding direct all matters relating to such Proceeding, including (i) all matters relating to any Class A-1SW Preference Amount and (ii) the posting of performance bond pending any such appeal. To the extent that the Insurer has made a payment of principal of or interest on any Insured Notes, the Insurer shall be subrogated to the rights of each Holder of such Notes in the conduct of any Proceeding, including all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such
Proceeding.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Co-Issuers covenant that, if a Default shall occur in respect of the payment of any principal of or interest on any Class A-1 Note, the payment of any principal of or interest on any Class A-2 Note, the payment of principal of or interest (if any) on any Class A-3 Note (but with respect to interest, only after the Class A-1 Notes, the Class A-2 Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest (if any) on any Class B Note (but with respect to interest, only after the Class A-1
Notes, the Class A-2 Notes, the Class A-3 Notes and all interest accrued thereon have been paid in full), the payment of principal of or interest on any Class C
Note (but with respect to interest, only after the Class A-1 Notes, the Class
A-2 Notes, the Class A-3 Notes, the Class B Notes and all interest accrued thereon have been paid in full), or the payment of any Make-Whole Amount, the
Co-Issuers will, upon demand of the Trustee or any affected Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest (including any
Make-Whole Amount), with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the

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reasonable compensation, expenses, disbursements and advances of the Trustee and such Noteholder and their respective agents and counsel.

          If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid and may, and shall, upon the direction by Holders of a Majority of the
Controlling Class, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the Trustee's rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by Holders of a Majority of the
Controlling Class is received by the Trustee) or as the Trustee may be directed by Holders of a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the
Trustee by this Indenture or by law.

          In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the
Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such
Proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest (including any Make-Whole Amount) owing and unpaid in respect of the Notes upon direction by Holders of a Majority of the Controlling
Class, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a person performing similar functions in comparable Proceedings; and

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          (c) to collect and receive any Monies or other property payable to or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on behalf of the
Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          Nothing herein contained shall be deemed to authorize the Trustee to
(i) authorize or consent to or vote for or accept or adopt, on behalf of any
Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or (ii) vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys and counsel, shall be for the benefit of the Secured
Parties and payable to the Secured Parties in accordance with the Priority of
Payments.

          In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent, subject to Section 6.17, all the Secured
Parties, if applicable, pursuant to Section 6.17.

          Notwithstanding anything in this Section 5.3 to the contrary, the
Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except in accordance with
Section 5.5(a).

Section 5.4 Remedies.

          (a) If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the
Trustee may, after notice to the Noteholders, the Insurer and the Hedge
Counterparties, and shall, upon direction by Holders of a Majority of the
Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

               (i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Monies adjudged due;

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               (ii) sell all or a portion of the Collateral or rights of
     interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section
     5.17;

               (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

               (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

               (v) exercise any other rights and remedies that may be available at law or in equity,

provided that the Trustee may not sell or liquidate the Collateral or institute
Proceedings in furtherance thereof pursuant to this Section 5.4 except in accordance with Section 5.5(a).

          The Trustee may, but need not, obtain and rely upon an opinion of an
Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the
Collateral to make the required payments of principal of and interest (including any Make-Whole Amount) on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

          (b) If an Event of Default as described in Section 5.1(e) shall have occurred and be continuing, the Trustee may, and, at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling
Class or a Hedge Counterparty, shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such
Section, and enforce any equitable decree or order arising from such proceeding.

          (c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in such
Noteholder's or Noteholders' own absolute right without accountability.

          Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

          Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the
Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them

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their respective successors and assigns, and any and all Persons claiming through or under them, or their respective successors and assigns.

          (d) Notwithstanding any other provision of this Indenture or any other
Transaction Agreement, neither the Trustee, nor any other Secured Party nor any other party to any Transaction Agreement may, prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect
(plus one day), after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under Federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the
Trustee, any other Secured Party or any other party to any Transaction Agreement
(i) from taking any action prior to the expiration of the aforementioned one year and one day period or, if longer, the applicable preference period then in effect (plus one day), in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, such Secured
Party or (as the case may be) such other party or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding, provided that the obligations of the Issuer hereunder shall be payable solely from the Collateral in accordance with the Priority of Payments.

Section 5.5 Preservation of Collateral.

          (a) If an Event of Default shall have occurred and be continuing when any Class of Notes is Outstanding, the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of
Payments and the provisions of Articles X, XII and XIII unless either: (i) the
Trustee determines that the anticipated proceeds of a sale or liquidation of the
Collateral (after deducting the reasonable expenses of such sale or liquidation)
would be sufficient to discharge in full amounts then due and unpaid on the
Notes for principal and interest (including Class A-3 Deferred Interest and interest on Class A-3 Deferred Interest, Class B-F Deferred Interest and
interest on Class B-F Deferred Interest, Class B-V Deferred Interest and
interest on Class B-V Deferred Interest, Class C Deferred Interest and interest on Class C Deferred Interest, Defaulted Interest, interest on Defaulted Interest and Make-Whole Amount if any), due and unpaid Administrative Expenses and
Administrative Indemnities, any accrued and unpaid amounts payable by the Issuer pursuant to the Class A-1SW Insurance Documents and any accrued and unpaid amounts payable by the Issuer pursuant to the Hedge Agreements, including termination payments, if any (assuming, for this purpose, that any Hedge
Agreement has been terminated by reason of an event of default or termination event thereunder with respect to the Issuer) and Holders of a Majority of the
Controlling Class, agree with such determination or (ii) Holders of a Majority of the Controlling Class and each Hedge Counterparty (unless no early termination or liquidation payment would be owing by the Issuer to such Hedge
Counterparty upon the termination thereof by reason of a default or termination event under the Hedge Agreement with respect to the Issuer), direct, subject to the provisions of the Indenture, the sale and liquidation of the Collateral. If either (i) or (ii) occurs, the Trustee shall liquidate the Collateral and, on the Business Day (the "Accelerated Payment Date") following the Business Day on which the Issuer

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(or the Collateral Manager on the Issuer's behalf) notifies the Trustee that such liquidation is completed and all liquidation proceeds have been received by the Trustee, apply the proceeds thereof in accordance with the Priority of
Payments.

          (b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Notes if prohibited by applicable law.

          (c) In determining whether the condition specified in Section
5.5(a)(i) exists, the Trustee shall, based on its receipt of bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Collateral Manager in writing, which are
Independent from each other and the Collateral Manager, at the time making a market in such securities, compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security.
In making the determinations required pursuant to Section 5.5(a)(i), the requirements of Section 9.1(b) shall be satisfied. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the
Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section
5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an
Independent investment banking firm of national reputation.

          The Trustee shall deliver to the Noteholders, the Insurer, the Hedge
Counterparties, the Co-Issuers and Standard & Poor's a report stating the results of any determination required pursuant to Section 5.5(a)(i), no later than 10 days after making such determination. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of
Default and at the request of Holders of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section
5.5(a)(i). In the case of each calculation made by the Trustee pursuant to
Section 5.5(a)(i), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Notes have given any direction or notice or have agreed pursuant to
Section 5.5(a), any Holder of a Note of a Class which is also a Holder of Notes of another Class or any Affiliate of any such Holder shall be counted as a
Holder of each such Note for all purposes.

          (d) If an Event of Default shall have occurred and be continuing at a time when no Note is Outstanding, the Trustee shall retain the Collateral securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of
Payments and the provisions of Article X and Article XII unless Holders of a majority of the Outstanding Preference Shares direct the sale and liquidation of the Collateral.

Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the
Notes or the production thereof in any Proceeding relating thereto, and any such
Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall be applied as set forth in
Section 5.7.

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Section 5.7 Application of Money Collected.

          Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied subject to
Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

Section 5.8 Limitation on Suits.

          No Holder of any Note shall have any right to institute any
Proceedings, judicial or otherwise, with respect to this Indenture, for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given to the Trustee and to the Insurer
(so long as the Insurer is the Controlling Class) written notice of an Event of
Default;

          (b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in the Trustee's own name as Trustee hereunder and such
Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

          (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by Holders of a Majority of the
Controlling Class;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with
Section 13.1 and the Priority of Payments.

          If the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Aggregate Outstanding Amount of the Controlling Class, each representing less than a Majority of the
Controlling Class, the Trustee shall follow the instructions of the group representing the higher percentage of interest in the Controlling Class (except, for the avoidance of doubt, when any Class A-1S Notes are Outstanding or any
Class A-1SW Accrued Insurance Liabilities are due and owing to the Insurer, the
Trustee shall follow the instructions of the Insurer), notwithstanding any other provisions of this Indenture.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Section 5.9 Unconditional Rights of Noteholders to Receive Principal
            and Interest and Insurer to receive Class A-1SW Accrued Insurance
            Liabilities and Class A-1SW Insurance Reimbursement Liabilities.

          Notwithstanding any other provision in this Indenture (but subject to
Section 2.6(i)), (i) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest
(including any Make-Whole Amount) on such Note as such principal and/or interest become due and payable in accordance with Section 13.1 and the Priority of
Payments and (ii) the Insurer shall have the right, which is absolute and unconditional, to receive payment of all outstanding Class A-1SW Accrued
Insurance Liabilities and Class A-1SW Insurance Reimbursement Liabilities in
accordance with the Priority of Payments. Furthermore, subject to the provisions of Section 5.8, the Holder of any Note or the Insurer shall have the right to institute Proceedings for the enforcement of any such payment. Such right shall not be impaired without the consent of such Holder or the Insurer, as applicable.

Section 5.10 Restoration of Rights and Remedies.

          If the Trustee, any Noteholder or the Insurer has instituted any
Proceeding to enforce any right or remedy under this Indenture and such
Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, to such Noteholder or the Insurer, then and in every such case the Co-Issuers, the Trustee, the Noteholder and the Insurer
shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee, the Noteholders or the Insurer is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

          No delay or omission of the Trustee, any Noteholder or the Insurer to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee, the Noteholders or the Insurer may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Noteholders or the Insurer, as the case may be.

Section 5.13 Control by Controlling Class.

          Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of "Outstanding" in Section 1.1(a)), Holders of a
Majority of the Controlling

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[**] CONFIDENTIAL TREATMENT REQUESTED

Class shall have the right to cause the institution of and direct the time, method and place of conducting, any Proceeding for any remedy available to the
Trustee for exercising any trust, right, remedy or power conferred on the
Trustee, provided that:

          (a) such direction shall not conflict with any rule of law or with this Indenture;

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, provided that, subject to Section
6.1, the Trustee need not take any action that the Trustee determines might involve it in liability (unless the Trustee has received indemnity satisfactory to it against such liability as set forth below);

          (c) the Trustee shall have been provided with indemnity satisfactory to the Trustee; and

          (d) any direction to the Trustee to undertake a Sale of the Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5.

Section 5.14 Waiver of Past Defaults.

          Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, Holders of a
Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

          (a) in the payment of the principal on any Note or in the payment of interest (including any Defaulted Interest, interest on Defaulted Interest or, in the case of the Class A-3 Notes, Class A-3 Deferred Interest and interest on
Class A-3 Deferred Interest, or in the case of the Class B-F Notes, Class B-F
Deferred Interest and interest on Class B-F Deferred Interest, or in the case of the Class B-V Notes, Class B-V Deferred Interest and interest on Class B-V
Deferred Interest or, in the case of the Class C Notes, Class C Deferred
Interest and interest on Class C Deferred Interest) on the Class A-1 Notes or
Class A-2 Notes or, after the Class A-1 Notes and Class A-2 Notes have been paid in full, the Class A-3 Notes or, after the Class A-1 Notes, Class A-2 Notes and
Class A-3 Notes have been paid in full, the Class B Notes, or, after the Class
A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes have been paid in full, the Class C Notes;

          (b) in respect of a covenant or provision hereof that under Section
8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note affected thereby; or

          (c)  arising under Section 5.1(f) or Section 5.1(g).

          In the case of any such waiver, (i) the Co-Issuers, the Trustee, the
Holders of the Notes and the Insurer shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto and (ii) the
Trustee shall promptly give written notice of any such

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[**] CONFIDENTIAL TREATMENT REQUESTED

waiver to the Collateral Manager and each Holder of Notes. The Rating Agencies shall be notified in writing by the Issuer of any such waiver.

          Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15 Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted, by the Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of
Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding
Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest (including any
Make-Whole Amount) on any Note on or after the Stated Maturity of the Notes (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

          The Co-Issuers covenant (to the extent that they may lawfully do so)
that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture, and the
Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

          (a) The power to effect any sale (a "Sale") of any portion of the
Collateral pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may, upon notice to the Noteholders and the Insurer, and shall, upon direction of Holders of a Majority of the Controlling Class from time to time, postpone any Sale by

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[**] CONFIDENTIAL TREATMENT REQUESTED

announcement made at the time and place of such Sale, provided that, if the Sale is rescheduled for a date more than 10 Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by
Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale, provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

          (b) The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Notes need not be produced in order to complete any such Sale or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

          (c) If any portion of the Collateral consists of securities not registered under the Securities Act ("Unregistered Securities"), the Trustee may
seek an Opinion of Counsel or, if no such Opinion of Counsel can be obtained and with the consent of Holders of a Majority of the Controlling Class, seek a no-action position from the SEC, or any other relevant Federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities (the costs of which, in each case, shall be reimbursable to the Trustee pursuant to Section 6.8).

          (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring the Trustee's interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably and by way of security appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18 Action on the Notes.

          The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.
Neither the lien of this Indenture nor any rights or remedies of the Secured
Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

Section 5.19 Direction by the Insurer.

          (a) Notwithstanding anything contained herein to the contrary, if an
Event of Default has occurred and is continuing, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the right (to the exclusion of the Holders of the Class A-1S

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[**] CONFIDENTIAL TREATMENT REQUESTED

Notes) to direct the Trustee as to any and all remedies to be sought or taken on behalf of the holders of the Class A-1S Notes under this Indenture and the
Trustee shall not exercise any such remedies unless directed by the Insurer in writing to the extent the Holders of the Class A-1S Notes could control the actions of the Trustee. Each Holder of a Class A-1S Note shall be deemed to have consented to the Insurer's rights hereunder with respect to an Event of Default.
At such time as there exists and is continuing an Insurer Default the Trustee shall not be bound to continue to comply with any term or condition of this
Indenture that requires the consent of or approval or direction from the
Insurer.

          (b) Notwithstanding anything to the contrary contained in this
Indenture or any Transaction Agreement, so long as the Insurer is the
Controlling Class, if an Event of Default has occurred and is continuing and no declaration of acceleration of maturity pursuant to Section 5.2(a) has been made, the Insurer shall have the right to direct the Collateral Manager to direct the Trustee to sell, and the Trustee shall sell in the manner so directed and certified by the Collateral Manager in writing (which writing shall state that such security is permitted to be sold pursuant to this Section 5.19 and specify whether such security is a Defaulted Security, Credit Risk Security or
Equity Security), any Defaulted Security, Credit Risk Security or Equity
Security. The Collateral Manager shall provide a copy of any such written direction and certification to the Insurer.

                                   ARTICLE VI

                                   THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are expressly set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the
     Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this
     Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral
     Manager, notify the party delivering the same if such certificate or opinion does not conform. In the case of an Officer's Certificate to be provided by the Collateral Manager or the Issuer, if a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (b) In case an Event of Default of which the Trustee has actual knowledge has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from Holders of a Majority of the Controlling
Class, exercise such of the rights and powers vested in the Trustee by this
Indenture and use the same degree of care and skill in the Trustee's exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for the Trustee's own negligent action, the Trustee's own negligent failure to act, or the Trustee's own willful misconduct, except that:

               (i) this subclause (c) shall not be construed to limit the effect of subclause (a) of this Section 6.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the
     Trustee was negligent in ascertaining the pertinent facts;.

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by the Trustee in good faith (A) in accordance with the written direction of the requisite Noteholders specified by the term of this Indenture relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or (B) in exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of the Trustee's rights or powers contemplated hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to the Trustee (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(B)
     net of the amounts specified in Section 6.8(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to performance of the Trustee's ordinary services, including under Article V (if any), under this Indenture.

          (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(d), Section 5.1(e), Section 5.1(f), Section 5.1(g) or Section
5.1(i) or any Default described in Section 5.1(e) or Section 5.1(h) unless a
Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event that is in fact such an
Event of Default or such a Default, as the case may be, is received by the
Trustee at the Corporate Trust Office. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this
Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 6.1(d).

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Article VI.

          (f) The Trustee shall, upon reasonable (but no less than three
Business Day's) prior written notice to the Trustee, permit any representative of a Holder of a Note, during the Trustee's normal business hours at its
Corporate Trust Office, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney-client privilege) relating to the Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee's actions, as such actions relate to the Trustee's duties with respect to the
Notes, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Notes.

          (g) With respect to the security interests created hereunder, the
Trustee acts as a fiduciary for the Noteholders only and serves as a collateral agent for the other Secured Parties.

Section 6.2 Notice of Default.

          Promptly (and in no event later than two Business Days) after the occurrence of any Default of which the Trustee has actual knowledge or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall mail to the Collateral Manager, each
Structuring Agent, each Rating Agency (for so long as any Class of Notes is
Outstanding), the Insurer, the Preference Share Paying Agent, each Hedge
Counterparty and all Holders of Notes, as their names and addresses appear on the Note Register and, upon written request therefor in the form of Exhibit I certifying that a Person is a holder of a beneficial interest in any Note, to such Person (or its designee), notice of all Defaults hereunder of which the
Trustee has actual knowledge, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee.

          Except as otherwise provided in Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

          (c) whenever in the administration of this Indenture the Trustee shall
(i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on the
Trustee's part, rely upon an Officer's certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on the Trustee's part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to

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provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

          (d) as a condition to the taking or omitting of any action by the
Trustee hereunder, the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in the Trustee by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might reasonably be incurred by the Trustee in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may, and, upon the written direction of Holders of a majority of the Aggregate Outstanding Amount of the
Notes of any Class or any Rating Agency, shall, make such further inquiry or investigation into such facts or matters as the Trustee may see fit or as it shall be directed, and the Trustee, and the Insurer shall be entitled, on reasonable prior notice to the Co-Issuers and the Collateral Manager, to examine the books and records of the Co-Issuers and the Collateral Manager relating to the Notes and the Collateral, personally or by agent or attorney during normal business hours, provided that the Trustee or the Insurer shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with the Trustee's obligations hereunder;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than any Affiliate of the Trustee)
appointed and supervised, or attorney appointed, with due care by the Trustee hereunder; and

          (h) the Trustee shall not be liable for any action the Trustee takes or omits to take in good faith that, in the exercise of the Trustee's judgment, the Trustee reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within the Trustee's rights or powers hereunder.

Section 6.4 Authenticating Agents.

          Upon the request of the Co-Issuers, the Trustee shall, and, if the
Trustee so chooses, the Trustee may, appoint one or more Authenticating Agents with power to act on the Trustee's behalf and subject to the Trustee's direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5, as fully to all intents and

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purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this
Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Notes by the
Trustee.

          Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, and any entity succeeding to the corporate trust business of any
Authenticating Agent shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for such Authenticating Agent's services and reimbursement for such Authenticating Agent's reasonable expenses relating thereto, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.8. The provisions of Sections 2.6(i), 2.8, 6.5 and 6.6 shall be applicable to any Authenticating Agent.

Section 6.5 Not Responsible for Recitals or Issuance of Notes.

          The recitals contained herein and in the Notes, other than the
Certificate of Authentication thereon, shall be taken as the statements of the
Co-Issuers, and the Trustee assumes no responsibility for the correctness of such statements. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), of the Collateral or of the
Notes. The Trustee shall not be accountable for the use or application by the
Co-Issuers of the Notes or the proceeds thereof or any Money paid to the
Co-Issuers pursuant to the provisions hereof.

Section 6.6 May Hold Notes and Make Other Investments.

          The Trustee, any Paying Agent, the Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Co-Issuers and any of their
Affiliates, with the same rights it would have if it were not Trustee, Paying
Agent, Note Registrar or such other agent.

          The Trustee and its Affiliates may invest in obligations or securities that would be appropriate for inclusion in the Collateral as Collateral Debt
Securities, and the Trustee in making those investments shall have no duty to act in a way that is favorable to the Issuer or the Holders of the Notes or the
Preference Shares. Certain of the Trustee's Affiliates currently serve, and may in the future serve, as investment adviser for other issuers of collateralized debt obligations. The Trustee or its Affiliates are permitted to receive additional compensation that

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could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using
Affiliates to effect transactions in certain Eligible Investments and (iii)
effecting transactions in certain Eligible Investments.

Section 6.7 Money Held in Trust.

          Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by the Trustee hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible
Investments.

Section 6.8 Compensation and Reimbursement.

          (a) The Issuer agrees:

               (i) to pay the Trustee on each Payment Date reasonable
     compensation for all services, including custodial services, rendered by the Trustee hereunder as set forth in a letter agreement dated August 18,
     2003 (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the
     Trustee) in a timely manner upon the Trustee's request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges (but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Trustee's receipt of a payment from a financial institution with respect to certain
     Eligible Investments, as specified by the Collateral Manager) and the reasonable compensation and expenses and disbursements of the Trustee's agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, Section 5.5, Section
     5.17, Section 6.3(c), Section 10.7 or Section 10.9, except any such expense, disbursement or advance as may be attributable to the Trustee's negligence, willful misconduct or bad faith);

               (iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

               (iv) to pay the Trustee reasonable additional compensation together with the Trustee's expenses (including reasonable counsel fees)
     for any collection action taken pursuant to Section 6.14.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (b) The Issuer may remit payment for such fees and expenses to the
Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of the Trustee's fees and expenses hereunder from Moneys on deposit in the Payment Account for the Notes pursuant to Section 11.1.

          (c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect against the
Issuer for the non-payment to the Trustee of any amounts provided by this
Section 6.8 until at least one year and one day, or, if longer, the applicable preference period then in effect (plus one day), after the payment in full of all Notes issued under this Indenture.

          (d) The amounts payable to the Trustee (in any capacity in connection herewith) pursuant to Sections 6.8(a) (other than amounts received by the
Trustee from financial institutions under clause (a)(ii) above) shall not, except as provided by Section 11.1(a)(i)(P), exceed on any Payment Date the
Dollar limitation described in Section 11.1(a)(i)(B) for such Payment Date, and the Trustee shall have a lien ranking senior to that of the Noteholders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under this Section 6.8 not to exceed such amount with respect to any Payment Date, provided that (A) the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 or Section 5.4 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties and (B) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4.

          The Trustee shall, subject to the Priority of Payments, receive amounts pursuant to this Section 6.8 and Sections 11.1(a)(i) and (ii) only to the extent that the payment thereof will not result in an Event of Default and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of Default. Subject to Section 6.10, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.8 until at least one year and one day, or, if longer, the applicable preference period then in effect
(plus one day), after the payment in full of all Notes issued under this
Indenture. No direction by Holders shall, by itself, affect the right of the
Trustee to collect amounts owed to it under this Indenture.

Section 6.9 Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a corporation, banking association or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by Federal or state authority, having a rating of at least "Baa1" by Moody's, at least "BBB+"
by Standard & Poor's and at least "BBB+" by Fitch and a short-term debt rating of at least "P-1" by Moody's and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or

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examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10 Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time by giving not less than 30 days' written notice thereof to the Co-Issuers, the Noteholders, the Insurer, the Collateral Manager, each Structuring Agent, each Hedge Counterparty, each
Rating Agency and the Preference Share Paying Agent. Upon receiving such notice of resignation, the Co-Issuers (with the consent of the Insurer if no Insurer
Default has occurred and is continuing, which consent shall not be unreasonably withheld) shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an
Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the
Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to the Insurer and each Noteholder, provided that such successor
Trustee shall be appointed only upon the written consent of Holders of a majority of the Aggregate Outstanding Amount of each Class or, at any time when an Event of Default shall have occurred and be continuing, by Holders of a
Majority of the Controlling Class. If no successor trustee shall have been appointed and no instrument of acceptance by a successor Trustee shall have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder of a Note or the Insurer, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any resignation or removal of the Bank as Trustee shall be deemed to be a resignation or removal, as applicable, of the Bank as Collateral Administrator,
Preference Share Paying Agent and Custodian.

          (c) Subject to Section 6.10(a), the Trustee may be removed at any time upon not less than 30 days written notice by Act of Holders of a majority of the
Aggregate Outstanding Amount of any Class or, at any time when an Event of
Default shall have occurred and be continuing upon not less than 15 days written notice, by Act of Holders of a Majority of Notes of the Controlling Class,
delivered to the Trustee and to the Co-Issuers.

          (d) If at any time:

               (i) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Co-Issuers, any
     Holder or the Insurer; or

               (ii) the Trustee shall become incapable of acting or be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

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then, in any such case (subject to Section 6.10(a)), (A) the Co-Issuers, by
Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, or the Insurer, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee
(with, for the avoidance of doubt, the consent of the Insurer, so long as any
Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing). If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of Holders of a Majority of the
Controlling Class or the Insurer delivered to the Issuer and the retiring
Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor
Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and accepted appointment in the manner hereinafter provided, then, subject to Section 5.15, any Holder or the
Insurer may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, the Insurer, each Rating Agency, each Hedge
Counterparty, the Administrator, the Share Registrar, the Holders as their names and addresses appear in the Note Register and the retiring Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate
Trust Office. If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.11 Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor
Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee;
however, on request of the Co-Issuers or Holders of a majority of the Aggregate
Outstanding Amount of Notes of any Class or the successor Trustee, such retiring
Trustee shall, upon payment of such retiring Trustee's charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor
Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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          No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall (i) have long term debt rated at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and at least
"BBB+" by Fitch, (ii) be qualified and eligible under this Article VI and (iii)
the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) has approved such successor Trustee, which approval shall not be unreasonably withheld or delayed, and (b) the Rating Condition with respect to the appointment of such successor Trustee shall have been satisfied. No appointment of a successor Trustee shall become effective if Holders of a
Majority of the Controlling Class object to such appointment. No appointment of a successor Trustee shall become effective until the date 10 days after notice of such appointment has been given to each Noteholder.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business of
     Trustee.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, and any Person succeeding to all or substantially all of the corporate trust business of the
Trustee shall be the successor of the Trustee hereunder, provided that such
Person shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor
Trustee had itself authenticated such Notes.

Section 6.13 Co-Trustees.

          At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, with the power to file proofs of claim and take other actions pursuant to Section 5.6 and to make claims and enforce rights of action on behalf of the Holders of the Notes subject to the other provisions of this
Section 6.13.

          The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

          Should any written instrument from the Co-Issuers be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

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          Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder shall be exercised solely by the Trustee;

          (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the
Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

          (c) the Trustee at any time, by an instrument in writing executed by the Trustee with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this
Section 6.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers; a successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13;

          (d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other co-trustee hereunder; and

          (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee.

Section 6.14 Certain Duties Related to Delayed Payment of Proceeds.

          In the event that the Trustee shall not have received a payment with respect to any Pledged Security on its Due Date (unless otherwise directed by the Collateral Manager in writing in connection with any Pledged Security with respect to which there was a default in payment during the preceding Due Period as to which the Collateral Manager is taking action under the Collateral
Management Agreement), (a) the Trustee shall promptly notify the Issuer, the
Insurer and the Collateral Manager in writing and (b) unless within three
Business Days (or the end of the applicable grace period for such payment, if longer) after such notice (i) such payment shall have been received by the
Trustee or (ii) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(c)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(c), the Trustee shall request the issuer of such Pledged Security, the trustee under the related
Underlying Instrument or the paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(c)(iv), shall take such action as the
Collateral Manager shall direct in

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writing. Any such action shall be without prejudice to any right to claim a
Default under this Indenture. In the event that the Issuer or the Collateral
Manager requests a release of a Pledged Security and/or delivers a new
Collateral Debt Security in connection with any such action under the Collateral
Management Agreement, such release and/or delivery shall be subject to Section
10.8 and Article XII, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent that the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with Section 10.2(c) and this Section 6.14 and such payment shall not be deemed part of the Collateral.

Section 6.15 Representations and Warranties of the Bank.

          (a) Organization. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States and has the power to conduct the Bank's business and affairs as a trustee.

          (b) Authorization; Binding Obligations. The Bank has the power and authority to perform the duties and obligations of Trustee, Note Registrar and
Transfer Agent under this Indenture. The Bank has taken all necessary action to authorize the execution, delivery and performance of this Indenture and all of the documents required to be executed by the Bank pursuant hereto. This
Indenture has been duly executed and delivered by the Bank. Upon execution and delivery by the Co-Issuers and the Insurer, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with this Indenture's terms.

          (c) Eligibility. The Bank is eligible under Section 6.9 to serve as
Trustee hereunder.

          (d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this
Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule or regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets or
(ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound which in all cases would have a material adverse effect on the performance by the Bank of its obligations under this Indenture.

          (e) No Proceedings. There are no proceedings pending or, to the best of its knowledge, threatened against the Bank before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Bank of its obligations under this Indenture.

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Section 6.16 Exchange Offers.

          The Collateral Manager may, on behalf of the Issuer, instruct the
Trustee pursuant to an Issuer Order to, and the Trustee shall, take any of the following actions with respect to a Collateral Debt Security or Equity Security as to which an exchange offer has been made: (i) exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such exchange offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Section 12.2 or Section 12.3 shall be applicable) and (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt
Security or Equity Security.

Section 6.17 Fiduciary for Noteholders Only; Agent For Other Secured Parties.

          With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as
representative of the Noteholders and agent for other Secured Parties. In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including as Entitlement Holder of the
Custodian Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and as agent for the other Secured Parties.
The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Hedge Counterparties, the Insurer or the Collateral Manager,
provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

                                  ARTICLE VII

                                    COVENANTS

Section 7.1 Payment of Principal, Interest and Make-Whole Amount.

          The Co-Issuers shall duly and punctually pay all principal, interest
(including Defaulted Interest thereon, any accrued interest on such Defaulted
Interest, Class A-3 Deferred Interest, interest on Class A-3 Deferred Interest,
Class B-F Deferred Interest, interest on Class B-F Deferred Interest, Class B-V
Deferred Interest, interest on Class B-V Deferred Interest, Class C Deferred
Interest and interest on Class C Deferred Interest) and any Make-Whole Amount in
accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of principal, interest and/or any Make-Whole Amount shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of this Indenture.

          The Trustee hereby provides notice to each Noteholder that the failure of such Noteholder to provide the Trustee with appropriate tax certifications may result in amounts being withheld from payments to such Noteholder under this
Indenture (provided that amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Co-Issuers as provided above).

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Section 7.2 Maintenance of Office or Agency.

          The Co-Issuers hereby appoint the Trustee as Paying Agent for the payment of principal of and interest (including Make-Whole Amount) on the Notes.
The Co-Issuers hereby appoint the Trustee at the office of the Trustee's agent located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, as the
Co-Issuers' agent where the Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Davy International, Davy House,
49 Dawson Street, Dublin 2, Ireland, as offshore Paying Agent and as the
Issuer's agent where notices and demands to or upon the Issuer in respect of any
Notes listed on the Irish Stock Exchange may be served and where such Notes may be surrendered for registration of transfer or exchange.

          The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes, provided that (A) no Paying Agent shall be appointed in a jurisdiction that would subject payments on the Notes to withholding tax as a result of the Paying Agent being located therein and (B) the Co-Issuers may not terminate the appointment of any Paying Agent without the consent of each
Preference Shareholder. The Co-Issuers shall give prompt written notice to the
Trustee, each Rating Agency and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

          If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the Co-Issuers and Notes may be presented and surrendered for payment to the Paying Agent at its office (and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

          For so long as any Class of Notes is listed on the Irish Stock
Exchange and such exchange shall so require, the Co-Issuers shall maintain a listing agent, a paying agent and an agent where notices and demands to or upon the Co-Issuers in respect of any Notes listed on the Irish Stock Exchange may be served and where such Notes may be surrendered for registration of transfer or exchange.

Section 7.3 Money for Note Payments to be Held in Trust.

          All payments of amounts due and payable with respect to any Notes which are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent with respect to payments on the Notes. All payment of amounts due and payable with respect to any Preference Shares shall be made on behalf of the Issuer by the Trustee to the Preference Share Paying Agent for the payment of dividends and redemption in accordance with the Preference Share Paying and Transfer Agency Agreement.

          When the Co-Issuers shall have a Paying Agent that is not also the
Note Registrar, they shall furnish, or cause the Note Registrar to furnish to such Paying Agent, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may

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reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

          Whenever the Co-Issuers shall have a Paying Agent other than the
Trustee, they shall, on or before the Business Day next preceding each Payment
Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or Redemption Date, as the case may be, with such Paying
Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the
Payment Account or Principal Collection Account, as the case may be), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the
Trustee of its action or failure so to act. Any Moneys deposited with a Paying
Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

          The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee, provided that, so long as any Class of
Notes is rated by the Rating Agencies and with respect to any additional or successor Paying Agent for the Notes, (i) either (a) the Paying Agent for the
Notes has a rating of not less than "Aa3" and not less than "P-1" by Moody's, a rating of not less than "AA-" and not less than "A-1+" by Standard & Poor's and a rating of not less than "AA-" and not less than "F1+" by Fitch or (ii) the
Rating Condition with respect to the appointment of such Paying Agent shall have been satisfied. In the event that (i) such successor Paying Agent ceases to have a rating of at least "Aa3" and at least "P-1" by Moody's, a rating of at least
"AA-" and of "A-1+" by Standard & Poor's and a rating of at least "AA-" and of
"F1+" by Fitch or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall not have been satisfied, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the
Trustee to execute and deliver to the Trustee an instrument in which such Paying
Agent shall agree with the Trustee (and, if the Trustee acts as Paying Agent, the Trustee hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

          (a) allocate all sums received for payment to the Holders of Notes for which such Paying Agent acts as Paying Agent on each Payment Date and Redemption
Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as
otherwise provided herein, in each case to the extent permitted by applicable law;

          (b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) if such Paying Agent is not the Trustee, immediately resign as a
Paying Agent and forthwith pay to the Trustee all sums held by such Paying Agent in trust for the payment of Notes if at any time such Paying Agent ceases to meet the standards set forth above required to be met by a Paying Agent at the time of such Paying Agent's appointment;

          (d) if such Paying Agent is not the Trustee, immediately give the
Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

          (e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, forthwith, upon the written request of the
Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

          The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the
Trustee upon the same trusts as those upon which such sums were held by the
Co-Issuers or such Paying Agent; upon such payment by any Paying Agent to the
Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

          Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest (including any Make-Whole Amount) on any Note and remaining unclaimed for two years after such principal, or interest, has become due and payable shall be paid to the Issuers on Issuer Request, and the Holder of such
Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Trustee or such Paying
Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders Notes held by which have been called but have not been surrendered for redemption or the right to or interest in Monies due and payable to which but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of Co-Issuers.

          The Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and as a corporation incorporated under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this
Indenture, the Notes or any of the Collateral; provided, however, that the
Issuer and the Co-Issuer each shall be entitled to (and at the direction of the
Holders of a majority of the outstanding Preference Shares shall) change its jurisdiction of incorporation from the Cayman Islands and Delaware, respectively, to any other jurisdiction reasonably selected by the Issuer (or by the Holders of a majority of the outstanding Preference Shares) so long as (i)
such change is not disadvantageous

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[**] CONFIDENTIAL TREATMENT REQUESTED

in any material respect to the Secured Parties, (ii) written notice of such change shall have been given by the Issuer to the Trustee at least 30 days prior to such change and by the Trustee to the Holders, the Collateral Manager, the
Structuring Agent, the Insurer, the Rating Agencies and the Hedge Counterparties
no more than 15 days following such notice to the Trustee, (iii) the Trustee shall not have received written notice from Holders of a Majority of the
Controlling Class objecting to such change, (iv) the Rating Condition is satisfied and (v) the Trustee has been provided with a tax opinion to the effect that the change in jurisdiction will not cause a Tax Event to occur and a perfection opinion to the effect that the Trustee will continue to have a perfected first priority security interest in the Collateral.

          The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors' and shareholders', or other similar, meetings) or registrations are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its respective affairs in a manner, that is likely to result in the Issuer's or the Co-Issuer's separate existence being ignored or in the
Issuer's or the Co-Issuer's assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries other than the Co-Issuer, (b) the Co-Issuer shall not have any subsidiaries and (c) the Issuer and the Co-Issuer shall not (i) have any employees, (ii) engage in any transaction with any Holder of Ordinary Shares that would constitute a conflict of interest or (iii) pay dividends other than in accordance with the terms of this Indenture and the Preference Share
Documents, provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Administration Agreement with the Administrator and the Preference Share Paying and Transfer Agency Agreement
with the Share Registrar.

Section 7.5 Protection of Collateral.

          (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action, as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

               (i) Grant more effectively all or any portion of the Collateral;

               (ii) maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

               (iii) perfect, publish notice of or protect the validity of any
     Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

               (iv) enforce any of the Pledged Securities or other instruments or property included in the Collateral;

               (v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Notes against the claims of all persons and parties; or

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

          The Issuer hereby designates the Trustee the Issuer's agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5, provided that such appointment shall not impose upon the Trustee any of the Issuer's obligations under this Section 7.5. The Issuer agrees that a carbon, photographic, photostatic or other reproduction of this Indenture or of a Financing Statement is sufficient as a Financing Statement. The Trustee agrees that it shall execute, and the Issuer shall cause to be filed, continuation statements with respect to the Financing Statements filed in connection with the Closing Date.
The Trustee also agrees that it shall from time to time execute, and the Issuer shall cause to be filed, Financing Statements and other continuation statements to the extent the Trustee has received an Opinion of Counsel (including the
Opinion of Counsel delivered in accordance with Section 7.6) as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made, and the Issuer agrees to provide to the Trustee all information required in connection therewith. To carry out these purposes, the
Issuer may request legal counsel to prepare, at the expense of the Issuer,
Financing Statements, continuation statements or other instruments required under this Section 7.5(a) for execution by the Trustee who will return such documents to legal counsel for filing in the appropriate jurisdictions as necessary.

          (b) The Trustee shall not (i) except in accordance with Section
10.8(a), Section 10.8(b) or Section 10.8(c), as applicable, remove any portion of the Collateral which consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which such portion was held at the date the most recent Opinion of Counsel was delivered pursuant to
Section 7.6 (or from the jurisdiction in which such portion was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to
Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to
Section 7.6) or (B) from the possession of the Person that held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral which consists of book-entry securities to be recorded on the books of a Person
(A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on the books of which such ownership or pledge was recorded at such date, unless the Trustee and (so long as any Class A-1S Notes are Outstanding or any Class
A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the Insurer shall have first received an Opinion of
Counsel to the effect that the lien and security interest created by this
Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

          (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Notes.

          (d) The Issuer shall enforce all of its material rights and remedies under each Subscription Agreement, the Collateral Management Agreement, each
Structuring Agent Agreement, the Administration Agreement, the Collateral
Administration Agreement and the Preference Share Documents. If any Holder of
Class A-1SD Notes shall at any time prior to

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January 29, 2004 fail to satisfy the Rating Criteria specified in the Purchase
Agreement, the Issuer (or the Collateral Manager on behalf of the Issuer) will enforce its rights under the Purchase Agreement to cause such Holder to transfer its rights and obligations in respect of the Class A-1SD Notes to a Person that satisfies the Rating Criteria. The Issuer shall not enter into any agreement amending, modifying or terminating any Subscription Agreement without (i) 10 days' prior notice to each Rating Agency and each Hedge Counterparty, (ii) 10 days' prior notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Noteholder), (iii) satisfaction of the Rating
Condition with respect to such amendment, modification or termination and (iv)
the approval of the Insurer, which shall not be unreasonably withheld or delayed. The Issuer shall not enter into any agreement amending, modifying or terminating any other Transaction Agreement, other than the Collateral
Management Agreement or either Structuring Agent Agreement, the amendment, modification or termination of which shall be governed by Section 7.8(a)(vii), without the approval of the Insurer, which shall not be unreasonably withheld or delayed.

          (e) The Issuer shall, if any of the Securities remains outstanding or is expected to remain outstanding at the expiration of the term of the
"Undertaking as to Tax Concessions" granted by the Governor in Council of the
Cayman Islands pursuant to Section 6 of the Tax Concessions Law (1999 Revision)
in connection with the Offering, seek a renewal of such concessions sufficiently in advance of such expiration so as to have the renewal concessions granted prior to the expiration of said original concessions.

          (f) Without at least 30 days' prior written notice to the Trustee, the
Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

Section 7.6 Opinions as to Collateral.

          On or before December 31 in each calendar year, commencing in 2004, the Issuer shall furnish to the Trustee, the Insurer and each Rating Agency
(with copies to each Hedge Counterparty) an Opinion of Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit E-2) stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Collateral remains a valid and perfected first priority lien and describing the manner in which such security interest shall remain perfected.

Section 7.7 Performance of Obligations.

          (a) If an Event of Default has occurred and is continuing, without prior consent of the Controlling Class, the Co-Issuers shall not take any action, and shall use their best efforts not to permit any action to be taken by others, that would release any Person from such Person's covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Security in accordance with the provisions hereof and as otherwise required hereby. The Co-Issuers may not enter into any amendment or waiver of or supplement to any Underlying
Instrument included in the Collateral without the prior consent of Holders of a
Majority of the Controlling Class and the Hedge

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Counterparties, provided that, notwithstanding anything in this Section 7.7(a)
to the contrary, the Co-Issuers may enter into any amendment or waiver of or supplement to any such Underlying Instrument:

               (i) if such amendment, supplement or waiver is required by the provisions of any Underlying Instrument or by applicable law (other than pursuant to an Underlying Instrument),

               (ii) if such amendment, supplement or waiver is necessary to cure any ambiguity, inconsistency or formal defect or omission in such
     Underlying Instrument,

               (iii) to the extent expressly permitted or authorized by any amendment of or supplement to this Indenture entered into in accordance with Section 8.1 or Section 8.2 (but subject to the conditions therein specified),

               (iv) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if, as of the date of any such proposed amendment, waiver or supplement occurring on or after the Effective Date, the Collateral Quality Tests and the Overcollateralization Tests are
     satisfied), or

               (v) to make any other change deemed necessary by the Issuer or the Collateral Manager (but only if (A) such proposed amendment, waiver or supplement does not effect a Specified Change and (B) such change does not materially adversely affect the interests of the Noteholders in the
     Collateral as determined by the Collateral Manager in good faith and in the exercise of the Collateral Manager's reasonable business judgment).

          When used in connection with a Collateral Debt Security that is a
Synthetic Security, each reference in this Section 7.7 to any Underlying
Instrument shall include reference to the Underlying Instrument pursuant to which the relevant Reference Obligation has been issued or created as well as any agreement creating or otherwise governing such Synthetic Security.

          (b) The Co-Issuers may, with the prior written consent of Holders of a majority of the Aggregate Outstanding Amount of each Class, a majority of the
Outstanding Preference Shares, the Insurer and the Hedge Counterparties (except in the case of the Collateral Management Agreement as initially executed), contract with other Persons, including the Collateral Manager and the Bank, for the performance of actions and obligations to be performed by the Co-Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the
Collateral Management Agreement by the Collateral Manager. Notwithstanding any
such arrangement, the Co-Issuers shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers and the Co-Issuers shall punctually perform, and use their best efforts to cause the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in the Collateral
Management Agreement or such other agreement.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) The Co-Issuers shall treat all acquisitions of Collateral Debt
Securities as a "purchase" for tax, accounting and reporting purposes.

Section 7.8 Negative Covenants.

          (a) The Issuer shall not and, with respect to clauses (ii), (iii),
(iv) and (viii), the Co-Issuer shall not:

               (i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as (a) expressly permitted by this Indenture and (b) the grant of a security interest in a Synthetic Security Counterparty Account to secure the Issuer's obligations to a Synthetic Security Counterparty pursuant to the terms of the Synthetic Security;

               (ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes or payment of Excess Amounts in respect of the
     Preference Shares as provided herein (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Securityholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

               (iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby;
     (B) issue any additional class of securities; or (C) issue any additional shares of stock other than the Preference Shares;

               (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this
     Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the lien of this
     Indenture not to constitute a valid first priority perfected security interest in the Collateral;

               (v) use any of the proceeds of the Notes issued hereunder or the
     Preference Shares (A) to extend "purpose credit" within the meaning given to such term in Regulation T, Regulation U or Regulation X issued by the
     Board of Governors of the Federal Reserve System or (B) to purchase or otherwise acquire any Margin Stock;

               (vi) permit the aggregate book value of all Margin Stock held by the Issuer on any date to exceed the net worth of the Issuer on such date
     (excluding any unrealized gains and losses) on such date;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (vii) amend the Collateral Management Agreement or either
     Structuring Agent Agreement except pursuant to Section 7.17 and Article XV, and with the consent of the Insurer (so long as the Insurer is the
     Controlling Class), which shall not be unreasonably withheld or delayed;

               (viii) dissolve or liquidate in whole or in part, except as permitted hereunder;

               (ix) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this
     Indenture or the Preference Share Documents;

               (x) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders other than the Preference Shareholders;

               (xi) maintain any bank accounts other than the Accounts, the
     Preference Share Payment Account and the bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer's issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Notes will be kept;

               (xii) change its name without first delivering to the Trustee, the Noteholders, the Insurer and the Rating Agencies notice thereof and an
     Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee;

               (xiii) have any subsidiaries other than any subsidiaries
     necessitated by a change of jurisdiction pursuant to Section 7.4;

               (xiv) for so long as any of the Notes or the Preference Shares are Outstanding, register any transfer of any shares (other than the
     Preference Shares) of the Issuer to U.S. Persons;

               (xv) establish or maintain an office or fixed place of business in the United States or engage in any activity that would cause the Issuer to be subject to U.S. Federal, state or local net income or franchise tax;

               (xvi) make any request or application, whether directly or through an agent, for the de-listing of any Class of Notes listed on the
     Irish Stock Exchange; or

               (xvii) except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documented with customary loan trading documentation (but not excepting any
     Synthetic Security or any Hedge Agreement), enter into any agreements unless such agreements contain "non-petition" and "limited recourse"
     provisions.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (b) The Collateral Manager or any Affiliate thereof may, at its sole option, elect to purchase additional Preference Shares at any time after the
Closing Date at the same Issue Price at which the Funding Affiliate purchased such shares on the Closing Date, provided that at such time all of the
Preference Shares are held by the Funding Affiliate or, if not, the remainder thereof are Collateral Manager Securities.

          (c) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture and the Collateral Management Agreement.

          (d) The Co-Issuer shall not invest any of its assets in "securities"
(as such term is defined in the Investment Company Act) and shall keep all of the Co-Issuer's assets in Cash.

          (e) For so long as any of the Notes are Outstanding, the Issuer shall not transfer any capital stock of the Co-Issuer and the Issuer shall not permit the Co-Issuer to issue any capital stock of the Co-Issuer to any Person other than the Issuer.

          (f) Except as provided in Section 7.7(b), the Issuer shall not enter into any material new agreements (other than any Hedge Agreement, Collateral
Debt Security or Synthetic Security) without the prior written consent of
Holders of a majority of the Aggregate Outstanding Amount of the Notes and shall provide notice of all new agreements (other than any Hedge Agreement, Collateral
Debt Security or Synthetic Security) to the Holders of the Notes and the
Preference Shares. The foregoing notwithstanding, the Issuer may agree to any new agreements, provided that (i) the Issuer, or the Collateral Manager on behalf of the Issuer, determines that such new agreements would not, upon or after becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders or the Preference Shareholders and (ii) each Rating
Agency confirms that entering into such new agreements will not adversely affect such Rating Agency's then-current rating on any of the Notes (without giving effect to the Class A-1SW Insurance Policy).

          (g) Notwithstanding anything to the contrary contained herein, the
Collateral Manager shall not cause the Issuer to purchase or acquire (whether as part of a Unit with a Collateral Debt Obligation, in exchange for a Collateral
Debt Security, or otherwise) a Prohibited Obligation. The foregoing shall not, however, preclude the Issuer from holding Equity Securities pending their sale in accordance with Sections 12.1(b)(ii) and (iii).

          (h) The Issuer shall not amend or modify any of the Class A-1SW
Insurance Documents unless each Rating Agency shall have confirmed that such amendment or modification shall not result in the reduction, placement on credit watch with negative outlook or withdrawal of the rating on any Class of Notes
(in the case of any Class A-1SW Notes, without giving effect to the Class A-1SW
Insurance Policy), in each case as rated by such Rating Agency. The foregoing is in addition to any other limitation on amendments and modifications of any Class
A-1SW Insurance Documents contained herein or therein.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (i) The Issuer shall not pay any dividends in respect of the
Preference Shares or the Ordinary Shares, except out of funds available for such purpose pursuant to Article XI.

Section 7.9 Statement as to Compliance.

          On or before January 31 in each calendar year commencing in 2005, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Insurer, the
Preference Share Paying Agent, each Noteholder and Preference Shareholder making a written request therefor, the Paying Agent located in Ireland, each Hedge
Counterparty and each Rating Agency an Officer's certificate stating, as to each signer thereof, that:

          (a) a review of the activities of the Issuer and of the Issuer's performance under this Indenture during the 12-month period ending on December
31 of the previous year (or during the period from the Closing Date until
December 31, 2004 in the case of the first such Officer's Certificate) has been made under such Officer's supervision; and

          (b) to the best of such Officer's knowledge, based on such review, the
Issuer has fulfilled all of its obligations under this Indenture throughout the period, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

Section 7.10 Co-Issuers May Consolidate, Etc., Only on Certain Terms.

          (a) The Issuer shall not consolidate or merge with or into any other
Person or transfer or convey all or substantially all of its assets to any
Person, unless permitted by Cayman Islands law and unless:

               (i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the
     Issuer is merged or to which all or substantially all of the assets of the
     Issuer are transferred or conveyed shall be an exempted company with limited liability organized and existing under the laws of the Cayman
     Islands or such other jurisdiction outside the United States as may be approved by Holders of a majority of the Aggregate Outstanding Amount of the Notes of each Class, a majority of the Outstanding Preference Shares, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class
     A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
     Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) and the Hedge Counterparties, provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of organization pursuant to the terms of this Indenture, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the
     Insurer, each Hedge Counterparty and each Securityholder, the due and punctual payment of the principal of and interest (including any Make-Whole
     Amount) on all Notes and the due and punctual payment to the Preference
     Share Paying Agent of Excess Amounts in respect of the Preference Shares and the performance of every covenant of this Indenture and the Hedge
     Agreements on the part of the Issuer to be performed or observed, all as provided herein;

                                      -167-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating
     Condition shall have been satisfied with respect to the consummation of such transaction;

               (iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other
     Person except in accordance with the provisions of this Section 7.10;

               (iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee, the Insurer (so long as any Class A-1S
     Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or
     Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) and each
     Rating Agency an Officer's certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subclause (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with such supplemental indenture's terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event that causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this
     Indenture, to the Collateral; (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Notes; and (C) such Person has received an Opinion of Counsel to the effect that such Person will not be subject to net income tax or be treated as engaged in a trade or business within the United States for U.S. Federal income tax purposes; and such other matters as the Trustee, the Insurer or any Securityholder may reasonably require;

               (v) immediately after giving effect to such transaction, no
     Default shall have occurred and be continuing;

               (vi) the Issuer shall have delivered to the Trustee, the Insurer
     (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
     Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
     remain unpaid and in

                                     -168-

[**] CONFIDENTIAL TREATMENT REQUESTED

     each case so long as no Insurer Default has occurred and is continuing), each Hedge Counterparty, each Securityholder and the Irish Stock Exchange an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Section 7.10, that all conditions precedent in this Section 7.10 relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any
     Securityholder; and

               (vii) the Issuer shall have delivered to the Trustee and the
     Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
     Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
     Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), an Opinion of Counsel stating that, after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company
     Act.

          (b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any
Person, unless:

               (i) the Co-Issuer shall be the surviving corporation or the
     Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, and the Insurer (so long as any Class A-1S Notes are Outstanding or any
     Class A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance
     Reimbursement Liabilities remain unpaid and in each case so long as no
     Insurer Default has occurred and is continuing), the due and punctual payment of the principal of and/or interest (including any Make-Whole
     Amount) on all Notes and the performance of every covenant of this
     Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

               (ii) each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance and the Rating
     Condition shall have been satisfied with respect to the consummation of such transaction;

               (iii) if the Co-Issuer is not the surviving corporation, the
     Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B)
     not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

               (iv) if the Co-Issuer is not the surviving corporation, the
     Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have

                                     -169-

[**] CONFIDENTIAL TREATMENT REQUESTED

     delivered to the Trustee, the Insurer (so long as any Class A-1S Notes are
     Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW
     Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) and each Rating
     Agency an Officer's certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and (if applicable)
     in good standing in the jurisdiction in which such Person is organized;
     that such Person has sufficient power and authority to assume the obligations set forth in subclause (b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with such supplemental indenture's terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee, the
     Insurer or any Noteholder may reasonably require;

               (v) immediately after giving effect to such transaction, no
     Default shall have occurred and be continuing;

               (vi) the Co-Issuer shall have delivered to the Trustee, the
     Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
     Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement
     Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) and each Noteholder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7.10 and that all conditions precedent in this Section 7.10 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Noteholder;

               (vii) after giving effect to such transaction, neither of the
     Co-Issuers will be required to register as an investment company under the
     Investment Company Act; and

               (viii) after giving effect to such transaction, outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

Section 7.11 Successor Substituted.

          Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such transfer or conveyance is made, shall succeed to and be substituted for, may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as the case may be, under this
Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be,

                                     -170-

[**] CONFIDENTIAL TREATMENT REQUESTED

herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor that shall theretofore have become such in the manner prescribed in this Section 7.11 may be dissolved, wound-up and liquidated at any time thereafter and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12 No Other Business.

          The Issuer shall not engage in any business or activity other than in accordance with this Indenture, including but not limited to issuing and selling the Notes pursuant to this Indenture and the Class A-1SW Insurance Documents and the Preference Shares pursuant to the Preference Share Documents and acquiring, holding, pledging and selling, solely for the Issuer's own account, Collateral
Debt Securities and other Collateral described in clauses (a) through (i) of the first sentence of the Granting Clauses and the capital stock of the Co-Issuer, and the Co-Issuer shall not engage in any business or activity other than in accordance with this Indenture, including but not limited to issuing and selling the Co-Issuer Notes pursuant to this Indenture and, with respect to the Issuer and the Co-Issuer, such other activities as are incidental thereto or connected therewith. The Issuer shall not engage in any business or activity that would cause the Issuer to be engaged in a U.S. trade or business for U.S. Federal income tax purposes. The Issuer shall not amend the Issuer Charter, and the
Co-Issuer shall not amend its Certificate of Incorporation or By-Laws, unless the Rating Condition has been satisfied and Insurer consent, which shall not be unreasonably withheld or delayed, has been obtained.

Section 7.13 Reaffirmation of Rating; Annual Rating Review.

          (a) So long as any Class of the Notes remains Outstanding, on or before December 31 in each year, commencing in 2004, the Co-Issuers shall obtain and pay for an annual review of the rating of each Class of Notes from each
Rating Agency and the ratings of the Class A-1SW Notes without giving effect to the Class A-1SW Insurance Policy.

          (b) The Co-Issuers shall promptly notify in writing the Trustee, and the Trustee shall promptly notify in writing the Noteholders, the Insurer, the
Preference Shareholders and the Hedge Counterparties if at any time the rating of any Class of Notes (in the case of any Class A-1SW Notes, without giving effect to the Class A-1SW Insurance Policy) has been, or is known to be about to be, changed or withdrawn.

          (c) So long as any of the Notes that were assigned a rating by Moody's on the Closing Date (which rating is monitored by Moody's) remain Outstanding, on or before January 31 in each year commencing in 2005, the Collateral Manager shall request that Moody's (i) perform a review of any private rating assigned by Moody's to any Collateral Debt Security owned by the Issuer and (ii) provide to the Issuer and the Trustee an update of such private rating. The cost of such rating review shall be borne by the Issuer as an Administrative Expense.

          (d) So long as any of the Notes that were assigned a rating by
Standard & Poor's on the Closing Date (which rating is monitored by Standard &
Poor's) remain Outstanding, on or before January 31 in each year commencing in
2005, the Collateral Manager

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[**] CONFIDENTIAL TREATMENT REQUESTED

shall request that Standard & Poor's (i) perform a review of any private rating assigned by Standard & Poor's to any Collateral Debt Security owned by the
Issuer and (ii) provide to the Issuer and the Trustee an update of such private rating. The cost of such rating review shall be borne by the Issuer as an
Administrative Expense.

Section 7.14 Reporting.

          At any time when the Co-Issuers are not subject to Section 13 or 15(d)
of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b)
under the Exchange Act, upon the request of a Holder or Beneficial Owner of a
Security, the Co-Issuers shall promptly furnish or cause to be furnished Rule
144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Note designated by such Holder or Beneficial Owner or to the Trustee for delivery to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the
Securities Act in connection with the resale of such Security by such Holder or
Beneficial Owner.

Section 7.15 Calculation Agent.

          (a) The Co-Issuers hereby agree that for so long as any of the Notes remain Outstanding the Co-Issuers will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B (the "Calculation Agent"), which agent shall be a financial institution, subject to supervision or examination by Federal or state authority, having a rating of at least "Baa1" by Moody's, "BBB+" by Standard &
Poor's and "BBB+" by Fitch and having an office within the United States. The
Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act in such capacity, is removed by the Co-Issuers or fails to determine the Note Interest Rate for any Class of Floating Rate Notes for any
Interest Period, the Co-Issuers shall promptly appoint as a replacement
Calculation Agent a leading bank that is engaged in transactions in Dollar deposits in the international Eurodollar market and that does not control and is not controlled by or under common control with the Co-Issuers or any of their
Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. The determination of the Note Interest Rate for the
Floating Rate Notes for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

          (b) The Calculation Agent shall, as soon as possible after 11:00 a.m.
(London time) on each LIBOR Determination Date, but in no event later than 11:00
a.m. (New York time) on the Business Day immediately following each LIBOR
Determination Date, calculate the Note Interest Rate for each Class of Floating
Rate Notes for the related Interest Period and the amount of interest for the related Interest Period payable in respect of each U.S.$1,000 in principal amount of each Class of Notes (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date and shall communicate such rates and amounts and the related Payment Date to the
Co-Issuers, the Trustee, each Paying Agent, the Depositary, the Custodian and
(in the case of any Class of Notes listed on the Irish Stock Exchange) the Irish
Paying Agent. The Calculation Agent shall also specify to the Co-Issuers

                                     -172-

[**] CONFIDENTIAL TREATMENT REQUESTED

the quotations upon which the Note Interest Rate for each Class of Floating Rate
Notes is based, and in any event the Calculation Agent shall notify the
Co-Issuers before 5:00 p.m. (New York time) on each LIBOR Determination Date that the Calculation Agent has not determined and is not in the process of determining such Note Interest Rates, together with the Calculation Agent's reasons therefor. The Calculation Agent also shall cause a written communication indicating the Note Interest Rate for each Interest Period for each Class of
Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each Class of Notes listed on the Irish Stock Exchange and each
Payment Date to be delivered to the Irish Paying Agent for notification of the
Company Announcements Office of the Irish Stock Exchange as soon as possible after the Calculation Agent has determined such Note Interest Rates and amounts.

Section 7.16 Listing.

          (a) After the Closing Date, the Issuer shall use its best efforts to obtain and maintain the listing of the Notes (other than the Class A-1SD Notes)
on the Irish Stock Exchange. Following the Delayed Draw Closing Date, the Issuer
shall use its best efforts to obtain and maintain the listing of the Class A-1SD
Notes on the Irish Stock Exchange.

          (b) The Issuer shall notify the Company Announcements Office of the
Irish Stock Exchange upon becoming aware of any major new developments that are not public knowledge and that may (i) by virtue of their effect on the Issuer's assets and liabilities or financial position or on the general course of the
Issuer's business, lead to substantial movements in the price of the Notes listed on the Irish Stock Exchange or (ii) significantly affect the Issuer's ability to meet the Issuer's commitments.

          (c) The Issuer shall, in each calendar year commencing in 2004, request from the Irish Stock Exchange a waiver of the Irish Stock Exchange's requirement to publish annual reports and accounts.

          (d) The Issuer shall submit to the Irish Stock Exchange draft copies of any proposed amendments to the Issuer Charter which would affect the rights of the Holders of the Notes listed on the Irish Stock Exchange.

          (e) The Issuer shall pay the annual fee for listing the applicable
Notes on the Irish Stock Exchange, if any.

          (f) All notices, documents, reports and other announcements delivered to such Company Announcements Office shall be in the English language.

Section 7.17 Amendment of Certain Documents.

          Prior to entering into any amendment to the Collateral Management
Agreement, the Structuring Agent Agreement, the Collateral Administration
Agreement, the Administration Agreement or the Hedge Agreements (provided that the amendment has been consented to by the Hedge Counterparty to such Hedge
Agreement), the Issuer shall obtain the consent of the Insurer (so long as the
Insurer is the Controlling Class), which shall not be unreasonably withheld or delayed, and the written confirmation of each Rating Agency that the entry by the Issuer into such amendment will not adversely affect such Rating Agency's then-current rating, if any, of

                                     -173-

[**] CONFIDENTIAL TREATMENT REQUESTED

any Class of Notes (in the case of the Class A-1SW Notes, without giving effect to the Class A-1SW Insurance Policy). Prior to entering into any waiver in respect of any of the foregoing agreements, the Issuer shall provide each Rating
Agency, each Hedge Counterparty, the Insurer and the Trustee with written notice thereof and otherwise comply with the requirements of Section 7.5(d). Prior to entering into any amendment to any of the Class A-1SW Insurance Documents, the
Issuer shall provide each Rating Agency with written notice thereof.

Section 7.18 Purchase of Collateral; Rating Confirmation; Written Down
             Securities.

          (a) The Issuer shall use commercially reasonable efforts to purchase or enter into binding agreements to purchase, on or before February 20, 2004,
Collateral Debt Securities having an Aggregate Principal Balance not less than the Minimum Ramp-Up Amount (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the
Effective Date of all agreements entered into by the Issuer to acquire
Collateral Debt Securities scheduled to settle on or following the Effective
Date and (ii) that, upon settlement, each such security which the Issuer has committed to purchase will become a Pledged Collateral Debt Security).

          (b) The Issuer shall use its best efforts to purchase or enter into binding agreements to purchase (including commitments to purchase under the
Forward Purchase Commitment), on or before the First Ramp-Up Test Date,
Collateral Debt Securities having an Aggregate Principal Balance not less than
[**] (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the First Ramp-Up Test Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the First Ramp-Up Test Date and (ii) that, upon settlement, each such security which the Issuer has committed to purchase will become a Pledged Collateral Debt Security).

          (c) The Issuer shall use its best efforts to purchase or enter into binding agreements to purchase (including commitments to purchase under the
Forward Purchase Commitment), on or before the Second Ramp-Up Test Date,
Collateral Debt Securities having an Aggregate Principal Balance, not less than
[**] (assuming, for these purposes, (i) settlement in accordance with customary settlement procedures in the relevant markets on the Second Ramp-Up Test Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Second Ramp-Up Test Date and (ii) that, upon settlement, each such security which the Issuer has committed to purchase will become a Pledged Collateral Debt Security).

          (d) (i) On or before each Ramp-Up Test Date, the Issuer (or the
Collateral Manager on its behalf) shall deliver an Officer's certificate to the
Trustee, the Insurer and each Rating Agency demonstrating compliance by the
Issuer with its obligations under this Section 7.18 with respect to the Ramp-Up
Test Date and satisfaction of the "Minimum Diversity Score", "Minimum Weighted
Average Coupon", "Minimum Weighted Average Spread" and (in the case of the
Second Ramp-Up Test Date) the "Maximum Aggregate Weighted Average Purchase
Price" requirements set forth in Section 3.5 of this Indenture. If, on the First
Ramp-Up Test Date any of the requirements of Section 3.5 are not satisfied, the
Collateral Manager, on behalf of the Issuer, shall provide a plan (a "Plan") to
Moody's (and shall provide a copy of such Plan to

                                     -174-

[**] CONFIDENTIAL TREATMENT REQUESTED

Standard & Poor's and the Trustee) for satisfying the requirements of Section
3.5 by the Second Ramp-Up Test Date. If, on the Second Ramp-Up Test Date, any of
the requirements of Section 3.5 are not satisfied, the Collateral Manager, on behalf of the Issuer, shall provide Moody's with a Plan (and shall also provide a copy of such Plan to Standard & Poor's and the Trustee) for satisfying the requirements of Section 7.18(d)(ii) by the Effective Date. If, on the First
Ramp-Up Test Date, a First Ramp-Up Test Date Test is not satisfied or on the
Second Ramp-Up Test Date, a Second Ramp-Up Test Date Test is not satisfied, the
Issuer shall be prohibited from purchasing (or committing to purchase)
additional Collateral Debt Securities (unless the Issuer subsequently satisfies the requirements of Section 3.5, the Plan satisfies the Rating Condition with respect to Moody's, or the Collateral Manager, on behalf of the Issuer, subsequently takes such other action to satisfy the Rating Condition with respect to Moody's with respect to the requirements of Section 3.5), provided that such prohibition shall not apply to purchases of Collateral Debt Securities which the Issuer had committed to make prior to the effective date of such prohibition (including any such commitments made pursuant to the Forward
Purchase Commitment). In such event, the Collateral Manager shall give written notice to the Trustee, the Insurer and Standard & Poor's, and the Trustee shall give written notice to the Noteholders, that the Issuer is prohibited from purchasing additional Collateral Debt Securities.

               (ii) On or before the Effective Date, the Issuer (or the
Collateral Manager on its behalf) shall deliver an Officer's certificate to the
Trustee, the Insurer and each Rating Agency demonstrating compliance by the
Issuer with its obligations under this Section 7.18 with respect to the
Effective Date and satisfaction of each Collateral Quality Test, each Coverage
Test and the Concentration Limitations, and stating the Aggregate Weighted
Average Purchase Price or, if on the Effective Date the Issuer shall be in default in the performance of its obligations under this Section 7.18 or any of the Collateral Quality Tests, the Concentration Limitations or the Coverage
Tests shall fail to be satisfied, the Issuer shall deliver an Officer's certificate to the Trustee, each Hedge Counterparty, the Insurer and each Rating
Agency specifying the details of such default or failure. If on the Effective
Date any of the Collateral Quality Tests, the Coverage Tests or the
Concentration Limitations are not satisfied, (i) the Collateral Manager, on behalf of the Issuer, shall provide a Plan for satisfying such tests or limitations to both Moody's and Standard & Poor's, and (ii) the Issuer shall be prohibited from purchasing additional Collateral Debt Securities (unless the
Issuer subsequently satisfies each such requirement, the Plan satisfies the
Rating Condition with respect to Moody's and Standard & Poor's, or the
Collateral Manager, on behalf of the Issuer, subsequently takes such other action to satisfy the Rating Condition with respect to Moody's and Standard &
Poor's with respect to purchasing additional Collateral Debt Securities), provided that such prohibition shall not apply to purchases of Collateral Debt
Securities which the Issuer had committed to make prior to the effective date of such prohibition (including any such commitments made pursuant to the Forward
Purchase Commitment). In such event, the Collateral Manager shall give written notice to the Trustee and the Insurer, and the Trustee shall give written notice to the Noteholders, that the Issuer is prohibited from purchasing additional
Collateral Debt Securities.

               (iii) The Co-Issuers shall promptly notify each Rating Agency and the Insurer when a Collateral Debt Security becomes a Written-Down Security.

               (iv) On any date on or after the First Ramp-Up Test Date and on or prior to the Second Ramp-Up Test Date, the Issuer shall not commit to purchase a Collateral

                                     -175-

[**] CONFIDENTIAL TREATMENT REQUESTED

Debt Security if, as a result thereof, it would (i) cease to be in compliance with a First Ramp-Up Test Date Test (or, if it was not in compliance with a
First Ramp-Up Test Date Test, its compliance with such test would be made worse as a result of such commitment) or (ii) not satisfy a Concentration Limitation
(if the Issuer's compliance with the Concentration Limitation was calculated based on the Minimum Ramp-Up Amount) or, if immediately prior to such acquisition one or more of such Concentration Limitations was not satisfied the extent of compliance with each such Concentration Limitation (calculated in the same way) would be made worse as a result of such commitment. On any date on or after the Second Ramp-Up Test Date and on or prior to the Effective Date, the
Issuer shall not commit to purchase a Collateral Debt Security if, as a result thereof, it would (i) cease to be in compliance with a Second Ramp-Up Test Date
Test (or, if it was not in compliance with a Second Ramp-Up Test Date Test, its compliance with such test would be made worse as a result of such commitment), or (ii) not satisfy a Concentration Limitation (if the Issuer's compliance with the Concentration Limitation was calculated based on the Minimum Ramp-Up Amount)
or, if immediately prior to such acquisition one or more of such Concentration
Limitations was not satisfied the extent of compliance with each such
Concentration Limitation (calculated in the same way) would be made worse as a result of such commitment. On the Closing Date, no more than [**] of the
Semiannual Pay Securities provide for payments of interest in either (x) the first and third quarters, or (y) the second and fourth quarters, and on any date prior to the First Ramp-Up Test Date, the Issuer shall not commit to purchase a
Semiannual Pay Security if it would cause such percentage to increase above
[**].

          (e) No later than seven Business Days after the Effective Date, the
Issuer (or the Collateral Manager on its behalf) (i) shall deliver or cause to be delivered to the Trustee, the Insurer and each Rating Agency a list of all
Collateral Debt Securities and Equity Securities held by the Issuer (or with respect to which the Issuer has entered into a binding agreement to purchase) on the Effective Date and an Accountant's Report certifying the procedures applied and their associated findings with respect to each Pledged Collateral Debt
Security held by the Issuer on the Effective Date and certifying whether the
Collateral Quality Tests (other than the Standard & Poor's CDO Monitor Test), the Coverage Tests and the Concentration Limitations are satisfied as of the
Effective Date, and (ii) shall deliver or cause to be delivered to Standard &
Poor's and the Insurer the electronic default model input file.

          (f) No later than seven days after the Effective Date, the Issuer shall notify each of the Rating Agencies of the occurrence of the Effective Date
(each, an "Effective Date Notice") and request in writing that each of the
Rating Agencies confirm in writing (a "Rating Confirmation") that such Rating
Agency has not reduced or withdrawn the ratings assigned by it on the Closing
Date to the Notes (in the case of the Class A-1SW Notes, without giving effect to the Class A-1SW Insurance Policy). In the event that the Issuer fails to obtain a Rating Confirmation within 30 days following receipt by the Rating
Agencies of the Effective Date Notice (a "Rating Confirmation Failure"),
beginning on the First Rating Confirmation Failure Redemption Date, first,
Unused Proceeds, second, Principal Proceeds and, third, Interest Proceeds shall be applied as provided in Section 11.1(a) to the extent necessary for each of the Rating Agencies to provide a Rating Confirmation.

                                     -176-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 7.19 German Foreign Investment Act.

          If any Noteholder notifies the Issuer that such Noteholder is subject to the German Foreign Investment Act, the Issuer shall appoint, and maintain for so long as such Noteholder holds any Notes, a tax representative with respect to the Notes pursuant to Article 18, paragraph 2 of the German Foreign Investment
Act, as amended from time to time, and make available to the German tax authorities the information required under such Act for tax purposes.

Section 7.20 DTC, Clearstream, Luxembourg and Euroclear Participants.

          At least once a year on or before December 31 of each year, commencing in 2004, the Trustee, at the expense of the Issuer, shall request from each of
DTC, Clearstream, Luxembourg and Euroclear a list of such Person's participants that hold Notes and shall send to each such participant a notice containing the information in the Section 3(c)(7) Notice and request that such participant forward such notice to each Person for which such participant is holding an interest in a Note.

Section 7.21 DTC, Clearstream, Luxembourg and Euroclear.

          (a) The Issuer shall direct each of DTC, Clearstream, Luxembourg and
Euroclear to include the relevant "3c7" marker in such Person's character security descriptor(s) for the Notes in order to indicate that sales are limited to Qualified Purchasers.

          (b) The Issuer shall direct each of DTC, Clearstream, Luxembourg and
Euroclear to cause each physical delivery order ticket delivered by such Person to purchasers to contain the appropriate character security descriptor(s) and shall direct such Person to cause each delivery order ticket delivered by such
Person to purchasers in electronic form to contain the relevant "3c7" indicator and the related user manual for participants.

          (c) On the Closing Date, the Issuer shall instruct each of DTC,
Clearstream, Luxembourg and Euroclear to send an "Important Notice" to all such
Person's participants in connection with the offering of the Notes. The
"Important Notice" shall notify such Person's participants that the Notes are
Section 3(c)(7) securities.

          (d) The Issuer shall request that each of DTC, Clearstream, Luxembourg and Euroclear include the Notes in such Person's "Reference Directory" of
Section 3(c)(7) offerings.

          (e) The Issuer shall from time to time (upon the request of the
Trustee and at the expense of the Issuer) request each of DTC, Clearstream,
Luxembourg and Euroclear to deliver to the Issuer and the Trustee a list of all of such Person's participants holding an interest in the Notes.

          (f) The Issuer shall from time to time request all third-party vendors
(including Bloomberg) to include on screens maintained by such vendors appropriate legends regarding the Rule 144A and Section 3(c)(7) restrictions on the Notes.

          (g) The Issuer shall cause each "CUSIP" number obtained for a Note to have an attached "fixed field" that contains "3c7" and "144A" indicators.

                                     -177-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 7.22 Representations Relating to Security Interests in the Collateral.

          (a) The Issuer hereby represents that, as of the Closing Date (which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the
Trustee as if made at the time of such delivery and which representations may not be waived unless the Rating Condition with respect to Standard & Poor's has been satisfied), with respect to the Collateral:

               (i) the Issuer owns and has good and marketable title to the
     Collateral free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or expressly permitted by, this
     Indenture;

               (ii) other than the security interest granted to the Trustee pursuant to this Indenture, except as expressly permitted by this Indenture the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the
     Issuer which include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, Pension Benefit Guaranty Corp. liens, or tax lien filings against the Issuer;

               (iii) the Collateral is comprised of instruments and/or general intangibles or has been credited to a securities account, as such terms are defined in the applicable Uniform Commercial Code, as amended from time to time;

               (iv) all Accounts constitute securities accounts under the applicable Uniform Commercial Code, as amended from time to time;

               (v) this Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code, as amended from time to time) in the Collateral in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (except as expressly permitted otherwise in this
     Indenture), and is enforceable as such against creditors of and purchasers from the Issuer; and

               (vi) the Issuer has received all consents and approvals required by the terms of each such item of Collateral to the transfer to the Trustee of the Issuer's interest and rights in the Collateral.

          (b) The Issuer hereby represents that, as of the Closing Date (which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the
Trustee as if made at the time of such delivery), with respect to items of
Collateral that constitute instruments, as defined in the applicable Uniform
Commercial Code, as amended from time to time, (x) all original executed copies of each promissory note or mortgage note that constitutes or evidences such instruments, as defined in the applicable Uniform Commercial Code, as amended from time to time, have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute or

                                     -178-

[**] CONFIDENTIAL TREATMENT REQUESTED

evidence such instruments, as defined in the applicable Uniform Commercial Code, as amended from time to time, solely on behalf and for the benefit of the
Trustee and (y) none of the mortgage notes or promissory notes that constitute or evidence such instruments, as defined in the applicable Uniform Commercial
Code, as amended from time to time, has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the
Trustee.

          (c) The Issuer hereby represents that, as of the Closing Date (which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the
Trustee as if made at the time of such delivery), with respect to Collateral that constitute security entitlements, as defined in the applicable Uniform
Commercial Code, as amended from time to time:

               (i) all of such Collateral has been credited to one of the
     Accounts and the securities intermediary, as defined in the applicable
     Uniform Commercial Code, as amended from time to time, for each Account has agreed to treat all assets credited to such Account as financial assets, as defined in the applicable Uniform Commercial Code, as amended from time to time;

               (ii) [intentionally omitted];

               (iii) either (x) the Issuer has caused or will have caused, within 10 days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted hereunder to the Trustee, for the benefit and security of the Secured Parties, or (y) (A) the Issuer has delivered to the Trustee a fully executed Account Control Agreement pursuant to which the Custodian as securities intermediary, as defined in the applicable Uniform Commercial Code, as amended from time to time, has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian as securities intermediary, as defined in the applicable Uniform Commercial Code, as amended from time to time, to identify in its records the Trustee as the
     Person having a security entitlement, as defined in the applicable Uniform
     Commercial Code, as amended from time to time, against the Custodian as securities intermediary, as defined in the applicable Uniform Commercial
     Code, as amended from time to time, in each of the Accounts; and

               (iv) the Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented, and will not consent, to the securities intermediary, as defined in the applicable
     Uniform Commercial Code, as amended from time to time, of any Account to comply with the entitlement order, as defined in the applicable Uniform
     Commercial Code, as amended from time to time, of any Person other than the
     Trustee.

          (d) The Issuer hereby represents that, as of the Closing Date (which representations shall survive the execution of this Indenture and shall be deemed to be repeated on each date on which the Collateral is delivered to the
Trustee as if made at the time of such

                                     -179-

[**] CONFIDENTIAL TREATMENT REQUESTED

delivery), with respect to Collateral that constitutes general intangibles, as defined in the applicable Uniform Commercial Code, as amended from time to time, the Issuer has caused or will have caused, within 10 days after the Closing
Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Collateral granted hereunder to the Trustee.

Section 7.23 Compliance With Laws.

          The Issuer shall comply in all material respects with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties. To the extent applicable to the Issuer, the Issuer shall comply with (including, if necessary, by imposing additional transfer restrictions in respect of the Notes) the USA PATRIOT Act.

Section 7.24 Maintenance of Books and Records.

          The Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer's obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, in its Cayman Islands principal office all documents, books, records, accounts and other information customarily maintained for the performance of the Issuer's obligations hereunder.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Noteholders.

          Without the consent of the Noteholders, the Preference Shareholders or the Hedge Counterparties, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Notes and subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Issuer or the
Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes pursuant to Section 7.10 or
Section 7.11;

          (b) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of all of the Notes and the Insurer or to surrender any right or power herein conferred upon the Co-Issuers;

          (c) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee, collateral manager, listing agent, calculation agent, custodian, securities

                                     -180-

[**] CONFIDENTIAL TREATMENT REQUESTED

intermediary, note registrar, paying agent and/or collateral administrator and the compensation thereof and to add to or change such of the provisions of this
Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections
6.10, 6.11, 6.12 and 6.13;

          (e) to accommodate the issuance of additional Preference Shares and to extend to such Preference Shares the benefits and provisions of this Indenture applicable to the Preference Shares;

          (f) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

          (g) to modify the restrictions on and procedures for resale and other transfer of the Notes in accordance with any change in any applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

          (h) to correct any inconsistency, defect or ambiguity in this
Indenture;

          (i) to obtain ratings on one or more Classes of the Notes from any rating agency;

          (j) to accommodate the issuance of Preference Shares to be held through the facilities of DTC or otherwise or the listing of the Preference
Shares on any exchange or the issuance of additional Preference Shares;

          (k) to avoid the imposition of tax on the net income of the Issuer or the Co-Issuer or of withholding tax on any payment to the Issuer or the
Co-Issuer or to avoid the Issuer or the Co-Issuer or the Collateral being required to register as an investment company under the Investment Company Act;

          (l) to accommodate the issuance of any Class of Notes as Definitive
Notes;

          (m) to correct any manifest error in any provision hereof upon receipt by the Trustee of written directive from the Co-Issuers (as to which the Trustee may rely) describing in reasonable detail such error and the modification necessary to correct such error;

          (n) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) to comply with the USA PATRIOT Act (to the extent that it is applicable to the Issuer); or

          (o) to conform the Indenture to the provisions described in the
Offering Circular.

                                     -181-

[**] CONFIDENTIAL TREATMENT REQUESTED

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the
Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

          The Trustee shall not enter into any such supplemental indenture
(other than pursuant to clause (o) above if, as a result of such supplemental indenture, the interests of any Noteholder or any Preference Shareholder would be materially and adversely affected thereby. The Trustee shall not enter into any such supplemental indenture (other than pursuant to clause (o)) without the written consent of the relevant Hedge Counterparty if such consent is required pursuant to Part 5 of any Hedge Agreement. Unless notified by (i) the Holders of a majority of the Aggregate Outstanding Amount of Notes of any Class of Notes or
Holders of a majority of the outstanding Preference Shares or (so long as any
Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the
Insurer that such Class, the Preference Shareholders or the Insurer will be materially and adversely affected or (ii) a Hedge Counterparty that its consent is required pursuant to Part 5 of the relevant Hedge Agreement, the Trustee shall be entitled to rely upon an Opinion of Counsel provided by the party requesting such supplemental indenture as to whether the interests of any
Noteholder or Preference Shareholder would be materially and adversely affected by any such supplemental indenture or consent of any Hedge Counterparty is required pursuant to any Hedge Agreement (after giving notice of such change to the Noteholders and the Preference Shareholders and the Hedge Counterparties).
The Trustee shall not enter into any such supplemental indenture pursuant to clause (g) or clause (h) of this Section 8.1 without the written consent of the
Collateral Manager. In addition, the Trustee may not enter into any supplemental indenture without the written consent of the Collateral Manager if such supplemental indenture alters the rights or obligations of the Collateral
Manager in any respect, and the Collateral Manager shall not be bound by any such supplemental indenture unless the Collateral Manager has consented thereto.
The Trustee shall be entitled to rely upon an Opinion of Counsel provided by the party requesting the supplemental indenture as to whether such supplemental indenture alters the rights or obligations of the Collateral Manager. At the cost of the Co-Issuers, the Trustee shall provide to the Noteholders, the
Insurer, the Preference Shareholders and the Hedge Counterparties a copy of any proposed supplemental indenture at least 20 days prior to the execution thereof by the Trustee and a copy of the executed supplemental indenture (or summary thereof) after its execution. At the cost of the Co-Issuers, and for so long as any Notes are Outstanding, the Trustee shall (i) provide to each Rating Agency a copy of any proposed supplemental indenture at least 20 days prior to the execution thereof by the Trustee, (ii) request that the Rating Condition with respect to such supplemental indenture be satisfied and, (iii) as soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, provide to each Rating Agency a copy of the executed supplemental indenture. The Trustee shall not enter into any supplemental indenture if, with respect to such supplemental indenture, the Rating Condition would not be satisfied provided that the Trustee may, with the consent of the
Holders of 100% of the Aggregate Outstanding Amount of Notes of each Class (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), the

                                     -182-

[**] CONFIDENTIAL TREATMENT REQUESTED

Insurer and the Hedge Counterparties, enter into any such supplemental indenture notwithstanding any such reduction or withdrawal of the ratings of any
Outstanding Class of Notes; provided that the Trustee has notified such holders that the Rating Condition would not be satisfied.

          The Indenture may not be amended to reduce or change the amount, timing or priority of the Structuring Agent Fees, or in a manner adversely affecting the Structuring Agent, without the written consent of ACA Services.

Section 8.2 Supplemental Indentures with Consent of Noteholders.

          With the consent of (x) the Holders of not less than a majority of the
Aggregate Outstanding Amount of Notes of each Class adversely affected thereby,
(so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the Insurer, and a majority of the outstanding Preference Shares (if the Preference Shares are adversely affected thereby), by Act of said
Noteholders or by written consent of the Preference Shareholders (which consent shall be evidenced by an Officer's certificate of the Issuer certifying that such consent has been obtained) delivered to the Trustee and the Co-Issuers) and
(y) the Hedge Counterparties (if required pursuant to the related Hedge
Agreements), delivered by the Hedge Counterparties to the Trustee and the
Co-Issuers, the Trustee and Co-Issuers may, subject to Section 8.3, enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class, the Holders of the Preference Shares, the Insurer or the Hedge Counterparties, as the case may be, under this Indenture, provided that, notwithstanding anything in this
Indenture to the contrary, no such supplemental indenture shall be entered into without the consent of the Holder of each Outstanding Note and each Preference
Share (which consent shall be evidenced by an Officer's certificate of the
Issuer certifying that such consent has been obtained), the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) and the Hedge Counterparties (if required pursuant to the related Hedge Agreements)
if such supplemental indenture proposes to:

          (a) change the Stated Maturity of the Notes or the definition of
Scheduled Preference Share Redemption Date or the due date of any installment of interest on any Note or the due date for the payment of Excess Interest in respect of a Preference Share, reduce the principal amount of a Note, the Note
Interest Rate thereon, the amount of Excess Interest or Excess Principal
Proceeds payable in respect of a Preference Share, or the Redemption Price with respect to any of the Securities, change the earliest date on which any Note or
Preference Share may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or interest on Notes or the payment of Excess Amounts in respect of the Preference Shares, change any place where, or the coin or currency in which, any Note or any Preference Share, or the principal thereof or interest thereon or any Excess Amount in respect thereof, respectively, is payable, or impair the right to institute suit for the enforcement of any such payment on or after the
Stated Maturity thereof or the

                                     -183-

[**] CONFIDENTIAL TREATMENT REQUESTED

Scheduled Preference Share Redemption Date, as the case may be (or, in the case of redemption, on or after the applicable Redemption Date);

          (b) reduce the percentage of the Aggregate Outstanding Amount of
Holders of Notes of each Class or the number of Preference Shares the consent of which is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

          (c) impair or adversely affect the Collateral except as otherwise expressly permitted in this Indenture;

          (d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto (other than in connection with the sale thereof in accordance with this Indenture) or deprive the Holder of any Note or the Insurer of the security afforded by the lien of this Indenture;

          (e) reduce the percentage of the Aggregate Outstanding Amount of
Holders of Notes of each Class the consent of which is required to request that the Trustee preserve the Collateral or rescind the Trustee's election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the
Collateral pursuant to Section 5.4 or Section 5.5 or act pursuant to Section
5.15;

          (f) modify any of the provisions of this Section 8.2, except to increase the percentage of Outstanding Notes (or percentage of Preference
Shares) the consent of Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note or Preference Share affected thereby and the Insurer;

          (g) modify the definition of the term "Outstanding," Section 11.1 or
Section 13.1;

          (h) change the permitted minimum denominations of any Class of Notes or the minimum number of Preference Shares; or

          (i) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note or the calculation of the amount of any Excess Amount with respect to any Preference Share on any Payment Date or to affect the rights of the Holders of Notes or Preference Shares to the benefit of any provisions for the redemption of such Notes or Preference Shares contained herein;

          The Trustee may not enter into any supplemental indenture unless the
Rating Condition shall have been satisfied with respect to such supplemental indenture, unless consent from each affected Holder of Notes and (so long as any
Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the
Insurer is obtained.

                                     -184-

[**] CONFIDENTIAL TREATMENT REQUESTED

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the
Trustee's own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

          Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, each Hedge Counterparty, the
Preference Share Paying Agent, the Collateral Manager, the Structuring Agent,
the Insurer, each Rating Agency and the Irish Stock Exchange a copy of such proposed supplemental indenture (or a description of the substance thereof) and shall request that the Rating Condition with respect to such supplemental indenture be satisfied. If any Class of Notes is then rated by any Rating
Agency, the Trustee shall not enter into any such supplemental indenture if, as a result of such supplemental indenture, the Rating Condition would not be satisfied with respect to such supplemental indenture, unless each Holder of
Notes of each Class the rating of which will be reduced or withdrawn has and (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the Insurer, after notice that the proposed supplemental indenture would result in such reduction or withdrawal of the rating of the Class of Notes held by such Holder, consented to such supplemental indenture. Unless notified prior to the proposed execution date by Holders of a majority of the Aggregate
Outstanding Amount of Notes of any Class of Notes, the Insurer (so long as any
Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), or
Holders of a majority of the outstanding Preference Shares that such Class or the Preference Shares will be adversely affected, or by a Hedge Counterparty that its consent is required pursuant to Part 5 of the related Hedge Agreement, the Trustee may rely on the written advice of counsel provided by the party requesting the modification to determine whether or not such Class of Notes, the
Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), or the Preference Shares would be adversely affected by such change or consent is required pursuant to any Hedge Agreement (after giving notice of such change to the Holders of the Notes, the Insurer (so long as any Class A-1S
Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class
A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), the Preference Shares and to the Hedge Counterparties). Such determination shall be conclusive and binding on all present and future Holders and the Hedge Counterparties. The Trustee shall not be liable for any such determination made in reliance in good faith upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3.

          It shall not be necessary for any Act of Noteholders or any consent of
Preference Shareholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

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          Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Preference Share Paying
Agent (for forwarding to the Preference Shareholders), the Hedge Counterparties,
the Collateral Manager, the Structuring Agent, the Insurer, each Rating Agency and the Irish Stock Exchange a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures.

          In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying in good faith upon, an
Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, all conditions precedent thereto have been complied with and, unless such supplemental indenture has been consented to by each Noteholder, such supplemental indenture will not materially and adversely affect the interests of the Noteholders. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the
Trustee's own rights, duties or indemnities under this Indenture or otherwise.
The Trustee shall not enter into any supplemental indenture (including a supplemental indenture entered into pursuant to Section 8.1 or Section 8.2) that modifies the rights or increases the obligations of the Collateral Manager in any respect without the written consent of the Collateral Manager, and the
Collateral Manager shall not be bound by any amendment to this Indenture which reduces the rights or increases the obligations of the Collateral Manager unless the Collateral Manager shall have consented thereto in writing.

Section 8.4 Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article
VIII, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes;
every Holder of Notes theretofore and thereafter authenticated and delivered hereunder and every Holder of Preference Shares shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the
Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

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                                   ARTICLE IX

                            REDEMPTION OF SECURITIES

Section 9.1 Redemption of Securities.

          (a) (i) The Notes shall be redeemable on any Payment Date prior to the
     Stated Maturity thereof at the option of the Issuer (such redemption, an
     "Optional Redemption") from Sale Proceeds and all other funds in the
     Interest Collection Account, the Principal Collection Account and the
     Payment Account on such Payment Date, in whole but not in part, as specified by the Issuer, at the written direction of Holders of a majority of the outstanding Preference Shares, at the applicable Redemption Price
     (exclusive of installments of principal and interest due on or prior to such date, provided that payment of same shall have been made or duly provided for to the Holders of the Notes as provided in this Indenture), provided that (i) no such Optional Redemption may be effected prior to the end of the Non-call Period, (ii) the Sale Proceeds therefrom and all Cash and Eligible Investments credited to the Interest Collection Account, the
     Principal Collection Account, the Unused Proceeds Account, the Expense
     Account and the Payment Account on the relevant Payment Date must be at least sufficient to redeem the Notes and to pay any Make-Whole Amount simultaneously in accordance with the procedures described in Section
     9.1(b) and (iii) such Sale Proceeds are used to make such a redemption.

               (ii) In addition, upon the occurrence of a Tax Event, the Notes shall be redeemable by the Issuer on any Payment Date prior to the Stated
     Maturity thereof, in whole but not in part, at the direction of the Insurer
     (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
     Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
     remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) or Holders of a majority of the outstanding Preference
     Shares (such redemption, a "Tax Redemption"), from (a) Sale Proceeds and
     (b) all other funds in the Interest Collection Account, the Principal
     Collection Account, the Unused Proceeds Account, the Expense Account and
     the Payment Account on such Payment Date at the applicable Redemption Price
     (exclusive of installments of principal and interest due on or prior to such date, provided that payment of same shall have been made or duly provided for to the Holders of the Notes as provided in this Indenture), provided that (i) the Sale Proceeds therefrom and all Cash and Eligible
     Investments credited to the Interest Collection Account, the Principal
     Collection Account, the Unused Proceeds Account, the Expense Account and
     the Payment Account on the relevant Payment Date must be at least sufficient to pay the Minimum Redemption Amount in accordance with the procedures described in Section 9.1(b), (ii) such Sale Proceeds are used to make such a redemption and (iii) the Tax Materiality Condition is satisfied.

          Notwithstanding the immediately preceding paragraph, in connection with any Tax Redemption, Holders of at least 66-2/3% of the Aggregate
Outstanding Amount of any Class of Notes may elect to have all of the holders of such Class receive less than 100% of the Redemption Price that would otherwise be payable to Holders of such Class (and the minimum

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funding requirements specified in the immediately preceding paragraph shall be reduced accordingly).

               (iii) The Preference Shares shall be redeemable (in whole but not in part) at the written direction of Holders of a majority of the outstanding Preference Shares, on any Payment Date on or after payment in full of the Notes, after payment of all amounts payable under the Priority of Payments (excluding all payments in respect of the Preference Shares)
     and all amounts payable by the Issuer pursuant to any Class A-1SW Insurance
     Document and any Hedge Agreement, at the applicable Preference Share
     Redemption Price (exclusive of Excess Interest payable on or prior to such date, provided that payment of same shall have been made or duly provided for, to the Holders of the Preference Shares on relevant Record Dates or as otherwise provided in this Indenture).

          (b) The Notes shall not be redeemed pursuant to Section 9.1(a) unless, at least four Business Days before the scheduled Redemption Date, the Collateral
Manager shall have furnished to (i) the Trustee, (ii) for so long as any Class
A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or
Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing, the Insurer and
(iii) the Hedge Counterparties evidence (which evidence may be in the form of fax or electronic mail indicating firm bids), in form satisfactory to the
Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with (or the obligations under such agreements are guaranteed by) one or more financial institutions the long-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such institution) of which have a credit rating from each Rating Agency at least equal to the highest rating of the most senior Class of Notes then Outstanding or the short-term unsecured debt obligations of which have credit ratings of "P-1" by Moody's, at least "A-1" by
Standard & Poor's and at least "F1" by Fitch to sell, not later than the
Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Debt Securities at a sale price (including in such price the sale of accrued interest) which, when added to all Cash and Eligible Investments maturing on or prior to the scheduled Redemption Date credited to the Interest
Collection Account, the Principal Collection Account, the Unused Proceeds
Account, the Expense Account and the Payment Account on the relevant Payment
Date and the termination payments which the Issuer will receive upon termination of all Hedge Agreements on or prior to the scheduled Redemption Date, is at least equal to an amount sufficient to pay (without regard to any limitations or caps therein) any accrued and unpaid amounts payable under the Priority of
Payments prior to distributions on the Preference Shares, including any amounts payable by the Issuer pursuant to the Class A-1SW Insurance Documents, any termination payments payable by the Issuer pursuant to the Hedge Agreements, any fees and expenses incurred by the Trustee and the Collateral Manager in connection with such sale of Collateral Debt Securities, and the applicable
Redemption Price for the Notes (including any Make-Whole Amount, if applicable)
(the aggregate amount required to make all such payments, the "Total Senior
Redemption Amount").

          Notwithstanding the foregoing paragraph, in connection with any Tax
Redemption, Holders of at least 66-2/3% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be

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[**] CONFIDENTIAL TREATMENT REQUESTED

payable to Holders of such Class (and the minimum Sale Proceeds requirements specified in the immediately preceding paragraph shall be reduced accordingly).

          (c) Installments of principal and interest or Excess Amounts due on or prior to a Redemption Date shall continue to be payable to the Holders of such
Securities as of the relevant Record Dates. The election of the Issuer to redeem any Securities pursuant to this Section 9.1 shall be evidenced by an Issuer
Order from the Collateral Manager directing the Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Securities to be redeemed from funds in the Payment Account in accordance with the Priority of Payments.
The Issuer shall deposit, or cause to be deposited, the funds required for an
Optional Redemption pursuant to this Section 9.1 in the Payment Account on or before the fifth Business Day prior to the Redemption Date or, if later, upon receipt.

          (d) The Issuer shall set the Redemption Date and the applicable Record
Date and give notice thereof to the Trustee pursuant to Section 9.2.

          (e) Any amounts applied to the redemption of the Class A-2 Notes,
Class A-3 Notes, Class B Notes and Class C Notes pursuant to this Section 9.1 shall be applied to the Class A-2 Notes, Class A-3 Notes, Class B Notes or Class
C Notes, respectively, in each case, pro rata in accordance with the Aggregate
Outstanding Amounts of such Class of Notes on the date of such redemption.

          (f) Any amounts applied to the redemption of the Class A-1 Notes shall be applied in accordance with Section 11.1(a)(iv) hereof.

Section 9.2 Notice to Trustee of Optional Redemption or Tax Redemption.

          In the event of any redemption pursuant to Section 9.1, the Issuer shall, at least 30 days (but not more than 90 days) prior to the Redemption Date
(unless the Trustee shall agree to a shorter notice period), notify the Trustee, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), each Hedge Counterparty, the Rating Agencies, each Paying Agent and the Preference Share Paying Agent of such Redemption Date, the applicable Record
Date, the principal amount of each Class of Notes and the number of Preference
Shares to be redeemed on such Redemption Date and the Redemption Price of such
Notes in accordance with Section 9.1.

Section 9.3 Notice of Auction Call Redemption, Optional Redemption or Tax
            Redemption or Maturity by the Co-Issuers.

          Notice of redemption of Notes pursuant to Section 9.1 or Section 9.6 or the Maturity of any Class of Notes shall be given by the Trustee by first class mail, postage prepaid, mailed not less than 10 Business Days prior to the applicable Redemption Date, the Auction Call Redemption Date or Maturity to each
Holder of Notes to be redeemed or to mature and, if any Class A-1SW Notes are to be redeemed or to mature, the Insurer, at such Holder's address in the Note
Register or to the Insurer at the address set forth in Section 14.3, with a copy to each Rating Agency and each Hedge Counterparty. In addition, for so long as any Class of Notes to be

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[**] CONFIDENTIAL TREATMENT REQUESTED

redeemed is listed on the Irish Stock Exchange, the Trustee shall cause the notice of redemption pursuant to Section 9.1 or Section 9.6 of any Class of
Notes then listed on the Irish Stock Exchange to be delivered to the Irish
Paying Agent for notification of the Company Announcements Office of the Irish
Stock Exchange not less than 10 Business Days prior to the applicable Record
Date.

          All notices of redemption shall state:

          (a) the applicable Redemption Date or Auction Call Redemption Date, as
applicable;

          (b) the applicable Record Date;

          (c) the Redemption Price;

          (d) the principal amount of each Class of Notes to be redeemed and that interest on such principal amount of Notes shall cease to accrue on the date specified in the notice; and

          (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the
Issuer to be maintained as provided in Section 7.2.

          Failure to give notice of redemption, or any defect therein, to any
Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

          The Issuer shall have the option to withdraw the notice of redemption up to the fourth Business Day prior to the scheduled Redemption Date or the
Auction Call Redemption Date, as the case may be, by written notice to the
Trustee and the Collateral Manager, but only (i) in the case of a redemption pursuant to Section 9.1, if the Collateral Manager shall be unable to deliver the sale agreement or agreements or certifications described in Section 9.1(b)
and (ii) in the case of an Auction Call Redemption, (A) the conditions that, pursuant to Section 9.6, must be met with respect to any Auction have not been met or (B) the highest bidder or the Collateral Manager, as the case may be, fails to pay the purchase price before the sixth Business Day following the relevant Auction Date. At the expense of the Co-Issuers, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery, sent not later than the third Business Day prior to the scheduled Redemption
Date or the Auction Call Redemption Date, as the case may be, to each Holder of
Notes to be redeemed at such Holder's address in the Note Register (if any Class
A-1SW Notes are to be redeemed, to the Insurer at its address set forth in
Section 14.3) and to each Hedge Counterparty; provided that no Hedge Agreement may be terminated until such notice is irrevocable. The Trustee shall also cause notice of such withdrawal to be delivered to the Irish Paying Agent for notification of the Company Announcements Office of the Irish Stock Exchange not
less than three Business Days prior to the scheduled Redemption Date or the
Auction Call Redemption Date, as the case may be, and promptly notify the Irish
Stock Exchange of any such withdrawal. Any notice of redemption of Preference
Shares shall be sent in accordance with the relevant provisions of the
Preference Share Paying and Transfer Agency Agreement.

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Section 9.4 Notes Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the
Redemption Price therein specified, and from and after the Redemption Date
(unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date, provided that, if there is delivered to the Co-Issuers and the Trustee (i) such security or indemnity as may be required by them to save each of them harmless, and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers and the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

          If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Period such Note remains Outstanding.

Section 9.5 [Intentionally Omitted].

Section 9.6 Auction Call Redemption.

          In accordance with the procedures set forth in Schedule H (the
"Auction Procedures"), the Collateral Manager on behalf of the Issuer shall, at the expense of the Issuer, conduct an auction (the "Auction") of the Collateral
Debt Securities if, on or prior to the Payment Date occurring in December, 2011, the Notes have not been redeemed in full. The Auction shall be conducted on a date no later than 10 Business Days prior to (1) the Payment Date occurring in
December, 2011 and (2) if the Notes are not redeemed in full on the prior
Payment Date (including because the Trustee receives fewer than two bids from
Identified Bidders to purchase all of the Collateral Debt Securities), each
Payment Date thereafter until the Notes have been redeemed in full (each such date, an "Auction Date"). Notwithstanding the foregoing, the Collateral Manager shall not conduct an Auction on an Auction Date if an Auction was conducted on the preceding Auction Date and the Collateral Manager notifies the Trustee in writing that, due to market conditions, an Auction on such Auction Date is unlikely to be successful. Any of the Collateral Manager, the Preference
Shareholders, the Trustee or their respective Affiliates may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the
Collateral Debt Securities to the highest bidder therefor at the Auction, as identified by the Collateral Manager, provided that:

               (i) the Auction has been conducted in accordance with the Auction
     Procedures;

               (ii) the Collateral Manager has received bids for the Collateral
     Debt Securities from at least two Eligible Bidders (including the winning
     Eligible Bidder) for the purchase of the Collateral Debt Securities;

               (iii) the Collateral Manager certifies that the Highest Auction
     Price would result in Sale Proceeds from the Collateral Debt Securities which, together with

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     the Balance of all Eligible Investments and Cash in the Accounts (other than in any Hedge Counterparty Collateral Account, any Class A-1SW
     Insurance Account, any Synthetic Security Counterparty Account and any
     Synthetic Security Issuer Account) and the termination payments which the
     Issuer will receive upon termination of all Hedge Agreements on or prior to the scheduled Redemption Date, will be at least equal to the Minimum
     Redemption Amount; provided that Holders of 100% of the Aggregate
     Outstanding Amount of any Class of Notes may elect, in connection with any
     Auction Call Redemption, to receive less than 100% of the Redemption Price that would otherwise be payable to Holders of such Class, without affecting the portion of the Redemption Price payable to the Insurer, in which case the Minimum Redemption Amount shall be reduced accordingly; and

               (iv) the bidder(s) who offered the Highest Auction Price for the
     Collateral Debt Securities enter(s) into a written agreement with the
     Issuer, in a form provided by the Collateral Manager (which the Issuer shall execute if the conditions set forth in (i) through (iii) of this
     Section 9.6 are satisfied, which execution shall constitute certification by the Issuer that such conditions have been satisfied) which obligates the highest bidder to purchase all of the Collateral Debt Securities with the closing of such purchase (and full payment in cash to the Trustee) to occur on or prior to the sixth Business Day following the relevant Auction Date.

          Provided that all of the conditions set forth in clauses (i) through
(iv) of this Section 9.6 have been met, the Trustee shall sell and transfer the
Collateral Debt Securities, without representation, warranty or recourse, to the bidder that has offered the Highest Auction Price, in accordance with and upon completion of the Auction Procedures. Notwithstanding the foregoing, but subject to the satisfaction of the conditions set forth in clauses (i) through (iv) of this Section 9.6, the Collateral Manager, although it may not have been the highest bidder, shall have the option to purchase the Collateral Debt Securities for a purchase price equal to the highest bid therefor. The Trustee shall deposit the purchase price for the Collateral Debt Securities in the appropriate
Collection Account(s) (as specified by the Collateral Manager), and the Notes and the Preference Shares shall be redeemed, on the Payment Date immediately following the relevant Auction Date (such redemption, an "Auction Call
Redemption" and such date, the "Auction Call Redemption Date").

          If any of the foregoing conditions is not met with respect to any
Auction, or if the highest bidder or the Collateral Manager, as the case may be, fails to pay the purchase price before the sixth Business Day following the relevant Auction Date, (a) the Auction Redemption shall not occur on the Payment
Date following the relevant Auction Date, (b) the Trustee shall give notice of the withdrawal pursuant to Section 9.3, (c) subject to clause (d) below, the
Trustee shall decline to consummate such sale and no further bids shall be solicited and no negotiations for any further sale of Collateral Debt Securities shall occur in relation to such Auction and (d) unless the Notes are redeemed in full prior to the next succeeding Auction Date, or the Collateral Manager notifies the Trustee in writing that market conditions are such that such
Auction is not likely to be successful, the Collateral Manager shall conduct another Auction on the next succeeding Auction Date.

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                                    ARTICLE X

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money.

          (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities. The Trustee shall segregate and hold all such Cash and property received by the Trustee in trust for the Secured Parties and shall apply such cash and property as provided in this Indenture.

          (b) Each of the parties hereto hereby agrees to cause the Custodian and any other Securities Intermediary that holds any Cash or other property for the Issuer or the Co-Issuer in an Account to agree with the parties hereto that
(x) each Account is a Securities Account in respect of which the Trustee is the
Entitlement Holder, (y) the Cash, Securities and other property credited to any
Account is to be treated as a Financial Asset under Article 8 of the UCC and (z)
the "securities intermediary's jurisdiction" (within the meaning of Section
8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Issuer unless such
Financial Asset has also been Indorsed in blank or to the Custodian or other
Securities Intermediary that holds such Financial Asset in such Account. In addition, any Account may include any number of subaccounts deemed necessary or appropriate by the Trustee for convenience in administering the Accounts.

Section 10.2 Principal Collection Account; Interest Collection Account;
             Custodial Account; Synthetic Security Counterparty Account;
             Synthetic Security Issuer Account; Class A-1SW Insurance Account.

          (a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account (which may be a sub-account of the Custodial
Account) which shall be designated as the "Interest Collection Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.8(d), (i)
all amounts, if any, received by the Issuer pursuant to the Hedge Agreements
(other than amounts received by the Issuer by reason of an event of default or termination event (each as defined in the related Hedge Agreement) or other comparable event that are required, pursuant to Section 16.1(e) to be used for the purchase by the Issuer of a replacement Hedge Agreement), (ii) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute "Interest Proceeds" (unless simultaneously reinvested pursuant to
Section 10.2(f) in other Collateral Debt Securities, subject to the Reinvestment
Criteria, or in Eligible Investments) and (iii) all other Interest Proceeds.

          (b) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account (which may be a sub-account of the Custodial
Account) which shall be

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designated as the "Principal Collection Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the
Secured Parties, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.8(d), (i) all Unused
Proceeds remaining in the Unused Proceeds Account on the first Determination
Date after a Rating Confirmation has been obtained, (ii) all proceeds received from the disposition of any Collateral to the extent such proceeds constitute
"Principal Proceeds" (unless simultaneously reinvested in other Collateral Debt
Securities, subject to the Reinvestment Criteria, or in Eligible Investments)
and (iii) all other Principal Proceeds.

          (c) The Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such amount of Cash in a
Collection Account as the Issuer, in its sole discretion, deems to be advisable and by written notice to the Trustee may designate that such Cash is to be treated as Principal Proceeds or Interest Proceeds hereunder at the Issuer's discretion. All Cash deposited from time to time in a Collection Account pursuant to this Indenture shall be held by the Trustee as part of the
Collateral and shall be applied to the purposes herein provided. The Collection
Accounts shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by Moody's, at least "BBB+" by Standard
& Poor's and at least "BBB+" by Fitch and capital and surplus of at least
U.S.$200,000,000.

          (d) All Distributions, any deposit required pursuant to Section
10.2(e) and any net proceeds from the sale or disposition of a Collateral Debt
Security or Equity Security received by the Trustee shall be immediately deposited into the Interest Collection Account or the Principal Collection
Account, as the case may be (unless, in the case of proceeds received from the sale or disposition of any Collateral, such proceeds are simultaneously reinvested pursuant to Section 10.2(f) in other Collateral Debt Securities, subject to the Reinvestment Criteria, or in Eligible Investments). Subject to
Sections 10.2(f), 10.2(g) and 11.2, all amounts deposited in the Collection
Accounts, together with any securities in which funds included in such property are or will be invested or reinvested at the written direction of the Collateral
Manager or the Issuer during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the
Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order executed by an
Authorized Officer of the Collateral Manager (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Accounts during a Due Period, and amounts received in prior Due Periods and retained in the Collection Accounts, as so directed in
Eligible Investments. The Trustee, within one Business Day after receipt of any
Distribution or other proceeds which are not Cash, shall notify the Issuer of such receipt and the Issuer shall, within five Business Days of receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm's-length transaction to a Person that is not an Affiliate of the Issuer or the Collateral Manager and deposit the proceeds thereof in the Interest
Collection Account or Principal Collection Account, as the case may be, for investment pursuant to this Section 10.2, provided that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer's certificate to the Trustee certifying that such Distributions or other proceeds constitute
Collateral Debt Securities or Eligible Investments.

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          (e) If, prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(d), the
Trustee shall seek instructions from the Collateral Manager within three
Business Days after transfer of such funds to a Collection Account. If the
Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to a Collection Account, the
Trustee shall invest and reinvest the funds held in such Collection Account as fully as practicable, but only in one or more Eligible Investments of the type described in clause (3) of the definition thereof. After the occurrence of an
Event of Default, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments of the type described in clause (3) of the definition thereof maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next
Payment Date. All Interest Proceeds from such investments shall be deposited in the Interest Collection Account, and all Principal Proceeds from such investments shall be deposited in the Principal Collection Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Principal Proceeds and/or Interest
Proceeds in the proportion which the amount of Principal Proceeds and/or
Interest Proceeds used to acquire such Eligible Investment bears to the purchase price thereof. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

          (f) During the Reinvestment Period (and thereafter to the extent necessary to acquire Collateral Debt Securities pursuant to contracts entered into during the Reinvestment Period), the Collateral Manager on behalf of the
Issuer may by Issuer Order direct the Trustee to, and upon receipt of such
Issuer Order the Trustee shall, (i) reinvest Principal Proceeds in Collateral
Debt Securities and (ii) reinvest Interest Proceeds to purchase accrued interest in respect of Collateral Debt Securities, in each case as permitted under and in accordance with the requirements of Article XII and such Issuer Order. Any such purchased accrued interest shall be purchased first with Interest Proceeds to the extent available therefor, and, if Interest Proceeds are insufficient, with
Principal Proceeds or Unused Proceeds.

          (g) The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) and in accordance with the calculations and the instructions contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.7(b), on the Business Day prior to each Payment Date, any amounts then held in the Collection Account other than (i) Interest Proceeds or
Principal Proceeds received after the end of the Due Period with respect to such
Payment Date and (ii) amounts that the Issuer is entitled to reinvest in accordance with Section 12.2 and which the Issuer so elects to reinvest in accordance with the terms of this Indenture, except that, to the extent that
Principal Proceeds in the Principal Collection Account as of such date are in excess of the amounts required to be applied pursuant to the Priority of
Payments up to and including the next Payment Date as shown in the Note
Valuation Report with respect to such Payment Date, the Issuer may direct the
Trustee to retain such excess amounts in the Principal Collection Account and not to transfer such excess amounts to the Payment Account and the Trustee shall do so.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (h) The Trustee shall apply amounts on deposit in the Collection
Accounts in accordance with any Redemption Date Statement delivered to the
Trustee in connection with the redemption of Notes pursuant to Section 9.1.

          (i) The Trustee shall, upon Issuer Order, apply amounts on deposit in the Principal Collection Account in accordance with Section 11.2.

          (j) The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account which shall be designated as the "Custodial
Account," which shall be in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit Collateral. All Collateral from time to time deposited in, or otherwise standing to the credit of, the Custodial Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Trustee agrees to give the
Issuer and (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) the Insurer immediate notice if the Custodial Account or any funds on deposit therein, or otherwise standing to the credit of the Custodial
Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the Priority of Payments.

          (k) If the terms of any Synthetic Security require the Issuer to secure its obligations with respect to such Synthetic Security, upon receipt of an Issuer Order executed by the Collateral Manager, the Trustee shall establish a segregated trust account in respect of such Synthetic Security (each such account, a "Synthetic Security Counterparty Account") which shall be held in trust for the benefit of the related Synthetic Security Counterparty and over which the Trustee shall have exclusive control and the sole right of withdrawal in accordance with the applicable Synthetic Security and this Indenture. Upon
Issuer Order, the Trustee, the Issuer and the Custodian shall enter into an account control agreement with respect to such account in a form substantially similar to the Account Control Agreement entered into on the Closing Date. As directed by an Issuer Order executed by the Collateral Manager, the Trustee shall withdraw from the Principal Collection Account and deposit into each
Synthetic Security Counterparty Account the amount that is required to secure the obligations of the Issuer in accordance with the terms of the related
Synthetic Security. The Collateral Manager shall direct any such deposit only during the Reinvestment Period and only to the extent that monies are available for the purchase of Collateral Debt Securities from Unused Proceeds and
Principal Proceeds in accordance with the terms of this Indenture.

          As directed by an Issuer Order executed by the Collateral Manager in writing and in accordance with the terms of the applicable Synthetic Security, amounts on deposit in a Synthetic Security Counterparty Account shall be invested in Eligible Investments on behalf of the related Synthetic Security
Counterparty. To the extent so provided in the Synthetic Security, income received on amounts on deposit in each Synthetic Security Counterparty Account shall be applied, as directed by the Collateral Manager, to the payment of any periodic amounts owed by the Issuer to such Synthetic Security Counterparty on the date any such amounts are due. After application of any such amounts, any income then contained in such Synthetic Security

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[**] CONFIDENTIAL TREATMENT REQUESTED

Counterparty Account shall be withdrawn from such account and deposited in the
Interest Collection Account for distribution as Interest Proceeds.

          Amounts contained in such Synthetic Security Counterparty Account shall be withdrawn by the Trustee and applied to the payment of any amounts payable by the Issuer to the related Synthetic Security Counterparty in accordance with the terms of such Synthetic Security, as directed by the
Collateral Manager by Issuer Order. Any excess amounts (other than investment income on amounts in deposit in a Synthetic Security Counterparty Account applied pursuant to the preceding paragraph) held in a Synthetic Security
Counterparty Account after payment of all amounts owing from the Issuer to the related Synthetic Security Counterparty in accordance with the terms of the related Synthetic Security shall be withdrawn from such Synthetic Security
Counterparty Account and deposited in the Principal Collection Account for application in accordance with the terms of this Indenture.

          Except for the investment earnings of Eligible Investments in such
Account payable to the Issuer pursuant to the second preceding paragraph, amounts contained in any Synthetic Security Counterparty Account shall not be considered to be an asset of the Issuer for purposes of any of the Collateral
Quality Tests or Coverage Tests; however, the Synthetic Security that relates to the Synthetic Security Counterparty Account shall be considered an asset of the
Issuer.

          (l) If the terms of any Synthetic Security require the Synthetic
Security Counterparty to secure its obligations with respect to such Synthetic
Security, the Trustee shall establish a single, segregated trust account in respect of such Synthetic Security (each such account, a "Synthetic Security
Issuer Account"). Upon Issuer Order, the Trustee, the Issuer and the Custodian
shall enter into an account control agreement with respect to such account in a form substantially similar to the Account Control Agreement entered into on the
Closing Date. The Trustee shall deposit into any such Synthetic Security Issuer
Account all amounts that are received from the applicable Synthetic Security
Counterparty to secure the obligations of such Synthetic Security Counterparty in accordance with the terms of such Synthetic Security.

          As directed by an Issuer Order executed by the Collateral Manager in writing and in accordance with the terms of the applicable Synthetic Security, amounts on deposit in a Synthetic Security Issuer Account shall be invested in
Eligible Investments. Income received on amounts on deposit in such Synthetic
Security Issuer Account shall be withdrawn from such account and paid to the related Synthetic Security Counterparty or the Issuer in accordance with the terms of the applicable Synthetic Security.

          Amounts contained in any Synthetic Security Issuer Account shall not be considered to be an asset of the Issuer for purposes of any of the Collateral
Quality Tests or the Coverage Tests; however, the Synthetic Security that relates to such Synthetic Security Issuer Account shall be considered an asset of the Issuer.

          In accordance with the terms of the applicable Synthetic Security, amounts contained in the related Synthetic Security Issuer Account shall, as directed by the Collateral Manager by Issuer Order, be withdrawn by the Trustee and applied to the payment of any amount payable by the related Synthetic
Security Counterparty to the Issuer. Any excess

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[**] CONFIDENTIAL TREATMENT REQUESTED

amounts held in a Synthetic Security Issuer Account after payment of all amounts owing from the related Synthetic Security Counterparty to the Issuer as a result of an event of default or termination event shall be withdrawn from such
Synthetic Security Issuer Account and paid to the related Synthetic Security
Counterparty in accordance with the applicable Synthetic Security.

          Each Synthetic Security Issuer Account shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by
Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch and a combined capital and surplus in excess of U.S.$200,000,000.

          (m) The Trustee shall, prior to the Closing Date, cause to be established an account which shall be designated as the "Class A-1SW Insurance
Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Class A-1SW Noteholders and the administration of which shall be subject to the applicable provisions of Section 10.11.

          (n) The Trustee shall from time to time deposit into the Class A-1SW
Insurance Account amounts as provided in the applicable provisions of Section
10.11. Funds shall be released from the Class A-1SW Insurance Account solely as provided in the applicable provisions of Section 10.11.

Section 10.3 Payment Account.

          The Trustee shall, prior to the Closing Date, cause the Custodian to establish a Securities Account which shall be designated as the "Payment
Account" and which shall be held in the name of the Trustee as Entitlement
Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the
Payment Account shall be to pay the interest on and the principal of the Notes in accordance with their terms and the provisions of this Indenture, to deposit
Excess Amounts to the Preference Share Payment Account and to pay Administrative
Expenses and other amounts specified therein, each in accordance with the
Priority of Payments. The Trustee agrees to give the Co-Issuers, the Insurer and the Hedge Counterparties immediate notice if the Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the
Priority of Payments. The Payment Account shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by
Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch and a combined capital and surplus in excess of U.S.$200,000,000.

Section 10.4 Expense Account.

          (a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the "Expense
Account" and which shall be held in the name of the Trustee as Entitlement
Holder in trust for the benefit of the Secured Parties.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Any and all funds at any time on deposit in, or otherwise to the credit of, the
Expense Account shall be held in trust by the Trustee for the benefit of the
Secured Parties. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Payment Date) accrued and unpaid Administrative Expenses of the
Co-Issuers (other than fees and expenses of the Trustee). On the Closing Date, the Trustee shall deposit into the Expense Account an amount set forth in the
Funding Certificate from the net proceeds received by the Issuer on such date from the initial issuance of the Notes and the Preference Shares. Thereafter, the Trustee shall transfer to the Expense Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) and in accordance with the calculations and the instruction contained in the Note
Valuation Report prepared by the Issuer pursuant to Section 10.7(b). On the date on which substantially all of the Issuer's assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the
Collateral Manager shall direct the Trustee to, and, upon receipt of such Issuer
Order, the Trustee shall, transfer all amounts on deposit in the Expense Account to the Payment Account for application pursuant to Section 11.1(a) as Interest
Proceeds on the immediately succeeding Payment Date.

          (b) The Trustee agrees to give the Co-Issuers and the Hedge
Counterparties immediate notice if the Expense Account or any funds on deposit in either, or otherwise standing to the credit of the Expense Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Account shall remain at all times with a financial institution having a long-term debt rating of at least "Baa1" by Moody's, at least "BBB+" by Standard & Poor's and at least "BBB+" by Fitch.

          (c) By Issuer Order executed by an Authorized Officer of the
Collateral Manager (which may be in the form of standing instructions), the
Issuer shall at all times direct the Trustee to, and, upon receipt of such
Issuer Order, the Trustee shall, invest all funds received into the Expense
Account during a Due Period, and amounts received in prior Due Periods and retained in the Expense Account, as so directed in Eligible Investments. All interest and other income from such investments shall be deposited in the
Expense Account, any gain realized from such investments shall be credited to the Expense Account and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Expense Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

Section 10.5 Unused Proceeds Account.

          (a) The Trustee shall, prior to the Closing Date, cause to be established a Securities Account which shall be designated as the "Unused
Proceeds Account," which shall be held in the name of the Trustee as Entitlement
Holder in trust for the benefit of the Secured Parties, into which the Trustee shall deposit all Unused Proceeds (other than the organizational and structuring fees and expenses of the Co-Issuers (including the legal fees and expenses of counsel to the Co-Issuers, the Initial Purchaser and the Collateral Manager),
the expenses of offering the Securities and amounts deposited in the Expense
Account on such date). The Collateral Manager on behalf of the Issuer may direct the Trustee to, and upon such written

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[**] CONFIDENTIAL TREATMENT REQUESTED

direction the Trustee shall, invest all funds in the Unused Proceeds Account in
(i) Collateral Debt Securities or (ii) Eligible Investments designated by the
Collateral Manager. All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account.

          (b) On each Payment Date, investment earnings on Eligible Investments in the Unused Proceeds Account shall be transferred to the Interest Collection
Account and applied as Interest Proceeds on the such Payment Date. The Trustee shall transfer Unused Proceeds to the Payment Account to the extent such funds are required to cure any Rating Confirmation Failure pursuant to Section
11.1(a)(iii) and shall transfer any Unused Proceeds remaining after such application to the Principal Collection Account to be treated as Principal
Proceeds on the first Payment Date following a Rating Confirmation. The Trustee shall not in any way be held liable by reason of any insufficiency of such
Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Bank or any Affiliate thereof.

Section 10.6 Reports by Trustee.

          The Trustee shall supply in a timely fashion to each Rating Agency, each Hedge Counterparty, the Issuer, the Insurer (so long as any Class A-1S
Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class
A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), the Collateral Manager and the Structuring Agent any information regularly maintained by the Trustee that the Issuer or the Collateral Manager may from time to time request with respect to the Pledged Securities, the Expense Account, the Interest Collection
Account, the Principal Collection Account, the Payment Account, any Hedge
Counterparty Collateral Account, any Synthetic Security Counterparty Account,
any Synthetic Security Issuer Account or the Class A-1SW Insurance Account
reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as
Trustee hereunder and required to be provided by Section 10.7 or to permit the
Collateral Manager to perform its obligations under the Collateral Management
Agreement. The Trustee shall forward to the Collateral Manager and, upon request therefor, to any Holder of a Note shown on the Note Register, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued
Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), any Holder of Preference Shares shown on the Share Register and any
Hedge Counterparty, copies of notices and other writings received by the Trustee from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

          The Trustee shall, so long as any Class of Notes is listed on the
Irish Stock Exchange, provide the Irish Paying Agent not later than the second
Business Day preceding each Payment Date with information regarding the amount of principal payments to be made on the

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[**] CONFIDENTIAL TREATMENT REQUESTED

Notes of each Class on such Payment Date and the Aggregate Outstanding Amount of the Notes of each Class both in absolute terms and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on such Payment Date.

          At least 20 Business Days prior to the related Payment Date, the
Issuer or the Collateral Manager on behalf of the Issuer shall deliver a written request to the Insurer for the amount of all Class A-1SW Accrued Insurance
Liabilities outstanding and unpaid as of such date, together with the amount of any additional interest accruing thereon under the Class A-1SW Insurance
Documents through the next Payment Date. Within 5 Business Days of its receipt of such written request, the Insurer shall report to the Issuer and the Trustee the amount of all Class A-1SW Accrued Insurance Liabilities outstanding and unpaid as of such date, together with the amount of any additional interest accruing thereon under the Class A-1SW Insurance Documents through the next
Payment Date. The Issuer shall be entitled to rely conclusively upon each such certification in preparing any reports or accountings under Section 10.7 and in making distributions pursuant to Section 11.1 on such Payment Date. In the absence of its receipt of any such certification prior to any Payment Date, the
Issuer shall be entitled to conclude that no amounts other than amounts drawn under the Class A-1SW Insurance Documents (and remaining unreimbursed to the
Insurer) of which it has knowledge are then outstanding and owing as Class A-1SW
Accrued Insurance Liabilities as of such Payment Date.

Section 10.7 Accountings.

          (a) Monthly. Not later than the eighth Business Day after the 15th day of each month (but excluding each month in which a Payment Date occurs)
commencing with the eighth Business Day after the 15th day of December, 2003, the Issuer, acting through its agent the Collateral Administrator, shall compile and provide to each Rating Agency, the Trustee, the Collateral Manager, each
Structuring Agent, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW Insurance
Reimbursement Liabilities remain unpaid and in each case so long as no Insurer
Default has occurred and is continuing), each Hedge Counterparty, each Transfer
Agent and, upon written request therefor, any Holder of a Note shown on the Note
Register and any Holder of Preference Shares shown on the Share Register a monthly report (the "Monthly Report"). The Monthly Report shall contain the following information and instructions with respect to the Pledged Securities included in the Collateral, determined as of the last day of the prior month
(except if such day is not a Business Day then the immediately preceding
Business Day) (based in part on information provided by the Collateral Manager):

     (1)  (x) the Aggregate Principal Balance of all Collateral Debt Securities,
          together with a calculation, in reasonable detail, of the sum of (A)
          the Aggregate Principal Balance of all Collateral Debt Securities
          (other than Defaulted Securities, Deferred Interest PIK Bonds and
          Written-Down Securities) plus (B) with respect to each Defaulted
          Security or Deferred Interest PIK Bond, the Calculation Amount of such
          Defaulted Security or Deferred Interest PIK Bond and (y) the Aggregate
          Principal Balance of all Collateral Debt Securities on the Effective
          Date;

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[**] CONFIDENTIAL TREATMENT REQUESTED

     (2)  the Balance of all Eligible Investments and Cash in each of the
          Interest Collection Account, the Principal Collection Account and the
          Expense Account;

     (3)  the nature, source and amount of any proceeds in the Collection
          Accounts, including Interest Proceeds, Principal Proceeds and Sale
          Proceeds, received since the date of determination of the last Monthly
          Report (or, if more recent, the date of determination of the last Note
          Valuation Report);

     (4)  with respect to each Collateral Debt Security and each Eligible
          Investment that is part of the Collateral, its Principal Balance, annual interest rate, Stated Maturity, issuer, Moody's Rating,
          Standard & Poor's Rating and Fitch Rating (provided that no confidential private credit assessments provided by Moody's, Standard
          & Poor's or Fitch to the Issuer shall be included in any Monthly
          Report or otherwise disclosed to any Person other than the Trustee, the Collateral Administrator, the Collateral Manager, the Insurer and
          the firm of Independent certified public accountants appointed pursuant to Section 10.9 hereof without the prior written consent of
          Moody's, Standard & Poor's or Fitch, as applicable);

     (5)  the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 (indicating whether such
          Collateral Debt Security is a Defaulted Security, Credit Improved
          Security or Credit Risk Security (in each case, as reported in writing to the Issuer by the Collateral Manager)) and whether such Collateral
          Debt Security was sold pursuant to Section 12.1(a)(i), Section
          12.1(a)(ii), Section 12.1(a)(iii) or Section 12.1(a)(iv) or Granted to
          the Trustee since the date of determination of the most recent Monthly
          Report;

     (6)  the identity of each Collateral Debt Security that is a Defaulted
          Security, its principal amount and the Fair Market Value thereof;

     (7)  the identity of each Collateral Debt Security that has been upgraded or downgraded by one or more Rating Agencies;

     (8)  the Aggregate Principal Balance of all Fixed Rate Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities);

     (9)  the Aggregate Principal Balance of all Floating Rate Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities);

     (10) the Aggregate Principal Balance of all Collateral Debt Securities that are guaranteed as to ultimate or timely payment of principal or interest;

     (11) (a) the Aggregate Principal Balance of all Collateral Debt Securities
          with a Moody's Rating below "Ba3" (together with the Aggregate
          Principal Balance of any Synthetic Securities the Reference
          Obligations of which are such securities) and (b) the Aggregate
          Principal Balance of all Collateral Debt Securities with a Moody's
          Rating below "Baa3" (together with the Aggregate Principal Balance of

                                     -202-

[**] CONFIDENTIAL TREATMENT REQUESTED

          any Synthetic Securities the Reference Obligations of which are such securities), provided that, if the Aggregate Principal Balance of all
          Collateral Debt Securities having a Moody's Rating below "Baa3"
          exceeds [**] of the Net Outstanding Portfolio Collateral Balance, the
          Monthly Report shall contain: (i) the Fair Market Value of such
          Collateral Debt Security; (ii) the original purchase price of such
          Collateral Debt Security; (iii) the Moody's Rating of such Collateral
          Debt Security on the date such Collateral Debt Security was purchased by the Issuer; and (iv) the Moody's Rating as of the date of the
          Monthly Report (provided that no confidential private credit assessments provided by Moody's to the Issuer shall be included in any
          Monthly Report or otherwise disclosed to any Person other than the
          Trustee, the Collateral Administrator, the Collateral Manager, the
          Insurer and the firm of Independent certified public accountants appointed pursuant to Section 10.9 hereof without the prior written consent of Moody's);

     (12) the Aggregate Principal Balance of all Collateral Debt Securities with a Moody's Rating of "Caa1" or below (together with the Aggregate
          Principal Balance of any Synthetic Securities the Reference
          Obligations of which are such securities);

     (13) the identity of and the Aggregate Principal Balance of all Collateral
          Debt Securities the Moody's Rating of which is determined as provided in clause (a)(ii) of the definition of "Rating," the identity and the
          Aggregate Principal Balance of all Collateral Debt Securities the
          Standard & Poor's Rating of which is determined as provided in clause
          (b)(ii) or (b)(iii) of the definition of "Rating"; and the identity and the Aggregate Principal Balance of all Collateral Debt Securities
          the Fitch Rating of which is determined as provided in clause (c)(ii)
          of the definition of "Rating";

     (14) with respect to each Issue of Collateral Debt Securities, the
          Aggregate Principal Balance of all Collateral Debt Securities that are part of such Issue (together with the Aggregate Principal Balance of any Synthetic Securities, the Reference Obligations of which are such securities);

     (15) with respect to each Servicer of Collateral Debt Securities, (A) the
          Aggregate Principal Balance of all Collateral Debt Securities serviced by such Servicer (together with the Aggregate Principal Balance of any
          Synthetic Securities, the Reference Obligations of which are such securities);

     (16) with respect to each Synthetic Security Counterparty, (A) the rating, if any, thereof by Moody's, Standard & Poor's and Fitch and (B) the
          Aggregate Principal Balance of all Collateral Debt Securities acquired from such Synthetic Security Counterparty and its Affiliates;

     (17) the Aggregate Principal Balance of all Synthetic Securities;

     (18) with respect to each Specified Type of Asset-Backed Security, the
          Aggregate Principal Balance of all Collateral Debt Securities
          consisting of such Specified Type of Asset-Backed Securities (together with the Aggregate Principal Balance

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[**] CONFIDENTIAL TREATMENT REQUESTED

          of any Synthetic Securities, the Reference Obligations of which are such securities);

     (19) the Aggregate Principal Balance of all PIK Bonds (together with the
          Aggregate Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities);

     (20) the Aggregate Principal Balance of all Collateral Debt Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities);

     (21) the Aggregate Amortized Cost of all Interest-Only Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the
          Reference Obligations of which are such securities);

     (22) the Aggregate Principal Balance of all Collateral Debt Securities that are Written- Down Securities" (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities);

     (23) the Aggregate Principal Balance of (a) all Collateralized Debt
          Obligation Securities (together with the Aggregate Principal Balance of any Synthetic Securities, the Reference Obligations of which are such securities), (b) all Collateralized Debt Obligation Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities)
          that entitle the Holders thereof to receive payments that depend primarily on Asset-Backed Securities and (c) all Collateralized Debt
          Obligation Securities including Collateralized Debt Obligations
          (together with the Aggregate Principal Balance of any Synthetic
          Securities the Reference Obligations of which are such securities)
          that entitle the Holders thereof to receive payments that depend primarily on Collateralized Debt Obligation Securities;

     (24) [Reserved];

     (25) the Aggregate Principal Balance of all Collateral Debt Securities
          (together with the Aggregate Principal Balance of any Synthetic
          Securities, the Reference Obligations of which are such securities)
          with attached Equity Securities;

     (26) the Aggregate Principal Balance of all Collateral Debt Securities that are ABS Franchise Securities (together with the Aggregate Principal
          Balance of any Synthetic Securities, the Reference Obligations of
          which are such securities);

     (27) the Aggregate Principal Balance of all Collateral Debt Securities that are Investment Grade CDO Securities (together with the Aggregate
          Principal Balance of any Synthetic Securities, the Reference
          Obligations of which are such securities);

     (28) a calculation in reasonable detail necessary to determine compliance with each Coverage Test and, in the case of each Overcollateralization
          Test, a comparison of

                                     -204-

[**] CONFIDENTIAL TREATMENT REQUESTED

          each Overcollateralization Ratio on such date to such
          Overcollateralization Ratio on the Effective Date and a statement
          (confirmed by the Collateral Manager based on its independent application of the Standard & Poor's CDO Monitor Test to the
          Collateral Debt Securities on the date of determination) of whether the Standard & Poor's CDO Monitor Test was satisfied and, if not, the extent to which the Standard & Poor's CDO Monitor Test was not satisfied;

     (29) a calculation in reasonable detail necessary to determine compliance with each Collateral Quality Test (other than the Standard & Poor's
          CDO Monitor Test), provided that no Moody's Rating Factor derived from a confidential private credit assessment provided by Moody's to the
          Issuer shall be included in any Note Valuation Report or otherwise disclosed to any Person other than the Trustee, the Collateral
          Administrator, the Collateral Manager, the Insurer and the firm of
          Independent certified public accountants appointed pursuant to Section
          10.9 hereof without the prior written consent of Moody's;

     (30) (a) the Standard & Poor's Break-even Default Rate, the Standard &
          Poor's Scenario Loss Rate, and a statement as to whether or not the
          Issuer is passing the Standard & Poor's CDO Monitor Test (including, to the extent available to the Trustee, with respect to the Standard &
          Poor's CDO Monitor Test, the default measure, the variability measure, the correlation measure, the weighted average maturity and the weighted average rating) for each tranche of Notes then-rated by
          Standard & Poor's, and (b) for each Collateral Debt Security, the
          Standard & Poor's CDO Evaluator Asset Classification pursuant to
          Schedule F hereto;

     (31) a calculation in reasonable detail necessary to determine the estimated remaining average life (on an aggregate basis) of all
          Collateral Debt Securities (using reasonable assumptions as set forth in such calculation), as provided by the Collateral Manager;

     (32) to the extent not covered by one of the preceding clauses, (A) the
          Aggregate Principal Balance of each type of Collateral Debt Security described in each clause of the definition of Concentration Limitation and (B) the maximum Aggregate Principal Balance of each type of
          Collateral Debt Obligation described in each clause of such definition which would result in compliance with each such clause; and

     (33) if any Collateral Debt Security was purchased from or sold to the
          Collateral Manager or any Affiliate thereof since the date of the last
          Monthly Report, a description in reasonable detail of the terms
          (including pricing) of such transaction.

          In addition, the Issuer shall also indicate in each such Monthly
Report the respective percentage of the Net Outstanding Portfolio Collateral
Balance for each aggregate amount referred to in clauses (8) through (30) above.

                                     -205-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Upon receipt of each Monthly Report, the Collateral Manager shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Insurer and the
Trustee if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral
Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five
Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.9 to review such Monthly Report and the Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the
Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

          (b) Payment Date Accounting. The Issuer, acting through the Collateral
Administrator, shall render an accounting (a "Note Valuation Report"), determined as of each Determination Date, and deliver the Note Valuation Report to each Rating Agency, the Trustee, the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW
Insurance Reimbursement Liabilities remain unpaid and in each case so long as no
Insurer Default has occurred and is continuing), each Paying Agent, the
Collateral Manager, each Structuring Agent, each Hedge Counterparty, each
Transfer Agent and, upon written request therefor, any Holder of a Note shown on the Note Register and any Holder of Preference Shares shown on the Share
Register, not later than the Business Day preceding the related Payment Date.
The Note Valuation Report shall contain the following information (determined, unless otherwise specified below, as of the related Determination Date and based in part on information provided by the Collateral Manager):

     (1)  the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class on the first day of the immediately preceding Interest
          Period, the amount of principal payments to be made on the Notes of each Class on the related Payment Date and the Aggregate Outstanding
          Amount of the Notes of each Class both in absolute terms and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on the next Payment Date;

     (2)  the Interest Payment Amount payable to the Holders of the Notes for the related Payment Date (in the aggregate and by Class), including the amount of any Class A-3 Deferred Interest, the amount of any Class
          B-F Deferred Interest, the amount of any Class B-V Deferred Interest, the amount of any Class C Deferred Interest and the amount payable to
          Holders of Preference Shares for such Payment Date;

     (3)  the Note Interest Rate for each Class of Notes for the Interest Period preceding the related Payment Date;

     (4)  the Administrative Expenses or Administrative Indemnities payable on the related Payment Date on an itemized basis;

                                     -206-

[**] CONFIDENTIAL TREATMENT REQUESTED

     (5)  for the Interest Collection Account:

          (A)  the Balance on deposit in the Interest Collection Account at the end of the related Due Period;

          (B)  the amounts payable from the Interest Collection Account pursuant to Section 11.1(a)(i) on the next Payment Date; and

          (C)  the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such
               Payment Date;

     (6)  for the Principal Collection Account:

          (A)  the Balance on deposit in the Principal Collection Account at the end of the related Due Period;

          (B)  the amounts payable from the Principal Collection Account pursuant to Section 11.1(a)(ii) on the next Payment Date; and

          (C)  the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such
               Payment Date; and

     (7)  the Balance on deposit in the Expense Account, each Hedge Counterparty
          Collateral Account, any Synthetic Security Counterparty Account and
          any Synthetic Security Issuer Account at the end of the related Due
          Period;

     (8)  the amount to be paid to the Preference Share Paying Agent on such
          Payment Date and the aggregate amount paid to the Preference Share
          Paying Agent on such Payment Date and all prior Payment Dates;

     (9)  the Aggregate Principal Balance of all Collateral Debt Securities;

     (10) the nature, source and amount of any proceeds in the Collection
          Accounts, including Interest Proceeds, Principal Proceeds and Sale
          Proceeds, received since the date of determination of the last Monthly
          Report;

     (11) with respect to each Collateral Debt Security and Eligible Investment purchased with funds from the Principal Collection Account which is part of the Collateral, its Principal Balance, annual interest rate,
          Stated Maturity, issuer, Moody's Rating, Standard & Poor's Rating and
          Fitch Rating (provided that no confidential private credit assessments provided by Moody's, Standard & Poor's or Fitch to the Issuer shall be included in any Note Valuation Report or otherwise disclosed to any
          Person other than the Trustee, the Collateral Administrator, the
          Collateral Manager, the Insurer and the firm of Independent certified public accountants appointed pursuant to Section 10.9 hereof without the prior written consent of Moody's, Standard & Poor's or Fitch, as applicable);

                                     -207-

[**] CONFIDENTIAL TREATMENT REQUESTED

     (12) the identity of each Collateral Debt Security that was Granted to the
          Trustee or sold or disposed of pursuant to Section 12.1 and indicating whether such Collateral Debt Security is a Defaulted Security, Equity
          Security, Credit Improved Security or Credit Risk Security (in each case, as reported in writing to the Issuer by the Collateral Manager)
          and whether such Collateral Debt Security was sold pursuant to Section
          12.1(a)(i), Section 12.1(a)(ii), Section 12.1(a)(iii) or Section
          12.1(a)(iv) since the date of determination of the most recent Monthly
          Report;

     (13) (A) the identity of each Collateral Debt Security that became a
          Defaulted Security since the date of determination of the last Monthly
          Report (or, if more recent, the date of determination of the last Note
          Valuation Report); and (B) the identity of each Collateral Debt
          Security that has become a Defaulted Security since the Closing Date, indicating the date on which each such Collateral Debt Security became a Defaulted Security;

     (14) the amount to be paid to the Collateral Manager on such Payment Date;

     (15) the Preference Shares outstanding, both in absolute terms and as a percentage of the number of Preference Shares outstanding on the first day of the immediately preceding Interest Accrual Period, and the amount of Excess Principal Proceeds payable on the next Payment Date;

     (16) the Excess Interest payable in respect of the Preference Shares for the related Payment Date (in the aggregate); and

     (17) the Net Outstanding Portfolio Collateral Balance on the first day of the related Due Period.

          Each Note Valuation Report shall constitute instructions to the
Trustee to withdraw on the related Payment Date from the Payment Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established in, Section 11.1(a). Upon receipt of each Note Valuation Report, the Collateral Manager shall compare the information contained therein to the information contained in its records and shall notify the Trustee whether it agrees or disagrees with the content therein. Following such reconciliation, the Trustee shall be entitled to rely upon the Note
Valuation Report in making payments pursuant to the Priority of Payments. In the event such reconciliation reveals an error in the Note Valuation Report, the
Note Valuation Report shall be revised accordingly and the Trustee may adjust any payments made pursuant to the Priority of Payments in order to conform to the revised Note Valuation Report.

          In addition to the Note Valuation Report, upon the written request of any Holder of a Note shown on the Note Register, any Hedge Counterparty, the
Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and in each case so long as no Insurer Default has occurred and is continuing) or any Rating Agency, the Issuer shall deliver to such Holder, such
Hedge Counterparty, the Insurer or such Rating Agency, as the case may be, a report containing the number and identity of each Collateral Debt Security held by the Issuer on

                                     -208-

[**] CONFIDENTIAL TREATMENT REQUESTED

the last day of the Due Period most recently ended (indicating whether any such
Collateral Debt Security is a Defaulted Security (as reported in writing to the
Trustee by the Collateral Manager)).

          In addition, the Note Valuation Reports shall, if the Collateral
Manager reasonably believes that the Weighted Average Life Test will not be satisfied, contain calculations (prepared by the Collateral Manager) of the
Weighted Average Life of the Pledged Collateral Debt Securities as of the
related Determination Date assuming (i) that the Collateral Debt Securities are prepaid at a rate equal to [**] of the prepayment rate assumed by Moody's (and identified to the Collateral Manager) on or prior to the Closing Date and (ii)
that the Collateral Debt Securities are prepaid at a rate equal to [**] of the prepayment rate assumed by Moody's (and identified to the Collateral Manager) on or prior to the Closing Date.

          In addition to the foregoing information, each Note Valuation Report shall include a statement (a "Section 3(c)(7) Notice") to the following effect:

          "The Investment Company Act of 1940, as amended (the "Investment
Company Act"), requires that each holder of a Note issued by the Co-Issuers (or beneficial interest therein) that is a U.S. Person be (x) a "qualified purchaser" ("Qualified Purchaser") as defined in Section 2(a)(51)(A) of the
Investment Company Act and related rules, (y) a "knowledgeable employee" with respect to the Issuer ("Knowledgeable Employee") as specified in Rule 3c-5 promulgated under the Investment Company Act or (z) a company owned exclusively by Qualified Purchasers and/or Knowledgeable Employees. Under the rules, each of the Co-Issuers or an agent acting on such Co-Issuer's behalf must have a
"reasonable belief" that each holder of such Co-Issuer's outstanding securities that is a U.S. Person, including transferees, is a Qualified Purchaser, a
Knowledgeable Employee or a company owned exclusively by Qualified Purchasers and/or Knowledgeable Employees. Consequently, each resale of a Note in the
United States or to a U.S. Person must be made solely to a purchaser that is a
Qualified Purchaser, a Knowledgeable Employee or a company owned exclusively by
Qualified Purchasers and/or Knowledgeable Employees. Each transferee of a
Restricted Note will be deemed to represent at the time of purchase that: (i)
the transferee is a Qualified Purchaser, a Knowledgeable Employee or a company owned exclusively by Qualified Purchasers and/or Knowledgeable Employees and
(ii) the transferee will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferee.

          The Co-Issuers direct that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Note with respect to which this Note Valuation Report is delivered, as indicated on the books of The Depository Trust Company,
Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. or on the books of a participant in The Depository Trust Company, Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. or on the books of an indirect participant for which such participant in The Depository Trust Company, Clearstream Banking,
societe anonyme or Euroclear Bank S.A./N.V. acts as agent.

          Notwithstanding any other restrictions on transfer contained herein, if either of the Co-Issuers determines that any beneficial owner of a Restricted
Note (or any interest therein) (A) is a U.S. Person and (B) is not both (x) a
Qualified Institutional Buyer and (y) a Qualified

                                     -209-

[**] CONFIDENTIAL TREATMENT REQUESTED

Purchaser, a Knowledgeable Employee or a company owned exclusively by Qualified
Purchasers and/or Knowledgeable Employees, either of the Co-Issuers may require, by notice to such Holder, that such Holder sell all of its right, title and interest to such Restricted Note (or interest therein) to a Person that is both
(1) a Qualified Institutional Buyer and (2) a Qualified Purchaser, a
Knowledgeable Employee or a company owned exclusively by Qualified Purchasers and/or Knowledgeable Employees, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (i) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner, to cause its interest in such Note to be transferred in a commercially reasonable sale arranged by the
Collateral Manager (conducted by the Trustee or an investment bank selected by the Trustee in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Collateral Manager, in connection with such transfer, that such Person is (1) a Qualified Institutional Buyer and (2) a
Qualified Purchaser, a Knowledgeable Employee or a company owned exclusively by
Qualified Purchasers and/or Knowledgeable Employees. Pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner. As used in this paragraph, the term "U.S. Person" has the meaning given to such term in Regulation S under the Securities Act of 1933, as amended (the
"Securities Act"), and the term "Qualified Institutional Buyer" has the meaning given to such term in Rule 144A under the Securities Act."

          (c) Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent such information is available to the Trustee) to the
Issuer, the Insurer and the Hedge Counterparties and shall compute the following information and provide such information in a statement (the "Redemption Date
Statement") delivered to the Trustee:

               (i) the Aggregate Outstanding Amount of the Notes of the Class or
     Classes to be redeemed as of such Redemption Date;

               (ii) the amount of accrued interest due on such Notes as of the last day of the Interest Period immediately preceding such Redemption Date;

               (iii) the amount in the Interest Collection Account and Principal
     Collection Account available for application to the redemption of such
     Notes;

               (iv) the number of Preference Shares to be redeemed as of such
     Redemption Date;

               (v) the amount of Excess Interest payable in respect of such
     Preference Shares; and

                                     -210-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (vi) the amount in the Interest Collection Account and the
     Principal Collection Account available as Excess Amounts for application towards the redemption of such Preference Shares.

          (d) If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Payment Date or Redemption
Date. To the extent that the Trustee is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.8.

          (e) Upon receipt from the Issuer, the Trustee shall make available via the Trustee's internet website, upon request therefor in the form of Exhibit I attached hereto certifying that it is a holder of a beneficial interest in any
Note, to any Noteholder (or its designee) the Monthly Report, the Note Valuation
Report and all notices and other information to be sent to the Noteholders. The
Trustee's internet website shall initially be located at www.cdotrustee.net. The
Trustee shall have the right to change the way such information is distributed to the Noteholders in order to make such distribution more convenient or accessible to the above recipients, and the Trustee will provide timely and adequate notification to all recipients regarding any such changes.

Section 10.8 Release of Securities.

          (a) If no Event of Default has occurred and is continuing and subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized
Officer of the Collateral Manager and delivered to the Trustee at least two
Business Days prior to the settlement date for any sale of a security certifying that the conditions set forth in Section 12.1 are satisfied, direct the Trustee to release such security from the lien of this Indenture against receipt of payment therefor.

          (b) The Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager and delivered to the Trustee at least two Business
Days prior to the date set for redemption or payment in full of a Pledged
Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee's instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a
Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

          (c) If no Event of Default has occurred and is continuing and subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized
Officer of the Collateral Manager and delivered to the Trustee at least two
Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or,

                                     -211-

[**] CONFIDENTIAL TREATMENT REQUESTED

at the Trustee's instructions, the Custodian to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation
Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

          (d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Security in the Interest Collection Account or the
Principal Collection Account, as the case may be, unless simultaneously applied to the purchase of other Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Article XII and this
Article X.

          (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

Section 10.9 Reports by Independent Accountants.

          (a) At the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the Issuer shall promptly appoint, by Issuer Order delivered to the Trustee, the Insurer, each
Hedge Counterparty and each Rating Agency, a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned, within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation.
The fees of such Independent certified public accountants and its successor shall be payable by the Issuer or by the Trustee as provided in Section 11.1.

          (b) On or before March 15 of each year (commencing in 2005), the
Issuer shall cause to be delivered to the Trustee, the Insurer (so long as any
Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance
Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing), the Collateral Manager and the Rating Agencies a
statement from the firm of Independent certified public accountants appointed from time to time pursuant to paragraph (a) above indicating (i) that such firm has reviewed the Note Valuation Report and Redemption Date Statement(s)
delivered as of the immediately preceding Determination Date and applicable information from the Trustee, (ii) that the calculations within that Note
Valuation Report and Redemption Date Statement(s) have been performed in accordance with the applicable provisions of this Indenture, (iii) the Aggregate
Principal Balance of the Collateral Debt Securities securing the Notes as of the immediately preceding Determination Date and (iv) if an Interest Rate Hedge
Counterparty is downgraded below the Minimum Hedge Counterparty Rating, a review of any collateral posted; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

                                     -212-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) Any statement delivered to the Trustee pursuant to clause (b)
above shall be delivered by the Trustee to any Holder of a Note shown on the
Note Register or any Preference Shareholder shown in the Share Register upon written request therefor.

          (d) In connection with any Accountants' Report delivered pursuant to this Section 10.9, Section 7.18(e) or Section 3.1(e), it is acknowledged and agreed by the parties hereto that the Independent Accountants delivering such reports may, for purposes of such report:

               (i) exclude the performance of items (4), (6) and (10)(C) of the
     Concentration Limitations from any procedures in respect of the
     Concentration Limitations;

               (ii) rely upon a certificate of the Collateral Manager with respect to items (10), (15), (23), (24) and (25) of the Concentration
     Limitations in connection with any procedures in respect of the
     Concentration Limitations;

               (iii) exclude the performance of clauses (3)(B), (3)(C) and 3(D)
     of Section 12.2 from any procedures in respect of the Reinvestment
     Criteria; and

               (iv) rely upon a certificate of the Collateral Manager with respect to the definition of Collateral Debt Security in connection with procedures performed in connection with the Reinvestment Criteria.

Section 10.10 Reports to Rating Agencies, Etc.

          (a) In addition to the information and reports specifically required to be provided to the Rating Agencies and the Hedge Counterparties pursuant to the terms of this Indenture or the Hedge Agreements (as the case may be), the
Issuer shall provide or cause to be provided to the Rating Agencies, the Insurer and the Hedge Counterparties (a) all information or reports delivered to the
Trustee hereunder, (b) such additional information as the Rating Agencies, the
Insurer or the Hedge Counterparties may from time to time reasonably request and if such information may be obtained and provided without unreasonable burden or expense, (c) prompt notice of any decision of the Collateral Manager to agree to any consent, waiver or amendment to any Underlying Instrument which modifies the cash flows of any Collateral Debt Security and (d) notice of any waiver given pursuant to Section 5.14. The Issuer shall promptly notify the Trustee, the
Hedge Counterparties, the Insurer, the Structuring Agent and the Collateral
Manager if the rating of any Class of Notes has been, or is known by the Issuer to be about to be, changed or withdrawn.

          (b) The Collateral Manager shall provide Fitch with the current portfolio of all Collateral Debt Securities in electronic and modifiable form, with the fields listed in Schedule Z hereto, no later than the eighth Business
Day after the 15th day of each month commencing with the eighth Business Day after the 15th day of January, 2004. The foregoing information shall be provided to Fitch via e-mail to reporting.abscdo@fitchratings.com or via regular mail to
Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn: Credit
Products Surveillance - Additional Reporting.

                                     -213-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) For all Collateral Debt Securities which are not rated by Fitch, the Collateral Manager shall provide Fitch with the following:

               (i) within 30 days of the Closing Date, the offering memoranda and the most recent remittance reports for all Collateral Debt Securities included in the Collateral as of the Closing Date; and within 10 days of purchase, the same for all such subsequently purchased Collateral Debt
     Securities; and

               (ii) ongoing remittance reports for such Collateral Debt
     Securities within 10 days of receipt of such reports.

Section 10.11 The Policy; The Class A-1SW Insurance Account.

          (a) If, prior to any Payment Date, the Collateral Manager, on behalf of the Issuer, determines that the Class A-1SW Scheduled Payment Shortfall
Amount for such Payment Date will be greater than zero, the Collateral Manager, on behalf of the Issuer, shall promptly, but no later than by the first Business
Day after the Determination Date, notify the Trustee, the Insurer, and the
Rating Agencies in writing of the existence and the amount of such Class A-1SW
Scheduled Payment Shortfall Amount, and the Trustee shall complete the notice attached to the Class A-1SW Insurance Policy as Exhibit A (the "Class A-1SW
Notice") and submit such Class A-1SW Notice in accordance with the Class A-1SW
Insurance Policy to the Insurer no later than 11:00 a.m., New York time, on the third Business Day immediately preceding such Payment Date, as a claim for a
Class A-1SW Insured Payment in an amount equal to such Class A-1SW Scheduled
Payment Shortfall Amount.

          (b) The Trustee shall have exclusive control and the sole right of withdrawal with respect to the Class A-1SW Insurance Account and none of the
Issuer, the Holders of any of the Notes other than the Class A-1SW Notes, or any other Person shall have any legal or beneficial interest therein. Upon receipt of a Class A-1SW Insured Payment from the Insurer, the Trustee shall deposit such Class A-1SW Insured Payment in the Class A-1SW Insurance Account. All
amounts on deposit in the Class A-1SW Insurance Account shall remain uninvested.
On each Payment Date with respect to which the Trustee is notified by the
Collateral Manager of a Class A-1SW Scheduled Payment Shortfall Amount, the
Trustee shall distribute the Class A-1SW Scheduled Payment Shortfall Amount for
such Payment Date from the Class A-1SW Insurance Account to the Holders of the
Class A-1SW Notes in payment of such Class A-1SW Scheduled Payment Shortfall
Amount. The only permitted withdrawal from, or application of funds on deposit in, or otherwise to the credit of, the Class A-1SW Insurance Account shall be to make payment of the Class A-1SW Insured Payments due on the related Payment Date in respect of which funds are paid, to the extent such funds are not paid pursuant to Section 11.1. Any monies remaining in the Class A-1SW Insurance
Account after the distributions made pursuant to this Section 10.11 on a Payment
Date shall promptly be remitted to the Insurer.

          (c) The Trustee (i) shall be deemed to receive any Class A-1SW Insured
Payment from the Insurer as attorney-in-fact on behalf of the relevant Holders of the Insured Notes and (ii) shall distribute such Class A-1SW Insured Payment to the Holders of the Class A-1SW Notes as set forth in subsection (b) above.
The Trustee shall be entitled to enforce, on

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[**] CONFIDENTIAL TREATMENT REQUESTED

behalf of the Holders of the Class A-1SW Notes, the obligations of the Insurer under the Class A-1SW Insurance Policy. Notwithstanding any other provision of this Indenture or any of the Notes to the contrary, the Holders of any Class
A-1SW Notes shall not be entitled to make any claim under the Class A-1SW
Insurance Policy or institute proceedings directly against the Insurer.
Notwithstanding any other provision of this Indenture or any of the Notes to the contrary, payment of the Class A-1SW Insured Payments from proceeds of the Class
A-1SW Insurance Policy shall not be considered payment by the Co-Issuers with respect to the related Insured Notes, nor shall payment of such Class A-1SW
Insured Payments discharge the obligations of the Co-Issuers with respect to the amounts thereof (and the definition of "Outstanding" shall be construed accordingly). The Co-Issuers hereby agree, and each Holder of a Class A-1SW
Note, by its acceptance of such Note, hereby agrees, for the benefit of the
Insurer, that the Co-Issuers shall recognize that, to the extent the Insurer makes payments of Class A-1SW Insured Payments either directly or indirectly, to the Holders of the Class A-1SW Notes the Insurer will be subrogated to the rights of the Holders of the Class A-1SW Notes under the Class A-1SW Notes and this Indenture to the extent of such payments.

          (d) Without limiting any of the other provisions of this Indenture and if there has been offered to the Trustee security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by the
Trustee in compliance with such request that is reasonably acceptable to the
Trustee, if no Insurer Default has occurred and is continuing, the Trustee shall cooperate with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interest under this Indenture (including those rights described in Article V of this Indenture), upon the occurrence and continuance of an Event of Default, a request to take any one or more of the following actions:

               (i) To institute proceedings for collection of all amounts then payable on the Insured Notes or under this Indenture in respect of the
     Insured Notes and to enforce any judgment obtained and to collect from the
     Issuer or the Co-Issuer monies adjudged due;

               (ii) To institute proceedings from time to time for the complete or partial foreclosure of this Indenture; and

               (iii) To exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.

          (e) The Trustee shall keep a complete and accurate record of all funds deposited by the Insurer into the Class A-1SW Insurance Account and the allocation of such funds to payment of scheduled interest on, and principal paid in respect of, the related Insured Notes. The Insurer shall have the right to inspect such records at reasonable times upon two Business Days' prior written notice to the Trustee.

          (f) Upon the expiration of the Class A-1SW Insurance Agreement in accordance with the terms thereof, the Issuer shall instruct the Trustee to, and the Trustee shall, surrender each Policy to the Insurer for cancellation in accordance with the terms thereof.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (g) Upon request of the Insurer, the Trustee shall provide to the
Insurer, to the extent not provided pursuant to Section 14.16 of this Indenture, copies of any report or notice received by it from the Collateral Manager pursuant to this Indenture or the Collateral Management Agreement promptly upon the Trustee's receipt thereof.

Section 10.12 Tax Matters.

          (a) The Issuer shall treat the Notes as debt for U.S. Federal income tax purposes. Each Holder of Notes or of an interest therein agrees to treat such Notes as indebtedness of the Issuer for U.S. Federal, state and local income tax purposes and further agrees not to take any action inconsistent with such treatment, provided, however, that the Holders of the Class C Notes shall not be required to treat the Class C Notes as debt with respect to certain reporting requirements under Sections 6038, 6038B and 6046 of the Code, or any successor provisions. The Issuer, the Co-Issuer, the Trustee and each Holder of the Notes agrees to treat the Notes, for U.S. Federal income tax purposes, as obligations of the Issuer only and not of the Co-Issuer.

          (b) The Issuer agrees not to elect to be treated as other than a corporation for U.S. Federal income tax purposes.

          (c) The Issuer shall provide or cause to be provided to any Holder of a Preference Share or of an interest therein or (upon written request therefor certifying that it is such a Holder) the Holder of a Class C Note or of an interest therein, within 90 days after the end of each tax year of the Issuer,
(i) all information that a U.S. shareholder making a "qualified electing fund"
election (as defined in the Code) is required to obtain for U.S. federal income tax purposes and (ii) a "PFIC Annual Information Statement" as described in
Treasury Regulations 1.1295-1 (or any successor Internal Revenue Service release or Treasury Regulation), including all representations and statements required by such statement, and shall take any other reasonable steps necessary to facilitate such election by a Holder of a Preference Share. With regard to the
PFIC Annual Information Statement, the Issuer shall elect or cause to elect to calculate and report the amount and category of each item of long-term capital gain as provided in section 1(h) of the Code which was recognized by the Issuer.

          (d) If required to prevent the withholding and imposition of United
States income tax, the Issuer shall deliver or cause to be delivered a United
States Internal Revenue Service Form W-8BEN or applicable successor form to each issuer of or counterparty with respect to an item included in the Collateral at the time such item is purchased or entered into by the Issuer and thereafter as required by law or as reasonably required by each issuer or counterparty.

          (e) The Issuer will treat each purchase of a Collateral Debt Security as a "purchase" for tax accounting and reporting purposes.

          (f) The Issuer and Co-Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.

          (g) The Issuer shall not file, or cause to be filed, any income or franchise tax return in any state of the United States unless the Issuer shall have obtained an Opinion of

                                     -216-

[**] CONFIDENTIAL TREATMENT REQUESTED

Counsel prior to such filing that, under the laws of such jurisdiction, the
Issuer is required to file such income or franchise tax return.

          (h) The Issuer shall not become the owner of any asset if the ownership or disposition of such asset (without regard to the other activities of the Issuer) would cause the Issuer or the pool of Collateral to be required to be registered as an "investment company" under the Investment Company Act.

          (i) Upon request of the Issuer, each Noteholder and each beneficial owner of a Note that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code agrees by the Holder's or beneficial owner's acceptance of the Note or an interest therein that the Holder or the beneficial owner will provide (or cause to be provided) the Issuer (or the Trustee on behalf of the Issuer) with a properly completed United States Internal Revenue
Service Form W-8BEN, W-8IMY or other applicable form signed under penalties of perjury.

          (j) Upon request of the Issuer, each Noteholder and each beneficial owner of a Note that is a "United States person" within the meaning of Section
7701(a)(30) of the Code agrees by the Holder's or beneficial owner's acceptance of the Note or an interest therein that the Holder or the beneficial owner will provide (or cause to be provided) the Issuer (or the Trustee on behalf of the
Issuer) with a properly completed United States Internal Revenue Service Form
W-9 signed under penalties of perjury.

          (k) Upon the written request of any Holder of a Note shown on the Note
Register or any Holder of Preference Shares shown on the Share Register, the
Issuer shall provide or cause to be provided to such Holder all such information as may be necessary for completion by such Holder of United States Internal
Revenue Service Form 8886 or any applicable successor form.

Section 10.13 Agents

          The Issuer may retain such agents (including the Collateral
Administrator and the Collateral Manager), and rely on the advice of such advisors (including attorneys and accountants), as the Issuer considers appropriate to assist the Issuer in preparing any notice or other report required under this Article X.

                                   ARTICLE XI

                              APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account.

          (a) Notwithstanding any other provision in this Indenture, but subject to the other clauses of this Section 11 and Section 13.1, on each Payment Date and on the Accelerated Payment Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Accounts pursuant to
Section 10.2(g) as follows and for application by the Trustee in accordance with the following priorities (the "Priority of Payments"):

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (i) On each Payment Date and on the Accelerated Payment Date,
     Interest Proceeds with respect to the related Due Period shall be applied in the order of priority stipulated under paragraphs (A) to (V) below:

                    (A) to the payment of taxes and filing and registration fees
          (including annual return fees) owed by the Co-Issuers, if any;

                    (B) (a) first, to the payment, in the following order, to
          the Trustee, the Preference Share Paying Agent, the Preference Share
          Transfer Agent, the Collateral Administrator, the Share Registrar and
          the Administrator of accrued and unpaid fees and expenses (other than
          Administrative Indemnities) owing to them under the Indenture, the
          Collateral Administration Agreement, the Preference Share Paying and
          Transfer Agency Agreement and the Administration Agreement, as
          applicable, provided that all payments made pursuant to this clause
          (a) on such Payment Date do not exceed [**] of the Quarterly Asset
          Amount with respect to such Payment Date; (b) second, in the following order (1) to the payment of other accrued and unpaid Administrative
          Expenses (excluding fees and expenses described in subclause (a)
          above) and (2) to the payment, to any Persons entitled thereto, of accrued and unpaid Administrative Indemnities, provided that all payments made pursuant to subclauses (a) and (b) of this clause (B) on such Payment Date do not exceed [**]; and (c) third, after application of the amounts under subclauses (a) and (b) of this paragraph (B), if the balance of all Eligible Investments and Cash in the Expense
          Account on the related Determination Date is less than [**], for deposit to the Expense Account of an amount equal to the lesser of (x)
          the amount by which [**] exceeds the aggregate amount of payments made under subclauses (a) and (b) of this paragraph (B) on such Payment
          Date and (y) such amount as would have caused the balance of all
          Eligible Investments and Cash in the Expense Account immediately after such deposit to equal [**];

                    (C) first, on a pro rata basis, (a) to the payment to the
          Collateral Manager of any accrued and unpaid Senior Collateral
          Management Fee and (b) to the payment to ACA Services of any accrued and unpaid Senior Structuring Agent Fee; and second, on a pro rata basis, to the payment of any accrued and unpaid Senior Collateral
          Management Fee (including interest thereon) and Senior Structuring
          Agent Fee owed on prior Payment Dates;

                    (D) to the payment of all amounts scheduled to be paid to
          any Hedge Counterparty pursuant to any Hedge Agreement, together with any termination payments (and any accrued interest thereon) payable by the Issuer pursuant to any Hedge Agreement other than by reason of an event of default or termination event (other than an "Illegality"
          termination event) as to which the related Hedge Counterparty is the
          "defaulting party" or the sole "affected party";

                    (E) (a) first, to the Insurer, the Class A-1SW Insurance
          Premium for such Payment Date, (b) second, to the payment of the
          Interest Payment Amount in respect of the Class A-1S Notes (in accordance with

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[**] CONFIDENTIAL TREATMENT REQUESTED

          11.1(a)(iv)) (including in each case Defaulted Interest and any interest thereon), and (c) third, to the Insurer, any Class A-1SW
          Accrued Insurance Liabilities (excluding, unless an Event of Default has occurred and is continuing, any Administrative Indemnities payable to the Insurer) not previously paid pursuant to the subclause (a);

                    (F) to the payment of the Interest Payment Amount in respect of the Class A-1J Notes (including Defaulted Interest and any interest thereon);

                    (G) to the payment of the Interest Payment Amount in respect of the Class A-2 Notes (including Defaulted Interest and any interest thereon);

                    (H) as long as any of the Non-Deferrable Senior Notes are
          outstanding, (a) if either Senior Coverage Test is not satisfied on the related Determination Date, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the Class A-1 Notes have been paid in full), and, second, the Class
          A-2 Notes (until the Class A-2 Notes have been paid in full), but in each case only to the extent necessary to cause each of the Senior
          Coverage Tests to be satisfied, (b) beginning on the First Rating
          Confirmation Failure Redemption Date, upon the occurrence of a Rating
          Confirmation Failure, after application of, first, Unused Proceeds and, second, Principal Proceeds (pursuant to clause (b) of paragraph
          (B) under Section 11.1(a)(ii)), to the payment of principal of, first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv)) and, second, the Class A-2 Notes, to the extent necessary to obtain a
          Rating Confirmation, and (c) after giving effect to the application of
          Principal Proceeds pursuant to Section 11.1(a)(ii), upon an Optional
          Redemption, Tax Redemption or Accelerated Payment Date (to the extent not paid from Principal Proceeds), to the payment of, first, principal of the Class A-1 Notes (in accordance with Section 11.1(a)(iv)) and, second, principal of the Class A-2 Notes;

                    (I) to the payment of the Interest Payment Amount in respect of the Class A-3 Notes (including Class A-3 Deferred Interest and any interest thereon);

                    (J) as long as any of the Class A-3 Notes are outstanding,
          (a) if either Class A-3 Coverage Test is not satisfied on the related
          Determination Date and, to the payment of principal of, first, the
          Class A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the
          Class A-1 Notes have been paid in full), second, the Class A-2 Notes
          (until the Class A-2 Notes have been paid in full) and, third, the
          Class A-3 Notes (until the Class A-3 Notes have been paid in full), but in each case only to the extent necessary to cause each of the
          Class A-3 Coverage Tests to be satisfied, (b) upon the occurrence of a
          Rating Confirmation Failure, after application of, first, Unused
          Proceeds, and second, Principal Proceeds (pursuant to clause (b) of paragraph (D) under Section 11.1(a)(ii)), to the payment of principal of, first, the Class A-1 Notes (in accordance with Section
          11.1(a)(iv)), second, the Class A-2 Notes and, third, the Class A-3
          Notes, to the extent necessary to obtain a Rating Confirmation, and
          (c) after giving effect to the

                                     -219-

[**] CONFIDENTIAL TREATMENT REQUESTED

          application of Principal Proceeds pursuant to Section 11.1(a)(ii), upon an Optional Redemption, Tax Redemption or Accelerated Payment
          Date (to the extent not paid from Principal Proceeds), to the payment of principal of the Class A-3 Notes;

                    (K) to the payment, on a pro rata basis based on the
          Interest Payment Amount for each such Class of Notes, of the Interest
          Payment Amount in respect of the Class B-F Notes (including Class B-F
          Deferred Interest and any interest thereon) and the Class B-V Notes
          (including Class B-V Deferred Interest and any interest thereon);

                    (L) as long as any of the Class B Notes are outstanding, (a)
          if either Class B Coverage Test is not satisfied on the related
          Determination Date, to the payment of principal of, first, the Class
          A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the Class
          A-1 Notes have been paid in full), second, the Class A-2 Notes (until the Class A-2 Notes have been paid in full), third, the Class A-3
          Notes (until the Class A-3 Notes have been paid in full), and, fourth, the Class B-F Notes and the Class B-V Notes, pro rata based on the
          Aggregate Outstanding Amount of the Class B-F Notes and the Class B-V
          Notes (until the Class B Notes have been paid in full), in each case only to the extent necessary to cause each of the Class B Coverage
          Tests to be satisfied, (b) upon the occurrence of a Rating
          Confirmation Failure, after application of, first, Unused Proceeds, and second, Principal Proceeds (pursuant to paragraph (F) under
          Section 11.1(a)(ii)), to the payment of principal of, first, the Class
          A-1 Notes (in accordance with Section 11.1(a)(iv)), second, the Class
          A-2 Notes, third, the Class A-3 Notes and, fourth, the Class B-F Notes and the Class B-V Notes, pro rata based on the Aggregate Outstanding
          Amount of the Class B-F Notes and the Class B-V Notes, in each case to the extent necessary to obtain a Rating Confirmation, and (c) after giving effect to the application of Principal Proceeds pursuant to
          Section 11.1(a)(ii), upon an Optional Redemption, Tax Redemption or
          Accelerated Payment Date (to the extent not paid from Principal
          Proceeds), to the payment of principal of the Class B-F Notes and the
          Class B-V Notes, pro rata based on the Aggregate Outstanding Amount of the Class B-F notes and the Class B-V Notes;

                    (M) to the payment of the Interest Payment Amount in respect of the Class C Notes (including Class C Deferred Interest and any interest thereon)

                    (N) as long as any of the Class C Notes are outstanding, (a)
          if either Class C Coverage Test is not satisfied on the related
          Determination Date, to the payment of principal of, first, the Class
          A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the Class
          A-1 Notes have been paid in full), second, the Class A-2 Notes (until the Class A-2 Notes have been paid in full), third, the Class A-3
          Notes (until the Class A-3 Notes have been paid in full), fourth, the
          Class B Notes (until the Class B Notes have been paid in full), and, fifth, the Class C Notes (until the Class C Notes have been paid in full), in each case only to the extent necessary to cause the Class C
          Coverage Tests to be satisfied, (b) upon the occurrence of a Rating
          Confirmation Failure, after application of, first, Unused

                                     -220-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Proceeds and, second, Principal Proceeds (pursuant to paragraph (H)
          under Section 11.1(a)(ii)), to the payment of principal of, first, the
          Class A-1 Notes (in accordance with Section 11.1(a)(iv)), second, the
          Class A-2 Notes, third, the Class A-3 Notes, fourth, the Class B
          Notes, and, fifth, the Class C Notes, in each case to the extent necessary to obtain a Rating Confirmation and (c) after giving effect to the application of Principal Proceeds pursuant to Section
          11.1(a)(ii), upon an Optional Redemption, Tax Redemption or
          Accelerated Payment Date (to the extent not paid from Principal
          Proceeds), to the payment of principal of the Class C Notes;

                    (O) during the Reinvestment Period, if the Additional
          Coverage Test is not satisfied, to the Principal Collection Account, the amount necessary to satisfy the Additional Coverage Test, to be held therein as Principal Proceeds deemed received during the Due
          Period related to the next succeeding Payment Date and invested in
          Eligible Investments pending application thereof pursuant to Article
          XII to acquire additional Collateral Debt Securities in accordance with the Reinvestment Criteria;

                    (P) first, to the payment of all other accrued and unpaid
          Administrative Expenses of the Co-Issuers (including any accrued and unpaid fees and expenses, owing in the following order, to the
          Trustee, the Preference Share Paying Agent, the Preference Share
          Transfer Agent, the Collateral Administrator, the Share Registrar and
          the Administrator under the Indenture, the Collateral Administration
          Agreement, the Preference Share Paying and Transfer Agency Agreement
          and the Administration Agreement) not paid pursuant to paragraph (B)
          above (whether as the result of the limitations on amounts set forth therein or otherwise) and second, to the payment of all accrued and unpaid Administrative Indemnities;

                    (Q) first, to the payment of any termination payments (and any accrued interest thereon) payable by the Issuer pursuant to any
          Hedge Agreement by reason of an event of default or termination event
          (other than an "Illegality" termination event) as to which the Hedge
          Counterparty party thereto is the "defaulting party" or the sole
          "affected party"; and, second to the payment of any termination payments (and any accrued interest thereon) payable by the Issuer pursuant to the Forward Purchase Commitment by reason of an event of default as to which the Issuer is the "defaulting party";

                    (R) on or after the Payment Date in December, 2011, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the Class A-1 Notes have been paid in full), second, the Class A-2 Notes (until the Class A-2 Notes have been paid in full), third, the Class A-3 Notes (until the Class A-3
          Notes have been paid in full), fourth, the Class B Notes (until the
          Class B Notes have been paid in full) and, fifth, the Class C Notes
          (until the Class C Notes have been paid in full);

                                     -221-

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (S) first, on a pro rata basis, (i)(A) to the payment to the
          Collateral Manager of any accrued and unpaid Subordinated Collateral
          Management Fee and (B) to the payment to ACA Services of any accrued and unpaid Subordinated Structuring Agent Fee; and, second, on a pro rata basis, (ii)(A) to the payment of any accrued and unpaid
          Subordinated Collateral Management Fee and Subordinated Structuring
          Agent Fee owed on prior Payment Dates (including interest thereon) and
          (B) any other amounts payable to the Collateral Manager under the
          Collateral Management Agreement and ACA Services under the Structuring
          Agent Agreement, as the case may be;

                    (T) an amount of the Interest Proceeds remaining after
          application of amounts described in paragraphs (A) through (S) above
          (the "Remaining Interest Proceeds") up to but not exceeding the
          Preference Share Preferred Return shall be paid to the Preference
          Share Paying Agent for deposit into the Preference Share Payment
          Account for payment (subject to Section 11.1(f)) to the holders of the
          Preference Shares as a distribution by way of dividend thereon;

                    (U) on any Payment Date occurring after the March, 2004
          Payment Date and prior to the last day of the Reinvestment Period, to the payment of (i) principal of the Class B-V Notes, (ii) principal of the Class C Notes and (iii) distributions to the Preference Share
          Paying Agent for deposit into the Preference Share Payment Account for payment to the holders of the Preference Shares as a distribution by way of dividend thereon, pro rata based on (i) the Class B-V
          Percentage, for the amount paid to the Class B-V Notes, (ii) the Class
          C Percentage, for the amount paid to the Class C Notes and (iii) the
          Class B-F Percentage, for the amount paid to the Preference Share
          Paying Agent, until the Class B-V Notes and the Class C Notes have been paid in full; and

                    (V) any undistributed Remaining Interest Proceeds will be
          paid to the Preference Share Paying Agent for deposit into the
          Preference Share Payment Account for payment to the holders of the
          Preference Shares as a distribution by way of dividend thereon.

               (ii) On each Payment Date and on the Accelerated Payment Date,
     Principal Proceeds with respect to the related Due Period shall be distributed in the order of priority set forth under paragraphs (A) to (Q)
     below:

                    (A) to the payment of the amounts referred to in paragraphs
          (A) to (G) under Section 11.1(a)(i) above in the same order of priority specified therein, but only to the extent not paid in full thereunder;

                    (B) as long as any Class A-1 Note or Class A-2 Note remains outstanding (a) after giving effect to any application of Interest
          Proceeds pursuant to paragraph (H) under Section 11.1(a)(i) above, if either Senior Coverage Test is not satisfied on the related
          Determination Date, to the payment of principal of, first, the Class
          A-1 Notes (in accordance with Section 11.1(a)(iv)) (until the Class

                                     -222-

[**] CONFIDENTIAL TREATMENT REQUESTED

          A-1 Notes have been paid in full), and second, the Class A-2 Notes
          (until the Class A-2 Notes have been paid in full), but in each case only to the extent necessary to cause each of the Senior Coverage
          Tests to be satisfied, and (b) upon the occurrence of a Rating
          Confirmation Failure, after the application of Unused Proceeds as described below, to the payment of principal of, first, the Class A-1
          Notes (in accordance with Section 11.1(a)(iv)), and, second, the Class
          A-2 Notes, to the extent necessary to obtain a Rating Confirmation;

                    (C) to the payment of the amounts referred to in paragraph
          (I) under Section 11.1(a)(i), but only to the extent not paid in full thereunder;

                    (D) as long as any Class A-3 Note remains outstanding (a)
          after giving effect to any application of Interest Proceeds pursuant to paragraph (J) under Section 11.1(a)(i) above (and paragraph (C) in this Section 11.1(a)(ii)), if either Class A-3 Coverage Test is not satisfied on the related Determination Date, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section
          11.1(a)(iv)) (until the Class A-1 Notes have been paid in full), second, the Class A-2 Notes (until the Class A-2 Notes have been paid in full) and, third, the Class A-3 Notes (until the Class A-3 Notes have been paid in full), but in each case only to the extent necessary to cause each of the Class A-3 Coverage Tests to be satisfied, and (b)
          upon the occurrence of a Rating Confirmation Failure, after the application of Unused Proceeds as described below, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section
          11.1(a)(iv)), second, the Class A-2 Notes and, third, the Class A-3
          Notes, to the extent necessary to obtain a Rating Confirmation;

                    (E) to the payment of the amounts referred to in paragraph
          (K) under Section 11.1(a)(i) above, but only to the extent not paid in full thereunder;

                    (F) as long as any Class B Note remains outstanding (a)
          after giving effect to any application of Interest Proceeds pursuant to paragraph (L) under Section 11.1(a)(i) above (and paragraph (E) in this Section 11.1(a)(ii)), if either Class B Coverage Test is not satisfied on the related Determination Date, to the payment of principal of first, the Class A-1 Notes (in accordance with Section
          11.1(a)(iv)) (until the Class A-1 Notes have been paid in full), second, the Class A-2 Notes (until the Class A-2 Notes have been paid in full), third, the Class A-3 Notes (until the Class A-3 Notes have been paid in full) and, fourth, the Class B-F Notes and the Class B-V
          Notes, pro rata based on the Aggregate Outstanding Amount of the Class
          B-F Notes and the Class B-V Notes (until the Class B Notes have been paid in full), but in each case only to the extent necessary to cause each of the Class B Coverage Tests to be satisfied, and (b) upon the occurrence of a Rating Confirmation Failure, after the application of
          Unused Proceeds as described below, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv)), second, the Class A-2 Notes, third, the Class A-3 Notes and, fourth, the Class B-F Notes and the Class B-V Notes, pro rata based on the
          Aggregate Outstanding Amount of the Class B-F Notes and the Class B-V
          Notes, to the extent necessary to obtain a Rating Confirmation;

                                     -223-

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (G) to the payment of the amounts referred to in paragraph
          (M) under Section 11.1(a)(i) above, but only to the extent not paid in full thereunder;

                    (H) (a) after giving effect to any application of Interest
          Proceeds pursuant to paragraph (N) under Section 11.1(a)(i) above (and paragraph (G) in this Section 11.1(a)(ii)), if either Class C Coverage
          Test is not satisfied on the related Determination Date and if any
          Class C Note remains outstanding, to the payment of principal of first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv))
          (until the Class A-1 Notes have been paid in full), second, the Class
          A-2 Notes (until the Class A-2 Notes have been paid in full), third, the Class A-3 Notes (until the Class A-3 Notes have been paid in full), fourth, the Class B-F Notes and the Class B-V Notes, pro rata based on the Aggregate Outstanding Amount of the Class B-F Notes and
          the Class B-V Notes (until the Class B Notes have been paid in full)
          and, fifth, the Class C Notes (until the Class C Notes have been paid in full), but in each case only to the extent necessary to cause each of the Class C Coverage Tests to be satisfied, and (b) upon the occurrence of a Rating Confirmation Failure, after the application of
          Unused Proceeds as described below, to the payment of principal of, first, the Class A-1 Notes (in accordance with Section 11.1(a)(iv)), second the Class A-2 Notes, third, the Class A-3 Notes, fourth, the
          Class B-F Notes and the Class B-V Notes, pro rata based on the
          Aggregate Outstanding Amount of the Class B-F Notes and the Class B-V
          Notes and, fifth, the Class C Notes, to the extent necessary to obtain a Rating Confirmation;

                    (I) (a) first, (i) on or after the last day of the
          Reinvestment Period, to the payment of principal of the Class A-1S
          Notes (in accordance with Section 11.1(a)(iv)) until the Class A-1S
          Notes have been paid in full and (ii) upon an Optional Redemption, Tax
          Redemption or Accelerated Payment Date, to the payment of principal of the Class A-1S Notes (in accordance with Section 11.1(a)(iv)) until the Class A-1S Notes have been paid in full, and (b) second, to the
          Insurer, any Class A-1 Insurance Reimbursement Liabilities;

                    (J) (a) on or after the last day of the Reinvestment Period, to the payment of principal of the Class A-1J Notes until the Class
          A-1J Notes have been paid in full and (b) upon an Optional Redemption,
          Tax Redemption or Accelerated Payment Date, to the payment of principal of the Class A-1J Notes until the Class A-1J Notes have been paid in full;

                    (K) (a) on or after the last day of the Reinvestment Period, to the payment of principal of the Class A-2 Notes until the Class A-2
          Notes have been paid in full and (b) upon an Optional Redemption, Tax
          Redemption or Accelerated Payment Date, to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

                    (L) (a) on or after the last day of the Reinvestment Period, to the payment of principal of the Class A-3 Notes until the Class A-3
          Notes have been paid in full and (b) upon an Optional Redemption, Tax
          Redemption or

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Accelerated Payment Date, to the payment of principal of the Class A-3
          Notes until the Class A-3 Notes have been paid in full;

                    (M) (a) on or after the last day of the Reinvestment Period, to the payment of principal of the Class B-F Notes and the Class B-V
          Notes, pro rata based on the Aggregate Outstanding Amount of the Class
          B-F Notes and the Class B-V Notes until the Class B Notes have been paid in full, (b) upon an Optional Redemption, a Tax Redemption or
          Accelerated Payment Date, to the payment of principal of the Class B
          Notes until the Class B Notes have been paid in full and (c) upon an
          Optional Redemption, to the payment of the Class B Make-Whole Amount;

                    (N) (a) on or after the last day of the Reinvestment Period, to the payment of principal of the Class C Notes until the Class C
          Notes have been paid in full and (b) upon an Optional Redemption, Tax
          Redemption or Accelerated Payment Date, to the payment of principal of the Class C Notes until the Class C Notes have been paid in full and
          (c) upon an Optional Redemption, to the payment of the Class C
          Make-Whole Amount;

                    (O) prior to the last day of the Reinvestment Period, to the
          Principal Collection Account to be held therein as Principal Proceeds deemed received during the Due Period related to the next succeeding
          Payment Date and invested in Eligible Investments pending application thereof to acquire additional Collateral Debt Securities in accordance with the Reinvestment Criteria; provided that, on any Payment Date prior to the last day of the Reinvestment Period, if the Collateral
          Manager (in its sole discretion) determines that in light of the composition of Collateral Debt Securities, general market conditions and other factors, investments in additional Collateral Debt
          Securities at that time would either be impractical or not beneficial, the Collateral Manager may direct the Issuer to apply all or a portion of the Principal Proceeds remaining on such Payment Date in accordance with Section 11.1(a)(ii)(I), (J), (K), (L), (M) and (N) (as if the
          Reinvestment Period has ended);

                    (P) on or after the last day of the Reinvestment Period, to the payment of amounts referred to in paragraphs (P), (Q) and (S)
          under Section 11.1(a)(i) in the same order of priority therein, but only to the extent not paid thereunder; and

                    (Q) on or after the last day of the Reinvestment Period, the
          Principal Proceeds remaining after application of amounts described in paragraphs (A) through (P) above (the "Remaining Principal Proceeds")
          will be paid to the Preference Share Paying Agent for deposit into the
          Preference Share Payment Account for payment to the holders of the
          Preference Shares as a distribution by way of dividend thereon or, if upon a redemption date, by way of redemption thereof.

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (iii) If a Rating Confirmation Failure has occurred, Unused
     Proceeds will be applied on the First Rating Confirmation Failure
     Redemption Date to the payment of principal of, first, the Class A-1S Notes
     (pro rata among the Class A-1SW Notes, the Class A-1SD Notes and the Class
     A-1SU Notes, based on the aggregate outstanding principal amount of each such Class of Notes) (until the Class A-1S Notes have been paid in full), second the Class A-1J Notes (until the Class A-1J Notes have been paid in full), third, the Class A-2 Notes (until the Class A-2 Notes have been paid in full), fourth, the Class A-3 Notes (until the Class A-3 Notes have been paid in full), fifth, the Class B-F Notes and the Class B-V Notes, pro rata based on the Aggregate Outstanding Amount of the Class B-F Notes and the
     Class B-V Notes (until the Class B Notes have been paid in full) and, sixth, the Class C Notes (until the Class C Notes have been paid in full).
     In addition, if on the March, 2004 Payment Date Interest Proceeds and
     Principal Proceeds are insufficient to pay the amounts referred to in clause (a) of paragraph (B) of Section 11.1(a)(ii) above, the Issuer will use Unused Proceeds to make such payments (and in the same manner and order of priority).

               (iv) (A) On each Payment Date and on the Accelerated Payment
     Date, all interest payments (whether from Principal Proceeds or Interest
     Proceeds) on the Class A-1 Notes will be allocated, first, to the Class
     A-1S Notes (pro rata among the Class A-1SW Notes, the Class A-1SD Notes and the Class A-1SU Notes, based on the aggregate amount of interest then payable on each such Class of Notes) until the Class A-1S Notes have been paid the full amount of interest due to them and, second, to the Class A-1J
     Notes until the Class A-1J Notes have been paid the full amount of interest due to them.

                    (B) All principal payments (whether from Principal Proceeds or Interest Proceeds) on the Class A-1 Notes will be allocated, first, to the Class A-1S Notes (pro rata among the Class A-1SW Notes, the Class A-1SD
     Notes and the Class A-1SU Notes, based on the aggregate outstanding principal amount of each such Class of Notes) until holders of the Class
     A-1S Notes have been paid in full and, second, to the Class A-1J Notes until the Class A-1J Notes have been paid in full.

          (b) On the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10.2(g), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

          (c) If, on any Payment Date, the amount available in the Payment
Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the
Issuer pursuant to Section 10.7(a) or Section 10.7(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a), subject to Section 13.1, to the extent funds are available therefor.

          (d) Except as otherwise expressly provided in this Section 11.1, if on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by any

                                     -226-

[**] CONFIDENTIAL TREATMENT REQUESTED

lettered subclause of Section 11.1(a)(i) or Section 11.1(a)(ii) to different
Persons, the Trustee shall make the disbursements called for by such subclause ratably in accordance with the respective amounts of such disbursements in such subclause then due and payable to the extent funds are available therefor.

          (e) (i) Notwithstanding any other provision of this Section 11.1, the
Collateral Manager may in its sole discretion, three Business Days prior to any
Payment Date, waive all or a portion of the Management Fees payable to it on such Payment Date. The amount of any such Management Fees so waived shall thereupon become funds of the Issuer that the Trustee shall pay to the
Preference Share Paying Agent for distribution by way of dividends on the
Preference Shares. Any such payment to the Preference Share Paying Agent shall be made at the same priority as such Management Fees so waived (by the
Collateral Manager) and shall not be available to meet any payments of lower priority in the Priority of Payments nor for any other purpose. Any Management
Fees so waived (by the Collateral Manager) shall be deemed paid in full.

               (ii) Notwithstanding any other provision of this Section 11.1,
     ACA Services may in its sole discretion, three Business Days prior to any
     Payment Date, waive all or a portion of the Structuring Agent Fees payable to it on such Payment Date. The amount of any such Structuring Agent Fees so waived shall thereupon become funds of the Issuer that the Trustee shall pay to the Preference Share Paying Agent for distribution by way of dividends on the Preference Shares. Any such payment to the Preference
     Share Paying Agent shall be made at the same priority as such Structuring
     Agent Fees so waived (by ACA Services) and shall not be available to meet any payments of lower priority in the Priority of Payments nor for any other purposes. Any Structuring Agent Fees so waived (by ACA Services)
     shall be deemed paid in full.

          (f) Any amounts to be paid to the Preference Share Paying Agent pursuant to Section 11.1(a)(i)(T), Section 11.1(a)(i)(V), or Section
11.1(a)(ii)(Q) shall be released from the lien of this Indenture.

          (g) In the event that amounts distributable to the holders of the
Preference Shares pursuant to this Section 11.1 cannot be distributed to such
Holders due to restrictions on such distributions under the laws of the Cayman
Islands, the Issuer shall notify the Trustee and the Preference Share Paying
Agent and all amounts payable to the Preference Shareholders pursuant to this
Section 11.1 shall be held in the Preference Share Payment Account until the first Payment Date or (in the case of any payment that would otherwise be payable on the Scheduled Preference Share Redemption Date or an earlier
Redemption Date upon which the Preference Shares are redeemed) the first
Business Day on which such distributions can be made to the holders of the
Preference Shares as specified in writing by the Issuer to the Trustee and the
Preference Share Paying Agent (subject to the availability of such amounts under
Cayman Islands law to pay any liability of the Issuer not limited in recourse to the Collateral).

Section 11.2 Trust Accounts.

          All Monies held by, or deposited with, the Trustee in the Interest
Collection Account, the Principal Collection Account, the Payment Account or the
Expense Account

                                     -227-

[**] CONFIDENTIAL TREATMENT REQUESTED

pursuant to the provisions of this Indenture, and not invested in Collateral
Debt Securities or Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at a financial institution the long-term rating of which is at least "Baa1" by Moody's, at least "BBB+" by
Standard & Poor's and at least "BBB+" by Fitch, to be held in trust for the benefit of the Secured Parties. All such trust accounts shall be non-interest bearing. To the extent Monies deposited in a trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund
administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States, such excess shall be invested in
Eligible Investments (pursuant to and as provided in Sections 10.2, 10.3 and
10.4); provided, that amounts held in the Payment Account on the night preceding any Payment Date are not required to be invested in Eligible Investments.

                                  ARTICLE XII

          PURCHASE AND SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

Section 12.1 Sale and Substitution of Collateral Debt Securities.

          (a) Except as otherwise expressly permitted or required by this
Indenture, the Issuer shall not sell or otherwise dispose of any Collateral Debt
Security, provided that, subject to satisfaction of any applicable conditions in
Section 10.8, so long as (A) subject to Section 5.19(b), no Event of Default has occurred and is continuing, and (B) on or prior to the trade date for such sale the Collateral Manager has certified to the Trustee that each of the conditions applicable to such sale set forth below has been satisfied, the Collateral
Manager on behalf of the Issuer acting pursuant to the Collateral Management
Agreement may direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing (which writing shall specify whether such security is a Defaulted Security, Equity Security, Credit
Risk Security or Credit Improved Security, if applicable, or whether such security is otherwise permitted to be sold pursuant to this Section 12.1(a)):

               (i) any Defaulted Security (excluding any Synthetic Security
     Counterparty Defaulted Obligation not identified in clause (b) of the definition thereof) at any time;

               (ii) any Equity Security at any time;

               (iii) any Credit Risk Security at any time; provided, that, during the Reinvestment Period, the Collateral Manager believes in good faith and in the exercise of the Collateral Manager's reasonable business judgment that the proceeds from the sale of such Credit Risk Security can be reinvested within [**] days after the trade date in one or more
     Substitute Collateral Debt Securities, the aggregate principal balance of which Substitute Collateral Debt Securities shall have a par value at least equal to the proceeds from the sale of such Credit Risk Security;

               (iv) any Credit Improved Security at any time during the
     Reinvestment Period, but only if the Collateral Manager believes in good faith and in the exercise of the

                                      -228-

[**] CONFIDENTIAL TREATMENT REQUESTED

     Collateral Manager's reasonable business judgment that proceeds from the sale of such Credit Improved Security can be reinvested within [**] days after the trade date in one or more Substitute Collateral Debt Securities having an aggregate principal balance at least equal to the principal balance of the Credit Improved Security being sold and having a rating not lower than the rating of the Credit Improved Security being sold on the date of such Credit Improved Security's original purchase by the Issuer;

               (v) without limiting the foregoing, any Collateral Debt Security that is not a Defaulted Security, an Equity Security, a Credit Risk
     Security or a Credit Improved Security may be sold at any time during the
     Reinvestment Period, but only if (A) the Collateral Manager believes in good faith and in the exercise of the Collateral Manager's reasonable business judgment that proceeds from the sale of such Collateral Debt
     Security can be reinvested within [**] days after the trade date in one or more Substitute Collateral Debt Securities having an aggregate principal balance at least equal to the principal balance of the Collateral Debt
     Security being sold, (B) the aggregate principal balance of all such sales pursuant to this clause (5) (a) for the period between the Closing Date and
     December 31, 2003 does not exceed [**] and (b) for any given calendar year thereafter does not exceed [**], of the Aggregate Net Outstanding Portfolio
     Collateral Balance as of the first day of such period and (C) Moody's has not withdrawn its rating of any Class of Notes (in the case of any Class
     A-1SW Notes, without giving effect to the Insurance Policy), and the rating of any Class A-1 Notes (in the case of the Class A-1SW Notes, without giving effect to the Insurance Policy) or the Class A-2 Notes has not been reduced by one or more rating subcategories by Moody's (and such rating has not been reinstated or restored to the rating assigned to the
     Non-Deferrable Senior Notes (with respect to the Class A-1SW Notes, without giving effect to the Insurance Policy) on the Closing Date), and the rating of the Class A-3 Notes, the Class B-F Notes, the Class B-V Notes and the
     Class C Notes has been reduced by two or more subcategories in each case
     (and such rating has not been reinstated or restored to a rating that is not lower than one subcategory below the rating assigned to the Class A-3
     Notes, the Class B-F Notes, the Class B-V Notes or the Class C Notes on the
     Closing Date) below the respective rating assigned to each Class on the
     Closing Date (provided that holders of a Majority of the Controlling Class may notify the Collateral Manager that the condition specified in this clause (C) need not be satisfied for all future sales, subject to any further rating subcategory reductions, in which event a new notice must be delivered); and

               (vi) any Deferred Interest PIK Bond at any time.

          (b) The Issuer shall use best efforts to:

               (i) sell each Defaulted Security within one year after such
     Collateral Debt Security became a Defaulted Security (or within one year of such later date as such Collateral Debt Security may first be sold in accordance with such Collateral Debt Security's terms and applicable law);

               (ii) sell each Equity Security received in exchange for a
     Defaulted Security which is not Margin Stock within one year after the related Collateral Debt Security became a Defaulted Security (or within one year of such later date as such

                                      -229-

[**] CONFIDENTIAL TREATMENT REQUESTED

     Equity Security may first be sold in accordance with such Equity Security's terms and applicable law);

               (iii) sell each Equity Security (other than an Equity Security described in clause (ii) above) not later than five Business Days after the
     Issuer's receipt thereof (or within five Business Days or such later date as such Equity Security may first be sold in accordance with such Equity
     Security's terms and applicable law);

               (iv) sell any other security or other consideration received in an exchange pursuant to Section 6.16 which is not a Collateral Debt
     Security or an Eligible Investment, within one year after the Issuer's receipt thereof (or within one year of such later date as such security or other consideration may first be sold in accordance with the terms of such security or other consideration and applicable law); and

               (v) sell each Synthetic Security if the long-term rating of the
     Synthetic Security Counterparty has been downgraded below "A3" by Moody's or below "A-" by Standard & Poor's, if such Synthetic Security Counterparty has not posted collateral in an amount sufficient to satisfy the Rating
     Condition, within [**] days of such downgrade.

          (c) After the Issuer has notified the Trustee of an Optional
Redemption or Tax Redemption in accordance with Section 9.2, the Collateral
Manager on behalf of the Issuer acting pursuant to the Collateral Management
Agreement may at any time direct the Trustee in writing to sell, and the Trustee shall sell in the manner directed by the Collateral Manager in writing, any
Collateral Debt Security without regard to the foregoing limitations in Section
12.1(a), provided that:

               (i) in connection with an Optional Redemption or Tax Redemption, the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1(a) and
     (b), and upon any such sale the Trustee shall release such Collateral Debt
     Security pursuant to Section 10.8;

               (ii) in connection with an Optional Redemption or Tax Redemption, the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Debt Security pursuant to this Section
     12.1(c) unless:

                    (x) the Collateral Manager certifies to the Trustee that (1)
               in the Collateral Manager's reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Debt Securities), the Sale
               Proceeds from the sale of one or more of the Collateral Debt
               Securities (based on the criteria set forth in Section 9.1(b))
               and all Cash and proceeds from Eligible Investments and the proceeds to the Issuer from the termination of the Hedge
               Agreements will be at least equal to the Total Senior Redemption
               Amount (adjusted pursuant to the second paragraph of Section
               9.1(b)) or the Minimum Redemption Amount, as applicable, and (2)
               an Independent bond pricing service (which shall be one or more broker-dealers selected by the Collateral Manager which are rated at least "P-1" by Moody's, at

                                      -230-

[**] CONFIDENTIAL TREATMENT REQUESTED

               least "A-1" by Standard & Poor's and at least "F1" by Fitch and which make a market in the applicable Collateral Debt Securities)
               has confirmed (which confirmation must be in the form of a firm bid) the sales prices contained in the certification in clause
               (1) above (and attaching a copy of such confirmation); and

                         (y) the Independent accountants appointed by the Issuer
               pursuant to Section 10.9 shall confirm in writing the
               calculations made in clause (x)(1) above;

               (iii) in connection with an Optional Redemption or Tax
     Redemption, all the Collateral Debt Securities to be sold pursuant to this
     Section 12.1(c) must be sold in accordance with the requirements set forth in Section 9.1(b); and

               (iv) the Collateral Manager shall sell any Collateral Debt
     Security pursuant to this Section 12.1(c) only at a price that, in the
     Collateral Manager's reasonable business judgment, is not substantially less than the market value of such Collateral Debt Security.

               (v) Upon payment in full of the Notes, the Trustee shall, at the direction of Holders of a majority of the outstanding Preference Shares, cause the Issuer, or the Collateral Manager on behalf of the Issuer, to sell all the remaining Collateral or rights or interest therein at one or more public or private sales called and conducted in any manner permitted by law. Any money collected by the Trustee pursuant to this Section 12.1(d)
     and any money that may then be held or thereafter received by the Trustee hereunder shall be deposited in the Payment Account and be applied subject to Section 11.1.

               (vi) All Collateral Debt Securities may be sold pursuant to
     Section 9.6 in connection with an Auction Call Redemption.

Section 12.2 Reinvestment Criteria and Trading Restrictions.

          (a) Excepting Collateral Debt Securities permitted to be acquired by the Issuer by Section 12.3(c), an Asset-Backed Security, REIT Debt Security or
Synthetic Security to be Granted to the Trustee (including on the Closing Date)
shall be eligible for inclusion during the Reinvestment Period in the Collateral as a Pledged Collateral Debt Security (and the Issuer will be entitled to enter into a commitment to acquire such security in order to be Granted to the Trustee for inclusion in the Collateral as a Pledged Collateral Debt Security) only if, as evidenced by an Officer's certificate of the Issuer or the Collateral Manager delivered to the Trustee (or, alternatively, the delivery to the Trustee of a trade ticket signed by an Authorized Officer of the Collateral Manager in lieu of the delivery of such Officer's certificate), the following criteria (the
"Reinvestment Criteria") are satisfied on the date of such Grant and after giving effect thereto:

     (1)  such security is a Collateral Debt Security;

                                      -231-

[**] CONFIDENTIAL TREATMENT REQUESTED

     (2)  if such security is acquired on or after the Effective Date, each of the Concentration Limitations is satisfied or, if immediately prior to such acquisition one or more of such Concentration Limitations was not satisfied, the extent of compliance with each such Concentration
          Limitation must be improved or must not be made worse as a result of such reinvestment and all other Concentration Limitations that were satisfied prior to such reinvestment must remain satisfied;

     (3)  if such security is a Synthetic Security, then (A) such Synthetic
          Security is acquired from a Synthetic Security Counterparty which, on the date of such grant, has at least two of the following three long-term unsecured debt or counterparty ratings (one of which must be a Standard & Poor's Rating): at least "A2" by Moody's (and, if rated
          "A2," has not been placed on watch for possible downgrade), at least
          "A" by Standard & Poor's (and, if rated "A," has not been placed on a watch list for possible downgrade) and at least "A" by Fitch, (B) the
          Rating Condition with respect to Moody's and Standard & Poor's has been satisfied with respect to the acquisition of such Synthetic
          Security (and each of Moody's and Standard & Poor's has assigned a rating to such Synthetic Security and each of Moody's and Standard &
          Poor's has assigned an Applicable Recovery Rate to such Synthetic
          Security), (C) any deliverable obligation that may be delivered in settlement of such Synthetic Security satisfies, at the time the
          Issuer acquires such Synthetic Security and the Issuer has notified
          Fitch with respect to the acquisition of such Synthetic Security, the eligibility requirements for a Collateral Debt Security and (D) such
          Synthetic Security does not include any credit events for non-credit related reasons unless the Rating Condition is satisfied;

     (4)  if such security is acquired on or after the Effective Date, (A) each of the Collateral Quality Tests is satisfied or, if immediately prior to such acquisition one or more of such Collateral Quality Tests was not satisfied, the extent of non-compliance with such Collateral
          Quality Test (prior to the sale of the Collateral Debt Security that is not a Credit Risk Security the proceeds of which are being reinvested in the Collateral Debt Security to be acquired) may not be made worse by the acquisition of such Collateral Debt Security (except to the extent that a reduction in the extent of compliance does not result in non-compliance) and (B) the Standard & Poor's CDO Monitor
          Test is satisfied or, if immediately prior to such investment the
          Standard & Poor's CDO Monitor Test was not satisfied, the result is closer to compliance and the Issuer shall have promptly delivered to the Trustee, the Noteholders and Standard & Poor's an officer's certificate specifying the extent to which the Standard & Poor's CDO
          Monitor Test was not satisfied; and

     (5)  if such security is acquired on or after the Effective Date, each of the Coverage Tests would be satisfied after such acquisition or, if immediately prior to such acquisition one or more of such Coverage
          Tests was not satisfied, the extent of compliance with each such
          Coverage Test must be improved or must not be made worse as a result of such reinvestment; provided that, with respect to the reinvestment of Principal Proceeds consisting of scheduled principal payments on

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[**] CONFIDENTIAL TREATMENT REQUESTED

          a Collateral Debt Security and amounts received in respect of any
          Defaulted Security, each of the Overcollateralization Tests also was satisfied prior to such reinvestment made with such Principal
          Proceeds.

          If the Issuer has previously entered into a commitment to acquire an obligation or security to be Granted to the Trustee for inclusion in the
Collateral as a Pledged Collateral Debt Security, then the Issuer need not comply with any of the Reinvestment Criteria on the date of such Grant if the
Issuer complied with each of the Reinvestment Criteria on the date on which the
Issuer entered into such commitment. Notwithstanding the foregoing, the Issuer may only enter into commitments to acquire securities for inclusion in the
Collateral as Pledged Collateral Debt Securities if such commitments to acquire securities do not extend beyond a 30-day period.

          During the Reinvestment Period, the Collateral Manager shall use reasonable commercial efforts to cause the Issuer to reinvest any Principal
Proceeds received during a Due Period in Substitute Collateral Debt Securities during the same Due Period in which such Principal Proceeds are received (or, if later, the date by which the Issuer is required to reinvest proceeds received in connection with the disposition of a Collateral Debt Security in accordance with
Section 12.1); provided that, on any date on which any Coverage Test is not satisfied, the Collateral Manager shall not cause the Issuer to reinvest any
Principal Proceeds other than, subject to the Reinvestment Criteria, the portion
(if any) of Principal Proceeds constituting Sale Proceeds.

          Notwithstanding the foregoing provisions, (A) Cash on deposit in the
Collection Accounts may be invested in Eligible Investments, pending investment in Collateral Debt Securities, and (B) if an Event of Default shall have occurred and be continuing, no Collateral Debt Security may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

          (b) The Issuer shall not at any time acquire an Interest Only Security using Unused Proceeds or Principal Proceeds unless, after taking into account such acquisition, the Net Outstanding Portfolio Collateral Balance would be at least equal to the Net Outstanding Portfolio Collateral Balance as of the
Effective Date and all Collateral Quality Tests would be satisfied.

Section 12.3 Conditions Applicable to all Transactions Involving Sale or Grant.

          (a) Any transaction effected under this Article XII or under Section
10.2 shall be conducted on an arm's-length basis for fair market value and in accordance with the requirements of the Collateral Management Agreement and, if effected with the Collateral Manager, the Issuer, the Trustee or any Affiliate
of any of the foregoing, shall be effected in a secondary market transaction on terms at least as favorable to the Noteholders as would be the case if such
Person were not so Affiliated, provided that, (1) after the Closing Date, the
Collateral Manager shall not direct the Trustee to acquire any Collateral Debt
Security for inclusion in the Collateral from the Collateral Manager or any of its Affiliates as principal or to sell any Collateral Debt Security from the
Collateral to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management
Agreement and (2) after the Closing Date, the Collateral Manager shall not direct the Trustee to acquire any Collateral Debt Security for inclusion in the
Collateral from any

                                      -233-

[**] CONFIDENTIAL TREATMENT REQUESTED

account or portfolio for which the Collateral Manager serves as investment advisor or direct the Trustee to sell any Collateral Debt Security to any account or portfolio for which the Collateral Manager serves as investment advisor unless such transactions comply with the requirements of any applicable laws.

          (b) Upon any Grant pursuant to this Article XII, all of the Issuer's right, title and interest to the Pledged Security or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Security or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Security or Securities. The Trustee shall also receive, not later than the date of delivery of any Collateral Debt Security delivered after the Closing Date, (i) an Officer's certificate of the Collateral
Manager certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article XII (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance) and (ii) an Officer's certificate of the Issuer containing the statements set forth in Section 3.2(b) (or, alternatively, the delivery to the Trustee of a trade ticket signed by an Authorized Officer of the
Collateral Manager in lieu of the delivery of such Officer's certificate).

          (c) Notwithstanding anything contained in this Article XII to the contrary, the Issuer shall, subject to Section 12.3(d), have the right to effect any transaction that has been consented to by the Hedge Counterparties, the
Insurer (which consent shall not be unreasonably withheld or delayed) and
Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each
Class of Notes and each Preference Shareholder and of which each Rating Agency has been notified in advance.

          (d) Notwithstanding anything to the contrary in this Indenture, in no event may the Issuer (i) engage in any business or activity that would cause the
Issuer to be engaged in a U.S. trade or business for U.S. Federal income tax purposes or (ii) acquire or hold any Prohibited Obligation. The foregoing shall not, however, preclude the Issuer from holding Equity Securities pending their sale in accordance with Sections 12.1(b)(ii) and (iii).

                                  ARTICLE XIII

                           SECURED PARTIES' RELATIONS

Section 13.1 Subordination.

          (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Hedge Counterparties and the Holders of the
Notes agree for the benefit of the Hedge Counterparties that the Notes and the
Issuer's rights in and to the Collateral (solely with respect to all amounts payable to the Hedge Counterparties pursuant to Sections 11.1(a)(i)(D) and
11.1(a)(ii)(A), the "Subordinate Interests") shall be subordinate and junior to the rights of the Hedge Counterparties with respect to payments to be made to the Hedge Counterparties pursuant to the Hedge Agreements to the extent and in the manner set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in
Section 5.1(f) or Section 5.1(g), all amounts payable to the Hedge
Counterparties pursuant to

                                      -234-

[**] CONFIDENTIAL TREATMENT REQUESTED

Section 11.1(a) shall be paid in Cash or, to the extent the Hedge Counterparties consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests.

          (b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class A-1J Notes, Class A-2
Notes, Class A-3 Notes, Class B Notes and Class C Notes agree for the benefit of the Holders of the Class A-1S Notes that the Class A-1J Notes, Class A-2 Notes,
Class A-3 Notes, Class B Notes and Class C Notes and the Issuer's rights in and to the Collateral (with respect to the Class A-1S Notes, the "Subordinate
Interests") shall be subordinate and junior to the Class A-1S Notes to the extent and in the manner set forth in this Indenture including as set forth in
Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(f) or Section
5.1(g), the Class A-1S Notes shall be paid in full in Cash or, to the extent
Holders of a majority of the Outstanding Class A-1S Notes consent, other than in
Cash, before any further payment or distribution is made on account of the
Subordinate Interests, in either case in accordance with the Priority of
Payments. The Holders of Notes evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A-1S Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate Interests or hereunder until the payment in full of the Class A-1S Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class A-2 Notes, Class A-3
Notes, Class B Notes and Class C Notes agree for the benefit of the Holders of the Class A-1J Notes that the Class A-2 Notes, Class A-3 Notes, Class B Notes and Class C Notes and the Issuer's rights in and to the Collateral (with respect to the Class A-1J Notes, the "Subordinate Interests") shall be subordinate and junior to the Class A-1J Notes to the extent and in the manner set forth in this
Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(f) or Section 5.1(g), the Class A-1J Notes shall be paid in full in Cash or, to the extent Holders of a majority of the Outstanding
Class A-1J Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in either case in accordance with the Priority of Payments. The Holders of Notes evidencing
Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A-1J Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such Subordinate
Interests or hereunder until the payment in full of the Class A-1J Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class A-3 Notes, Class B
Notes and Class C Notes agree for the

                                      -235-

[**] CONFIDENTIAL TREATMENT REQUESTED

benefit of the Holders of the Class A-2 Notes that the Class A-3 Notes, Class B
Notes and Class C Notes and the Issuer's rights in and to the Collateral (with respect to the Class A-2 Notes, the "Subordinate Interests") shall be subordinate and junior to the Class A-2 Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an
Event of Default specified in Section 5.1(f) or Section 5.1(g), the Class A-2
Notes shall be paid in full in Cash or, to the extent Holders of a majority of the Outstanding Class A-2 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in either case in accordance with the Priority of Payments. The Holders of Notes evidencing Subordinate Interests and the holders of equity in the Issuer and
Co-Issuer agree, for the benefit of the Holders of the Class A-2 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such
Subordinate Interests or hereunder until the payment in full of the Class A-2
Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes and the Class C
Notes agree for the benefit of the Holders of the Class A-3 Notes that the Class
B Notes, the Class C Notes and the Issuer's rights in and to the Collateral
(with respect to the Class A-3 Notes, the "Subordinate Interests") shall be subordinate and junior to the Class A-3 Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an
Event of Default specified in Section 5.1(f) or Section 5.1(g), the Class A-3
Notes shall be paid in full in Cash or, to the extent Holders of a majority of the Outstanding Class A-3 Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in either case in accordance with the Priority of Payments. The Holders of Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the
Co-Issuer agree, for the benefit of the Holders of the Class A-3 Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such
Subordinate Interests or hereunder until the payment in full of the Class A-3
Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders of Class C Notes agree for the benefit of the Holders of the Class B Notes that the Class C Notes and the
Issuer's rights in and to the Collateral (with respect to the Class B Notes, the
"Subordinate Interests") shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(f) or
Section 5.1(g), the Class B Notes shall be paid in full in Cash or, to the extent Holders of a majority of the Outstanding Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in

                                      -236-

[**] CONFIDENTIAL TREATMENT REQUESTED

either case in accordance with the Priority of Payments. The Holders of Notes evidencing Subordinate Interests and the holders of equity in the Issuer and the
Co-Issuer agree, for the benefit of the Holders of the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such
Subordinate Interests or hereunder until the payment in full of the Class B
Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Class C
Notes that the Issuer's rights in and to the Collateral (with respect to the
Class C Notes, the "Subordinate Interests") shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, including as a result of an Event of Default specified in
Section 5.1(f) or Section 5.1(g), the Class C Notes shall be paid in full in
Cash or, to the extent Holders of a majority of the Outstanding Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests. The Holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Notes evidencing such
Subordinate Interests or hereunder until the payment in full of the Class C
Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period then in effect (plus one day), including any period established pursuant to the laws of the Cayman Islands.

          (h) In the event that, notwithstanding the provisions of this
Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts payable to the
Insurer pursuant to Section 11.1(a)(i)(E) and Section 11.1(a)(ii)(A), to the
Hedge Counterparties pursuant to Section 11.1(a)(i)(D) or to the Class A-1
Notes, the Class A-2 Notes, the Class B Notes, or the Class C Notes, as the case may be, shall have been paid in full in Cash or, to the extent the Insurer
(which consent shall not be unreasonably withheld or delayed), the Hedge
Counterparties or Holders of a majority of the Outstanding Class A-1S Notes, the
Outstanding Class A-1J Notes, the Outstanding Class A-2 Notes, the Outstanding
Class A-3 Notes, the Outstanding Class B Notes or the Outstanding Class C Notes,
as the case may be, consent, other than in Cash in accordance with this
Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Hedge Counterparties, the Insurer or the Holders of Class A-1S Notes, Class A-1J Notes, Class A-2 Notes, Class A-3
Notes, Class B Notes or Class C Notes, in accordance with this Indenture, provided that, if any such payment or distribution is made other than in Cash, such payment or distribution shall be held by the Trustee as part of the
Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1.

          (i) Each Holder of Subordinate Interests agrees with the Hedge
Counterparties, the Insurer and all Holders of the Class A-1S Notes, the Class
A-1J Notes, the

                                      -237-

[**] CONFIDENTIAL TREATMENT REQUESTED

Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes,
as the case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate
Interests in violation of the provisions of this Indenture including this
Section 13.1, provided that, after all Class A-1SW Accrued Insurance Liabilities and all amounts payable pursuant to Section 11.1(a)(i)(D), the Class A-1S Notes, the Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B
Notes and the Class C Notes, as the case may be, have been paid in full, the
Holders of Subordinate Interests shall be fully subrogated to the rights of the
Hedge Counterparties, the Insurer or the Holders of the Class A-1S Notes, the
Class A-1J Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes
and the Class C Notes, as the case may be. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

          (j) The Trustee shall not institute any Proceeding for enforcement of the lien of the Trustee or any other Secured Party other than in connection with an action pursuant to Section 5.3 or Section 5.4 for enforcement of the lien of this Indenture for the benefit of the Noteholders, and the Trustee may enforce its lien or the lien of any other Secured Party only in conjunction with the enforcement of the rights of the Noteholders in accordance with Section 5.4.

          (k) The Preference Shares constitute equity interests in the Issuer and therefore are subordinate to all Classes of Notes.

Section 13.2 Standard of Conduct.

          In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, as the
Controlling Class under this Indenture or under the Collateral Management
Agreement or as a Preference Shareholder, subject to the terms and conditions of this Indenture, including Section 5.9, a Secured Party or Secured Parties, the
Insurer or a Preference Shareholder shall not have any obligation or duty to any
Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, any Preference Shareholder, the Issuer or
any other Person, except for liability to which such Secured Party or the
Insurer (if entitled to vote as Controlling Class) may be subject to the extent the same results from such Secured Party's or Insurer's taking or directing an action, or failing to take or direct an action, in violation of the express terms of this Indenture.

                                   ARTICLE XIV

                                  MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee.

          In any case in which several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only

                                      -238-

[**] CONFIDENTIAL TREATMENT REQUESTED

one document; one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer, the
Co-Issuer or the Collateral Manager may be based, insofar as such certificate or opinion relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be
based, insofar as such certificate or opinion relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the
Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the
Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such
Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or
such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          If any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the
Co-Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers' rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if the Trustee does not have knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d).

Section 14.2 Acts of Securityholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by
Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, if expressly required by the Indenture, to the
Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Securityholders ("Act of the Securityholders") signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                                      -239-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) The principal amount and registered numbers of Notes or Preference
Shares held by any Person, and the date of its holding the same, shall be proved by the Note Register or Share Register, as applicable.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Securityholder shall bind such Holder (and any transferee thereof) with respect to the relevant Note or Preference Share and every Note or Preference Share issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note or Preference
Share, respectively.

Section 14.3 Notices, Etc., to Certain Persons.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this
Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee or the Preference Share Paying Agent shall be sufficient for every purpose hereunder if in writing and mailed, by certified mail, return receipt requested, hand-delivered, sent by overnight courier service guaranteeing next day delivery or sent by telecopy in legible form, to the LaSalle Bank National Association addressed to it at its Corporate Trust
Office, telecopy no. 312-904-0524, Attention: CDO Trust Services Group--ACA ABS
2003-2 or at any other address previously furnished in writing to the Co-Issuers or Securityholder by the Trustee or the Preference Share Paying Agent;

          (b) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid, hand-delivered, sent by overnight courier service or sent by telecopy in legible form, to the Issuer addressed to it at c/o Maples Finance
Limited, P.O. Box 1093 GT, Queensgate House, South Church Street, George Town,
Grand Cayman, Cayman Islands, telecopy no (345) 945-7100, or at any other address previously furnished in writing to the Trustee by the Issuer;

          (c) the Co-Issuer shall be sufficient for every purpose hereunder
(unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or sent by telecopy in legible form, to the Co-Issuer addressed to it at c/o
Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711,
Attention: Donald Puglisi, Esq., telecopy no. (302) 738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer;

          (d) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or by telecopy in legible form, to the
Collateral Manager addressed to ACA Management, L.L.C., 140 Broadway, 47th
Floor, New York, New York 10005, or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Manager;

          (e) the Structuring Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service

                                      -240-

[**] CONFIDENTIAL TREATMENT REQUESTED

or by telecopy in legible form, to ACA Services addressed to American Capital
Access Service Corporation, 140 Broadway, 47th Floor, New York, New York 10005
or at any other address previously furnished in writing to the Co-Issuers or the
Trustee by ACA Services;

          (f) the Insurer shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or by telecopy in legible form, to CDC IXIS Financial
Guaranty North America, Inc., 825 Third Avenue, 6th Floor, New York, New York
10022, Attention: Finance Department, Telecopy: 212-909-3959, or any other address previously furnished in writing by the Insurer to the Issuer, the
Co-Issuer and the Trustee;

          (g) the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or sent by telecopy in legible form, in the case of Moody's, addressed to
Moody's Investors Service, 99 Church Street, New York, New York 10007, telecopy
no. (212) 553-0355, Attention: CBO/CLO Monitoring, via e-mail to
CDOMONITORING@Moodys.com; in the case of Standard & Poor's, addressed to
Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041,
Attention: Structured Finance Ratings, Asset-Backed Surveillance Group-CBO/CLO,
and all reports relating to the Collateral via e-mail to
CDO_surveillance@sandp.com; and, in the case of Fitch, addressed to Fitch, 1
State Street Plaza, New York, New York 10004, Attention: CDO Surveillance, via
e-mail to abs-cdo.surveillance@fitchratings.com;

          (h) the Hedge Counterparties shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or sent by telecopy in legible form to each Hedge Counterparty addressed to it at the address specified in the related Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge
Counterparty; or

          (i) the Administrator shall be sufficient for every purpose hereunder
(unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand-delivered, sent by overnight courier service or sent by telecopy in legible form to the Administrator addressed to Maples
Finance Limited, P.O. Box 1093 GT, Queensgate House, South Church Street, George
Town, Grand Cayman, Cayman Islands, telecopy no. (345) 945-7100 or at any other address previously furnished in writing to the other parties hereto by the
Administrator.

          Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents made as provided above shall be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender's written record of a telephone call to the recipient in which the recipient acknowledged receipt of such facsimile transmission); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a
Business Day or that communication is delivered (or attempted) or received, as applicable, after the close

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of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 14.4 Notices and Reports to Holders; Waiver.

          Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of any event:

          (a) such report or notice shall be sufficiently given to Holders of
Notes if in writing and mailed, first-class postage prepaid, to each Holder of a
Note affected by such event, at the address of such Holder as such address appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice;

          (b) such report or notice shall be sufficiently given to Holders of
Preference Shares if in writing and mailed, first-class postage prepaid, to each such Holder, at the address of such Holder as such address appears in the Share
Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice; and

          (c) such report or notice shall be in the English language.

          Such reports and notices shall be deemed to have been given on the date of such mailing.

          The Trustee shall deliver to the Noteholders or the Preference
Shareholders any readily available information or notice relating to the
Indenture requested to be so delivered, at the expense of the Issuer. In addition, for so long as any Class of Notes is listed on the Irish Stock
Exchange and so long as the rules of such exchange so require, notices to the
Holders of such Notes shall also be given by delivery to the Irish Paying Agent for notification of the Company Announcements Office of the Irish Stock
Exchange.

          Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice under this Indenture by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 14.5 Effect of Headings and Table of Contents.

          The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Section 14.6 Successors and Assigns.

          All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture.

          The Hedge Counterparties shall be third-party beneficiaries of each agreement or obligation in this Indenture. Nothing in this Indenture or in the
Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Noteholders and the Hedge Counterparties, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Governing Law.

          THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT
LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE
STATE OF NEW YORK) WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14.10 Submission to Jurisdiction.

          The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of
Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Co-Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to the Co-Issuers at the office of the Co-Issuers' agent in New York set forth in Section 7.2. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11 Counterparts.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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[**] CONFIDENTIAL TREATMENT REQUESTED

Section 14.12 Judgment Currency.

          This is an international financing transaction in which the specification of Dollars (the "Specified Currency") and the specification of the place of payment, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Notes. The payment obligations of the
Co-Issuers under this Indenture and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified
Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the
Trustee could purchase the Specified Currency with the Second Currency on the
Business Day next preceding that on which such judgment is rendered. The obligation of the Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business
Day following receipt by the Trustee of any sum adjudged to be due hereunder or under the Notes in the Second Currency the Trustee may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified
Currency with the amount of the Second Currency so adjudged to be due; and the
Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Notes constituted additional principal owing in respect of such Class of Notes), agree to indemnify the Trustee and each
Noteholder against, and to pay the Trustee or such Noteholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Noteholder, as the case may be, in the
Specified Currency and the amount of the Specified Currency so purchased and transferred.

Section 14.13 Confidential Treatment of Documents.

          (a) Except as otherwise provided in this Indenture and in Sections 2 and 4 of the "Listing and General Information" section of the Offering Circular or as required by law or regulatory authority or as required to maintain the listing of the Notes on the Irish Stock Exchange, this Indenture, the
Administration Agreement, the Collateral Management Agreement, the Class A-1SW
Insurance Documents, the Hedge Agreements, all Monthly Reports, the Note
Valuation Report and each transfer certificate shall be treated as confidential.
The Trustee shall provide a copy of this Indenture to any Holder of a beneficial interest in any Security upon written request therefor substantially in the form of Exhibit I attached hereto certifying that such Holder is such a Holder.
Notwithstanding the foregoing or any other provision of this Indenture or any
Transaction Agreement to the contrary, this provision does not prevent any party from providing its attorneys or auditors with any information as it deems necessary.

          (b) Notwithstanding the foregoing or any other provision of this
Indenture to the contrary, the Trustee and the Issuer (and each employee, representative, or other agent of the Trustee and the Issuer) may disclose to any and all persons, without limitation of any kind, the

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tax treatment and tax structure of (i) the Issuer and (ii) any of its transactions, and all materials of any kind (including opinions of other tax analyses) that are provided to the Trustee or the Issuer relating to such tax treatment and tax structure.

Section 14.14 [Intentionally Omitted].

Section 14.15 Legal Holidays.

          In the event that the date of any Payment Date, the Stated Maturity of the Notes, the Scheduled Preference Share Redemption Date, any Redemption Date
or the Auction Call Redemption Date shall not be a Business Day, then, notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such
Payment Date, the Stated Maturity, the Scheduled Preference Share Redemption
Date, any such Redemption Date or the Auction Call Redemption Date, as the case may be, but interest (in the case of the Floating Rate Notes) shall accrue on such Floating Rate Notes for the period from or after any such nominal date to the next succeeding Business Day and be payable on such Business Day. No additional interest shall accrue on the Fixed Rate Notes for such Payment Date.

Section 14.16 The Insurer.

          (a) So long as no Insurer Default has occurred and is continuing, the
Trustee shall provide to the Insurer (i) copies of each report or notice as requested by the Insurer, Opinion of Counsel, Officer's Certificate, waiver, amendment, modification, or supplement to this Indenture, the Hedge Agreements, the Collateral Management Agreement or any other Transaction Agreement promptly upon the Trustee's production or receipt thereof and (ii) such other information as the Insurer may reasonably request and may be obtained without undue expense or effort. All references to the rights of the Insurer to act as described herein (including, with respect to any action proposed to be taken by the
Trustee, the Issuer, the Co-Issuer, or any Person, any requirements that the consent or approval of the Insurer be obtained in connection with the taking of such action) shall exist only so long as (i) any Class A-1S Notes are
Outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW
Insurance Reimbursement Liabilities are due and owing to the Insurer (it being understood that such right shall be reinstated if a Class A-1SW Preference Claim is made for so long as any such Class A-1SW Preference Amount is pending during the applicable statutory preference period or, if the Insurer is required to pay the amount of any such Class A-1SW Preference Amount for so long as any Class
A-1SW Accrued Insurance Liabilities owing to the Insurer have not been paid in full) and (ii) no Insurer Default has occurred and is continuing.

          (b) So long as no Insurer Default has occurred and is continuing, the
Insurer shall have the right to exercise all rights of the Holders of the
Insured Notes under this Indenture (other than the right to grant or withhold any consent under Section 8.2) without any consent of such Holders, and such
Holders may exercise such rights (other than the right to grant or withhold any consent under Section 8.2) only with the prior written consent of the Insurer.
The Insurer may disclaim any of its rights and powers under this Indenture (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee. The Insurer may

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[**] CONFIDENTIAL TREATMENT REQUESTED

give or withhold any consent hereunder in its sole and absolute discretion, provided, however, that (i) if an Insurer Default has occurred and is continuing or (ii) the Insured Notes are no longer Outstanding and all Class A-1SW Accrued
Insurance Liabilities have been paid in full, the Insurer's right to exercise the rights of the Holders of Insured Notes and all other consent rights of the
Insurer and right to receive notices and the right to take any action pursuant to this Indenture shall cease (it being understood that such rights shall be reinstated if a Class A-1SW Preference Claim is made for so long as any such
Class A-1SW Preference Amount is pending during the applicable statutory preference period or, if the Insurer is required to pay the amount of any such
Class A-1SW Preference Amount for so long as any Class A-1SW Accrued Insurance
Liabilities and Class A-1SW Insurance Reimbursement Liabilities owing to the
Insurer have not been paid in full).

          (c) For purposes of termination of the Collateral Manager for "cause"
pursuant to Section 13(e) of the Collateral Management Agreement, for so long as the Insurer is the Controlling Class, the Insurer will have the sole exclusive right to exercise the rights of each Class of Notes to direct the Issuer to terminate the Collateral Manager for cause. By acceptance of the Notes, the
Holders of Notes of each Class are deemed to have consented to the preceding sentence.

                                   ARTICLE XV

               ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT, ETC.

Section 15.1 Assignment.

          The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer's estate, right, title and interest in, to and under the
Collateral Management Agreement, the Structuring Agent Agreement, the Collateral
Administration Agreement and the Hedge Agreements, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder, provided that the Trustee hereby grants the
Issuer a license to exercise all of the Issuer's rights pursuant to the
Collateral Management Agreement without notice to or the consent of the Trustee
(except as otherwise expressly required by this Indenture, including as set forth in Section 15.4), which license shall be and is hereby deemed to be automatically revoked (A) upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived, (B) the occurrence of a termination event specified in Section 13 of the Collateral
Management Agreement or (C) upon a default in the performance, or breach, of any material covenant, representation, warranty or other agreement of the Collateral
Manager under the Collateral Management Agreement or in any certificate or writing delivered pursuant thereto if Holders of at least 25% of the Aggregate
Outstanding Amount of the Notes of any Class or 25% of the Outstanding
Preference Shares give notice of such default or breach to the Trustee

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[**] CONFIDENTIAL TREATMENT REQUESTED

and the Collateral Manager and such default or breach (if remediable) continues for a period of 30 days after receipt of such notice. In no event shall the
Trustee be required to determine whether "cause" exists to terminate the
Collateral Manager under the Collateral Management Agreement.

Section 15.2 No Impairment.

          The assignment made hereby is executed as collateral security. The execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management
Agreement, the Structuring Agent Agreement, the Collateral Administration
Agreement and the Hedge Agreements, and none of the obligations contained in the
Collateral Management Agreement shall be imposed on the Trustee.

Section 15.3 Termination, Etc.

          Upon the redemption and cancellation of the Notes and the payment of all other Secured Obligations and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate, all the estate, right, title and interest of the Trustee in, to and under the Collateral
Management Agreement, the Structuring Agent Agreement, the Collateral
Administration Agreement and the Hedge Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

Section 15.4 Issuer Agreements, Etc.

          The Issuer represents that it has not executed any other assignment of the Collateral Management Agreement, the Structuring Agent Agreement, the
Collateral Administration Agreement and the Hedge Agreements. The Issuer agrees that this assignment is irrevocable and that the Issuer will not take any action that is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify. The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management
Agreement, to the following:

          (a) the Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager and not to cause the Issuer to violate the provisions of this Indenture;

          (b) the Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management
Agreement to the Trustee for the benefit of the Secured Parties, and the
Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement
are also for the benefit of the Trustee and the other Secured Parties;

          (c) the Collateral Manager shall deliver to the Trustee and the
Insurer copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral
Management Agreement;

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (d) after the Closing Date, neither the Issuer nor the Collateral
Manager will enter into any agreement amending, modifying or terminating the
Collateral Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without Noteholder consent) or selecting, appointing or consenting to a successor Collateral
Manager, (i) without 10 days' prior written notice to each Rating Agency and each Hedge Counterparty, (ii) without 10 days' prior written notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the
Issuer (and the Trustee shall promptly deliver a copy of such notice to each
Noteholder), (iii) without 10 days' prior written notice to the Insurer, (iv)
without satisfaction of the Rating Condition with respect to such amendment, modification, termination or selection of or consent to a successor Collateral
Manager and (v) in the case of any amendment, modification or termination pursuant to Section 20(d) of the Collateral Management Agreement, if Holders of
at least 66-2/3% in Aggregate Outstanding Amount of the Controlling Class shall, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee given as provided in clause (ii) above, object to such amendment, modification or termination;

          (e) except as otherwise set forth herein and therein, the Collateral
Manager shall continue to serve as Collateral Manager under the Collateral
Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts. The
Collateral Manager agrees not to institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect (plus one day), after the payment in full of all Notes issued under this Indenture, provided that nothing in this clause shall preclude, or be deemed to estop, the Collateral Manager (A) from taking any action prior to the expiration of the aforementioned one year and one day period or, if longer, the applicable preference period then in effect (plus one day), in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a
Person other than the Collateral Manager or (B) from commencing against the
Issuer or the Co-Issuer or any properties of the Issuer or the Co-Issuer any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, provided that the obligations of the
Co-Issuers hereunder shall be payable solely from the Collateral in accordance with the Priority of Payments;

          (f) the Collateral Manager will perform its obligations with respect to any such conflict with the care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the resolution of such conflict; and

          (g) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of
Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Collateral Manager irrevocably waives, to the fullest extent the Collateral Manager may legally

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do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to the Collateral Manager at the office of the Collateral
Manager. The Collateral Manager agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Administrator in the Collateral Administration
Agreement and each Hedge Counterparty in the relevant Hedge Agreement, to provisions similar to those set forth in the preceding sentence, mutatis mutandis, with respect to the Collateral Administration Agreement and each Hedge
Agreement.

                                   ARTICLE XVI

                                HEDGE AGREEMENTS

Section 16.1 Hedge Agreements.

          (a) On the Closing Date and on each subsequent date on which the
Issuer enters into a Hedge Agreement, (i) the Hedge Counterparty entering into a
Hedge Agreement on such date (or any Affiliate of such Hedge Counterparty which shall have absolutely and unconditionally guaranteed the obligations of such
Hedge Counterparty under the related Hedge Agreement) shall satisfy the Minimum
Hedge Counterparty Ratings and (ii) the Issuer shall assign such Hedge Agreement to the Trustee pursuant to this Indenture and such Hedge Counterparty shall consent to such assignment.

          (b) The Trustee shall, on behalf of the Issuer and in accordance with the Monthly Report and Note Valuation Report, pay amounts due to the Hedge
Counterparties under the Hedge Agreements on any Payment Date in accordance with
Section 11.1.

          (c) If the Hedge Counterparty (or any Affiliate of the Hedge
Counterparty which unconditionally and absolutely guarantees the obligations of the Hedge Counterparty under the Hedge Agreement) fails to satisfy the Minimum
Hedge Counterparty Ratings (or, in the case of AIGFP, a "Collateralization
Event" has occurred under the AIGFP Master Agreement), then the Issuer shall take such action as is permitted under the Hedge Agreement to cause such Hedge
Counterparty (at its own expense), within 30 days, either (i) to enter into an agreement with the Issuer providing for the posting of collateral, which agreement is in the form delivered on the Closing Date, in the case of AIGFP, and in all other cases satisfies the Rating Condition and as to which the consent (which consent shall not be unreasonably withheld or delayed) of the
Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW
Accrued Insurance Liabilities remain unpaid and in each case so long as no
Insurer Default has occurred and is continuing) has been obtained, (ii) to deliver a guarantee of all of such Hedge Counterparty's obligations under the
Hedge Agreement, provided that the guarantor has the Minimum Hedge Counterparty
Ratings and the guarantee satisfies the Rating Condition, or (iii) to assign its rights and obligations in and under the related Hedge Agreement to another Hedge
Counterparty that has ratings at least equal to the Minimum Hedge Counterparty
Ratings and,

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other than in the case of AIGFP, as to which the consent (which consent shall not be unreasonably withheld) of the Insurer (so long as any Class A-1S Notes are Outstanding or any Class A-1SW Accrued Insurance Liabilities remain unpaid and in each case so long as no Insurer Default has occurred and is continuing)
has been obtained.

          (d) If a Hedge Counterparty (or any Affiliate of the Hedge
Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) fails to satisfy the
Ratings Maintenance Requirement (or, in the case of AIGFP, a "Substitution
Event" has occurred under the AIGFP Master Agreement), then the Issuer shall take such action as is permitted under the Hedge Agreement to cause such Hedge
Counterparty to assign its rights and obligations in and under the Hedge
Agreement (at such Hedge Counterparty's own expense) to another Hedge
Counterparty that has ratings at least equal to the Minimum Hedge Counterparty
Ratings and, other than in the case of AIGFP, as to which the consent (which consent shall not be unreasonably withheld or delayed) of the Insurer (so long as any Class A-1S Notes are outstanding or any Class A-1SW Accrued Insurance
Liabilities or Class A-1SW Insurance Reimbursement Liabilities remain unpaid and no Insurer Default has occurred and is continuing) has been obtained; provided that if such Hedge Counterparty is unable to assign its rights and obligations within 30 days, such Hedge Counterparty shall enter into an agreement with the
Issuer providing for the posting of Collateral, which agreement is in the form delivered on the Closing Date, in the case of AIGFP, and in all other cases satisfies the Rating Condition and as to which the consent of the Insurer (which consent shall not be unreasonably withheld or delayed) has been obtained, or any other agreement with or arrangement for the benefit of the Issuer and the
Trustee which satisfies the Rating Condition and, other than in the case of
AIGFP, as to which the consent of the Insurer (which consent shall not be unreasonably withheld or delayed) has been obtained, while it continues to use its best efforts to effectuate the assignment.

          For the avoidance of doubt, if a Hedge Counterparty (or any Affiliate of such Hedge Counterparty which unconditionally and absolutely guarantees the obligations of such Hedge Counterparty under the related Hedge Agreement) fails to satisfy the Minimum Hedge Counterparty Ratings and fails to satisfy the
Ratings Maintenance Requirement, the Issuer shall take the actions required under clause (c) and /or (d) above.

          The Issuer shall not consent to any amendment to a Hedge Agreement without obtaining the consent of the Insurer so long as any Class A-1S Notes are outstanding or any Class A-1SW Accrued Insurance Liabilities or Class A-1SW
Insurance Reimbursement Liabilities remain unpaid and no Insurer Default has occurred and is continuing.

          (e) The Trustee shall, prior to the Closing Date, cause to be established one or more Securities Accounts, each of which shall each be designated a "Hedge Counterparty Collateral Account," which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the
Secured Parties. The Trustee shall deposit all collateral received from the
Hedge Counterparty under the related Hedge Agreement in the applicable Hedge
Counterparty Collateral Accounts. Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties.
The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, a Hedge Counterparty

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[**] CONFIDENTIAL TREATMENT REQUESTED

Collateral Account shall be (i) for application to obligations of the related
Hedge Counterparty to the Issuer under the applicable Hedge Agreement which are not paid when due (whether when scheduled or upon early termination) or (ii) to return collateral to such Hedge Counterparty when and as required by the related
Hedge Agreement.

          (f) Upon the default by a Hedge Counterparty in the payment when due of such Hedge Counterparty's obligations to the Issuer under a Hedge Agreement, the Issuer shall forthwith provide telephonic notice (promptly confirmed in writing) thereof to the Trustee and, if applicable, any guarantor of such Hedge
Counterparty's obligations under such Hedge Agreement. Upon the Trustee's receipt of such notice (or, if earlier, when the Trustee becomes aware of such default) the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith. The Trustee shall give notice to the Noteholders, the Insurer and each Rating Agency upon the continuance of the failure by any Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge
Counterparty.

          (g) If at any time a Hedge Agreement becomes subject to early termination due to the occurrence of an event of default any Optional
Redemption, Auction Call Redemption or Tax Redemption or a termination event
(each as defined in the related Hedge Agreement) attributable to the Hedge
Counterparty thereto or other comparable event, the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof and shall apply the proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by such Hedge Counterparty) to enter into a replacement Hedge Agreement on substantially identical terms or on such other terms as, and with a Hedge Counterparty that, shall satisfy the Rating Condition and has the Minimum Hedge Counterparty Ratings. Any costs attributable to entering into a replacement Hedge Agreement which exceed the sum of the proceeds of the liquidation of the terminated Hedge Agreement shall be borne by the defaulting party or sole affected party with respect to such event of default or termination event. In determining the amount payable under the terminated Hedge
Agreement, the Issuer shall seek quotations from reference market-makers that satisfy the Minimum Hedge Counterparty Ratings. In addition, the Issuer shall use its best efforts to cause the termination of any Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid but in no event shall the replacement Hedge Agreement be entered into later than 60 days after the termination of any Hedge Agreement.
Subject to the satisfaction of the Rating Condition and the consent of the
Insurer (so long as any Class A-1S Notes are outstanding or any Class A-1SW
Accrued Insurance Liabilities or Class A-1SW Insurance Reimbursement Liabilities
remain unpaid and no Insurer Default has occurred and is continuing) with respect to such reduction, the Collateral Manager may, on any Payment Date, reduce the notional amount of any interest rate swap or cap outstanding under any Interest Rate Hedge Agreement entered into on the Closing Date.

          (h) The Interest Rate Hedge Agreements shall provide that any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of
Payments.

          (i) The Issuer shall enter into additional Hedge Agreements after the
Closing Date, at the direction of the Collateral Manager, if such Hedge
Agreement satisfies the Rating

                                      -251-

[**] CONFIDENTIAL TREATMENT REQUESTED

Condition as a condition to the Issuer becoming a party thereto. Each Hedge
Agreement shall include a provision that provides that it cannot be amended or terminated without satisfaction of the Rating Condition as to Standard & Poor's and Moody's.

                                      -252-

[**] CONFIDENTIAL TREATMENT REQUESTED

          IN WITNESS WHEREOF, we have set our hands as of the 6th day of
November, 2003.

Executed as a Deed by

ACA ABS 2003-2, LIMITED,
as Issuer

By: /s/ Chris Leslie                        Witness: /s/ Jennifer Gada
    -------------------------------------            ---------------------------
    Name: Chris Leslie
    Title: Director

ACA ABS 2003-2, L.L.C.,
as Co-Issuer

By: /s/ Donald Puglisi
    -------------------------------------
    Name: Donald Puglisi
    Title: Independent Manager

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Koren Sumser
    -------------------------------------
    Name: Koren Sumser
    Title: Vice President

CDC IXIS FINANCIAL GUARANTY NORTH AMERICA, INC.,
as Insurer

By: /s/ Michael Freed
    -------------------------------------
    Name: Michael Freed
    Title: Managing Director and Secretary

                                      -253-

                                                                  EXECUTION COPY

                          SUPPLEMENTAL INDENTURE NO. 1

         Reference is made to the Indenture, dated as of November 6, 2003 (the
"Indenture"), among ACA ABS 2003-2, Limited (the "Issuer"), ACA ABS 2003-2,
L.L.C. (the "Co-Issuer"), LaSalle Bank National Association (the "Trustee") and
CDC IXIS Financial Guaranty North America, Inc. (the "Insurer"), with respect to the U.S.$146,500,000 Class A-ISD Delayed Draw Notes due December, 2038 (the
"Class A-1SD Notes"), U.S$10,000,000 Class A-1SW Floating Rate Notes due
December, 2038 (the "Class A-ISW Notes"), U.S.$315,000,000 Class A-ISU Floating
Rate Notes due December, 2038 (the "Class A-ISU Notes"), U.S.$108,000,000 Class
A-IJ Floating Rate Notes due December, 2038 (the "Class A-IJ Notes"),
U.S.$51,000,000 Class A-2 Floating Rate Notes due December, 2038 (the "Class A-2
Notes"), U.S.$36,000,000 Class A-3 Floating Rate Deferrable Interest Notes due
December, 2038 (the "Class A-3 Notes"), U.S.$7,000,000 Class B-F Floating Rate
Deferrable Interest Notes due December, 2038 (the "Class B-F Notes"),
U.S.$15,000,000 Class B-V Floating Rate Deferrable Interest Notes due December,
2038 (the "Class B-V Notes" and, together with the Class B-F Notes, the "Class B
Notes" and, together with the Class A-1SD Notes, the Class A-1SW Notes, the
Class A- ISU Notes, the Class A- IJ Notes, the Class A-2 Notes and the Class A-3
Notes, the "Co-Issued Notes"), co-issued by the Issuers, and the U.S.$3,000,000
Class C Fixed Rate Notes due December, 2038 issued by the Issuer (the "Class C
Notes" and, together with the Co-Issued Notes, the "Notes", and with each class of Notes referred to as a "Class"). Capitalized terms used herein and not defined herein have the meanings given to such terms under the Indenture.

         Whereas, the Issuer desires to extend the Ramp-Up Period to provide it with additional flexibility to purchase Collateral Debt Securities to serve as collateral for its obligations under the Indenture.

         Accordingly, (i) the Trustee, (ii) the Issuer, (iii) the Co-Issuer and
(iv) the Insurer are entering into this supplemental indenture, dated as of
February 19, 2004, pursuant to Section 8.2 of the Indenture to extend the
Ramp-Up Period so that it shall end on April 20, 2004 instead of February 20,
2004.

         I . (a) Section 1. 1 of the Indenture is amended by replacing the definition "Effective Date" with the following:

         "Effective Date" means the date that is the earlier of (a) April 20,
2004 and (b) the first date on which the Aggregate Principal Balance of the
Pledged Collateral Debt Securities, together with the principal amount of
Collateral Debt Securities which the Issuer has entered into binding commitments to purchase, is at least equal to the Minimum Ramp-Up Amount.

         (b) Section 7.18(a) of the Indenture is amended by deleting the reference to "February 20, 2004" in the first sentence thereof and replacing it with "April 20, 2004."

         2. This supplemental indenture shall become effective only upon the later of (a) February 19, 2004 and (b) the satisfaction of the following conditions (such date being herein called the "Amendment Date"): (i) the Trustee shall have received a counterpart of this supplemental

indenture duly executed by the Issuer, the Co-Issuer, the Insurer, and the
Trustee, and (ii) the Rating Condition has been satisfied with respect to this supplemental indenture,

         3. The Issuer hereby confirms and agrees that the Indenture and any documents executed in connection therewith (collectively, the "Transaction
Documents") are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that upon the effectiveness hereof all references in the Transaction Documents to "the Indenture," the
"Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Indenture shall mean the Indenture as amended hereby.

         4. This supplemental indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This supplemental indenture shall be governed by and construed in accordance with the internal laws of the State of
New York (including, without limitation, Sections 5-1401 and 51402 of the
General Obligations Law of the State of New York) without regard to the conflict of laws principles thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this supplemental indenture (except with respect to the Trustee) or for or in respect of the correctness of the recitals contained herein, all of which recitals are made solely by the Issuer.

         5. The Trustee shall provide a copy of this supplemental indenture to the Hedge Counterparties, to Moody's, to Standard & Poor's and to Fitch and a
summary thereof to Noteholders and holders of Preference Shares as soon as practical after the execution thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be executed as a deed and delivered as of February 19, 2004.

                                                    ACA ABS 2003-2, LIMITED,
                                                    As Issuer

                                                    By: /s/ Chris Leslie
                                                        ------------------------
                                                        Name:  Chris Leslie
                                                        Title: Director

                                                    ACA ABS 2003-2 L.L.C.,
                                                    as Co-Issuer

                                                    By: /s/ Donald J. Puglisi
                                                        ------------------------
                                                        Name:  Donald J. Puglisi
                                                        Title: Manager

                                                    LASALLE BANK NATIONAL
                                                    ASSOCIATION, as Trustee

                                                    By: /s/ Barbara A. Wolf
                                                        ------------------------
                                                        Name:  Barbara A. Wolf
                                                        Title: Vice President

Consented to:

CDC IXIS FINANCIAL GUARANTY NORTH AMERICA, INC.,
as Insurer

By: /s/ Michael Freed
    --------------------------------------
    Name:  Michael Freed
    Title: Managing Director & Secretary

                                                                  EXECUTION COPY

                          SUPPLEMENTAL INDENTURE NO. 2

         Reference is made to the Indenture, dated as of November 6, 2003 (the
"Indenture"), among ACA ABS 2003-2, Limited (the "Issuer"), ACA ABS 2003-2,
L.L.C. (the "Co-Issuer"), LaSalle Bank National Association (the "Trustee") and
CDC IXIS Financial Guaranty North America, Inc. (the "Insurer"), with respect to the U.S.$146,500,000 Class A-1SD Delayed Draw Notes due December, 2038 (the
"Class A-lSD Notes"), U.S.$10,000,000 Class A-ISW Floating Rate Notes due
December, 2038 (the "Class A-ISW Notes"), U.S.$315,000,000 Class A-ISU Floating
Rate Notes due December, 2038 (the "Class A-ISU Notes"), U.S.$108,000,000 Class
A-IJ Floating Rate Notes due December, 2038 (the "Class A-IJ Notes"),
U.S.$51,000,000 Class A-2 Floating Rate Notes due December, 2038 (the "Class A-2
Notes"), U.S. $36,000,000 Class A-3 Floating Rate Deferrable Interest Notes due
December, 2038 (the "Class A-3 Notes"), U.S.$7,000,000 Class B-F Floating Rate
Deferrable Interest Notes due December, 2038 (the "Class B-F Notes"),
U.S.$15,000,000 Class B-V Floating Rate Deferrable Interest Notes due December,
2038 (the "Class B-V Notes" and, together with the Class B-F Notes, the "Class B
Notes" and, together with the Class A-ISD Notes, the Class A-ISW Notes, the
Class A-1SU Notes, the Class A-IJ Notes, the Class A-2 Notes and the Class A-3
Notes, the "Co-Issued Notes"), co-issued by the Issuers, and the U.S.$3,000,000
Class C Fixed Rate Notes due December, 2038 issued by the Issuer (the "Class C
Notes" and, together with the Co-Issued Notes, the "Notes", and with each class of Notes referred to as a "Class"). Capitalized terms used herein and not defined herein have the meanings given to such terms under the Indenture.

         Whereas, the Issuer desires to amend certain Collateral Quality Tests to provide it with additional flexibility to purchase Collateral Debt Securities to serve as collateral for its obligations under the Notes.

         Accordingly, (i) the Trustee, (ii) the Issuer, (iii) the Co-Issuer and
(iv) the Insurer are entering into this supplemental indenture, dated as of
February 19, 2004, pursuant to Section 8.2 of the Indenture to amend the
Weighted Average Coupon Test, the Weighted Average Spread Test and the Moody's
Maximum Rating Distribution Test.

         I . Section 1.1 of the Indenture is amended by replacing the definitions "Fixed Rate Excess," "Moody's Maximum Rating Distribution Test,"
"Spread Excess," "Weighted Average Coupon," Weighted Average Coupon Test,"
"Weighted Average Spread" and "Weighted Average Spread Test" with the following:

         "Fixed Rate Excess" means, as of any Measurement Date, a fraction
(expressed as a percentage) the numerator of which is equal to the product of
(a) the greater of zero and the excess, if any, of the Weighted Average Coupon for such Measurement Date over [**] and (b) the Aggregate Principal Balance of all Fixed Rate Securities (excluding Defaulted Securities, Written-Down
Securities and Deferred Interest PIK Bonds) and the denominator of which is the
Aggregate Principal Balance of all Floating Rate Securities (excluding Defaulted
Securities, Written-Down Securities and Deferred Interest PIK Bonds), In
computing the Fixed Rate Excess, the Weighted Average Coupon shall be computed as if the Spread Excess were equal to zero.

         "Moody's Maximum Rating Distribution Test" means a test satisfied on any Measurement Date on and after the Effective Date if the Moody's Rating
Distribution of the Collateral Debt Securities is equal to a numerical value of not more than [**].

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Spread Excess" means, as of any Measurement Date, a fraction
(expressed as a percentage), the numerator of which is equal to the product of
(a) the excess, if any, of the Weighted Average Spread for such Measurement Date over [**] and (b) the Aggregate Principal Balance of all Floating Rate
Securities (excluding Defaulted Securities, Written-Down Securities and Deferred
Interest PIK Bonds) and the denominator of which is the Aggregate Principal
Balance of all Fixed Rate Securities (excluding Defaulted Securities,
Written-Down Securities and Deferred Interest PIK Bonds). In computing the
Spread Excess, the Weighted Average Spread shall be computed as if the Fixed
Rate Excess were equal to zero.

         "Third Ramp-Up Test Date" has the meaning specified in Section 3.5.

         "Weighted Average Coupon" means, as of any Measurement Date, the sum
(rounded up to the next 0.01%) of (a) the number obtained by (i) summing the products obtained by multiplying (x) the current interest rate on each
Collateral Debt Security that is a fixed rate security (other than a Defaulted
Security, a Written-Down Security, a Deferred Interest PIK Bond or an
Interest-Only Security) by (y) the principal balance of such Collateral Debt
Security and (ii) dividing such sum by the aggregate principal balance of all
Collateral Debt Securities that are fixed rate securities (excluding all
Defaulted Securities, Written-Down Securities, and Deferred Interest PIK Bonds)
plus (b) the number obtained by (i) summing the products obtained by multiplying
(x) the notional interest rate on each Qualifying Interest-Only Security
(computed relative to the notional principal amount of such Qualifying
Interest-Only Security) (excluding Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) that is a fixed rate security by (y) the notional principal amount of each such Qualifying Interest-Only Security and
(ii) dividing such sum by the aggregate principal balance of all Collateral Debt
Securities that are fixed rate securities (excluding Defaulted Securities,
Written-Down Securities and Deferred Interest PIK Bonds) plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than [**], the
Spread Excess, if any, as of such Measurement Date minus (d) if the Fixed Rate
Excess is applied to the calculation of Weighted Average Spread on such
Measurement Date, the excess of the Weighted Average Coupon (without giving effect to this clause (d)) over [**]. For purposes of this definition, (1) a PIK
Bond shall be deemed to be a Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying
Instruments) and (2) no contingent payment of interest will be included in such calculation.

         "Weighted Average Coupon Test" means a test that is satisfied on any
Measurement Date on and after the Effective Date if the Weighted Average Coupon as of such Measurement Date is equal to or greater than [**].

         "Weighted Average Spread" means, as of any Measurement Date, the sum
(rounded up to the next 0.001%), of (a) the number obtained by (i) summing the products obtained by multiplying (x) the stated spread above LIBOR at which interest accrues on each Collateral Debt Security that is a floating rate security (other than a Defaulted Security, a Written-Down Security, a Deferred
Interest PIK Bond or an Interest-Only Security) as of such date by (y) the principal balance of such Collateral Debt Security as of such date, and (ii)
dividing such sum by the aggregate principal balance of all Collateral Debt
Securities that are floating rate securities (excluding all Defaulted
Securities, Written-Down Securities, Deferred Interest PIK Bonds and
Interest-Only Securities) plus (b) the number obtained by (i) summing the products obtained by multiplying (x) the notional interest rate above LIBOR on each Qualifying Interest-Only Security that is a floating rate security
(computed relative to the notional principal amount of such Qualifying
Interest-Only Security) (excluding Defaulted Securities,

[**] CONFIDENTIAL TREATMENT REQUESTED

Written-Down Securities and Deferred Interest PIK Bonds) as of such date by (y)
the notional principal amount of each such Qualifying Interest-Only Security and
(ii) dividing such sum by the aggregate principal balance of all Collateral Debt
Securities that are floating rate securities (excluding all Defaulted
Securities, Written-Down Securities and Deferred Interest PIK Bonds) plus (c) if such sum of the numbers obtained pursuant to clauses (a) and (b) is less than
[**], the Fixed Rate Excess, if any, as of such Measurement Date minus (d) if the Spread Excess is applied to the calculation of Weighted Average Coupon on such Measurement Date, the excess of the Weighted Average Spread (without giving effect to this clause (d)) over [**]. For purposes of this definition, (1) a PIK
Bond shall be deemed to be a Deferred Interest PIK Bond so long as any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying
Instruments) and (2) no contingent payment of interest will be included in such calculation.

         "Weighted Average Spread Test" means a test that is satisfied on any
Measurement Date on and after the Effective Date if the Weighted Average Spread as of such Measurement Date is equal to or greater than [**].

         2. This supplemental indenture shall become effective only upon the later of (a) February 19, 2004 and (b) the satisfaction of the following conditions (such date being herein called the "Amendment Date"): (i) the Trustee shall have received a counterpart of this supplemental indenture duly executed by the Issuer, the Co-Issuer, the Insurer and the Trustee, (ii) the holders of a ma ority of the Aggregate Outstanding Amount of each Class of the Notes have consented to the execution of this supplemental indenture by the Trustee and the
CoIssuers, (iii) the holders of a majority of the Preference Shares have consented to the execution of this supplemental indenture by the Trustee and the
Co-Issuers, and (iv) the Rating Condition has been satisfied with respect to this supplemental indenture.

               The Issuer hereby confirms and agrees that the Indenture and any documents executed in connection therewith (collectively, the "Transaction
Documents") are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that upon the effectiveness hereof all references in the Transaction Documents to "the Indenture," the
"Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Indenture shall mean the Indenture as amended hereby.

         4. This supplemental indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This supplemental indenture shall be governed by and construed in accordance with the internal laws of the State of
New York (including, without limitation, Sections 5-1401 and 51402 of the
General Obligations Law of the State of New York) without regard to the conflict of laws principles thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect to the validity or sufficiency of this supplemental indenture (except with respect to the Trustee) or for or in respect of the correctness of the recitals contained herein, all of which recitals are made solely by the Issuer.

         5. The Trustee shall provide a copy of this supplemental indenture to the Hedge Counterparties, to Moody's, to Standard & Poor's and to Fitch and a
summary thereof to Noteholders and holders of Preference Shares as soon as practical after the execution thereof

[**] CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the parties hereto have caused this supplemental indenture to be executed as a deed and delivered as of February 19, 2004.

                                                    ACA ABS 2003-2, LIMITED,
                                                    As Issuer

                                                    By: /s/ Chris Leslie
                                                        ------------------------
                                                        Name:  Chris Leslie
                                                        Title: Director

                                                    ACA ABS 2003-2 L.L.C.,
                                                    as Co-Issuer

                                                    By: /s/ Donald J. Puglisi
                                                        ------------------------
                                                        Name:  Donald J. Puglisi
                                                        Title: Manager

                                                    LASALLE BANK NATIONAL
                                                    ASSOCIATION, as Trustee

                                                    By: /s/ Barbara A. Wolf
                                                        ------------------------
                                                        Name:  Barbara A. Wolf
                                                        Title: Vice President

Consented to:

CDC IXIS FINANCIAL GUARANTY NORTH AMERICA, INC.,
as Insurer

By: /s/ Michael Freed
    ---------------------------------
    Name:  Michael Freed
    Title: Managing Director & Secretary